                                                Filed Pursuant to Rule 424(b)(5)
                                         Registration Statements Nos. 333-128502
                                                                   333-128502-01
                                                                   333-128502-02

                             PRELIMINARY FINAL TERMS

                 SUBJECT TO COMPLETION, DATED 21 NOVEMBER 2005

(Prospectus supplement to the base prospectus dated 10 November 2005)

                             ARRAN FUNDING LIMITED

 (incorporated in Jersey with limited liability under registered number 88474)

  Issue of $/[e]/[GBP][*],000,000 principal amount of Series 2005-A, Class A
                                     Notes
    $/[e]/[GBP][*],000,000 principal amount of Series 2005-A, Class B Notes $/[e]/[GBP][*],000,000 principal amount of Series 2005-A, Class C Notes
                     (together, the "SERIES 2005--A NOTES")

       under the $7,500,000,000 Arran Funding Medium Term Note Programme

 (ultimately backed by trust property in the South Gyle Receivables Trust held by South Gyle Receivables Trustee Limited)

                        The Royal Bank of Scotland plc
                             transferor and servicer

                         National Westminster Bank Plc
                                   transferor

The issuer will issue      Class A Notes                   Class B Notes                   Class C Notes
Principal amount           $/[e]/[GBP][*],000,000          $/[e]/[GBP][*],000,000          $/[e]/[GBP][*],000,000
Rate of interest           [*] LIBOR/EURIBOR + [*]%        [*] LIBOR/EURIBOR + [*]%        [*] LIBOR/EURIBOR + [*]%
                           per annum                       per annum                       per annum
Interest payment dates     [__] beginning 15 [February/    [__] beginning 15 [February/    [__] beginning 15 [February/
                           March] 2006 subject to          March] 2006 subject to          March] 2006 subject to
                           adjustment for non-business     adjustment for non-business     adjustment for non-business
                           days                            days                            days
Scheduled redemption date  15 December 2008                15 December 2008                15 December 2008
Final redemption date      15 December 2010                15 December 2010                15 December 2010
Price to public            $/[e]/[GBP][*] (or 100%)        $/[e]/[GBP][*] (or 100%)        $/[e]/[GBP][*] (or 100%)
Underwriting discount      $/[e]/[GBP][*] (or [*]%)        $/[e]/[GBP][*] (or [*]%)        $/[e]/[GBP][*] (or [*]%)
Proceeds to transferors    $/[e]/[GBP][*],000,000 (or *%)  $/[e]/[GBP][*],000,000 (or *%)  $/[e]/[GBP][*],000,000 (or *%)


    Payments on the class B notes are subordinated to payments on the class A notes of the same series. Payments on the class C notes are subordinated to payments on the class A and class B notes of the same series.

    PLEASE REVIEW AND CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 OF THE BASE PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.

    You should read this set of preliminary final terms and the base prospectus carefully before you invest. A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by The Royal Bank of Scotland plc ("RBS"), National Westminster Bank Plc ("NATWEST") or by any United Kingdom or United States governmental agency. The notes offered in this set of preliminary final terms and the base prospectus will be obligations of the issuer only. The issuer will only have a limited pool of assets to satisfy its obligations under the notes. The notes will not be obligations of RBS, NatWest or any of their affiliates.

    Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this set of preliminary final terms or the base prospectus is truthful or complete. Any representation to the contrary is a criminal offence.


                                    DEALERS

THE ROYAL BANK OF SCOTLAND                                RBS GREENWICH CAPITAL
                                                            U.S. Distributor
                                      [__]
                                      [__]
                                      [__]


The information in this set of preliminary final terms is not complete and may be changed. This set of preliminary final terms is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted. The definitive terms of the transactions described herein will be described in the final version of this document and investors should not subscribe for any securities referred to herein except on the basis of information contained in the completed form of the final terms. This document may only be issued or passed on in the United Kingdom to a Person who is of a kind described in Article 19 and Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (as amended) or is a Person to whom the document may otherwise lawfully be issued or passed on for the purpose of making arrangements for the syndication, underwriting or marketing of an intermediaries offer of the Notes.

                                IMPORTANT NOTICES

    In the event that any withholding or deduction for any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the notes by Jersey, the United Kingdom, or any other jurisdiction or any political subdivision or any authority in or of such jurisdiction having power to tax, the issuer or the paying agents shall make such payments after such withholding or deduction and neither the issuer nor the paying agents will be required to make any additional payments to holders of notes in respect of such withholding or deduction.

    This document constitutes a preliminary set of final terms for the purposes of article 5.4 of the prospectus directive and is supplemental to and must be read in conjunction with the base prospectus. Full information on the issuer and the offer of the notes is only available on the basis of the combination of the final set of final terms and the base prospectus.

    The issuer has confirmed to the dealers named under "Plan of Distribution" below that the final set of final terms, when read in conjunction with the base prospectus, will contain all information which is (in the context of the programme, the issue, offering and sale of the notes) material; that such information will be true and accurate in all material respects and not misleading in any material respect; that any opinions, predictions or intentions expressed in this preliminary set of final terms are honestly held or made and are not misleading in any material respect; that the final set of final terms will not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in the context of the programme, the issue and offering and sale of the notes) not misleading in any material respect; and that all proper enquiries have been and will be made to verify the foregoing.

    No person has been authorized to give any information or to make any representation not contained in or not consistent with this preliminary set of final terms or any other document entered into in relation to the programme or any information supplied by the issuer or such other information as is in the public domain and, if given or made, such information or representation should not be relied upon as having been authorized by the issuer or any dealer.

    Neither the delivery of this preliminary set of final terms nor the offering, sale or delivery of any note shall, in any circumstances, create any implication that the information contained in this preliminary set of final terms is true subsequent to the date hereof or the date upon which any future final terms (in relation to any future issue of other notes) is produced or that there has been no adverse change, or any event reasonably likely to involve any adverse change, in the condition (financial or otherwise) of the issuer since the date thereof or, if later, the date upon which any future final terms (in relation to any future issue of other notes) is produced or that any other information supplied in connection with the programme is correct at any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same. No request has been made for a certificate permitting public offers of the notes in other member states of the European Union.

    The distribution of this preliminary set of final terms and the offering, sale and delivery of the notes in certain jurisdictions may be restricted by law. Persons in possession of the final terms are required by the issuer and the dealers to inform themselves about and to observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of this preliminary set of final terms and other offering material relating to the notes, see "Plan of Distribution" in the base prospectus.

    An investment in the notes is only suitable for financially sophisticated investors who are capable of evaluating the merits and risks of such investment and who have sufficient resources to be able to bear any losses which may result from such investment.

    The maximum aggregate principal amount of notes outstanding at any one time under the programme will not exceed $7,500,000,000 (and for this purpose, any notes denominated in another currency shall be translated into U.S. dollars at the date of the agreement to issue such notes). The maximum aggregate principal amount of notes which may be outstanding at any one time under the programme may be increased from time to time, subject to compliance with the relevant provisions of the dealer agreement as defined under "Plan of Distribution" in the base prospectus.

    Certain figures included in this preliminary set of final terms have been subject to rounding adjustments; accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them.

    The information about these series 2005-A notes appears in two separate documents: a base prospectus and a set of final terms. The base prospectus provides general information about each series of notes issued under the Arran Funding Medium Term Note Programme, some of which may not apply to the series 2005-A notes described in this preliminary set of final terms. With respect to the series 2005-A notes, the final set of final terms will be the "relevant final terms" or the "applicable final terms" referred to in the base prospectus.

    This preliminary set of final terms may be used to offer and sell the series 2005-A notes only if accompanied by the base prospectus.

    This preliminary set of final terms may supplement the disclosure in the base prospectus. If the terms in this preliminary set of final terms differ from the terms in the base prospectus, the terms in this preliminary set of final terms will apply to the series 2005-A notes.

    You should rely only on the information in this preliminary set of final terms and the base prospectus, including information incorporated by reference. We have not authorized anyone to provide you with different information.

    References in this preliminary set of final terms to "[E]" or "EURO" are to the single currency introduced in the member states of the European Community at the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Community, as amended.

                                    CONTENTS


Transaction Features.........................    5
Loan Note Supporting Series..................    6
Series Investor Interest Supporting Loan Note    7
Parties......................................    8
Other Series Issued and Outstanding..........    9
Bank Portfolio Information...................   10
Receivables Information......................   13
Supplementary Bank Portfolio Information.....   15
Plan of Distribution.........................   16
Listing Application..........................   17
Responsibility...............................   17
General Information..........................   17


                              TRANSACTION FEATURES

    This preliminary set of final terms may supplement the disclosure in the base prospectus. If the terms in this preliminary set of final terms differ from the terms in the base prospectus, the terms in this preliminary set of final terms will apply to the series 2005-A notes. Unless otherwise indicated, words and expressions defined in the base prospectus shall have the same meanings below.

Class of Notes  Initial Principal  $ Equivalent       % of Total
                Balance            Initial
                                   Principal Balance
--------------  -----------------  -----------------  ----------
A.............  $/[e]/[GBP][  ]    $
B.............  $/[e]/[GBP][  ]    $
C.............  $/[e]/[GBP][  ]    $
                                   -----------------  ----------
                                   $                        100%
                                   -----------------  ----------

SERIES OF NOTES ISSUED

SERIES NUMBER:                    Series 2005-A
CLASS OF NOTES:                   A                                B                                C

ANTICIPATED RATINGS:              AAA/Aaa/AAA                      A/A1/A                           BBB/Baa2
                                  Standard & Poor's,               Standard & Poor's,               Standard & Poor's &
RATING AGENCIES:                  Moody's & Fitch Ratings          Moody's & Fitch Ratings          Moody's
ISSUE DATE/CLOSING DATE:          [15 December 2005]               [15 December 2005]               [15 December 2005]
ISSUE PRICE:                      [100%]                           [100%]                           [100%]
NET PROCEEDS:                     US$/[e]/[GBP][*]                 US$/[e]/[GBP][*]                 US$/[e]/[GBP][*]
                                  [Class A notes are to be         [Class B notes are to be         [Class C notes are to be
SPECIFIED CURRENCY:               denominated in US$/[e]/[GBP]]    denominated in US$/[e]/[GBP]]    denominated in US$/[e]/[GBP]]
SPECIFIED DENOMINATION:           US$/[e]/[GBP][*]                 US$/[e]/[GBP][*]                 US$/[e]/[GBP][*]
MINIMUM DENOMINATION:             US$/[e]/[GBP][*]                 US$/[e]/[GBP][*]                 US$/[e]/[GBP][*]
FIXED OR FLOATING DESIGNATION:    [Floating]                       [Floating]                       [Floating]
SCHEDULED REDEMPTION DATE:        [15 December 2008]               [15 December 2008]               [15 December 2008]
FINAL REDEMPTION DATE:            [15 December 2010]               [15 December 2010]               [15 December 2010]

INITIAL RATE (IF APPLICABLE):     [N/A]                            [N/A]                            [N/A]
MARGIN:                           [*]%                             [*]%                             [*]%
LIBOR/EURIBOR:                    [[*] LIBOR/EURIBOR + [*]%]       [[*] LIBOR/EURIBOR + [*]%]       [[*] LIBOR/EURIBOR + [*]%]
LIBOR/EURIBOR (IN THE CASE OF
THE FIRST INTEREST PERIOD):       [*]                              [*]                              [*]
DAY COUNT FRACTION:               [*]                              [*]                              [*]
INTEREST COMMENCEMENT DATE:       [15 December 2005]               [15 December 2005]               [15 December 2005]
                                  [__]                             [__]                             [__]
                                  subject to adjustment for non-   subject to adjustment for non-   subject to adjustment for non-
INTEREST PAYMENT DATES:           business days                    business days                    business days
FIRST INTEREST PAYMENT DATE:      15 [February/March] 2006         15 [February/March] 2006         15 [February/March] 2006
INTEREST RATE CALCULATIONS:       Condition 6 [__]                 Condition 6 [__]                 Condition 6 [__]
LISTING:                          London                           London                           London
EXPENSES LOAN AMOUNT:             [*]
EXPENSES LOAN INTEREST RATE:      [*]

ANNUAL SERIES ISSUER PROFIT
AMOUNT:                           [*]
SUBORDINATION:                    Class B Notes and Class C Notes  Class C Notes                    N/A
INITIAL SWAP DOWNGRADE TRIGGERS:  [*]                              [*]                              [*]
                                  [DTC/Euroclear and
CLEARING AND SETTLEMENT:          Clearstream]                     [DTC/Euroclear and Clearstream]  [DTC/Euroclear and Clearstream]
                                  Following business day           Following business day           Following business day
                                  convention (as defined in        convention (as defined in        convention (as defined in
BUSINESS DAY CONVENTION:          Condition 2)                     Condition 2)                     Condition 2)
ERISA ELIGIBILITY:                Yes                              Yes                              Yes


                           LOAN NOTE SUPPORTING SERIES

    The series 2005--A notes will be collateralised by the series 2005--A loan note (the "RELATED LOAN NOTE") which shall have the following terms as set out in the series 2005--A loan note supplement.

DESIGNATION FOR THE
PURPOSES OF THE SECURITY      Series 2005--A
TRUST DEED:

ISSUANCE DATE:                [15 December 2005]

INITIAL PRINCIPAL AMOUNT:     [GBP][*]

LOAN NOTE FIRST INTEREST      [15 February 2006]
PAYMENT DATE:

LOAN NOTE INTEREST PAYMENT    15th day of each calendar month
DATE:                         (subject to adjustment for non-business days)

LOAN NOTE INTEREST PERIOD:    [One month]

REQUIRED RESERVE AMOUNT:      [GBP][*]

SERIES SCHEDULED REDEMPTION   [15 December 2008]
DATE:

SERIES TERMINATION DATE:      [15 December 2010]

ADDITIONAL EARLY REDEMPTION   None
EVENTS:

LISTING:                      Channel Islands Stock Exchange

INITIAL INVESTOR INTEREST:    [GBP][*]

CLASS A INITIAL INVESTOR      [GBP][*]
INTEREST:

CLASS B INITIAL INVESTOR      [GBP][*]
INTEREST:

CLASS C INITIAL INVESTOR      [GBP][*]
INTEREST:

                  SERIES INVESTOR INTEREST SUPPORTING LOAN NOTE

    The series 2005--A loan note will be collateralised by the series 2005--A investor interest (the "SERIES INVESTOR INTEREST") which shall have the following terms as set out in the series 2005--A trust supplement.

DESIGNATION FOR THE
PURPOSES OF THE RECEIVABLES   Series 2005--A
TRUST DEED SUPPLEMENT:

ISSUANCE DATE:                [15 December 2005]

INITIAL PRINCIPAL AMOUNT:     [*]

FIRST DISTRIBUTION DATE/      [15 February 2006]
PAYMENT DATE:

CLASS A LN RATE:              [__]-month GBP LIBOR +[*]%

CLASS B LN RATE:              [__]-month GBP LIBOR +[*]%

CLASS C LN RATE:              [__]-month GBP LIBOR +[*]%

SERIES SCHEDULED REDEMPTION   [15 December 2008]
DATE:

CONTROLLED DEPOSIT AMOUNT:    [GBP][*]

NUMBER OF MONTHS IN
CONTROLLED ACCUMULATION       18 months
PERIOD:

SERIES TERMINATION DATE:      [15 December 2010]

ADDITIONAL EARLY REDEMPTION   None
EVENTS:

SERIES INITIAL INVESTOR       [GBP][*]
INTEREST:

    The "CONTROLLED ACCUMULATION PERIOD COMMENCEMENT DATE" in respect of the series 2005--A investor interest will be the first business day of June 2007 provided, however, that if on the first business day of June 2007 or the first business day of each month thereafter the controlled accumulation period length is determined to be less than 18 months, the revolving period may be extended and the start of the controlled accumulation period will be postponed. The controlled accumulation period will, in any event, begin no later than the first business day of November 2008.

    The "SPREAD ACCOUNT PERCENTAGE" shall be determined by the amount of quarterly excess spread percentage as set forth below:

                                                         Spread account percentage
Quarterly excess spread percentage on a given date is -  on same date will be
-------------------------------------------------------  -------------------------

* above [4.5]%                                           [0]%
* above [4.0]% but equal to or below [4.5]%              [2.0]%
* above [3.5]% but equal to or below [4.0]%              [2.5]%
* above [3.0]% but equal to or below [3.5]%              [3.0]%
* above [2.5]% but equal to or below [3.0]%              [3.5]%
* above [2.0]% but equal to or below [2.5]%              [4.0]%
* equal to or below [2.0]%                               [4.5]%

    After the spread account percentage has been increased above [0]% as specified in the table above, the spread account percentage will remain at that percentage until either: (1) it is further increased to a higher required percentage as specified in the table above, or (2) it is decreased to a lower required percentage as specified in the table above.

                                     PARTIES

Lead Dealers:                 The Royal Bank of Scotland
                              RBS Greenwich Capital.

Dealers:                      [*]
                              [*]
                              [*]

Issuer:                       Arran Funding Limited.

Note Trustee:                 The Bank of New York at its specified office in
                              London.
                              The note trustee's address in London is, at the date of this set of preliminary final terms, One Canada
                              Square, London E14 5AL.

Principal Paying Agent,       The Bank of New York at its specified office in
Paying Agent,                 New York and London. The principal paying agent
Registrar and Agent Bank      will make payments of interest and principal when
for the Notes:                due on the notes. The agent bank will calculate
                              the interest rates applicable to each class of notes. The Bank of New York's address in London is, at the date of this set of preliminary final terms, One Canada Square, London E14 5AL and its address in New York is, at the date of this set of preliminary final terms, 101 Barclay Street, Floor 21 West, New
                              York, New York 10286. Its telephone number in
                              London is, at the date of this set of preliminary final terms, +44 20 7570 1784 and its telephone number in New York is, at the date of this set of preliminary final terms, +1 212 495 1784.

Receivables Trustee:          South Gyle Receivables Trustee Limited.

Loan Note Issuer:             RBS Cards Securitisation Funding Limited.

Transferor and Transferor     RBS and NatWest.
Beneficiary:

Servicer:                     The Royal Bank of Scotland plc acting through its
                              division Retail Direct Division -- Cards
                              Business.

Security Trustee:             The Bank of New York.

Swap Counterparty:            The Royal Bank of Scotland plc.

                              The short-term unsecured and unguaranteed debt obligations of The Royal Bank of Scotland plc are rated
                              A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings and the long-term unsecured and unguaranteed debt obligations of The Royal Bank of Scotland plc are rated AA by Standard & Poor's, Aa1 by Moody's and AA+ by Fitch Ratings.

Cash Manager:                 The Royal Bank of Scotland plc acting through its
                              division Retail Direct Division -- Cards Business and Financial Markets Business.

                       OTHER SERIES ISSUED AND OUTSTANDING



ARRAN FUNDING LIMITED

None


RBS CARDS SECURITISATION FUNDING LIMITED

None

                           BANK PORTFOLIO INFORMATION

    The bank portfolio includes personal customer credit card accounts originated under the RBS and MINT brands by RBS and the NatWest brand by NatWest but excludes co-branded and certain other credit card accounts which are not available to be securitised.


                        RECEIVABLE YIELD CONSIDERATIONS

    The following table sets forth the gross revenues from finance charges and fees billed to cardholder accounts and from interchange in the bank portfolio for each of the years ended 31 December 2002, 31 December 2003 and 31 December 2004 and for the eight months ended 31 August 2005. Each table has been provided by Cards Business and has not been audited. These revenues vary for each credit card account based on the type and volume of activity for each credit card account. The historical yield figures in these tables are calculated on the basis of amounts billed to cardholders during the periods shown. Collections of receivables included in the South Gyle Receivables Trust will be on a cash basis and may not reflect the historical yield experience in the table. For further details, please see page 51 of the base prospectus.


                             BANK PORTFOLIO YIELD

                                         Eight months
                                                ended                          Year Ended
                                   ------------------  ----------------------------------------------------------
                                       31 August 2005                2004                2003                2002
                                   ------------------  ------------------  ------------------  ------------------


Average Receivables
  Outstanding(1).................  [GBP]6,244,218,584  [GBP]6,648,907,656  [GBP]5,286,999,843  [GBP]5,216,479,547
Total Finance Charges and Fees(2)    [GBP]607,062,799    [GBP]798,362,937    [GBP]701,848,045    [GBP]691,598,249
Interchange......................     [GBP]85,078,615    [GBP]136,877,107    [GBP]144,286,147    [GBP]136,852,902
Yield from Finance Charges and
  Fees(3)........................              14.58%              12.01%              13.27%              13.26%
Yield from Interchange(3)........               2.04%               2.06%               2.73%               2.62%
Total Yield from Charges, Fees
  and Interchange(3).............              16.63%              14.07%              16.00%              15.88%
                                   ------------------  ------------------  ------------------  ------------------


Notes:

(1) Average Receivables Outstanding is the average of the month end balances for the period indicated excluding fraudulent, closed, lost and charged-off accounts.

(2) Finance Charges and Fees are comprised of monthly periodic charges and other credit card fees net of adjustments made pursuant to RBS's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.

(3) Yield percentages for the eight months ended 31 August 2005 are presented on an annualised basis.

    Yield percentages on the bank portfolio have recovered from a down-turn in mid-2004, which was caused by an increase in the proportion of account balances in the bank portfolio carrying 0% introductory rates, following the launch of the MINT branded personal credit card in January 2004. The yield percentage recovered in 2005 primarily due to MINT branded cards starting to re-price in the last quarter of 2004, together with the introduction of balance transfer fees.


                        DELINQUENCY AND LOSS EXPERIENCE

    The following tables set forth the delinquency and loss experience for each of the periods shown for the bank portfolio of credit card accounts. Each table has been provided by Cards Business and has not been audited. The bank portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall bank portfolio of credit card accounts. Because the securitised portfolio is only a portion of the bank portfolio, actual delinquency and loss experience with respect to the receivables comprised therein may be different from that set forth below for the bank portfolio. There can be no assurance that the delinquency and loss experience for the securitised portfolio in the future will be similar to the historical experience of the bank portfolio set forth below. For further information, please see page 50 of the base prospectus.

                             DELINQUENCY EXPERIENCE

                                 BANK PORTFOLIO

                                       As at end August 2005           As at end December 2004          As at end December 2003
                                  -------------------------------  -------------------------------  -------------------------------
                                                       % of Total                       % of Total                       % of Total
                                         Receivables  Receivables         Receivables  Receivables         Receivables  Receivables
                                  ------------------  -----------  ------------------  -----------  ------------------  -----------


Receivables Outstanding.........  [GBP]6,341,622,095               [GBP]6,432,538,577               [GBP]5,715,805,297
Receivables Delinquent
Up to 29 days...................    [GBP]252,146,808        3.98%    [GBP]284,071,967        4.42%    [GBP]227,304,575        3.98%
30-59 days......................     [GBP]72,426,464        1.14%     [GBP]69,378,835        1.08%     [GBP]44,458,147        0.78%
60-89 days......................     [GBP]52,746,383        0.83%     [GBP]45,113,815        0.70%     [GBP]26,555,029        0.46%
90-119 days.....................     [GBP]46,006,562        0.73%     [GBP]36,899,030        0.57%     [GBP]23,018,969        0.40%
120-149 days....................     [GBP]40,022,238        0.63%     [GBP]31,918,970        0.50%     [GBP]19,883,607        0.35%
150-179 days....................     [GBP]37,144,628        0.59%     [GBP]29,033,504        0.45%     [GBP]17,320,886        0.30%
180 days or more................    [GBP]166,591,761        2.63%    [GBP]117,194,273        1.82%     [GBP]98,259,911        1.72%
                                  ------------------  -----------  ------------------  -----------  ------------------  -----------

Total 30 days or more delinquent    [GBP]414,938,036        6.54%    [GBP]329,538,427        5.12%    [GBP]229,496,550        4.02%


                                      As at end December 2002
                                  -------------------------------
                                                       % of Total
                                         Receivables  Receivables
                                  ------------------  -----------


Receivables Outstanding.........  [GBP]5,422,924,493
Receivables Delinquent
Up to 29 days...................    [GBP]225,393,733        4.16%
30-59 days......................     [GBP]46,555,817        0.86%
60-89 days......................     [GBP]29,428,356        0.54%
90-119 days.....................     [GBP]23,666,797        0.44%
120-149 days....................     [GBP]21,731,840        0.40%
150-179 days....................     [GBP]19,772,162        0.36%
180 days or more................     [GBP]95,761,235        1.77%
                                  ------------------  -----------

Total 30 days or more delinquent    [GBP]236,916,206        4.37%


Note:

The receivables outstanding on the credit card accounts consist of all amounts due from obligors as posted to the accounts as of the date above and excludes charged-off, fraudulent, closed and lost accounts.

    The increase in the level of delinquent receivables in the bank portfolio at the end of December 2004 reflects the rise in delinquencies seen throughout the UK credit card industry during 2004. Cards Business has addressed the increase in delinquencies by increased focus on collections activity, focusing particularly on cardholders that are in the earliest stages of delinquency. The Cards Business sees the level of cardholders in the earliest stages of delinquency as a leading indicator of the level of future write-offs. The result of this effort can be seen in the reduction in the percentage of delinquencies in the up to 29 day bucket as at 31 August 2005 relative to the same bucket as at 31 December 2004. Further information on the performance of the up to 29 day delinquency bucket is set out in the table "Supplementary Bank Portfolio Information -- Bank Portfolio Yield, Loss and Delinquency Experience for 10 months to October 2005".


                            NET CHARGE-OFF EXPERIENCE

                                 BANK PORTFOLIO

                                                        Eight months
                                                               ended                          Year ended
                                                  ------------------  ----------------------------------------------------------
                                                      31 August 2005                2004                2003                2002
                                                  ------------------  ------------------  ------------------  ------------------


Average receivables outstanding(1)..............  [GBP]6,244,218,584  [GBP]6,648,907,656  [GBP]5,286,999,843  [GBP]5,216,479,547
Total gross charge-offs(2)......................    [GBP]173,813,846    [GBP]183,709,288    [GBP]172,327,389    [GBP]151,093,871
Recoveries(3)...................................     [GBP]23,037,853     [GBP]42,355,456     [GBP]48,447,830     [GBP]42,248,833
Total net charge-offs(4)........................    [GBP]150,775,993    [GBP]141,353,832    [GBP]123,879,559    [GBP]108,845,038
Total net charge-offs as a percentage of average
  receivables outstanding(5)....................               3.62%               2.13%               2.34%               2.09%

Notes:

(1) Average receivables outstanding is the average of the month end balances for the period indicated excluding fraudulent, closed, lost and charged-off accounts.

(2) Total gross charge-offs for a period are equal to the value of the balances charged-off, including principal, interest and insurance premia but excluding fraudulently incurred balances on all accounts that were charged-off within that period.

(3) Recoveries are payments received in respect of accounts which have been previously written off excluding accounts charged-off due to fraud.

(4) Net charge-offs equals gross charge-offs minus recoveries.

(5) Percentage for eight months ending 31 August 2005 has been annualised.

    During 2004, there was strong growth in the receivables outstanding in the Bank Portfolio. This was primarily due to the launch of the MINT branded credit card which was offered with a competitive 0% introductory period. The strong growth in the average receivables outstanding during 2004 diluted the charge-off percentage for 2004. The rise in charge-offs during the 8 months period to 31 August 2005 reflects the lagged effect of increased delinquency in the bank portfolio during 2004.

                              MATURITY ASSUMPTIONS

    The following table sets forth the highest and lowest cardholder monthly payment rate for the bank portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly receivables outstanding during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the related credit card accounts and exclude charged-off, fraudulent, closed and lost accounts.



                        CARDHOLDER MONTHLY PAYMENTS RATES

                                 BANK PORTFOLIO

                     Eight
                    months
                     ended        Year ended
                 ---------  ----------------------
                 31 August
                      2005    2004    2003    2002
                 ---------  ------  ------  ------

Lowest Month...     20.83%  19.97%  22.42%  22.07%
Highest Month..     24.13%  24.45%  27.71%  28.08%
Monthly Average     22.04%  22.35%  25.17%  25.22%

    For further information, please see page 50 of the base prospectus.

                             RECEIVABLES INFORMATION

    The following tables summarise the securitised portfolio by various criteria as of the beginning of the day on 1 November 2005. Each table has been provided by Cards Business and has not been audited. Because the future composition of the securitised portfolio may change over time, these tables are not necessarily indicative of the composition of the securitised portfolio at any time subsequent to 1 November 2005. Please see page 46 of the base prospectus.


COMPOSITION BY ACCOUNT BALANCE
                              SECURITISED PORTFOLIO

                                                Percentage of                          Percentage
                                 Total Number    Total Number                            of Total
Account Balance Range             of Accounts  of Accounts(1)            Receivables  Receivables
-------------------------------  ------------  --------------  ---------------------  -----------

Credit Balance.................       311,474            6.50%   [GBP](12,755,387.68)       (0.23)%
No Balance.....................     1,467,683           30.62%             [GBP]0.00         0.00%
[GBP]0.01---[GBP]5,000.00......     2,689,257           56.10% [GBP]2,978,563,886.83        54.74%
[GBP]5,000.01---[GBP] 10,000.00       300,823            6.28% [GBP]2,195,656,616.72        40.36%
[GBP]10,000.01---[GBP]15,000.00        22,904            0.48%   [GBP]250,125,447.09         4.60%
[GBP]15,000.01---[GBP]20,000.00         1,167            0.02%    [GBP]20,249,075.48         0.37%
[GBP]20,000.01---[GBP]25,000.00           255            0.01%     [GBP]5,473,266.48         0.10%
[GBP]25,000.01 or more.........            93            0.00%     [GBP]3,512,083.92         0.06%
                                 ------------  --------------  ---------------------  -----------

TOTAL..........................     4,793,656          100.00% [GBP]5,440,824,988.84       100.00%
                                 ============  ==============  =====================  ===========


(1) Percentages do not add to 100.00% due to rounding.


                          COMPOSITION BY CREDIT LIMIT
                              SECURITISED PORTFOLIO

                                                Percentage of                             Percentage
                                 Total Number    Total Number                               of Total
Credit Limit Range                of Accounts  of Accounts(1)            Receivables  Receivables(1)
-------------------------------  ------------  --------------  ---------------------  --------------

Less than [GBP]5,000.01........     2,140,107           44.64% [GBP]1,160,812,623.09           21.34%
[GBP]5,000.01---[GBP]10,000.00.     2,593,369           54.10% [GBP]4,032,507,502.03           74.12%
[GBP]10,000.01---[GBP]15,000.00        48,582            1.01%   [GBP]197,029,811.37            3.62%
[GBP]15,000.01---[GBP]20,000.00        10,266            0.21%    [GBP]41,573,111.55            0.76%
[GBP]20,000.01---[GBP]25,000.00           780            0.02%     [GBP]4,166,077.89            0.08%
[GBP]25,000.01 or more.........           552            0.01%     [GBP]4,735,862.91            0.09%
                                 ------------  --------------  ---------------------  --------------

TOTAL..........................     4,793,656          100.00% [GBP]5,440,824,988.84          100.00%
                                 ============  ==============  =====================  ==============



(1) Percentages do not add to 100.00% due to rounding.

                     COMPOSITION BY PERIOD OF DELINQUENCY
                              SECURITISED PORTFOLIO

                                     Percentage of                             Percentage
                       Total Number   Total Number                               of Total
Period of Delinquency   of Accounts    of Accounts            Receivables  Receivables(1)
---------------------  ------------  -------------  ---------------------  --------------

Not delinquent.......     4,602,437          96.01% [GBP]4,838,440,824.37           88.93%
Up to 29 days........        87,495           1.83%   [GBP]217,041,979.07            3.99%
30 to 59 days........        21,054           0.44%    [GBP]67,890,509.24            1.25%
60 to 89 days........        13,238           0.28%    [GBP]48,808,179.65            0.90%
90 to 179 days.......        30,379           0.63%   [GBP]115,153,969.26            2.12%
180 or more days.....        39,053           0.81%   [GBP]153,489,527.25            2.82%
                       ------------  -------------  ---------------------  --------------

TOTAL................     4,793,656         100.00% [GBP]5,440,824,988.84          100.00%
                       ============  =============  =====================  ==============



(1) Percentages do not add to 100.00% due to rounding.

                          COMPOSITION BY ACCOUNT AGE
                              SECURITISED PORTFOLIO

                                    Percentage of                             Percentage
                      Total Number   Total Number                               of Total
Account Age            of Accounts    of Accounts            Receivables  Receivables(1)
--------------------  ------------  -------------  ---------------------  --------------

Not more than 1 year       264,647           5.52%   [GBP]190,435,195.53            3.50%
Over 1 to 2 years...       735,976          15.35%   [GBP]785,360,470.78           14.43%
Over 2 to 3 years...       332,060           6.93%   [GBP]326,170,445.60            5.99%
Over 3 to 4 years...       369,898           7.72%   [GBP]407,365,857.83            7.49%
Over 4 to 8 years...     1,323,752          27.61% [GBP]1,680,137,753.37           30.88%
Over 8 years........     1,767,323          36.87% [GBP]2,051,355,265.73           37.70%
                      ------------  -------------  ---------------------  --------------

TOTAL...............     4,793,656         100.00% [GBP]5,440,824,988.84          100.00%
                      ============  =============  =====================  ==============


(1) Percentages do not add to 100.00% due to rounding.

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                              SECURITISED PORTFOLIO

                                      Percentage of                             Percentage
                        Total Number   Total Number                               of Total
Region                   of Accounts    of Accounts            Receivables  Receivables(1)
----------------------  ------------  -------------  ---------------------  --------------

East Anglia...........       143,151           2.99%   [GBP]164,301,157.32            3.02%
East Midlands.........       303,911           6.34%   [GBP]325,802,734.67            5.99%
Greater London........       685,933          14.31%   [GBP]847,484,632.14           15.58%
Northern Ireland......        40,474           0.84%    [GBP]51,216,910.43            0.94%
North.................       164,162           3.42%   [GBP]176,357,474.19            3.24%
North West............       575,663          12.01%   [GBP]615,478,188.11           11.31%
Scotland..............       512,124          10.68%   [GBP]529,831,965.49            9.74%
South East Excl London     1,117,734          23.32% [GBP]1,372,987,310.72           25.23%
South West............       422,951           8.82%   [GBP]455,568,364.44            8.37%
Wales.................       169,684           3.54%   [GBP]183,070,993.78            3.36%
West Midlands.........       310,530           6.48%   [GBP]344,832,168.53            6.34%
Yorks and Humber......       297,220           6.20%   [GBP]319,435,505.94            5.87%
Unknown...............        50,119           1.05%    [GBP]54,457,583.08            1.00%
                        ------------  -------------  ---------------------  --------------

TOTAL.................     4,793,656         100.00% [GBP]5,440,824,988.84          100.00%
                        ============  =============  =====================  ==============


(1) Percentages do not add to 100.00% due to rounding.

                    SUPPLEMENTARY BANK PORTFOLIO INFORMATION

 BANK PORTFOLIO YIELD, LOSS AND DELINQUENCY EXPERIENCE FOR 10 MONTHS TO OCTOBER
                                      2005

                                                                                                      2005 - Month End
                                                                                           --------------------------------------
                                                                                                      October           September
                                                                                           ------------------  ------------------

Month End Receivables Outstanding........................................................  [GBP]6,433,317,987  [GBP]6,353,279,972
Total Yield From Finance Charges, Fees and Interchange...................................              15.88%              17.08%
Total Gross Charge-Offs as Percentage of Month End Receivables Outstanding...............               5.22%               4.91%
Total Net Charge-Offs as Percentage of Month End Receivables Outstanding.................               4.61%               4.33%
Total Delinquencies up to 29 Days as Percentage of Month End Receivables Outstanding.....               3.90%               4.00%
Total Delinquencies between 60-89 Days as Percentage of Month End Receivables Outstanding               0.85%               0.85%


                                                                                                      2005 - Month End
                                                                                           --------------------------------------
                                                                                                       August                July
                                                                                           ------------------  ------------------

Month End Receivables Outstanding........................................................  [GBP]6,341,622,095  [GBP]6,230,623,907
Total Yield From Finance Charges, Fees and Interchange...................................              16.38%              16.07%
Total Gross Charge-Offs as Percentage of Month End Receivables Outstanding...............               5.10%               4.39%
Total Net Charge-Offs as Percentage of Month End Receivables Outstanding.................               4.52%               3.79%
Total Delinquencies up to 29 Days as Percentage of Month End Receivables Outstanding.....               3.98%               4.22%
Total Delinquencies between 60-89 Days as Percentage of Month End Receivables Outstanding               0.83%               0.83%


                                                                                                      2005 - Month End
                                                                                           --------------------------------------
                                                                                                         June                 May
                                                                                           ------------------  ------------------

Month End Receivables Outstanding........................................................  [GBP]6,207,822,962  [GBP]6,212,527,194
Total Yield From Finance Charges, Fees and Interchange...................................              17.11%              16.41%
Total Gross Charge-Offs as Percentage of Month End Receivables Outstanding...............               4.56%               4.32%
Total Net Charge-Offs as Percentage of Month End Receivables Outstanding.................               3.94%               3.75%
Total Delinquencies up to 29 Days as Percentage of Month End Receivables Outstanding.....               3.99%               4.30%
Total Delinquencies between 60-89 Days as Percentage of Month End Receivables Outstanding               0.78%               0.83%


                                                                                                      2005 - Month End
                                                                                           --------------------------------------
                                                                                                        April               March
                                                                                           ------------------  ------------------

Month End Receivables Outstanding........................................................  [GBP]6,170,006,595  [GBP]6,160,043,358
Total Yield From Finance Charges, Fees and Interchange...................................              17.20%              15.89%
Total Gross Charge-Offs as Percentage of Month End Receivables Outstanding...............               3.94%               4.25%
Total Net Charge-Offs as Percentage of Month End Receivables Outstanding.................               3.42%               3.79%
Total Delinquencies up to 29 Days as Percentage of Month End Receivables Outstanding.....               4.24%               4.48%
Total Delinquencies between 60-89 Days as Percentage of Month End Receivables Outstanding               0.84%               0.84%


                                                                                                      2005 - Month End
                                                                                           --------------------------------------
                                                                                                     February             January
                                                                                           ------------------  ------------------

Month End Receivables Outstanding........................................................  [GBP]6,293,597,288  [GBP]6,337,505,274
Total Yield From Finance Charges, Fees and Interchange...................................              17.85%              16.43%
Total Gross Charge-Offs as Percentage of Month End Receivables Outstanding...............               3.43%               3.41%
Total Net Charge-Offs as Percentage of Month End Receivables Outstanding.................               2.83%               2.91%
Total Delinquencies up to 29 Days as Percentage of Month End Receivables Outstanding.....               4.79%               4.54%
Total Delinquencies between 60-89 Days as Percentage of Month End Receivables Outstanding               0.82%               0.74%



    As noted in the "Bank Portfolio Information -- Delinquency Experience" table, Cards Business has addressed the increase in credit card delinquencies in the bank portfolio during 2004 by increased focus on collections activity which has resulted in a reduction of the percentage of delinquencies in the up to 29 day bucket between 31 December 2004 and 31 August 2005. This supplementary table provides further detail of the trend in delinquency in the up to 29 day and in the 60 to 89 day buckets over the 10 months from January 2005 to October 2005. It can be seen that during this period there has been a reduction in delinquencies in the up to 29 day bucket from the peak which occurred in February 2005, and that the delinquency of receivables in the 60 - 89 day bucket has remained relatively stable since February 2005 also. This table also provides further detail of the monthly charge-off rate. The rise in charge-offs reflects the lagged effect of increased delinquency in the bank portfolio during 2004. The Cards Business expects the level of delinquencies and resulting charge-offs in the bank portfolio in 2006 to be driven primarily by the ability of the UK consumer credit environment to rebound from the downturn in late 2004 and 2005 and the ability of the Cards Business to realize the benefit of strategies implemented in 2005 to improve both early and late stage delinquency levels.

                              PLAN OF DISTRIBUTION

Names of Dealers:        The Royal Bank of Scotland
                         RBS Greenwich Capital
                         [*]
                         [*]
                         [*]

Stabilizing Dealer (if   The Royal Bank of Scotland plc
any):

Additional Selling       None
Restrictions:

              Class A  Class B  Class C
              -------  -------  -------


CUSIP:......      [*]      [*]      [*]
COMMON CODE:      [*]      [*]      [*]

    For the purposes of the U.S. federal securities laws, dealers engaged in the distribution of these series 2005--A notes may be deemed to be "underwriters". Subject to the terms and conditions of the dealer agreement as supplemented by the relevant subscription agreement for these series 2005--A notes, the issuer has agreed to sell to each of the dealers named below, and each of those dealers has severally agreed to purchase, the principal amount of these series 2005--A notes set forth opposite its name:

Dealers                          Class A  Class B  Class C  Aggregate Amount
-------------------------------  -------  -------  -------  ----------------

The Royal Bank of Scotland plc       [*]      [*]      [*]               [*]
Greenwich Capital Markets, Inc.      [*]      [*]      [*]               [*]
[*]                                  [*]      [*]      [*]               [*]
[*]                                  [*]      [*]      [*]               [*]
[*]                                  [*]      [*]      [*]               [*]
                                 -------  -------  -------  ----------------

TOTAL                                                               $    [*]
                                                            ================

    The several dealers have agreed, subject to the terms and conditions of the dealer agreement and the applicable subscription agreement, to purchase all $[*] aggregate principal amount of these series 2005--A notes.

    The dealers have advised the issuer that the several dealers propose initially to offer these series 2005--A notes to the public at the public offering price set forth on the cover page of the final set of final terms, and to certain other dealers at that public offering price less a concession not in excess of [*]% of the principal amount of these series 2005--A notes. The dealers may allow, and those other dealers may re-allow to additional dealers, a concession not in excess of [*]% of the principal amount.

    After the public offering, the public offering price and other selling terms may be changed by the dealers.

    In connection with the sale of these series 2005--A notes, the dealers may engage in:

       * over-allotments, in which members of the syndicate selling these series 2005--A notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

       * stabilizing transactions, in which purchases and sales of these series 2005--A notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

       * syndicate covering transactions, in which members of the selling syndicate purchase these series 2005--A notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

       * penalty bids, by which dealers reclaim a selling concession from a syndicate member when any of these series 2005--A notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

    These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these series 2005--A notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

    The issuer has agreed to indemnify the dealers against certain liabilities, including liabilities under applicable securities laws.

    The gross proceeds of the issue of the notes will be $[*]. The sum of the fees and commissions payable on the issue of the notes is estimated to be [*]. The fees and commissions payable on the issue of the notes will be deducted from the gross proceeds of the issue and the issuer will use its reasonable endeavours to make a drawing of at least an amount equal to such fees and commissions under the expenses loan agreement. The net proceeds of the issue of the notes after exchanging such amounts into sterling pursuant to the swap agreement referred to below will be applied by the issuer, together with the drawing under the expenses loan agreement referred to above, to purchase the series 2005--A loan note issued by the loan note issuer on the closing date. The net proceeds of the issue of the class A notes will be [*], the net proceeds of the class B notes will be [*] and the net proceeds of the class C notes will be [*].

    Greenwich Capital Markets, Inc. is an affiliate of the transferors and may participate in one or more offerings of the issuer's securities.

    The final set of final terms and the base prospectus may be used by Greenwich Capital Markets, Inc. and/or other affiliates of the transferors in connection with offers and sales related to market making transactions in these series 2005-A notes. These affiliates may act as principal or agent in these market making transactions. Market making sales will be made at prices related to the prevailing market prices at the time of sale.



                               LISTING APPLICATION

    This document once completed will comprise the final terms required to list the issue of notes described herein pursuant to the Arran Funding Medium Term Note Programme of the issuer.



                                 RESPONSIBILITY

    The issuer accepts responsibility for the information contained in this set of final terms.


    Signed on behalf of the issuer:


    By:__________________________

    duly authorized



                               GENERAL INFORMATION

The admission of the programme to listing on the Official List of the UKLA and to trading on the regulated market of the London Stock Exchange took effect on 18 November 2005. The listing of the notes on the regulated market of the London Stock Exchange will be expressed as a percentage of their principal amount (exclusive of accrued interest). Each class of this series of notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the regulated market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the regulated market of the London Stock Exchange of this set of final terms (once in completed form) and any other information required by the UKLA and the regulated market of the London Stock Exchange, subject in each case to the issue of the relevant notes. Prior to official listing, dealings will be permitted by the regulated market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

However, notes may be issued pursuant to the programme which will not be admitted to listing, trading and/or quotation by the UKLA or the regulated market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the issuer and the relevant dealer(s) may agree.

The issuer confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuer at the date of the base prospectus and the relevant final terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the base prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the base prospectus and, in relation to any series, the relevant final terms.

An investment in the notes is only suitable for financially sophisticated investors who are capable of evaluating the merits and risks of such investment and who have sufficient resources to be able to bear any losses which may result from such investment. If you are in any doubt about the contents of this set of final terms, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

Save as disclosed in this preliminary set of final terms, there has been no significant change and no significant new matter has arisen since publication of the base prospectus.

There are no, nor have there been any, legal or arbitration proceedings against or affecting the loan note issuer or any of its assets or revenues, nor is the loan note issuer aware of any pending or threatened proceedings of such kind, which may have or have had during the months since the base prospectus was first filed to the date of this preliminary set of final terms a significant effect on the financial position of the loan note issuer.

There are no, nor have there been any, legal or arbitration proceedings against or affecting the receivables trustee or any of its assets or revenues, nor is the receivables trustee aware of any pending or threatened proceedings of such kind, which may have or have had during the months since the base prospectus was first filed to the date of this preliminary set of final terms a significant effect on the financial position of the receivables trustee.

Save as disclosed in this preliminary set of final terms, there has been no significant change in the financial or trading position of the issuer and, save as disclosed in this preliminary set of final terms, there has been no material adverse change in the financial position or prospects of the issuer.

Save as disclosed in this preliminary set of final terms, there has been no significant change in the financial or trading position of the loan note issuer and, since such date, save as disclosed in this preliminary set of final terms, there has been no material adverse change in the financial position or prospects of the loan note issuer.

Save as disclosed in this preliminary set of final terms, there has been no significant change in the financial or trading position of the receivables trustee and, since such date, save as disclosed in this preliminary set of final terms, there has been no material adverse change in the financial position or prospects of the receivables trustee.

A copy of the final set of final terms will be delivered to the Registrar of Companies within 14 days of the date thereof in accordance with the provisions of the consent issued pursuant to Article 5 of the Companies (General Provisions) (Jersey) Order 2002 in connection with the circulation by the issuer of the final terms.

The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the notes.

It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuer or for the correctness of any statements made, or opinions expressed, with regard to it.

It should be remembered that the price of securities and the income from them can go down as well as up.

DOCUMENTS AVAILABLE FOR INSPECTION

For so long as the base prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected during normal business hours at the specified office of the paying agent and from the registered office of the issuer, namely:

(a)    the memorandum and articles of association of the issuer;

(b)    the memorandum and articles of association of the loan note issuer;

(c)    the memorandum and articles of association of the receivables trustee;

(d) the current listing particulars in relation to the programme, together with any amendments;

(e)    the paying agency agreement;

(f)    the dealer agreement and the relevant subscription agreement;

(g) any set of final terms relating to notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant final terms will only be available for inspection by the relevant noteholders);

(h)    the master framework agreement including amendments thereto;

(i)    the receivables securitisation agreement;

(j) the receivables trust deed and trust cash management agreement and trust supplement;

(k)    the trust section 75 indemnity;

(l)    the beneficiaries deed;

(m)    the beneficiaries servicing agreement;

(n)    the expenses loan agreement;

(o)    the security trust deed and loan note supplement;

(p)    the trust deed;

(q)    the relevant series trust deed supplement;

(r)    the Arran Funding Limited master framework agreement;

(s)    the corporate services agreement;

(t)    the swap agreement (if any); and

(u)    the various account bank agreements.

                             Subject to Completion



                   $7,500,000,000 MEDIUM TERM NOTE PROGRAMME


(ultimately backed by trust property in the South Gyle Receivables Trust held by South Gyle Receivables Trustee Limited)


                              ARRAN FUNDING LIMITED
                                     ISSUER
                         THE ROYAL BANK OF SCOTLAND PLC
                             TRANSFEROR AND SERVICER
                          NATIONAL WESTMINSTER BANK PLC
                                   TRANSFEROR


    Arran Funding Limited, as issuer, has entered into a medium term note programme and prepared this base prospectus to describe it. Under the programme, notes may be issued from time to time denominated in US dollars, sterling or euro. Notes will be issued in series, each with three classes of notes. Each class may comprise one or more sub-classes with each sub-class having the same maturity date and differing in, among other things, the currency and interest rate of the relevant sub-class. The maximum aggregate principal amount of notes outstanding under the programme at any time may not exceed $7,500,000,000 (or its equivalent in other currencies).

    The offer of a series of notes will be made through this base prospectus and a prospectus supplement containing a set of final terms that will set forth the terms and conditions of the respective notes and the names of the dealers participating in the offering. In compliance with the Financial Services and Markets Act 2000 ("FSMA"), this base prospectus may not be used to offer any notes more than 12 months after the date of admission to listing on the Official List of the Financial Services Authority in its capacity as the UK Listing Authority (the "UKLA") and to trading on the gilt-edged and fixed interest market of the London Stock Exchange plc (the "LONDON STOCK EXCHANGE"). The gilt edged and fixed interest market of the London Stock Exchange is a regulated market for the purposes of Investment Services Directive 19/93/22/EC (the "REGULATED MARKET OF THE LONDON STOCK EXCHANGE"). In the case of notes listed on the regulated market of the London Stock Exchange, a copy of the prospectus supplement containing the final terms will be delivered to the regulated market of the London Stock Exchange on or before the date of issue of those notes.



    The ultimate source of payment on the notes will be collections on consumer credit card accounts originated in the United Kingdom by The Royal Bank of Scotland plc and by its subsidiary National Westminster Bank Plc, both acting through The Royal Bank of Scotland plc's division Retail Direct Division -- Cards Business, or by RBS Advanta and transferred to The Royal Bank of Scotland plc.


    No notes may be issued under the programme which have a minimum denomination of less than [e]50,000 (or equivalent in another currency).

    In the case of each class or sub-class of notes denominated in US dollars or euro, a separate currency swap transaction will be entered into by the issuer to convert the sterling amounts received into US dollar or euro amounts for payments to that class or sub-class.


    PLEASE REVIEW AND CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 IN THIS BASE PROSPECTUS CAREFULLY BEFORE YOU PURCHASE ANY NOTES.

    You should read this base prospectus and the applicable final terms carefully before you invest. A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by The Royal Bank of Scotland plc, National Westminster Bank Plc, The Bank of New York, RBS Greenwich Capital or by any United Kingdom or United States governmental agency. The notes offered in this base prospectus will be obligations of the issuer only. The issuer will only have a limited pool of assets to satisfy its obligations under the notes. The notes will not be obligations of The Royal Bank of Scotland plc, National Westminster Bank Plc, The Bank of New York, RBS Greenwich Capital or any of their affiliates.


    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS BASE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

    Application has been made to have admitted to listing on the Official List of the UKLA and to trading on the regulated market of the London Stock Exchange, any notes issued under the programme for the period of 12 months from the date of this base prospectus.


                                    Arranger

               THE ROYAL BANK OF SCOTLAND PLC, FINANCIAL MARKETS

                                    Dealers

    THE ROYAL BANK OF SCOTLAND PLC,      GREENWICH CAPITAL MARKETS, INC.
           FINANCIAL MARKETS                   U.S.  Distributor


10 November, 2005

                                TABLE OF CONTENTS


Important Notices ...........................................................................................   7
Responsibility Statement ....................................................................................   8
Transaction Overview ........................................................................................   9
  Structural Diagram of the Securitisation Programme.........................................................   9
  Programme Structural Overview..............................................................................  10
  Previous Series............................................................................................  10
  Receivables Master Trust...................................................................................  10
  Issuance of New Series of Loan Notes and Notes.............................................................  10
Overview of the Arran Funding Medium Term Note Programme ....................................................  12
  Initial Programme Amount...................................................................................  12
  Issuance in Series.........................................................................................  12
  Final terms................................................................................................  12
The Parties .................................................................................................  13
  The Receivables............................................................................................  14
  The Loan Note Issuer and Investor Beneficiary..............................................................  15
  Swap Counterparty..........................................................................................  15
  Transaction Fees...........................................................................................  16
The Notes -- Overview .......................................................................................  16
  Listing....................................................................................................  16
  Clearing Systems...........................................................................................  16
  Status, Security and Priority of Payments of the Notes.....................................................  16
  Form of Notes..............................................................................................  17
  Currencies.................................................................................................  17
  Issue Price................................................................................................  17
  Maturities.................................................................................................  17
  Scheduled Redemption.......................................................................................  17
  Mandatory Early Redemption and Priority of Payments........................................................  17
  Final Redemption...........................................................................................  18
  Interest...................................................................................................  18
  Denominations..............................................................................................  18
  Negative Covenants.........................................................................................  18
  Credit Enhancement.........................................................................................  18
  Taxation...................................................................................................  18
  Governing Law..............................................................................................  18
  Enforcement of Notes in Global Form........................................................................  18
  Ratings....................................................................................................  18
  Selling Restrictions.......................................................................................  18
Risk Factors ................................................................................................  19
Tax Considerations ..........................................................................................  32
  United Kingdom Tax Status..................................................................................  32
  Jersey Tax Status..........................................................................................  32
  United States Federal Income Tax Status....................................................................  32
  ERISA Considerations for Investors.........................................................................  33
US Dollar/Sterling Exchange Rate ............................................................................  34
The Issuer ..................................................................................................  35
  Directors and Secretary....................................................................................  35
Management's Discussion and Analysis of Financial Condition .................................................  36
  Results of Operations......................................................................................  37
  Litigation.................................................................................................  37
  Financial Position.........................................................................................  37
Use of Proceeds .............................................................................................  37
Series expense loan drawings ................................................................................  37
The Loan Note Issuer ........................................................................................  38

                                        2


  Directors and Secretary....................................................................................  38
  Administration Agreement...................................................................................  39
Management's Discussion and Analysis of Financial Condition .................................................  39
The Administrator ...........................................................................................  40
The Receivables Trustee......................................................................................  41
  Directors and Secretary....................................................................................  41
  Management and Activities..................................................................................  41
The Transferors .............................................................................................  44
The Credit Card Portfolio ...................................................................................  46
Maturity Assumptions ........................................................................................  50
Receivables Yield Considerations ............................................................................  51
The Receivables .............................................................................................  53
  Transfer of Receivables to the Receivables Trustee.........................................................  53
  Redesignation and Removal of Accounts......................................................................  55
  Discount Option Receivables................................................................................  56
  Special Fees...............................................................................................  56
  Interchange................................................................................................  57
  Annual Fees................................................................................................  57
  Reductions in Receivables, Early Collections and Credit Adjustments........................................  57
  Representations............................................................................................  57
  Amendments to Credit Card Agreements and Credit Card Guidelines............................................  60
  Overview of Securitised Portfolio..........................................................................  60
The Receivables Trust .......................................................................................  61
  General Legal Structure....................................................................................  61
  Enhancement Provider.......................................................................................  61
  Acquisitions...............................................................................................  61
  The Receivables Trust's Property...........................................................................  63
  General Entitlement of Beneficiaries to Receivables Trust Property.........................................  64
  Application of Collections.................................................................................  66
  Acquiring Additional Entitlements to Receivables Trust Property and Payments for Receivables...............  68
  Non-Petition Undertaking...................................................................................  68
  Trust Pay Out Events.......................................................................................  69
  Termination of the Receivables Trust.......................................................................  70
  Amendments to the Receivables Trust Deed and Trust Cash Management Agreement...............................  70
  Disposals..................................................................................................  70
  Trustee Payment Amount.....................................................................................  71
Servicing of Receivables and Trust Cash Management ..........................................................  72
  General --- Servicing......................................................................................  72
  Servicer Compensation......................................................................................  73
  Termination of Appointment of Servicer.....................................................................  73
  General -- Trust Cash Management...........................................................................  75
  Trust Cash Manager Compensation............................................................................  75
  Termination of Appointment of Trust Cash Manager...........................................................  76
Sources of Funds to Pay the Loan Notes ......................................................................  79
  General....................................................................................................  79
  Beneficial Entitlement of the Loan Note Issuer to Receivables Trust Property...............................  79
  Beneficial Entitlement of Loan Note Issuer to Finance Charge Collections...................................  80
  Calculation and Distribution of Finance Charge Collections and Acquired Interchange to the Loan Note Issuer  83
  Class A Investor Interest..................................................................................  84
  Class B Investor Interest..................................................................................  87
  Class C Investor Interest..................................................................................  88
  Distributions of Principal Collections to the Loan Note Issuer.............................................  90
  Revolving Period...........................................................................................  90

                                        3



  Controlled Accumulation Period.............................................................................  90
  Regulated Amortisation Period..............................................................................  91
  Rapid Amortisation Period..................................................................................  92
  Calculation of Principal Collections to be Distributed to the Loan Note Issuer in Respect of Each Series...  92
  Postponement of Controlled Accumulation Period.............................................................  97
  Unavailable Principal Collections..........................................................................  97
  Shared Principal Collections...............................................................................  97
  Defaulted Receivables; Investor Charge-Offs................................................................  98
  Available Spread........................................................................................... 100
  Aggregate Investor Indemnity Amount........................................................................ 101
  Principal Funding Account.................................................................................. 102
  Reserve Account............................................................................................ 102
  Spread Account............................................................................................. 104
  Series Collection Account.................................................................................. 105
  Trustee Payment Amount..................................................................................... 105
  Qualified Institutions..................................................................................... 106
  Series Pay-Out Events...................................................................................... 106
The Security Trust Deed ..................................................................................... 109
  Constitution of Loan Notes................................................................................. 109
  Covenants of the Loan Note Issuer.......................................................................... 109
  Loan Note Security......................................................................................... 109
  Enforcement and Priority of Payments....................................................................... 109
  Trust Indenture Act Compliance............................................................................. 110
  Appointment, Powers, Responsibilities and Liability of the Security Trustee................................ 110
The Loan Notes .............................................................................................. 112
  Limited Recourse........................................................................................... 112
  Security................................................................................................... 112
Cashflows of the Loan Note Issuer ........................................................................... 113
  Interest and Payments...................................................................................... 113
  Loan Note Events of Default................................................................................ 114
The Trust Deed and Trust Deed Supplements ................................................................... 116
  General.................................................................................................... 116
  Constitution of the notes.................................................................................. 116
  Covenants, Representations and Warranties of the Issuer.................................................... 116
  Note security.............................................................................................. 116
  Enforcement and priority of payments....................................................................... 116
  The notes.................................................................................................. 116
  Recourse................................................................................................... 117
  Appointment, powers, responsibilities and liability of the note trustee.................................... 117
  The US Trust Indenture Act................................................................................. 118
Cashflows of the Issuer ..................................................................................... 119
  Amounts transferred by the loan note issuer relating to the issuer distribution account.................... 119
  Monthly payments........................................................................................... 119
  Annual, quarterly or monthly payments...................................................................... 122
  Interest and payments...................................................................................... 122
  Interest payment dates..................................................................................... 122
  Withholding or deduction................................................................................... 122
  Scheduled redemption of a series........................................................................... 123
  Mandatory redemption of a series........................................................................... 123
  Jersey bank account operating agreement.................................................................... 123
The Notes and the Global Notes .............................................................................. 124
Terms and Conditions of the Notes ........................................................................... 128
Description of the Swap Agreements .......................................................................... 158
  General.................................................................................................... 158

                                        4


  In relation to Foreign Exchange Swap Agreements only....................................................... 158
  Early termination.......................................................................................... 158
  Taxation................................................................................................... 159
  Rating downgrade or withdrawal............................................................................. 160
  General.................................................................................................... 160
Material Legal Aspects of the Receivables ................................................................... 161
  Consumer Credit Act 1974................................................................................... 161
  Enforcement of improperly executed or modified credit card agreements...................................... 161
  Liability for supplier's misrepresentation or breach of contract........................................... 161
  Transfer of Benefit of Receivables......................................................................... 162
Material United Kingdom Tax Consequences .................................................................... 164
Material Jersey Tax Consequences ............................................................................ 166
  General.................................................................................................... 166
  General Overview........................................................................................... 166
  Income Taxes............................................................................................... 166
  Taxation of the Receivables Trust.......................................................................... 167
  Withholding Taxes.......................................................................................... 167
  Jersey and the EU Directive on the Taxation of Savings Income.............................................. 167
  Other Taxes................................................................................................ 168
Material United States Federal Income Tax Consequences ...................................................... 169
  General.................................................................................................... 169
  Overview of Special US Tax Counsel's Opinions.............................................................. 169
  Tax Treatment of the Receivables Trustee, the Receivables Trust, the Loan Note Issuer and the Issuer....... 170
  US Holders................................................................................................. 170
  Non-US Holders............................................................................................. 172
  Backup Withholding and Information Reporting............................................................... 172
  Certain State, Local and Other Tax Consequences............................................................ 172
ERISA Considerations ........................................................................................ 173
  General.................................................................................................... 173
  Equity Treatment........................................................................................... 173
  Further Considerations..................................................................................... 174
Enforcement of Foreign Judgments in Jersey or England and Wales ............................................. 175
Plan of Distribution ........................................................................................ 176
  United Kingdom............................................................................................. 177
  Jersey..................................................................................................... 177
  General.................................................................................................... 177
Ratings of the Notes ........................................................................................ 179
Experts ..................................................................................................... 180
Legal Matters ............................................................................................... 181
Governing Law ............................................................................................... 182
Reports to Noteholders ...................................................................................... 183
Where You Can Find More Information ......................................................................... 184
Listing and General Information ............................................................................. 185
Index of Appendices ......................................................................................... 188
  Appendix A Report of Independent Accountants for Arran Funding Limited..................................... 189
  Appendix B Balance Sheet of Arran Funding Limited.......................................................... 190



  Appendix C Notes to Financial Statements................................................................... 191
  Appendix D Report of Independent Accountants for RBS Cards Securitisation Funding Limited.................. 192
  Appendix E Profit and Loss Account of RBS Cards Securitisation Funding Limited............................. 194
  Appendix E Balance Sheet of RBS Cards Securitisation Funding Limited....................................... 195
  Appendix F Notes to Financial Statements................................................................... 196
  Appendix G Other Series Issued and Outstanding............................................................. 202
  Appendix H Form of Final Terms............................................................................. 203
Index of Terms in the Base Prospectus ....................................................................... 227



                                IMPORTANT NOTICES

    When this base prospectus is circulated, the consent of the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958, as amended, will have been obtained to the issue of the notes by the issuer.

    When this base prospectus is circulated we will have delivered a copy of it to the Registrar of Companies in Jersey, Channel Islands, in accordance with
Article 5 of the Companies (General Provisions) (Jersey) Order 2002 and the Registrar of Companies will have given and not withdrawn his consent to such circulation.

    It must be distinctly understood that, in giving those consents, neither the Registrar of Companies in Jersey nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuer or for the correctness of any statements made, or opinions expressed, with regard to it.

    This document constitutes a `base prospectus' for the purposes of article
5.4 of Directive 2003/71/EC (the "PROSPECTUS DIRECTIVE") for the purposes of giving information with regard to the issuer which is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the issuer.


    The notes will be obligations of the issuer only. They will not be obligations or responsibilities of, nor will they be guaranteed by, any other party, including The Bank of New York, The Royal Bank of Scotland plc and/or National Westminster Bank Plc in any of its capacities, or any of their affiliates or advisers, successors or assigns.


    No request has been made for a certificate permitting public offers of the notes in other member states of the European Union.


    IN CONNECTION WITH THE ISSUE OF ANY SERIES OF NOTES, THE DEALER OR DEALERS (IF ANY) NAMED AS THE STABILISING MANAGER(S) (OR PERSONS ACTING ON BEHALF OF ANY STABILISING MANAGER(S)) IN THE APPLICABLE FINAL TERMS MAY OVER ALLOT NOTES (PROVIDED THAT IN THE CASE OF ANY SERIES OF NOTES TO BE ADMITTED TO TRADING ON THE REGULATED MARKET OF THE LONDON STOCK EXCHANGE, THE AGGREGATE PRINCIPAL AMOUNT OF NOTES ALLOTTED DOES NOT EXCEED 105 PER CENT. OF THE AGGREGATE PRINCIPAL AMOUNT OF THE RELEVANT SERIES) OR EFFECT TRANSACTIONS WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE IS NO ASSURANCE THAT THE STABILISING MANAGER(S) (OR PERSONS ACTING ON BEHALF OF THE STABILISING MANAGER(S)) WILL UNDERTAKE SUCH STABILISATION ACTION. ANY STABILISATION ACTION MAY BEGIN AT ANY TIME AFTER THE ADEQUATE PUBLIC DISCLOSURE OF THE FINAL TERMS OF THE OFFER OF THE RELEVANT SERIES OF NOTES AND, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT IT MUST END NO LATER THAN THE EARLIER OF 30 DAYS AFTER THE ISSUE DATE OF THE RELEVANT SERIES OF NOTES AND 60 DAYS AFTER THE DATE OF THE ALLOTMENT OF THE RELEVANT SERIES OF NOTES.


    The Jersey Financial Services Commission has requested the inclusion of the following statement: an investment in the notes is only suitable for financially sophisticated investors who are capable of evaluating the merits and risks of such investment and who have sufficient resources to be able to bear any losses which may result from such investment.

    We include cross-references to captions in this base prospectus where you can find further related discussions. The following table of contents provides the pages on which these captions are located.


    You can find an index beginning on page 227 under the caption "Index of Terms In The Base Prospectus" which lists where some terms used in this document are explained.


                         SUPPLEMENTARY BASE PROSPECTUS

    The issuer has undertaken, in connection with the admission of the notes to listing on the Official List of the UKLA and the admission to trading on the regulated market of the London Stock Exchange, that if there shall occur any adverse change in the business or financial position of the issuer or any change in the information set out under "Terms and Conditions of the Notes", that is material in the context of issuance of notes under the programme pursuant to Section 87 of the Financial Services and Markets Act 2000, then the issuer will prepare or procure the preparation of an amendment or supplement to this base prospectus or, as the case may be, publish a new base prospectus, for use in connection with any subsequent issue by the issuer of notes to be listed on the regulated market of the London Stock Exchange which shall constitute a supplemental prospectus as required by the UKLA and Section 87 of the Financial Services and Markets Act 2000.

When delivered in the U.S., this base prospectus must be accompanied by a set of final terms pursuant to which the series of notes referred to therein will be offered. Such final terms are contained in a prospectus supplement and constitute, with respect to the series of notes offered thereby, the "RELEVANT FINAL TERMS" or the "APPLICABLE FINAL TERMS" referred to herein.


    The issuer will, at the specified offices of the paying agents, provide, free of charge, upon oral or written request, a copy of this base prospectus. Written or telephone requests for this base prospectus should be directed to the specified office of any paying agent.


                           RESPONSIBILITY STATEMENT

    The issuer accepts responsibility for the information contained in this base prospectus. The issuer declares that, having taken all reasonable care to ensure that such is the case, the information contained in this base prospectus is, to the best of its knowledge, in accordance with the facts and contains no omission likely to affect the import of such information.

    The information relating to RBS Cards Securitisation Funding Limited and South Gyle Receivables Trustee Limited has been accurately reproduced from information provided by RBS Cards Securitisation Funding Limited and South Gyle Receivables Trustee Limited, respectively. So far as the issuer is aware and/ or is able to ascertain from information provided by each of RBS Cards Securitisation Funding Limited and South Gyle Receivables Trustee Limited, no facts have been omitted which would render the reproduced information misleading.

    The information relating to The Royal Bank of Scotland plc, National Westminster Bank Plc and their affiliates has been accurately reproduced from information provided by The Royal Bank of Scotland plc. So far as the issuer is aware and/or is able to ascertain from information provided by The Royal Bank of Scotland plc, no facts have been omitted which would render the reproduced information misleading.

                              TRANSACTION OVERVIEW

STRUCTURAL DIAGRAM OF THE SECURITISATION PROGRAMME



                              [Structural Diagram]

PROGRAMME STRUCTURAL OVERVIEW

    The following is a brief overview description of the Arran Funding Medium Term Note Programme, of which your notes will form a part.


    In this base prospectus, we will refer to The Royal Bank of Scotland plc as "RBS", to National Westminster Bank Plc as "NATWEST", and to both of them, in their capacities as transferors of the receivables, as the "TRANSFERORS". "WE" means Arran Funding Limited, RBS Cards Securitisation Funding Limited and South Gyle Receivables Trustee Limited. Where we refer to these companies separately, we will identify them specifically. The servicer of the receivables (the "SERVICER") is the Retail Direct Division -- Card Business of RBS. The cash manager of the receivables trust (the "TRUST CASH MANAGER") is jointly the Retail Direct Division -- Cards Business and the Financial Markets Business of RBS. We will refer to South Gyle Receivables Trustee Limited, a special purpose vehicle incorporated in Jersey, Channel Islands, as the "RECEIVABLES TRUSTEE", to Arran Funding Limited as the "ISSUER", to the Retail Direct Division -- Cards Business of RBS as "CARDS BUSINESS" and to the Financial Markets Business of RBS as "FINANCIAL MARKETS".



PREVIOUS SERIES

    At the date of this base prospectus, no previous series of notes have been issued by the issuer.


RECEIVABLES MASTER TRUST

    From time to time, one or both transferors may transfer to the receivables trustee all of their respective present and future beneficial interests in receivables in designated revolving credit card accounts originated or purchased by each of RBS and NatWest in the United Kingdom. As regards receivables that are governed by English law, such transfers are constituted by way of assignment under the terms of the receivables securitisation agreement. As regards receivables that are governed by Scots law, such transfers are constituted by way of Scottish declarations of trust. Only the receivables will be so transferred. The accounts will be retained by RBS and NatWest, respectively.


    In 2000, RBS and its indirect wholly-owned subsidiary RBS Advanta, which we will refer to as "RBSA" effected three transfers by way of assignment and Scottish declaration of trust of the present and future beneficial interest in receivables in designated revolving credit card accounts originated in the United Kingdom by, respectively, RBS and RBSA. We refer to the transfers that occurred in 2000 as aforesaid as the "2000 TRANSFERS" and we refer to the 2000 transfers and each assignment and Scottish declaration of trust that has occurred, or that will occur, after the 2000 transfers, as the "TRANSFERS" with each being a "TRANSFER" and the term "TRANSFERRED" shall be construed accordingly in that context. The credit card portfolio of RBSA was transferred to RBS on 1 January 2004, at the same time as the transfer of the transferor interest of RBSA in the receivables trust (as defined below) to RBS. NatWest acceded to the receivables trust (as defined below) pursuant to a deed of accession (the "NATWEST DEED OF ACCESSION") on 27 October 2005. RBS and NatWest made an offer of receivables to the receivables trustee on 27 October 2005, and when the offer was accepted, NatWest received a transferor interest in its capacity as a transferor beneficiary (as defined below) in the receivables trust. The transferors may, but are not obliged to, assign to the receivables trustee their present and future beneficial interest in receivables arising on further credit card accounts originated or purchased by RBS and NatWest in the United Kingdom.

    The receivables trustee will hold the receivables on trust for RBS and NatWest, as transferor beneficiaries, and for a special purpose vehicle subsidiary of RBS called RBS Cards Securitisation Funding Limited, as investor beneficiary (as defined below). In this base prospectus, we will refer to this trust as the "RECEIVABLES TRUST". When we describe their entitlement to property in the receivables trust, we will refer to RBS, NatWest and any future transferor beneficiary as the "TRANSFEROR BENEFICIARIES" and each a "TRANSFEROR BENEFICIARY". We will refer to RBS Cards Securitisation Funding Limited as the "LOAN NOTE ISSUER" and the "INVESTOR BENEFICIARY" in this base prospectus.

    "RECEIVABLES" means finance charge receivables and principal receivables arising on accounts held within the receivables trust.


ISSUANCE OF NEW SERIES OF LOAN NOTES AND NOTES

    The loan note issuer has funded prior acquisitions, and may fund future acquisitions, of its undivided beneficial interest in the receivables trust by issuing limited recourse loan notes. We will refer to these limited recourse loan notes as the "LOAN NOTES". The loan note issuer will have future issuances of loan notes listed on the Channel Islands Stock Exchange or such other stock exchange as the loan note issuer may choose.


    In 2000, the loan note issuer issued the Series 00-A, 00-B and 00-C loan notes (to which we will refer, collectively, as the "2000 LOAN NOTES"). The 2000 loan notes were sold by the loan note issuer to Arran One Limited and to Arran Two Limited and the proceeds of those sales were used by the loan note issuer to fund its purchase of its undivided beneficial interest in the receivables trust. See "The Loan Note Issue". The 2000 loan notes have now all been redeemed.


    In connection with each issuance of a new series of notes by the issuer under the programme, the loan note issuer will increase its undivided beneficial interest in the receivables trust using the proceeds of the issuance of a corresponding loan note to the issuer. The limited recourse nature of each loan note will ensure that the loan note issuer is only ever liable to the purchaser of any loan note for payments in an amount equal to payments received by the loan note issuer from the receivables trustee in respect of that loan note. Each loan note will be segregated from each previously issued loan note and will not provide any cross-collateralisation. Each increase in the loan note issuer's undivided beneficial interest in the receivables trust will be evidenced by a corresponding annotation to the investor certificate, which sets out the size of the loan note issuer's beneficial interest. See "The Receivables -- Assignment of the Receivables to the Receivables Trustee" and "The Receivables Trust -- Acquisitions".

    The initial principal amount of a loan note is the amount that is stated in the loan note supplement for such loan note to be payable to the holder of such loan note. It will be denominated in sterling. Such amount will be set out in the final terms of the series which such loan note supports.

    The outstanding principal amount of a loan note is the initial principal amount of that loan note, as described in the relevant loan note supplement for such loan note and the relevant final terms, less principal payments made to the holder of that loan note.

    The issuer will finance its subscription for each loan note by issuing under the programme a separate series of notes that will be sold to investors from time to time (after swapping the proceeds of the notes in any currency other than sterling into sterling, if applicable).


    Each series of notes to be issued by the issuer will be secured in favour of a trustee for the benefit of the secured creditors of the relevant series. The secured asset for a whole series of notes is the corresponding single loan note. The security for a series of notes will not be cross-collateralised with the security for another series of notes. The secured creditors of each relevant series will include, among others, the trustee for itself and acting on behalf of the noteholders of such series.


    From time to time the loan note issuer may use the proceeds of further loan notes to increase further the size of its beneficial interest in the receivables trust. Alternatively, the loan note issuer may repay principal on a loan note or there may be charge-offs on receivables in the receivables trust (as described further below), thereby reducing the size of its beneficial interest in the receivables trust. The receivables trustee will annotate the investor certificate to show the correct size of the loan note issuer's beneficial entitlement each time the loan note issuer increases the size of its beneficial entitlement or receives payments of principal amounts from the receivables trust. By owning its beneficial interest in the receivables trust, the loan note issuer will be entitled to receive payments from the receivables trustee by way of distribution in respect of interest, principal and certain other fees paid by cardholders on designated revolving credit card accounts. The size of the loan note issuer's share of the collections from the cardholders will be in proportion to the size of its beneficial interest in the receivables trust.

            OVERVIEW OF THE ARRAN FUNDING MEDIUM TERM NOTE PROGRAMME

    The following overview does not purport to be complete and is qualified in its entirety by the remainder of this base prospectus and, with respect to a particular series, the relevant final terms contained in a prospectus supplement.


INITIAL PROGRAMME AMOUNT


    Up to $7,500,000,000 (or its equivalent in other currencies) aggregate principal amount of notes outstanding at any one time.



ISSUANCE IN SERIES


    Notes issued under the programme will be issued in series. Each series will comprise three classes of notes issued on a single issue date. Each class of notes within a series may be comprised of sub-classes, each denominated in any of sterling, US dollars or euro. The notes of the same class or sub-class within a given series will all be subject to identical terms and conditions in all respects. These sub-classes within a class of notes will rank pari passu among themselves and rateably without priority or preference among themselves. The notes of each series will not necessarily be subject to identical terms in all respects. Differences may include interest rates, interest calculations, the date of expected maturity and final maturity.



FINAL TERMS

    Each series will be the subject of a set of final terms which, for the purposes of that series only, supplements the terms and conditions of the notes in this base prospectus, and must be read in conjunction with this base prospectus. The terms and conditions applicable to any particular series of notes are the terms and conditions of the notes as supplemented, amended and/or replaced by the relevant final terms.

                                   THE PARTIES

ARRANGER

    The Royal Bank of Scotland plc, Financial Markets.


DEALERS


    Greenwich Capital Markets Inc., The Royal Bank of Scotland plc, Financial Markets and any other dealer appointed from time to time by the issuer either generally in respect to the programme or in relation to a particular series or class of notes in accordance with the terms of the dealer agreement (see "Plan of Distribution").



THE ISSUER

    Arran Funding Limited is a public limited liability company incorporated in Jersey, Channel Islands. Its registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Its telephone number is +44 1534 609 000.

    The issuer is a special purpose vehicle described below under "The Issuer". The purpose of the issuer is to issue, from time to time, notes under the programme as described below under "The Notes," which represent its asset-backed debt obligations. On each respective closing date under the programme on which a series is issued, the issuer will utilise the proceeds of issue of the issued series of notes to acquire an additional loan note issued by the loan note issuer. The issuer will not engage in any activities which are not related to the issue of the notes (see "The Loan Notes", "The Issuer" and "Use of Proceeds").



THE NOTE TRUSTEE, PRINCIPAL PAYING AGENT, REGISTRAR AND AGENT BANK


    The note trustee is The Bank of New York, acting through its London branch. The Bank of New York is the principal paying agent, registrar, transfer agent and agent bank. The note trustee will act as trustee for the noteholders of each series under the trust deed (and each relevant series trust deed supplement), as described below under "The Trust Deed" and "The Notes and The Global Notes". The note trustee will also hold the security for the notes of each series under the terms of the trust deed (and the relevant series trust deed supplement), as described below under "Terms and conditions of the Notes". The principal paying agent will make payments on the notes of each series. The registrar will hold the global notes of each class or sub-class. The agent bank will calculate the interest rate on the notes of each class or sub-class. The Bank of New York's address in London is One Canada Square, London E14 5AL and its address in New York is 101 Barclay Street, Floor 21 West, New York, New York 10286. Its telephone number in London is +44 20 7570 1784 and its telephone number in New York is +1 212 495 1784.


THE SECURITY TRUSTEE

    The security trustee in relation to the loan note issuer is The Bank of New York, acting through its London branch, whose principal place of business is at One Canada Square, London E14 5AL, England (the "SECURITY TRUSTEE"). The security trustee acts as trustee for the holder of each series loan note (including the issuer) under a security trust deed (and the relevant loan note supplement), which we will refer to in this base prospectus as the "SECURITY TRUST DEED".


THE ROYAL BANK OF SCOTLAND PLC

    The Royal Bank of Scotland plc is a bank incorporated in Scotland. Its registered office is located at 36 St Andrew Square, Edinburgh EH2 2YB, Scotland. It is regulated in the United Kingdom by the Financial Services Authority. Its telephone number is +44 131 556 8555.


NATIONAL WESTMINSTER BANK PLC


    National Westminster Bank Plc is a public limited company incorporated in England and Wales. Its registered office is located at 135 Bishopsgate, London EC2M 3UR. It is a wholly-owned subsidiary of RBS. It is regulated in the United Kingdom by the Financial Services Authority as part of the RBS group of companies. Its telephone number is +44 20 7085 5000.



THE TRANSFERORS


    RBS and NatWest, both acting through Cards Business, originate, and may from time to time purchase, portfolios of revolving credit card accounts. RBS and NatWest have transferred receivables to the receivables trustee prior to the date of this base prospectus and each of RBS and NatWest may in the future transfer additional receivables to the receivables trustee.


THE SERVICER

    RBS, acting through Cards Business, currently services the receivables in the receivables trust. It is intended that RBS, acting through Cards Business, will continue to service the credit card receivables in the receivables trust. Except in exceptional circumstances, RBS may not resign as servicer, but its appointment may be terminated and a successor servicer appointed in the event of a default by the servicer. In the future, additional transferors, if any, may act as co-servicers.


THE TRUST CASH MANAGER

    In connection with the issuance of the 2000 loan notes, RBS, acting through Cards Business, was also appointed as the initial trust cash manager to manage the bank accounts of the receivables trustee. It is intended that RBS, acting through both Cards Business and Financial Markets, will continue to act as trust cash manager of the receivables trustee in connection with the programme.


THE RECEIVABLES TRUSTEE

    South Gyle Receivables Trustee Limited, the receivables trustee, is a private limited liability company, which was incorporated in Jersey, Channel Islands on 2 February 2000. Its registered office is located at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. Its telephone number is +44 1534 609000. The receivables trustee does not have any employees. The shares of the receivables trustee are held by two nominees for a professional trust company -- not affiliated to RBS -- on trust for charitable purposes. After the receivables trustee has paid all amounts due in respect of each beneficial interest in the receivables trust and met all of its costs and expenses, any profits will be paid as dividends to the professional trust company which will pay them on to charities in Jersey selected at its discretion. The payments on your notes will not be affected by this arrangement.


THE RECEIVABLES


    The receivables consist of amounts charged by cardholders, who are individuals, to designated MasterCard[R]* and VISA[R]* revolving credit card accounts of the transferors originated or acquired in the United Kingdom for the acquisition of merchandise, services and cash advances. The receivables also include the periodic finance charges and fees charged to the credit card accounts and interchange fees.



THE RECEIVABLES TRUST

    The receivables trust was established on 27 March 2000 under the terms of the receivables trust deed and trust cash management agreement dated 27 March 2000 (we will refer to this agreement as the "RECEIVABLES TRUST DEED AND TRUST CASH MANAGEMENT AGREEMENT"), under which the transferor beneficiaries and the investor beneficiary have an undivided interest in the trust property equal to the proportion of their contributions to the receivables trust.

    The receivables trustee was established to acquire credit card receivables from RBS and RBS Advanta, pursuant to the 2000 transfers, and any additional transferors (such as NatWest) and to hold those receivables and the related collections on trust for the beneficiaries under the terms of the receivables trust set out in the receivables trust deed and trust cash management agreement and to make payments to the beneficiaries in accordance with the terms of that agreement as supplemented from time to time. Further transfers of receivables to the receivables trust may occur from time to time. The receivables trustee has previously accepted offers of credit card receivables from RBS and RBS Advanta in an initial transaction on 27 March 2000 and in subsequent transfers on 30 June 2000, 10 September 2001, 26 November 2001, 8 January 2002, 1 February 2002 (two transfers on that date), 31 May 2002 and 25 June 2003. Recently, the receivables trustee accepted an offer of credit card receivables on 27 October 2005 from RBS and NatWest. Before the offer from NatWest was accepted, NatWest acceded to the receivables trust as transferor beneficiary with a transferor interest in the receivables trust. The receivables trustee may from time to time adjust the relative


o MasterCard(R) and VISA(R) are US federally registered servicemarks of MasterCard(R) International Inc. and VISA(R) USA Inc., respectively, and are registered trademarks in the United Kingdom of MasterCard(R) International Inc. and VISA(R) International Service Association, respectively.

sizes  of  the  undivided   beneficial   interests  in  the receivables trust.
The receivables  trustee may not engage in any unrelated activities.



THE INVESTOR INTEREST

    As is further described under "The Receivables Trust -- Acquisitions", the loan note issuer will pay the proceeds of the issue of each loan note to the receivables trustee to increase its undivided beneficial interest in the receivables trust. We will refer to that undivided beneficial interest as the "AGGREGATE INVESTOR INTEREST". The aggregate investor interest is evidenced by an investor certificate which will be annotated to evidence each increase in the aggregate investor interest.

    The loan note issuer will make payments of principal and interest on each loan note using distributions made to it by the receivables trustee with respect to that part of the aggregate investor interest which is referable to that loan note. We call the part of the aggregate investor interest, for purposes of calculating these amounts for a series, a "SERIES INVESTOR INTEREST".

    The receivables trustee will be entitled to use the amount contributed by the loan note issuer -- together with monies contributed to it by the other beneficiaries of the receivables trust -- in the ways set out in the receivables trust deed and trust cash management agreement, which include accepting offers by the transferors to transfer to the receivables trustee the present and future receivables generated by credit card accounts of the transferors, making further payments in respect of future receivables on existing accounts which have been assigned to the receivables trustee by the transferors, and distributing any remaining available cash to the transferor beneficiaries in accordance with their beneficial entitlement to the undivided trust property.

    The receivables trustee has used the previous trust contributions made by the loan note issuer together with contributions made by the transferor beneficiaries to accept the offers made by the transferors described above.

    The aggregate investor interest will entitle the loan note issuer to receive at specified times payment of a designated proportion of collections of the credit card receivables assigned by the transferors to the receivables trustee in respect of each series investor interest. The loan note issuer will use those collections to pay amounts due on the corresponding series loan note.


THE LOAN NOTE ISSUER AND INVESTOR BENEFICIARY

    RBS Cards Securitisation Funding Limited, the loan note issuer, is a private limited liability company incorporated in Jersey, Channel Islands. Its registered office is located at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ, Channel Islands. Its telephone number is +44 1534 285 279.
The loan note issuer is a wholly-owned subsidiary of RBS.

    The loan note issuer was incorporated on 2 February 2000 to issue loan notes from time to time in respect of which it becomes an investor beneficiary of the receivables trust.


    The loan note issuer does not have any employees. The loan note issuer has entered into an agreement dated 27 March 2000 with The Royal Bank of Scotland International Limited, a wholly-owned subsidiary of RBS incorporated and resident in Jersey, under which The Royal Bank of Scotland International Limited has agreed to provide administrative services to the loan note issuer.



SWAP COUNTERPARTY

    The notes within a series to be issued by the issuer from time to time may be denominated in different currencies and have a fixed or floating rate of interest (as specified in the relevant final terms). The issuer may, in relation to certain classes and sub-classes of notes, enter into an ISDA master agreement and related schedules and confirmations (each, referred to herein as a "SWAP AGREEMENT") with a swap counterparty (referred to herein as the "SWAP COUNTERPARTY"). Each set of final terms will provide details of any swap agreement in respect of a particular class or sub-class of notes including the name of the swap counterparty (see "Description of the Swap Agreements").

 TRANSACTION FEES

    The following table summarises certain fees payable out of cashflows from the receivables trust.

RECIPIENT         FEE                        PRIORITY IN CASHFLOW      FREQUENCY
---------------   -------------------------  ------------------------  ----------------------

Servicing Fee ..  0.75% of adjusted          Subordinate to class A    Each distribution date
                  investor interest of each  and class B monthly
                  series                     distribution amounts but
                                             in priority to class C
                                             monthly distribution
                                             amounts

Trust Cash        [GBP]6,000 per annum per   Subordinate to class A    Each distribution date
  Management Fee  series in issuance or as   and class B monthly
                  otherwise set out in the   distribution amounts but
                  relevant final terms       in priority to class C
                                             monthly distribution
                                             amount


THE NOTES -- OVERVIEW

LISTING

    Each series may be admitted to the Official List of the UKLA and admitted to trading on the regulated market of the London Stock Exchange and/or admitted to listing, trading and/or quotation by any other listing authority, stock exchange and/or quotation system as may be agreed between the issuer, the arranger and the relevant dealer(s) and specified in the relevant final terms.


CLEARING SYSTEMS

    The clearing systems are the Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR") (1 Boulevard du Roi Albert II, B-1210 Brussels, Belgium) and/or Clearstream Banking, societe anonyme ("CLEARSTREAM") (L-2967 Luxembourg, Luxembourg) and/or, in relation to any series, any other clearing system as may be specified in the relevant final terms.


STATUS, SECURITY AND PRIORITY OF PAYMENTS OF THE NOTES

    Each series will be constituted by a trust deed supplement between, among others, the issuer and the note trustee (referred to herein as the "SERIES TRUST DEED SUPPLEMENT"). Within a series, notes of each class will rank pari passu among themselves and rateably without preference or priority among themselves. Each class of notes within a series may be comprised of sub-classes, each denominated in any of sterling, dollar or euro. The sub-classes within a class of notes will rank pari passu among themselves and rateably without priority or preference among themselves. As security for the payment of all monies payable in respect of a series, the issuer will, pursuant to the trust deed and the relevant series trust deed supplement executed in relation to that series, create a first fixed security interest over, amongst other things, its rights to receive payments under the relevant loan note (see "Terms and conditions of the Notes", "The Loan Notes" and "The Trust Deed and the Trust Deed Supplements"). The note trustee will be the registered holder of each loan note in order to perfect properly the first fixed security interest in respect of each loan note, which is the main asset of the issuer backing the relevant series (see "The Loan Notes").

    For details of the priority of payments with respect to amounts available to the issuer, both prior to and post enforcement of the security (see "Cashflows of the issuer" and "Terms and conditions of the Notes").

    Amounts available to the issuer for payment of interest and repayment of principal on a series will be derived from amounts received by the issuer from the loan note issuer as payments of interest and principal on the corresponding loan note (see "The Loan Notes").

    Such payments will, if paid in full, be sufficient for the issuer to meet the amounts required (a) to pay the fees, costs and expenses of the issuer and the note trustee as herein described, (b) to make any necessary payments to the swap counterparty, if any, as specified in the relevant final terms, (c) to make payments of interest on the notes as specified in this base prospectus and the relevant final terms, (d) to make payments of principal on the notes on the relevant distribution date or dates as specified in this base prospectus and relevant final terms, (e) to pay certain amounts representing earnings of the issuer in the conduct of its business, and
(f) to make other payments required to be made by the issuer from time to time as herein described or as further described in the relevant final terms.


    We will refer to the 15th day in each month or, if such day is not a business day, the next business day, or any other date as may be specified in the relevant final terms as a "DISTRIBUTION DATE" in this base prospectus. References in this base prospectus, unless specified otherwise, to a "BUSINESS DAY" have the meaning given to it in the terms and conditions of the notes (See also "The Receivables Trustee," "The Loan Notes" and "The Trust Deed and the Trust Deed Supplements").



FORM OF NOTES

    The notes will be issued in registered form. The notes of each class or sub-class will be represented by a global note certificate registered in the name of The Depository Trust Company or its nominee, and cleared through Clearstream and/or Euroclear and/or, in relation to any series, any other clearing system as may be specified in the relevant final terms. We refer to each beneficial interest in a global note certificate as a "BOOK-ENTRY NOTE".
A holder of notes may exchange those notes for other notes of the same class or sub-class of any authorised denominations and of the same aggregate stated principal amount and tenor.


    Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the registrar or at the office of any transfer agent that the issuer designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the trust deed or any trust deed supplement before the transfer or exchange is completed. The registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

    The issuer has appointed The Bank of New York as the registrar for the notes. The issuer may also at any time designate additional transfer agents for any series or class or sub-class of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuer will be required to maintain a transfer agent in each place of payment for a series or class or sub-class of notes.



CURRENCIES

    Notes of each class or sub-class will be denominated in US dollars, sterling or euro, as specified in the relevant final terms, and subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.


ISSUE PRICE

    Notes may be issued at any price as specified in the relevant final terms.


MATURITIES

    Notes may be issued with any maturity as specified in the relevant final terms, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements.


SCHEDULED REDEMPTION


    Unless previously purchased and cancelled, each class or sub-class of a particular series will be redeemed on the scheduled redemption date as specified in the relevant final terms of such series to the extent of the amount which has on that day been credited to the relevant class or sub-class distribution ledger in the relevant issuer distribution account of such series, in accordance with the provisions of the relevant loan note.



MANDATORY EARLY REDEMPTION AND PRIORITY OF PAYMENTS

    Notes of a particular class or sub-class may be redeemed before their stated scheduled redemption date upon the commencement of a rapid amortisation period or a regulated amortisation period (see "Terms and conditions of the Notes", and "Description of the Swap Agreements") as further specified in this base prospectus and in the relevant final terms.

FINAL REDEMPTION

    If a series has not been redeemed in full as described in the "Scheduled Redemption" section of the relevant final terms, the series will be finally redeemed at its respective principal amount outstanding plus accrued interest by the final redemption date as specified in the relevant final terms.


INTEREST

    Interest will be payable in arrear and accrue at a fixed rate or a floating rate (see "Terms and conditions of the Notes") and the method of calculating interest will be specified in the relevant final terms for each series of notes. An interest payment date for each series will be specified in the relevant final terms but may be subject to change upon the commencement of a rapid amortisation period or regulated amortisation period.

    References in this base prospectus to an "INTEREST PERIOD" shall mean the period commencing on and including an interest payment date or, in the case of a first period for a series, the relevant closing date for such series, and ending on but excluding the next interest payment date or, in the case of the first period, the first interest payment date as specified in the relevant final terms.


DENOMINATIONS

    Notes will be issued in such denominations as may be specified in the relevant final terms, subject to compliance with all applicable legal and/or regulatory and/or central bank requirements. Notes will be issued in minimum denominations of at least [e]50,000 or its equivalent or as otherwise specified in the related final terms (as applicable to the currency of each particular series).


NEGATIVE COVENANTS

    The notes will have the benefit of negative covenants of the issuer as described in condition 5 (see "Terms and conditions of the Notes -- Negative Covenants of the Issuer").


CREDIT ENHANCEMENT

    Credit enhancement, if any, for each class or sub-class of notes in a series is for the benefit of that class or sub-class only and will be described further in the relevant final terms.


TAXATION

    In the event of any withholding or deduction for, or on account of, any taxes, duties, assessments or government charges of whatever nature being imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the notes by Jersey, the United Kingdom, or any other jurisdiction or political subdivision or any authority in or of such jurisdiction having power to tax, the issuer or the paying agent shall make such payments after such withholding or deduction and neither the issuer nor the paying agent will be required to make any additional payments to holders of the affected series of notes in respect of such withholding or deduction.


GOVERNING LAW

    English law.


ENFORCEMENT OF NOTES IN GLOBAL FORM

    In the case of each global note certificate in relation to a class or sub-class, noteholders' rights against the issuer will be governed by the trust deed and the series trust deed supplement which will be entered into by the issuer prior to the issuance of each series.


RATINGS

    Each class of notes is expected on issue to be assigned a rating by each of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("STANDARD & POOR'S"), Moody's Investors Service Inc. ("MOODY'S") and Fitch Ratings Ltd ("FITCH RATINGS" and, together with Standard & Poor's and Moody's, the "RATING AGENCIES"). The ratings expected to be assigned to each class of notes will be stated in the final terms for that series. A rating is not a recommendation to buy, sell or hold the notes. A rating may be suspended, lowered or withdrawn at any time.


SELLING RESTRICTIONS

    Any selling restrictions applicable to a series will be as described in the applicable final terms.

                                  RISK FACTORS

    You should consider the following principal risk factors carefully before deciding to invest in the notes offered by this base prospectus and the applicable final terms.

THE ISSUER'S ABILITY TO MEET ITS OBLIGATIONS ON YOUR NOTES DEPENDS ON RECEIPT OF PAYMENTS DUE UNDER THE RELEVANT LOAN NOTE.

    The ability of the issuer to pay the principal of and interest on your notes will depend on the receipt by it of payments due under the relevant loan note issued by the loan note issuer.

    The issuer will be entitled to receive interest payments under the relevant loan note for each series which will be applied (i) to pay the fees, costs and expenses of the issuer and the note trustee, (ii) to meet its obligations to pay interest (including deferred and additional interest) on the notes to noteholders (either directly or indirectly via payments made to and received from swap counterparties), (iii) to pay amounts representing the earnings for the issuer, and (iv) to meet any other payments required to be made by the issuer. Additionally, the issuer will be entitled to receive certain principal payments under the relevant loan note which will be applied in redeeming the notes (either directly or indirectly via payments made to and received from swap counterparties).

    If the issuer does not receive sufficient funds under the relevant series loan note, then the payment of interest and/or the repayment of principal on your notes may be delayed or reduced.

    The issuer's receipt of sufficient funds under the relevant loan note to pay the amounts due and to repay the entire principal amount of the notes will be dependent on, amongst other things: (i) payments actually being made by cardholders (from whom no security has been taken in the support of those payments) and the proceeds of any relevant guarantees or insurance policies in respect of cardholders (to the extent such are capable of assignment), (ii) those payments being collected by the servicer in accordance with the provisions of the receivables trust deed and trust cash management agreement and paid to the receivables trustee, (iii) distributions being made by the receivables trustee to the loan note issuer of amounts allocable to the loan note issuer in accordance with the receivables trust deed and trust cash management agreement in respect of the relevant loan note, (iv) payment being made by the relevant swap counterparty, if any, in respect of its obligations to the issuer under the swap agreements (if any), and (v) payment being made by the loan note issuer in respect of its obligations to the issuer under the relevant loan note.


    Amounts paid to the issuer by the loan note issuer in respect of each loan note will be used to pay principal and interest on the notes of the corresponding series in accordance with the terms and conditions for that series (subject to payment of amounts for fees, costs and expenses of the issuer and the note trustee).


INVESTORS IN CLASS B NOTES AND CLASS C NOTES (AND ANY SUB-CLASS THEREOF) OF ANY SERIES WILL HAVE ADDITIONAL RISKS BECAUSE THEIR NOTES ARE SUBORDINATED.


    The class B notes of a series (and every sub-class thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) in the same series.


    The class C notes of a series (and every sub-class thereof (if any)) are subordinated in right of payment of interest and principal to the class A notes (and every sub-class thereof (if any)) and the class B notes (and every sub-class thereof (if any)) in the same series. Interest and principal payments to the class C noteholders will not be made until the class A noteholders and the class B noteholders are paid interest and principal due in full. This could cause the class C noteholders not to receive the full amount of interest and principal due to them.


    If available funds are not sufficient to pay interest on all classes of notes, the notes may not receive full payment of interest if, in the case of class A and class B notes, there are insufficient retained principal collections to cover such shortfall, and if, in the case of class C notes, there are insufficient amounts on deposit in the spread account to cover the shortfall.

    "CLASS A NOTEHOLDER" means, in respect of a class A global note, the holder of the class A global note or any sub-class thereof, or, in respect of a class A definitive note, the person whose name appears on the register (or if more than one person is named in the register, the first person named).

    "CLASS B NOTEHOLDER" means, in respect of a class B global note, the holder of the class B global note or any sub-class thereof, or, in respect of a class B definitive note, the person whose


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


name appears on the register (or if more than one person is named in the register, the first person named).


"CLASS C NOTEHOLDER" means, in respect of a class C global note, the holder of the class C global note or any sub-class thereof, or, in respect of a class C definitive note, the person whose name appears on the register (or if more than one person is named in the register, the first person named).

THE ISSUANCE OF ADDITIONAL SERIES OF NOTES FROM TIME TO TIME MAY, IN CERTAIN CIRCUMSTANCES, ADVERSELY AFFECT YOUR RIGHTS BY DILUTING YOUR VOTING POWER.

    The issuer may issue additional series of notes from time to time. Noteholders of a given series may be entitled to instruct the note trustee to enforce their rights against the issuer. Under the trust deed, the giving of some instructions to the note trustee may only necessitate the vote of the noteholders of one particular series. However, the giving of other instructions to the note trustee may require the consent or approval of a percentage of the noteholders of all outstanding series of notes. Thus, under the latter scenario, the issuance of future series that will be entitled to vote together with pre-existing series will dilute the voting power of holders of those pre-existing series.

    Noteholders whose notes are related to a loan note of a given series may require the loan note issuer, as investor beneficiary, to enforce its rights against the receivables trustee to require it to perform its role as receivables trustee. However, it may be necessary to obtain the consent or approval of noteholders whose notes are related to a certain percentage of the total principal balance of all series loan notes to require or direct those actions. These actions include terminating the appointment of the servicer under the beneficiaries servicing agreement. Thus noteholders whose notes are related to any future series loan note will have voting rights that will reduce the percentage interest of noteholders whose notes are related to previously issued loan notes. Noteholders whose notes are related to loan notes of various series may have interests that conflict with the interests of noteholders whose notes are related to another series loan note. This may ultimately restrict the ability of the noteholders or the note trustee to direct the loan note issuer or the security trustee to take the actions referred to above.

ALLOCATIONS OF CHARGED-OFF RECEIVABLES COULD REDUCE YOUR PAYMENTS.

    We anticipate that the servicer will charge-off or write-off as uncollectable some of the receivables (we will refer to these throughout this base prospectus as "CHARGED-OFF RECEIVABLES"). Each beneficiary of the receivables trust -- including the investor beneficiary -- will bear a proportionate share of charged-off receivables. If the amount of charged-off receivables allocated to the investor interest with respect to any series of notes issued under this base prospectus and the relevant final terms exceeds the amount of funds available to cover those charge-offs, the amount paid to the issuer in respect of the corresponding loan note by the loan note issuer on the next following payment date may be reduced. This could cause the holders of the notes not to receive the full amount of principal and interest due to them. Any loss will be borne in order of subordination of the different classes and sub-classes of notes among themselves, as described in the relevant final terms.

INABILITY OF NOTEHOLDERS TO RECEIVE THE FULL PERCENTAGE ALLOCATION OF PRINCIPAL COLLECTIONS DURING THE REGULATED AMORTISATION PERIOD COULD DELAY PAYMENTS ON YOUR NOTES OR CAUSE A LOSS ON YOUR NOTES.

    Some pay out events with respect to a series of notes issued under this base prospectus and the relevant final terms, may cause the start of the regulated amortisation period rather than the rapid amortisation period. During a regulated amortisation period, not all of the principal collections allocated to the series investor interest, with respect to any such series of notes, may be used to make payments of principal to the loan note issuer, as they would be during a rapid amortisation period. Instead, the amount of principal payments to the loan note issuer -- and thus ultimately on your notes -- will not exceed the controlled deposit amount. This could cause you to receive payments of principal slower than you would during a rapid amortisation period. A deterioration in the performance of the receivables may have the effect of starting a regulated amortisation period with respect to a class or sub-class of notes, which could cause a delay in the principal payments on your notes or expose you to an increased risk of losses on your notes.

NO INDEPENDENT INVESTIGATION


    None of the loan note issuer, the receivables trustee, the security trustee, the note trustee, the issuer, the arranger or the dealers has undertaken or will undertake any investigations, searches or other actions to verify the details of the receivables -- other than steps taken by the issuer to verify the details of the receivables that are presented in any set of final terms -- or to establish the credit-worthiness of any cardholder on the designated accounts. The loan note issuer, the receivables trustee, the security trustee, the note trustee and the issuer will rely solely on the representations given by a transferor to the receivables trustee about its receivables, the cardholders on the designated accounts, the designated accounts and the effect of the assignment of its receivables.

    "DESIGNATED ACCOUNT" means an account which has been originated under and continues to conform to the credit card eligibility criteria described in the base prospectus and has been flagged on the relevant transferor's system as being the subject of an offer of transfer to the receivables trustee.


INSOLVENCY OF A TRANSFEROR MAY RESULT IN AN INABILITY TO REPURCHASE
RECEIVABLES.

    If any representation made by a transferor about the receivables proves to have been incorrect when made, that transferor will be required to repurchase the affected receivables from the receivables trustee. If a transferor becomes bankrupt or insolvent, the receivables trustee may be unable to compel that transferor to repurchase receivables, and you could incur a loss on your investment or an early redemption of your notes.

INSOLVENCY OF THE ISSUER, THE LOAN NOTE ISSUER OR THE RECEIVABLES TRUSTEE COULD CAUSE AN EARLY REDEMPTION OF YOUR NOTES AND/OR A LOSS ON YOUR NOTES.

    The ability of each of the issuer, the loan note issuer and the receivables trustee to meet its obligations under the notes, the relevant loan note, the receivables securitisation agreement, as defined under the heading "The Receivables -- Assignment of Receivables to the Receivables Trustee", or the receivables trust deed and trust cash management agreement, as the case may be, will depend upon its continued solvency.

    A company that has assets in Jersey will be insolvent, as a matter of Jersey law, if it is unable to pay its debts as they fall due. Each of the issuer, the loan note issuer and the receivables trustee has been structured so that the likelihood of its becoming insolvent is remote. Each of these entities is or will be contractually restricted from undertaking any business other than in connection with the financings described in this base prospectus. Each of them is or will be expressly prohibited from incurring any additional indebtedness, except as permitted by the agreements to which it is party, having any employees, owning any premises and establishing or acquiring any subsidiaries. Contractual provisions are or will be contained in each of the agreements to which they are or will be a party that will prohibit the other parties to those agreements from taking any actions against these entities that might lead to their bankruptcy. Together, these provisions help ensure that the likelihood of any of these entities becoming insolvent or bankrupt is remote.

    Notwithstanding these actions, it is still possible that the issuer, the loan note issuer or the receivables trustee could become insolvent. If this were to occur, you could suffer an early redemption of your notes or a loss on your notes.


ENFORCEMENT OF THE SECURITY FOR THE NOTES

    If the security for the notes of your series created by the relevant trust deed supplement is enforced following an event of default in respect of such series, the note trustee will have recourse to payments due from the loan note issuer under the loan note securing the series of which your notes are a part. However, enforcement of the security will not result in accelerated repayment of your notes unless amounts become available for distribution as a result of the enforcement of the relevant security. It is expected that the note trustee will only be able to distribute to you and other noteholders within a particular series those funds which are available under the loan note securing that series. If the security is enforced, the monies deposited in respect of the loan note securing that series on each distribution date in the relevant issuer distribution account of such series will be applied first to meet any remuneration due to any receiver appointed pursuant to the security trust deed and the security trustee and to meet other fees, costs and amounts due to the security trustee as provided in the security trust deed and applicable loan note supplement, secondly (to the extent not already paid) to meet the fees, costs and expenses of the issuer and the note trustee, and then (as qualified by the next paragraph) to meet payments of principal and interest on the notes and payments to the swap counterparty if any.

ENFORCEMENT OF THE SECURITY FOR THE LOAN NOTES

Upon enforcement of the loan note security for any loan note, the security trustee will have recourse only to the loan note issuer's beneficial entitlement to trust property under the receivables trust to the extent of that part of the investor interest backing the relevant loan note. However, enforcement of the loan note security in respect of a single series will not result in accelerated repayment of all of the loan notes, except in the event of a trust pay out event (see "The Loan Notes--Loan note events of default"). With respect to each series, the security trustee will only be able to pay to the issuer as beneficial holder of the relevant loan note those funds which are credited to the relevant loan note issuer distribution account of the series (in accordance with each set of final terms). The loan note issuer and the security trustee will have no recourse to any transferor or other than the ability (in certain circumstances) to call upon the receivables trustee to exercise its rights against a transferor for any breach of certain representations in respect of the receivables and for any breach of certain other obligations as therein specified. In summary, if the security over the loan note of a particular series is enforced, the monies deposited in the relevant loan note issuer distribution account of such series on each distribution date will be applied first to meet any remuneration due to any receiver appointed pursuant to the security trust deed and the security trustee, to meet other fees, costs and amounts due to the security trustee as provided in the security trust deed and to meet the fees, costs and expenses of the loan note issuer, and secondly to meet payments of principal and interest on the relevant loan note. If funds credited to the relevant loan note issuer distribution account are insufficient to meet payments of principal and interest on the loan note of the series, payments of principal and interest on your notes may be delayed or reduced.


APPLICATION OF THE CONSUMER CREDIT ACT 1974 AND UNFAIR TERMS IN CONSUMER CONTRACTS REGULATIONS 1999 MAY IMPEDE COLLECTION EFFORTS AND COULD CAUSE EARLY REDEMPTION OF YOUR NOTES AND/OR A LOSS ON YOUR NOTES.

    The primary statute dealing with consumer credit in the United Kingdom is the Consumer Credit Act 1974 -- which we will refer to in this base prospectus as the "CONSUMER CREDIT ACT". A vast majority of the credit card transactions which occur on a designated account have or will have a credit limit of an amount up to [GBP]25,000. Accordingly, the Consumer Credit Act applies to the transactions occurring on the designated accounts and, in whole or in part, to the credit card agreements. This may have consequences for your investment in the notes because of the possible unenforceability of, or possible liabilities for misrepresentation or breach of contract in relation to, an underlying credit card agreement.

(a) Enforcement of improperly executed or modified credit card agreements

    If a credit card agreement has not been executed or modified in accordance with the Consumer Credit Act, it may be unenforceable against a cardholder without a court order -- and in some instances may be completely unenforceable. If a credit card agreement related to a designated account has not been executed or modified in accordance with the provisions of the Consumer Credit Act and is completely unenforceable as a result, the principal receivables arising thereon will be treated as ineligible receivables. See "The Receivables -- Representations".

    With respect to those credit card agreements which may not comply with the Consumer Credit Act, such that a court order could not be obtained, the transferors estimate that, on any pool selection date or additional selection date, this will represent less than 1 per cent. of the aggregate principal amount of receivables in the designated accounts. The transferors do not anticipate any material increase in the percentage of these receivables in the securitised portfolio. In respect of those designated accounts that do not comply with the Consumer Credit Act, it will still be possible to collect amounts owing by cardholders and seek arrears from cardholders who are falling behind with their payments. It is unlikely that the transferors will have an obligation to pay or to account to a cardholder for any payments received by a transferor because of this non-compliance with the Consumer Credit Act. Any such receivables will be treated by the receivables trustee as ineligible receivables. See "Representations".

(b) Liability for supplier's misrepresentation or breach of contract

    Transactions involving the use of a credit card in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements for the purposes of section 75 of the Consumer

Credit Act. A debtor-creditor-supplier agreement includes an agreement where the creditor under arrangements with suppliers advances funds to finance a purchase by the debtor of goods or services from suppliers under those arrangements.

    Section 75 of the Consumer Credit Act provides that if a supplier is in breach of the contract between the supplier and a cardholder with respect to a transaction under a debtor-creditor-supplier agreement (for example, by supplying an item of merchandise which is not fit for the purpose for which it is intended), or if the supplier has made a misrepresentation in respect of that contract, both the supplier and the creditor (which will include the transferors) may be liable to the cardholder in respect of the breach or misrepresentation. However, the creditor will not be liable where the cash price of the item or service supplied underlying the claim is less than [GBP]100 or greater than [GBP]30,000. Where the creditor (or the respective transferor) is liable, the cardholder may have the right to claim against the relevant transferor and/or to set off an amount in respect of that claim against his obligation to make payments under his credit card account or any other obligation owed to the transferors. This right will survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive payments from cardholders which it would otherwise expect to receive.

    The receivables trustee has agreed on a limited recourse basis to indemnify each transferor for any loss suffered by it from a cardholder claim under section 75 of the Consumer Credit Act. This indemnity will not exceed the original outstanding principal balance of the affected charges on a credit card account in the securitised portfolio. The receivables trustee's indemnity will be payable only from and to the extent the amount of indemnity allocable to each outstanding series of notes can be met from the spread applicable to such series for distribution for such purposes in accordance with the relevant final terms.

    Any recovery by the transferor in accordance with its rights of indemnity against suppliers pursuant to section 75 of the Consumer Credit Act or pursuant to any right of the transferor to "charge-back" the transaction concerned under the applicable operating regulations of VISA[R] or MasterCard[R] (as the case may be), will reduce the amount of the transferor's loss for the purpose of claims under the indemnification provisions outlined above.

    "SECURITISED PORTFOLIO" means the pool of receivables that have been transferred to the receivables trustee from time to time as set out in the relevant final terms.

PROPOSED CHANGES TO THE CONSUMER CREDIT ACT AND RELATED REGULATIONS MAY HAVE AN UNEXPECTED EFFECT ON CONSUMER CREDIT AGREEMENTS AS A RESULT OF WHICH YOUR NOTES MAY BE ADVERSELY AFFECTED.

    In December 2003, the Secretary of State for Trade and Industry in the United Kingdom published a report entitled "Fair, Clear and Competitive: The Consumer Credit Market in the 21st Century". This report sets forth a number of government goals to reform the consumer credit industry, including the provision of credit under credit cards, loans and overdrafts. In this report, the Department of Trade and Industry (which we will refer to in this base prospectus as the "DTI") has announced a programme of reforms some of which will take effect through statutory instruments, others which will be made in a Bill amending the Consumer Credit Act.

    On 9 June 2004, the DTI laid before Parliament the first set of regulations amending the Consumer Credit Act, which comprised (a) amendments to the rules on advertising which, except for some minor exceptions, came into force on 31 October 2004; (b) requirements to provide borrowers with prescribed contractual information prior to concluding the agreement which came into force on 31 May 2005; and (c) amended form and content requirements for consumer credit agreements which came into force on 31 May 2005.

    None of these new provisions applies to credit card agreements entered into prior to the coming into force of the legislation. However, they apply to credit card agreements originated after these dates.

    In the case of credit card agreements, the new rules changed the manner in which the annual percentage rate ("APR") is calculated, the effect of which may, in some cases, increase the APR which must be shown in advertising and on agreements. The new provisions have also changed the manner in which credit may be promoted such that the rates shown in advertisements may be higher and given greater prominence than is presently the case. The new provisions also require additional disclosures to be made prior to the agreement being made and make changes to the layout of consumer credit agreements and increase the prominence given to additional ancillary products, such as payment protection insurance.

     On 5 August 2004, Regulations were laid before Parliament which implement the European Distance Marketing Directive and will apply to the credit and charge card agreements where these agreements are entered into by distance means. These Regulations provide for additional information to be given to customers before the agreement is made and give customers a 14 day right of cancellation.


     In addition, in May 2005 the government reintroduced to Parliament the consumer credit bill (the "CONSUMER CREDIT BILL") which has proceeded to Grand Committee in the House of Lords having passed through the House of Commons stages. The consumer credit bill, if enacted, will amend the Consumer Credit Act to, amongst other things, introduce a concept of "unfair relationship", which is not defined and a court will be entitled to look at all aspects of a credit relationship to determine if any unfairness exists. The bill will also extend the ombudsman scheme under the Financial Services and Markets Act 2000 to licensees under the Consumer Credit Act. The extension of the ombudsman scheme will allow a cardholder who has a complaint to raise it with the ombudsman, provided that the complaint falls within the consumer credit jurisdiction conferred upon the ombudsman.

     Such amendments (if enacted and subsequently brought into force) may, for example, increase the possibility of a challenge to agreements on the basis of "unfairness" (with some retrospective application to existing agreements); and may result in more restrictions being placed upon the activities of consumer credit licence holders.


    Directive 2005/29/EC concerning unfair business to consumer commercial practices was made on 11 May 2005. This is a directive of general application and is not confined to consumer credit or other financial services. It is anticipated that the DTI will lead implementation of this directive into UK law. The directive is due to be implemented by 12 June 2007, coming into force (with some transitional provisions) not later than 12 December 2007. The directive is intended to achieve a high level of consumer protection across the EU through harmonization of relevant EU laws. The directive has a substantial focus on advertising and sales promotion practices.


     The European Commission adopted a second revised proposal for a new consumer credit directive in October 2005. This latest proposal would permit regulation of personal credit up to [e] 50,000. Key consumer rights in the proposal include a 14-day right of withdrawal, early repayment rights and a right to break a credit agreement if the related purchase is cancelled. The timetable for further developments is unclear.


    We are unable to determine and have no basis on which to predict accurately what effect these new provisions might have on the consumer credit agreements. No assurance can be given that the legislation and legislative proposals will not adversely affect the ability of the issuer to make payments to the noteholders.

UNDER THE UNFAIR TERMS IN CONSUMER CONTRACTS REGULATIONS 1999 A CARDHOLDER MAY ASSERT CLAIMS AGAINST THE TERMS OF THE CREDIT CARD AGREEMENTS USED BY THE TRANSFERORS WHICH, IF SUCCESSFUL, MAY ADVERSELY AFFECT YOUR NOTES.

    The Unfair Terms in Consumer Contracts Regulations 1999 (the "UTCCRS") provide that certain unfair terms in consumer agreements shall not be binding on consumers. A consumer may challenge the fairness of a term in court. If a consumer has made payments under an unfair term obliging the consumer to do so, the consumer may seek to recover those payments or set off those payments against future payments under the agreement. The UK Office of Fair Trading (the "OFT") and other bodies may seek a court order preventing a business from relying on an unfair term.


    The OFT wrote to RBS in October 2003 regarding a number of terms in its standard credit card terms and conditions. RBS corresponded with the OFT and has resolved all of the issues except in relation to the level of administration charges. RBS has expressed throughout that it believes the level of its administration charges is fair and does not contravene the UTCCRs.

    The OFT has recently been engaged in a three month consultation period with RBS and seven other major credit card companies on the level of credit card administration charges. RBS (and the other main UK credit card providers) each received a letter from the OFT dated 25 July 2005 (believed to be in broadly similar terms). In the letter, the OFT set out its preliminary conclusion that the level of administration charges levied by the main UK credit card issuers is excessive. The OFT gave RBS and the other card issuers three months to give certain undertakings in relation to the way in which administration charges are estimated or to otherwise address the OFT's concerns. The OFT has power to commence proceedings against card issuers who they believe have breached the UTCCRs, including for injunctive relief.

    While the OFT on 25 July 2005 expressed the provisional view that the level of these charges needs to be reduced in order to be fair, this view is only a provisional view formed on the basis of information which the OFT had before it at that point in time. RBS responded to the OFT's letter on 24 October 2005 declining to give any undertakings and setting out its reasons for rejecting the OFT's assertion that these charges are unfair. If there is a reduction in the level of administration charges, there may be a reduction in the amounts received by RBS under its credit card agreements. Furthermore, if any term of the credit card agreements was found to be unfair, RBS may be subject to claims from cardholders seeking reimbursement of administration charges paid although these amounts will not be payable by the receivables trustee in the case of credit card agreements in the securitised portfolio. RBS continues to engage in discussions with the OFT and believes that its charges are fair. However, RBS cannot state what the outcome of the OFT's view on the level of administration charges will be.


    If the administration charge in an RBS credit card agreement was found to be unfair, the receivables trustee may not receive payments from borrowers which it might currently expect to receive.

TERMINATION OF THE SERVICER MAY CAUSE DISRUPTIONS IN THE COLLECTION PROCESS THAT COULD AFFECT THE TIMELINESS OF YOUR PAYMENTS ON YOUR NOTES.

    If the appointment of RBS as servicer is terminated under the terms of the receivables trust deed and trust cash management agreement, it will be necessary for the receivables trustee to appoint a successor servicer to undertake the obligations and to perform the services of Cards Business. See "Servicing of Receivables and Trust Cash Management" for a description of the circumstances in which such termination may occur and the consequences of such termination. The transfer to a new servicer may create disruptions in the collection process that could cause delays in the payments received by the loan note issuer and the issuer and, ultimately, in payments due on your notes.

FAILURE TO NOTIFY CARDHOLDERS OF THE TRANSFER OF RECEIVABLES COULD DELAY OR REDUCE PAYMENTS ON YOUR NOTES.

    No notice has been given to cardholders of any transfers previously effected, and no notice is expected to be given to the cardholders of any future transfers of receivables to the receivables trustee. The receivables trustee has agreed, amongst other things, that notice of the transfers will not be given to cardholders unless RBS' long-term senior unsecured indebtedness as rated by Moody's, Standard & Poor's or Fitch Ratings were to fall below Baa2, BBB or BBB, respectively. The lack of notice has several legal consequences that could delay or reduce payments on your notes.

    Until notice is given to a cardholder and, where necessary, a legal transfer of the receivable is made, the cardholder will discharge his or her obligation under that designated account by making payment to the relevant transferor.

    Until notice is given to a cardholder who is a depositor or other creditor of that transferor, equitable set-offs may accrue in favour of the cardholder against his or her obligation to make payments to that transferor under the designated account. These rights may result in the receivables trustee receiving reduced payments on the relevant receivables. The transfer of the benefit of any receivables to the receivables trustee will continue to be subject both to any prior equities that a cardholder has and to any equities the cardholder may become entitled to after the transfer. Where notice of the transfer is given to a cardholder, however, some rights of set-off may not arise after the date notice is given.

    Failure to give notice to the cardholder means that the receivables trustee would not take priority over any interest of a later encumbrancer or transferee of the relevant transferor's rights who has no notice of the transfer to the receivables trustee where such later encumbrancer or transferee gives notice. This could lead to a loss on your notes.

    Failure to give notice to the cardholder also means that the relevant transferor or the cardholder could amend the credit card agreement without obtaining the receivables trustee's consent. This could adversely affect the receivables trustee's interest in the receivables, which could lead to an early redemption of or a loss on your notes.

YOU MAY NOT BE ABLE TO SELL YOUR NOTES.

    Even if a series of notes is listed on one or more exchanges, it is not certain that a secondary market will develop. The dealers may assist in resales of the notes, but are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

COMPETITION IN THE UK CREDIT CARD INDUSTRY COULD LEAD TO AN EARLY REDEMPTION OF YOUR NOTES.

    The credit card industry in the United Kingdom is highly competitive and card issuers are using advertising, targeted marketing and pricing competition in interest rates, loyalty schemes and cardholder fees are at high levels as both traditional and new card issuers seek to try to expand their presence in or enter the UK market and compete for customers.

Certain card issuers may rely on customer loyalty and may have particular ways of reaching and attracting customers. For example, major supermarket retailers are promoting the use of their own cards through extensive in-store campaigns and low introductory interest rates, called teaser rates ("TEASER RATES"). Renewed competition from High Street banks has prompted certain competitors to offer cards to selected customers with various cost reducing features and/or at lower interest rates than those offered by the transferors.


    This competitive environment may affect the transferors' ability to originate new accounts and generate new receivables and may also affect the level of attrition of existing accounts. Some of the recently originated accounts in the portfolio of the transferors, which we will refer to as the "BANK PORTFOLIO", were originated with the use of teaser rates. Such accounts are more susceptible to attrition upon expiration of the teaser rate (i.e., at repricing) than accounts originated without a teaser rate. Until recently, the attrition rate for such accounts has been increasing. However, the introduction of balance transfer fees has meant that this trend has softened. If the rate at which new receivables are generated declines significantly and if the transferors are unable to nominate sufficient additional accounts (as defined in "The Receivables -- Assignment of Receivables to the Receivables Trustee") for the receivables trust, a pay out event could occur with respect to any series of notes issued under a set of final terms. This pay out event could result in an early redemption of your notes.


SOCIAL, LEGAL, POLITICAL AND ECONOMIC FACTORS CAN AFFECT CREDIT CARD PAYMENTS AND MAY CAUSE A DELAY IN OR DEFAULT ON PAYMENTS.

    Changes in card use, payment patterns, amounts of yield on the bank portfolio generally and the rate of defaults by cardholders may result from a variety of social, legal, political and economic factors in the United Kingdom. Social factors include changes in public confidence levels, attitudes toward incurring debt and perception of the use of credit cards. Economic factors include the rate of inflation, the unemployment rate and relative interest rates offered for various types of loans. Political factors include lobbying from interest groups, such as consumers and retailers, and government initiatives in consumer and related affairs.


    At the present time, there is significant political interest in the UK consumer credit market and, in particular, credit cards. For example, a recent report by the Treasury Select Committee is placing significant public pressure on credit card issuers to increase disclosure of charges. It is also calling for the introduction of a standardised approach to the calculation of interest rates. Another example is the OFT's examination of whether the levels of interchange paid by retailers in respect of MasterCard[R] credit and charge cards in the UK are too high. In September 2005 the OFT issued a decision concluding that the agreement of the MasterCard[R] UK Members Forum ("MMF") in relation to the setting of the interchange fees on MasterCard[R] cards in the period 1 March 2000 to 18 November 2004 infringed the Chapter I prohibition of the Competition Act 1998 and Article 81(1) of the EC Treaty.


    The OFT has decided not to impose any financial penalties in respect of this decision and, because the relevant agreement has come to an end, did not consider it necessary to impose directions in relation to the conduct of the parties to the agreement.

    The decision of the OFT may be appealed to the Competition Appeal Tribunal by, amongst others, MMF and individual members of MMF.


    MasterCard[R] introduced new arrangements for setting the MasterCard[R] interchange fee on 18 November 2004. The OFT has indicated in a statement accompanying its decision that it has concerns that under the new arrangements the MasterCard[R] interchange fee may be set in a way which infringes relevant competition law. The OFT expects to commence a new investigation into this issue unless this concern is addressed by MasterCard[R]. If the OFT's approach to the setting MasterCard[R] interchange fees were to persist, it could affect the yield on the UK credit card portfolios. On 19 October 2005, the OFT issued a statement of objections ("SO") against VISA[R] and its members, which includes RBS, regarding the rates of interchange applicable to VISA[R] consumer credit card, charge card and deferred debit card transactions in the UK. The OFT is of the view that the collective agreement between VISA[R] and its member banks on the interchange fee charged between card issuing banks and merchant acquirers restricts competition and infringes Article 81 of the EC Treaty and the Chapter I prohibition of the Competition Act 1998. RBS expects to receive from the OFT a copy of the SO within the next two weeks and will have the opportunity to make both written and oral representations in the response to the SO.

The European Commission issued a decision on 24 July 2002 concluding that the level of cross-border interchange within the European Union in respect of VISA[R] credit and charge cards was too high and required VISA[R] to undertake a phased reduction in the level of interchange to be paid by retailers in the future. The European Commission will be free to re-examine this issue after 31 December 2007. In addition, the European Commission is at present investigating MasterCard's[R] rules and agreement, in particular on the interchange fees.


    We are unable to determine, and have no basis on which to predict accurately, whether, or to what extent, social, legal, political or economic factors will affect the future use of credit, default rates or the yield on the bank portfolio generally or cardholder repayment patterns.

A CHANGE IN THE TERMS OF THE DESIGNATED ACCOUNTS MAY ADVERSELY AFFECT THE AMOUNT OR TIMING OF COLLECTIONS AND MAY CAUSE AN EARLY REDEMPTION OF YOUR NOTES AND/OR A LOSS ON YOUR NOTES OR A DOWNGRADE OF YOUR NOTES.


    Only the receivables arising on the designated accounts will be transferred to the receivables trustee. Each transferor will continue to own its designated accounts. As owners of their respective accounts, the transferors retain the right to change the terms of those accounts. For example, the transferors can change or eliminate fees on the accounts or change the required minimum monthly payment required and various other terms with respect to the designated accounts, including increasing or decreasing the annual percentage rate and changing the annual percentage rate from a fixed rate to a floating rate. A decrease in the monthly periodic finance charges and a reduction in credit card or other fees would decrease the effective yield on the designated accounts and could result in the occurrence of a regulated amortisation trigger event with respect to each series and the commencement of the regulated amortisation period. In addition, if the rate of periodic finance charges is changed, the new rate of periodic finance charges will not be applicable until the following monthly period. There can be no guarantee that the yield represented by the amount of finance charge collections will remain at the same level relative to the rate of interest payable by the loan note issuer on the loan notes.


    Each transferor has agreed that it may change the terms of the credit card agreements or the credit card guidelines (including without limitation the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charge and other fees assessed thereon), if such change (i) would not, in the reasonable belief of the transferor, cause a pay out event to occur, (ii) is made applicable to the comparable segment of revolving credit card accounts owned and serviced by the transferor which have characteristics the same as or substantially similar to the designated accounts which are subject to such change (unless the transferor may not do so by the terms of an endorsement, sponsorship or other agreement between the transferor and an unrelated third party or by the terms of the relevant credit card agreement) and (iii) would not reduce or release any amount owed by an cardholder to the transferor.

    The transferors may change the terms of the accounts to maintain their competitive position in the UK credit card industry. Changes in interest rates and fees could lower the amount of finance charge receivables generated by affected accounts. This could cause a pay out event to occur with respect to any series of notes issued under this base prospectus and the relevant final terms, which might cause an early redemption of or a loss on your notes. This could also cause a reduction in the credit ratings on your notes.

PRINCIPAL ON YOUR NOTES MAY BE PAID TO YOU EARLIER THAN EXPECTED -- CREATING A REINVESTMENT RISK -- OR LATER THAN EXPECTED.

    The receivables in the receivables trust may be paid at any time and we cannot assure you that new receivables will be generated or will be generated at levels needed to maintain the receivables trust. The receivables trust is required to maintain a minimum amount of receivables. To prevent the early redemption of the notes, new receivables must be generated and added to the receivables trust and levels of attrition may require that new accounts must be originated and designated for the receivables trust. The generation of new receivables or receivables in new accounts will be affected by the transferors' ability to compete in the then current industry environment and by customers changing use and payment patterns. If there is a decline in the generation of new receivables or new accounts, you may be repaid your principal before the expected date.

One factor that affects the level of finance charge collections and principal collections is the extent of convenience usage. Convenience usage means that the cardholders pay their account balances in full on or prior to the due date. The cardholder, therefore, avoids all finance charges on his or her account. An increase in the convenience usage by cardholders would decrease the effective yield on the accounts and could cause a pay out event with respect to any series of notes issued under this base prospectus and the relevant final terms and, therefore, possibly an early redemption of your notes.

    No premium will be paid upon an early redemption of your notes. If you receive principal on your notes earlier than expected, you may not be able to reinvest the principal at a similar rate of return.

    Alternatively, a decrease in convenience usage may reduce the principal payment rate on the accounts. This could result in you receiving the principal on your notes later than expected.

THE NOTES WILL NOT HAVE THE BENEFIT OF ANY EXTERNAL CREDIT ENHANCEMENT, UNLESS SPECIFIED.

    The only assets that will be available to make payment on your notes are the assets of the issuer charged to secure payment of your notes (principally the relevant series loan note). Unless otherwise indicated in the corresponding final terms, the notes will not have the benefit of any external credit enhancement.

DISRUPTIONS TO CASHFLOW MAY LEAD TO A LOSS ON YOUR NOTES.

    If problems develop with the receivables, such as an increase in losses on the receivables, or if there are problems in the collection and transfer of the receivables to the receivables trust, or if the relevant swap counterparty, if any, fails to make payments on the swap agreement, it is possible that you may not receive the full amount of interest and principal that you would otherwise receive.

THE ISSUANCE OF ADDITIONAL SERIES BY THE RECEIVABLES TRUSTEE ON BEHALF OF THE RECEIVABLES TRUST MAY ADVERSELY AFFECT PAYMENTS ON YOUR NOTES.

    Each new series of beneficial entitlements -- and the relevant loan note and notes -- will be payable from the receivables in the receivables trust. The principal terms of each new series of beneficial entitlements will be contained in a new series supplement for the relevant new series to the receivables trust deed and trust cash management agreement. The terms of a new series contained in a new supplement to the receivables trust deed and trust cash management agreement will not be subject to your prior review or consent.

    The terms of a new series may include methods for determining investor percentages and allocating collections, provisions creating different or additional security or other credit enhancement for the new series, provisions subordinating the new series to other series and other amendments or supplements to the receivables trust deed and trust cash management agreement that apply only to the new series. It is a condition to the issuance of a new series that each rating agency that has rated any debt ultimately payable from a prior series of beneficial entitlements that is outstanding -- including your notes -- confirms in writing that the issuance of the new series will not result in a reduction or withdrawal of its then current rating.

    However, the terms of a new series could adversely affect the timing and amounts of payments on any other outstanding series, including the series of which your notes are a part.

CREDIT QUALITY OF THE RECEIVABLES TRUST'S ASSETS MAY BE ERODED BY THE ADDITION OF NEW ACCOUNTS WHICH COULD ADVERSELY AFFECT COLLECTIONS OF RECEIVABLES.

    The transferors may designate additional credit card accounts as designated accounts and offer the receivables trustee an assignment of the receivables arising under the additional accounts. The transferors may be required at times to nominate additional accounts as designated accounts. These accounts may include accounts that were originated using criteria that are different from those applicable to the accounts from which receivables were originally assigned to the receivables trustee prior to the issuance of the series of notes issued pursuant to this base prospectus and the relevant final terms. For example, they could be originated at a different date with different underwriting standards or they could be acquired from another institution that used different underwriting standards. Consequently, there can be no assurance that accounts that become designated accounts in the future will have the same credit quality as the designated accounts on the closing date. This could adversely affect collections on the receivables which may result in early redemption of or a loss on your notes.

INTEREST RATE PAYABLE BY THE ISSUER ON THE NOTES MAY INCREASE WITHOUT A CORRESPONDING CHANGE IN CARD RATES POTENTIALLY CAUSING EARLY REDEMPTION OF YOUR NOTES AND/OR A LOSS ON YOUR NOTES.

    The monthly interest rate on the majority of the designated accounts is generally constant, except that the relevant transferor has the ability to change the interest rate at its discretion. This affects the amount of finance charge collections the receivables trustee can pay to the loan note issuer to fund interest payments on the loan notes then outstanding. In addition, the interest rate paid by the loan note issuer to the issuer on the loan notes will be based on the London interbank offered rate for deposits in sterling, which changes from time to time. Accordingly, the interest payable to the issuer by the loan note issuer could increase without a corresponding increase in the amount of finance charge collections. If this occurred a pay out event could occur causing an early redemption of your notes and/or a loss on your notes.

COMMINGLING OF RECEIVABLES TRUST'S COLLECTIONS WITH TRANSFERORS' MAY DELAY OR REDUCE PAYMENTS ON YOUR NOTES.


    Collections from cardholders for the designated accounts and other cardholders of non-securitised accounts will initially be paid to an operating account of each transferor. Each transferor has declared a trust over its operating account in favour of the receivables trustee for collections that are deposited in it. Collections on the designated accounts are transferred to the trustee collection account within two operating business days of being received unless identified as collections in respect of ineligible receivables.

    "OPERATING BUSINESS DAY" means, unless defined otherwise in the relevant final terms, a day other than a Saturday, a Sunday or a day on which banking institutions in London, England, New York, New York, Jersey, Channel Islands or Edinburgh, Scotland are authorised or obliged by law or executive order to be closed.


    For the limited time that collections on the designated accounts are in an operating account, they may be commingled with other funds of the relevant transferor beneficiary and they may be untraceable. Consequently, if a transferor beneficiary were to become insolvent, there may be a delay in the transfer of collections to the receivables trustee if that transferor beneficiary -- or a liquidator or administrator of that transferor beneficiary -- attempted to freeze the operation of its operating account pending completion of any rights of tracing. This could ultimately cause a delay or reduction in the payments you receive on your notes.

IF THE TRANSFERORS OPT TO TREAT A PORTION OF PRINCIPAL RECEIVABLES AS FINANCE CHARGE RECEIVABLES, AN EARLY REDEMPTION OF YOUR NOTES COULD OCCUR OR PAYMENT ON YOUR NOTES COULD BE DELAYED.

    Each of the transferors may opt to cause a percentage of receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This is called a discount option ("DISCOUNT OPTION"). If a transferor were to exercise this option, it could prevent a pay out event with respect to any series of notes issued under this base prospectus and the relevant final terms from occurring because of a reduction of the portfolio yield, which could delay an early redemption of your notes at a time when the performance of the receivables is deteriorating. Having exercised its discount option, the transferor may also redesignate all or part of such receivables as principal receivables at any time. However, if a transferor exercises its discount option, it will reduce the aggregate amount of principal receivables, which may increase the likelihood that the transferors will be required to designate additional accounts from which receivables will be assigned to the receivables trustee. If the transferors were unable to designate sufficient additional accounts, a pay out event with respect to any series of notes issued under this base prospectus and the relevant final terms could occur and you could receive payments of principal on your notes before you otherwise would. See "The Receivables -- Discount Option Receivables".

IF CARDHOLDERS ARE CONCENTRATED IN A GEOGRAPHIC REGION, ECONOMIC DOWNTURN IN THAT REGION MAY ADVERSELY AFFECT COLLECTIONS OF RECEIVABLES.

    If the receivables trust has a high concentration of receivables from cardholders located in a single region, an economic downturn in that region may have a material adverse effect on the receivables trust because of that concentration. The current concentration levels may change in the future.

    We are not aware of any existing adverse economic conditions affecting any specific regions that would be material to you. Future adverse economic conditions affecting any specific regions or any of the other regions, however, could adversely affect the performance of the receivables which could result in a loss on your notes.

ADOPTION OF THE EUROPEAN MONETARY UNION MAY HAVE UNCERTAIN EFFECTS ON THE
NOTES.

    It is possible that prior to the maturity of one or more series of notes, the United Kingdom may become a participating member state in the European Economic and Monetary Union and that therefore the euro may become the lawful currency of the United Kingdom. In that event, (i) all amounts payable in sterling in respect of a class or sub-class of notes may become payable in euro and (ii) applicable provisions of law may allow the issuer to redenominate each class or sub-class of notes denominated in sterling into euro and take additional measures in respect of each class or sub-class. If any class or sub-class is outstanding at a time when the euro becomes the lawful currency of the United Kingdom, the issuer intends to make payment on the notes of such class or sub-class in accordance with the then market practice of payment on such debts. It cannot be said with certainty what effect, if any, the adoption of the euro by the United Kingdom may have on any class or sub-class of any series.

THE CREDIT RATING ASSIGNED TO YOUR NOTES IS NOT A GUARANTEE THAT YOU WILL RECEIVE ALL PAYMENTS OWED TO YOU UNDER YOUR NOTES.

    Each credit rating assigned to your notes reflects the relevant rating agency's assessment only of the likelihood that interest and principal will be paid to you by the legal final redemption date, not that it will be paid when expected or scheduled. These ratings are based, among other things, on the rating agencies' determination of the value of the receivables, the reliability of the payments on the receivables, the creditworthiness of any swap counterparty and the availability of credit enhancement.

    The ratings do not address the following:

       o the likelihood that the principal will be redeemed or interest will be paid on your notes, as expected on the scheduled redemption dates;

       o the possibility of the imposition of UK, Jersey or European withholding tax;

       o     the marketability of the notes, or any market price for the notes;
             or

       o whether an investment in the notes is a suitable investment for you.

    A rating is not a recommendation to purchase, hold or sell notes.

IF THE RATING ASSIGNED TO YOUR NOTES IS LOWERED OR WITHDRAWN AFTER YOU PURCHASE THE NOTES, THE VALUE OF YOUR NOTES MAY DECREASE AND IT MAY BE MORE DIFFICULT, OR IMPOSSIBLE, TO FIND A BUYER FOR THE NOTES.

    Any rating agency may lower its rating or withdraw its rating if, in the sole judgement of that rating agency, the credit quality of the notes has declined or is in question. If any rating assigned to your notes is lowered or withdrawn, the market value of your notes may be reduced.

    Any rating agency may also lower or withdraw its rating with respect to the relevant swap counterparty. Under the terms of any swap agreement that may be entered into in respect of a class or sub-class of notes, the swap counterparty shall be required to transfer or novate the swap agreement to a replacement swap counterparty or enter into other suitable arrangements if the long-term credit rating of the swap counterparty is withdrawn or reduced below certain thresholds. We cannot assure you, however, that the issuer would be able to find a replacement swap counterparty, transfer or novate the swap agreement and/or enter into other suitable arrangements in this event or that the ratings of your notes will not be lowered or withdrawn in this event.

EARLY TERMINATION OF A SWAP AGREEMENT COULD RESULT IN AN EARLY REDEMPTION OF YOUR NOTES AND/OR AN INABILITY OF THE ISSUER TO ACQUIRE SUFFICIENT AMOUNTS IN THE RELEVANT CURRENCY TO PAY THE AMOUNTS DUE ON YOUR NOTES.

    Any swap agreement may be terminated upon the occurrence of certain events. In the event that a swap agreement is terminated without replacement within 30 days, an event of default will occur under the terms and conditions of the relevant notes. There can be no assurance that a swap agreement will not be terminated prior to the payment in full of the notes of the relevant class or sub-class.

    If a swap agreement is terminated before its scheduled termination date, the issuer or the swap counterparty may be liable to make an early termination payment to the other party. The amount of such termination payment will be based on the market value of the terminated swap agreement. This market value will be computed on the basis of market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties.
Any such termination payment could, for example, if interest rates or currency exchange rates (as the case may be) have changed significantly, be substantial.

The termination of a swap agreement in connection with any class or sub-class of notes, whether or not your own, may reduce, accelerate or delay payments of interest and principal on your class or sub-class of notes and/or result in an insufficient amount of sterling being available to the issuer for the issuer to acquire the US dollar or other currency amounts due to you on your notes.

WITHHOLDING TAXES ON SWAP PAYMENTS MAY REDUCE THE AMOUNT YOU ARE PAID ON YOUR NOTES.

    The issuer and each swap counterparty will each represent and warrant in each swap agreement entered into in connection with any class or sub-class of notes that, under current law, it is entitled to make all payments required to be made by it under the swap agreement without deduction for any taxes or other charges which we refer to as "WITHHOLDING TAXES". However, if the law changes after the closing date, neither the issuer nor the swap counterparty will be required to indemnify the other party for any withholding taxes imposed on payments under the swap agreement.

    However, if any withholding taxes are imposed by any jurisdiction on any payments made between the swap counterparty and the issuer and no reasonable steps can be taken by the swap counterparty or the issuer to avoid the obligation to deduct or withhold, then the issuer may terminate the swap agreement, but only if the issuer has been directed to do so by the relevant noteholders. Until the relevant noteholders elect to terminate the swap agreement corresponding to their notes, or if such noteholders do not so elect, payments to the noteholders of the relevant class or sub-class will be reduced proportionately among noteholders of that class or sub-class by an amount withheld for any withholding taxes, and the amount that you receive on your notes may accordingly be reduced.

                               TAX CONSIDERATIONS

UNITED KINGDOM TAX STATUS

    Provided the notes are and continue to be listed on a "RECOGNISED STOCK EXCHANGE" within the meaning of section 841 of the Income and Corporation Taxes Act 1988 then interest payments thereon may be made without withholding or deduction on account of UK income tax. The regulated market of the London Stock Exchange is currently a "RECOGNISED STOCK EXCHANGE" for these purposes.


JERSEY TAX STATUS

    As is further described in this base prospectus under "Material Jersey Tax Consequences," Mourant du Feu & Jeune, as "SPECIAL JERSEY TAX COUNSEL", are of the opinion that each of the issuer, the loan note issuer and the receivables trustee will, provided they satisfy the conditions set out in Article 123A of the Income Tax (Jersey) Law 1961, as amended, qualify as an "EXEMPT COMPANY" under the 1961 law. Based upon the fact that the issuer, the loan note issuer and the receivables trustee qualify as exempt companies, special Jersey tax counsel is of the opinion that, amongst other things, none of these companies for so long as they have such status will be subject to Jersey income tax and that no Jersey withholding tax will be deducted from interest and other amounts paid by the loan note issuer on the loan notes to be issued to the issuer from time to time or by the issuer on the notes. On 3 June 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Jersey is not a member of the European Union, however, the Policy & Resources Committee of the States of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by the end of 2008 with a general zero rate of corporate tax. The receivables trust is not a legal entity for Jersey tax purposes and therefore it will not be subject to Jersey income tax. See "Material Jersey Tax Consequences".


UNITED STATES FEDERAL INCOME TAX STATUS

    As is further described herein, Clifford Chance US LLP, as "SPECIAL US TAX COUNSEL", is of the opinion that, although there is no directly governing authority, based upon the anticipated activities and relevant covenants of the receivables trustee, the loan note issuer and the issuer, none of the receivables trustee, the receivables trust, the loan note issuer and the issuer will be subject to US federal income tax on its net income.

    The issuer intends to treat the notes as debt for US federal income tax purposes. Each holder of a note, by holding a beneficial interest in a note, will agree to conform to that treatment; however, no ruling will be obtained from the US Internal Revenue Service (referred to herein as the "IRS") on the characterisation of the notes for federal income tax purposes. Special US tax counsel is of the opinion that, although there is no governing authority addressing the classification of securities similar to the notes, under current law, the class A notes, the class B notes and the class C notes (and every sub-class thereof (if any)) will be treated as indebtedness for US federal income tax purposes. Unlike a tax ruling, an opinion of special US tax counsel is not binding on the IRS, and no assurance can be given that the characterisation of the class A notes, the class B and the class C notes (and every sub-class thereof (if any)) as debt would prevail if the issue were challenged by the IRS. US holders (as described in "Material United States Federal Income Tax Consequences") of notes that are treated as equity in the issuer, are likely to be treated as owning shares in a passive foreign investment company.

    If any class or sub-class of notes were treated as equity in a passive foreign investment company (in particular, any class or sub-class deeply subordinated with respect to others), all or a portion of both distributions and gains on such notes would generally be taxable to the US holder as ordinary income, and would be taxable at the highest marginal rates applicable to prior years during the holding period. Further, all or a portion of the distributions could be subject to an additional interest charge. This interest charge regime may be avoided by an investor treated as owning equity in a passive foreign investment company if that investor makes an effective qualified electing fund, or "QEF", election. A US holder making a QEF election would generally be required to include its pro rata share of the issuer's ordinary income and net capital gain in income for each taxable year. In general, a QEF election would be required to be made on or before the due date for filing a US holder's federal income tax return for the first taxable year for which it holds a note. The QEF election is effective only if certain required information is made available by the issuer to an investor. The issuer will, upon request, endeavour to provide the requesting investor with information


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


that the issuer deems reasonably necessary for the investor to make a proper QEF election. Requesting investors should address their request for information in writing to the registered office of the issuer set forth in this base prospectus. While the issuer does not expect to charge for this information, by making a request the investor agrees to reimburse the issuer for its reasonable costs incurred in providing this information. The issuer expects to provide a holder with the necessary information within 60 days of the end of the issuer's taxable year, which is 31 December. The issuer expects to process requests for QEF election forms received after the 60th day after the end of its taxable year within 15 business days of receiving the request. Alternatively, it may be possible for an investor to avoid the interest charge regime applicable to equity in a passive foreign investment company by making an election to account for its investment using a mark-to-market method of tax accounting. However, the notes do not appear to be marketable within the meaning of the mark-to-market provisions, and therefore, the mark-to-market election will not be available to US holders of notes. Should the QEF election not be made, such investors would be subject to the tax rules applicable to investors in passive foreign investment companies described above.

    Special US tax counsel has prepared and reviewed the overview of US federal income tax consequences set forth in this base prospectus and rendered the opinions contained in "Material United States Federal Income Tax Consequences".


ERISA CONSIDERATIONS FOR INVESTORS

    Where applicable, the final terms for each series may contain information regarding eligibility of each class or sub-class of notes for purchase by persons investing assets of employee benefit plans or individual retirement accounts.


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


                        US DOLLAR/STERLING EXCHANGE RATE

    References throughout this base prospectus to "[GBP]", "POUNDS" or "STERLING" are to the lawful currency of the United Kingdom of Great Britain and Northern Ireland. References in this base prospectus to "US$", "$" "US DOLLARS" or "DOLLARS" are to the lawful currency of the United States of America.

    The following table sets out the historical movement of the US dollar/ sterling exchange rate. There can be no assurance that future movements in the exchange rate will follow the precedent displayed in the table.


US DOLLAR/STERLING EXCHANGE RATE HISTORY(1)


               EIGHT
              MONTHS
            ENDED 31
              AUGUST          YEAR ENDED 31 DECEMBER
                      --------------------------------------
                2005    2004    2003    2002    2001    2000
            --------  ------  ------  ------  ------  ------


Last(2)...    1.8041  1.9181  1.7858  1.6100  1.4546  1.4930
Average(3)    1.8479  1.8334  1.6358  1.5038  1.4407  1.5160
High......    1.9291  1.9467  1.7858  1.6100  1.5038  1.6537
Low.......    1.7376  1.7559  1.5541  1.4082  1.3727  1.3977

Notes

(1) Data obtained from Bloomberg GBP Currency HP screen (closing exchange rate).

(2) Last is the closing exchange rate on the last operating business day of each of the periods indicated; periods commencing from 1 January or the next business day.

(3) Average is the average daily exchange rate during each of the periods indicated.

                                   THE ISSUER

    Arran Funding Limited, the issuer, is a public limited liability company which was incorporated in Jersey, Channel Islands, as a special purpose vehicle for the issue of asset backed securities, under the Companies (Jersey) Law 1991 on 7 September 2004 with registered number 88474. Its registered office and principal place of business are located at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.


    The authorised share capital of the issuer is [GBP]10,000, comprising 10,000 shares, each of [GBP]1 par value. The issued share capital of the issuer is [GBP]10, comprising ten shares, each of which is fully paid. All of the issuer's issued share capital is held by Arran Holdings Limited. It has a fiscal year end date of 31 December, and it will publish audited accounts for each fiscal year within six months of its year end. The issuer does not have any subsidiaries. Its telephone number is +44 1534 609 000.

    Arran Holdings Limited is a private limited company which was formed in Jersey, Channel Islands on 2 February 2000 with registered number 76198. The registered office of Arran Holdings Limited is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands. All of its issued share capital is held by Juris Limited and Lively Limited as nominees for a trust company incorporated in Jersey, Mourant & Co. Trustees Limited, acting as trustee of the Arran Charitable Trust, a charitable trust established under the laws of Jersey, Channel Islands.


    The issuer was formed principally to:

       o     issue notes from time to time;

       o enter into and perform its duties under all financial arrangements in connection with the programme;

       o     purchase the relevant loan notes;

       o enter into and perform its duties under all the documents necessary to purchase each relevant loan note as specified in each set of final terms;

       o enter into and perform its duties under all of the programme documents and exercise its powers in relation to the issue of the notes; and

       o exercise its related rights and powers pursuant to the programme documents to which it is a party and perform any other activities incidental thereto.


DIRECTORS AND SECRETARY

    The following sets out the directors of the issuer and their business addresses and principal activities. The issuer is organised as a special purpose vehicle and will be largely passive, engaging only in the types of transactions described in this base prospectus. The issuer will be managed and controlled by its directors in Jersey, however, it is expected that, once the company is conducting business, it will only require a small amount of active management.

NAME                     NATIONALITY  BUSINESS ADDRESS      PRINCIPAL ACTIVITIES
-----------------------  -----------  --------------------  ---------------------

Helen Grant              British      22 Grenville Street,  Business Manager of
                                      St. Helier,           Mourant
                                      Jersey JE4 8PX,       International Finance
                                      Channel Islands       Administration
Louise Kerhoat           British      22 Grenville Street,  Business Manager of
                                      St. Helier,           Mourant
                                      Jersey JE4 8PX,       International Finance
                                      Channel Islands       Administration

Gareth Paul Essex-Cater  British      22 Grenville Street,  Head of Corporate
                                      St. Helier,           Operations of
                                      Jersey JE4 8PX,       Mourant
                                      Channel Islands       International Finance
                                                            Administration
Lynn Cleary              Irish        Royal Bank House,     Offshore Financial
                                      71 Bath Street,       Director, The Royal
                                      St. Helier,           Bank of Scotland
                                      Jersey JE4 8PJ,       International Limited
                                      Channel Islands


    The directors of the issuer do not have a specific term of office but each may be removed by a resolution passed at a shareholders' meeting.

    Mourant & Co. Limited will provide the issuer with general secretarial, registrar and company administration services under the terms of an agreement which we will refer to as the "CORPORATE SERVICES AGREEMENT". The fees of Mourant & Co. Limited for providing such services will be included in the amount of interest paid by the loan note issuer to the issuer in respect of each series loan note -- see "The Loan Note".

    The secretary of the issuer is:

NAME                                BUSINESS ADDRESS
----------------------------------  --------------------------------------------------------

Mourant & Co.  Secretaries Limited  22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel
                                    Islands




    Helen Grant, Louise Kerhoat and Gareth Essex-Cater are employees of Mourant Services Limited. Each of Mourant & Co. Limited, Mourant & Co. Trustees Limited, Mourant & Co. Secretaries Limited and Mourant Services Limited are ultimately owned by Mourant Limited. Gareth Essex-Cater is a shareholder in Mourant Limited and an associate director of Mourant & Co. Limited, the immediate parent of Mourant & Co. Trustees Limited and Mourant & Co. Secretaries Limited. Lynn Cleary is an employee of The Royal Bank of Scotland International Limited.


    The net proceeds of the sale of each series of notes will be used by the issuer to purchase the corresponding series loan note. The issuer will be prohibited by the trust deed, the relevant series trust deed supplement and the terms and conditions of the relevant series of notes from engaging in any business other than:

       o     the business described in this base prospectus;

       o issuing the notes and using their proceeds to acquire the corresponding series loan note; and

       o performing its obligations and preserving and exercising its rights under the dealer agreement, the loan notes, the agency agreement, the trust deed, each series trust deed supplement, the expenses loan agreement, any swap agreements, the corporate services agreement and any documents relating thereto.

    The issuer's ability to incur, assume or guarantee debt will also be restricted by the trust deed, each series trust deed supplement and the terms and conditions of the relevant series of notes.

    Neither RBS nor NatWest owns, directly or indirectly, any of the share capital of the issuer.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

SOURCES OF CAPITAL AND REVENUE

    The issuer's source of capital will be the net proceeds of the offering of each series of notes.

    The issuer's primary sources of revenue will be payments of interest and principal on each series loan note acquired from the loan note issuer and borrowings under any series expense loan drawings as described below.


CAPITALISATION AND INDEBTEDNESS


    The audited capitalisation and indebtedness of the issuer as at 31 August 2005 is as follows:



SHARE CAPITAL
Total authorised share capital  [GBP]10,000
Total issued share capital....  [GBP]10

LOAN CAPITAL..................  [GBP]nil

    There are no outstanding loans or subscriptions, allotments or options in respect of the issuer. There are no guarantees or contingent liabilities in respect of the issuer.


    The capitalisation and indebtedness of the issuer as set out above is correct as of 31 August 2005, however, the capitalisation and indebtedness of the issuer will change as new series of notes are issued from time to time. Each set of final terms will contain information regarding all series of notes issued under the programme then outstanding.

    There is no goodwill in the balance sheet of the issuer, nor will any goodwill need to be written off upon the issue of any notes.

RESULTS OF OPERATIONS

    As of the date of this base prospectus, the issuer does not have an operating history and has not traded. Because the issuer does not have an operating history, we have not included in this base prospectus any historical or pro forma ratio of earnings to fixed charges. The earnings on the loan notes acquired from the loan note issuer, the interest costs of the notes and the related operating expenses will determine the issuer's results of operations in the future. Amounts received by the issuer on the loan notes will be used to pay principal and interest on the corresponding series of notes.


LITIGATION

    There are no, nor since the issuer's incorporation on 7 September 2004 have there been any, legal or arbitration proceedings which may have, or have had, a significant effect on the issuer's financial position. The issuer is not aware that any such proceedings are pending or threatened.


FINANCIAL POSITION


    The report of the issuer's reporting accountants, Deloitte & Touche LLP, and its most recent report and accounts are set out in appendices A to C herein. The issuer has not traded since its incorporation on 7 September 2004. There has been no material adverse change in the financial position or prospects of the issuer since its date of incorporation. There has been no significant change in the financial or trading position of the issuer since its date of incorporation.



USE OF PROCEEDS

    The proceeds of the issue of each series of notes (after taking into account the conversion into sterling of any other currency received with respect to the issue of the notes) will be used to purchase from the loan note issuer the corresponding loan note of such value and on such terms as further specified in the relevant final terms. The issuer will pay the fees and commissions arising from the issue of each series of notes by making a drawing under the corresponding series expense loan drawing (as defined below) of an amount at least equal to the fees and commissions payable on the notes.


SERIES EXPENSE LOAN DRAWINGS

    On or prior to the issue date of the first series of notes, the issuer will enter into a revolving facility under a loan agreement (the "EXPENSES LOAN AGREEMENT") made with RBS as lender, this facility being the "EXPENSE LOAN FACILITY". On the date of issuance of each series of notes, the issuer -- as borrower -- will make a drawing under the expense loan facility under which RBS will lend to the issuer in respect of such series an amount to be set out in the final terms corresponding to such series, to be used by the issuer to meet its costs and expenses relating to issuing such series of notes. Each such drawing under the expense loan facility is called a "SERIES EXPENSE LOAN DRAWING". The amount outstanding under each series expense loan drawing will bear interest at the rate set out in the final terms corresponding to such series. The issuer will pay amounts due under each series expense loan drawing out of funds that would otherwise be ultimately payable to RBS from excess spread (see "Series Available Spread"). The issuer will pay interest to RBS on each payment date. If on any payment date the issuer has insufficient funds left after making all payments of principal and interest on the notes to pay amounts due under any series expense loan drawing, the obligation to pay the shortfall will be deferred until the next payment date. Unless otherwise specified in the relevant final terms, the principal amount outstanding under any series expense loan drawing will not fall due for repayment until all principal, interest and other amounts due on the corresponding notes have been paid in full.

                              THE LOAN NOTE ISSUER

    RBS Cards Securitisation Funding Limited, the loan note issuer, is a private limited liability company which was formed in Jersey, Channel Islands under the Companies (Jersey) Law 1991 on 2 February 2000 with registered number 76199.
Its registered office and principal place of business are located at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ, Channel Islands.


    The authorised share capital of the loan note issuer is [GBP]10,000, comprising 10,000 shares, each of [GBP]1 par value. The issued share capital of the loan note issuer is [GBP]10, comprising ten shares, each of which is fully paid. RBS holds 100 per cent. of the issued share capital of the loan note issuer. By way of a resolution passed on 25 July 2000, the loan note issuer changed its fiscal year end from 30 September to 31 December, which is its current fiscal year end. It will publish audited accounts for each fiscal year within six months of its year end. It does not have any subsidiaries. Its telephone number is +44 1534 285 279.


    The loan note issuer was formed principally to:

    o      issue loan notes;

    o      enter into the financial arrangements to issue loan notes;

    o purchase an initial investor certificate representing the aggregate investor interest in the receivables trust on 27 March 2000, and thereafter to increase its aggregate investor interest in the receivables trust by further investments in the receivables trust; and

    o      enter into documents and exercise its powers connected to the above.

    The loan note issuer has not engaged in any activities since its incorporation other than the above.


DIRECTORS AND SECRETARY

    The following sets out the directors of the loan note issuer and their business addresses and principal activities. The loan note issuer is organised as a special purpose vehicle and is largely passive, engaging only in the types of transactions described in this base prospectus. The loan note issuer is managed and controlled by its directors in Jersey, however, it is expected that it will continue to only require a small amount of active management with respect to its day-to-day activities.

NAME                  NATIONALITY  BUSINESS ADDRESS      PRINCIPAL ACTIVITIES

--------------------  -----------  --------------------  --------------------

Robert Niall Douglas  British      Royal Bank House,     Legal Manager,
                                   71 Bath Street,       The Royal Bank of
                                   St. Helier,           Scotland
                                   Jersey JE4 8PJ,       International
                                   Channel Islands       Limited

Mark Hansford         British      Royal Bank House,     Head of Treasury
                                   71 Bath Street,       Trading Desk, The
                                   St. Helier,           Royal Bank of
                                   Jersey JE4 8PJ,       Scotland
                                   Channel Islands       International
                                                         Limited

Lynn Cleary           Irish        Royal Bank House,     Offshore Financial
                                   71 Bath Street,       Director, The
                                   St. Helier,           Royal Bank of
                                   Jersey JE4 8PJ,       Scotland
                                   Channel Islands       International
                                                         Limited

Helen Grant           British      22 Grenville Street,  Business Manager
                                   St. Helier,           of Mourant
                                   Jersey JE4 8PX,       International
                                   Channel Islands       Finance
                                                         Administration



    The secretary of the loan note issuer is:

NAME                                              BUSINESS ADDRESS
------------------------------------------------  ---------------------------------------------

The Royal Bank of Scotland International Limited  Royal Bank House, 71 Bath Street, St. Helier,
                                                  Jersey JE4 8PJ, Channel Islands


    The directors of the loan note issuer do not have a specific term of office but each may be removed by a resolution passed at a shareholders' meeting. Robert Niall Douglas, Mark Hansford and Lynn Cleary are employees of The Royal Bank of Scotland International Limited. Helen Grant is an employee of Mourant Services Limited.



ADMINISTRATION AGREEMENT

    The loan note issuer does not and will not have any employees. In order to fulfil its obligations under the loan notes and the documents to which it is a party, the loan note issuer on 27 March 2000 entered into an administration agreement with The Royal Bank of Scotland International Limited, (the "ADMINISTRATION AGREEMENT" and the "ADMINISTRATOR" respectively). Under the terms of the administration agreement, the administrator has agreed to provide company secretarial, company administration and management services to the loan note issuer, in return for a fee, which will be paid out of the loan note issuer costs amount.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

SOURCES OF CAPITAL AND REVENUE

    The loan note issuer's source of capital will be the proceeds of the offering of each series loan note.

    The loan note issuer's primary source of revenue will be payments in respect of the aggregate investor interest.


CAPITALISATION AND INDEBTEDNESS


    The audited capitalisation and indebtedness of the loan note issuer as at 31 December 2004, is as follows:




SHARE CAPITAL
Total authorised share capital  [GBP]10,000
Total issued share capital....  [GBP]10

LOAN CAPITAL..................  [GBP]1,133,016


    There are no other outstanding loans or subscriptions, allotments or options in respect of the loan note issuer. There are no guarantees or contingent liabilities in respect of the loan note issuer.

    There is no goodwill in the balance sheet of the loan note issuer.


    The capitalisation and indebtedness of the loan note issuer as set out above is correct as of 31 December 2004, however, the capitalisation and indebtedness of the loan note issuer will change as new series loan notes are issued from time to time. Each set of final terms will contain information regarding all loan notes issued under the programme then outstanding.



LITIGATION


    There are no, nor since the loan note issuer's incorporation on 2 February 2000 have there been any, legal or arbitration proceedings which may have, or have had, a significant effect on the loan note issuer's financial position. The loan note issuer is not aware that any such proceedings are pending or threatened.


FINANCIAL POSITION



    The report of the loan note issuer's reporting accountants, Deloitte & Touche LLP, and its most recent annual report and accounts are set out in appendices D to F herein. There has been no material adverse change in the loan note issuer's financial position or prospects since 31 August 2005. Other than as disclosed in this base prospectus, there has been no significant change in the financial or trading position of the loan note issuer since 31 August 2005.

                                THE ADMINISTRATOR

    The Royal Bank of Scotland International Limited, which we will refer to as "RBSI", is the administrator under the administration agreement and provides company secretarial, company administration and management services to the loan note issuer in order to enable the loan note issuer to fulfil its obligations under the loan notes.

    RBSI is a private limited company which was incorporated in Jersey, Channel Islands on 14 July 1966 with registered number 2304. Its registered office is located at Royal Bank House, 71 Bath Street, St. Helier, Jersey JE4 8PJ, Channel Islands.


    The authorised share capital of RBSI is [GBP]300,000,000 of which [GBP]86,539,817 has been issued and paid up. The entire issued share capital of RBSI is held by The Royal Bank of Scotland International (Holdings) Limited, a non-trading company incorporated in Jersey, Channel Islands, other than 48 shares which are held by C J Fiduciaries Limited, which acts as the nominee of The Royal Bank of Scotland International (Holdings) Limited. The ultimate parent of The Royal Bank of Scotland International Limited is The Royal Bank of Scotland Group plc.

    RBSI undertakes diversified financial services and banking activities, including offshore retail banking, treasury and corporate banking services. As of 31 August, 2005, RBSI had approximately 1,918 employees.

                             THE RECEIVABLES TRUSTEE

    South Gyle Receivables Trustee Limited, the receivables trustee, is a private limited liability company incorporated in Jersey, Channel Islands under the Companies (Jersey) Law 1991 on 2 February 2000 with registered number 76197. Its registered office is at 22 Grenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.

    All of the issued share capital of the receivables trustee is held by Juris Limited and Lively Limited as nominees for a trust company incorporated in Jersey, Mourant & Co. Trustees Limited, acting as trustee of the South Gyle Charitable Trust, a charitable trust established under the laws of Jersey, Channel Islands.

    The receivables trustee was formed principally to:

       o     act as trustee of the receivables trust;

       o purchase and accept transfers of the receivables from the transferors;

       o issue certificates to beneficiaries on behalf of the receivables trust; and

       o     enter into documents incidental to or relating to those activities.


DIRECTORS AND SECRETARY

    Mourant & Co. Limited, a company incorporated in Jersey, Channel Islands, provides the receivables trustee with company secretarial, registrar and company administration services. Its fees for providing these services are included in the fees paid to the receivables trustee. See the section "The Receivables Trust -- Trustee Payment Amount".

    The following sets out the directors of the receivables trustee and their business addresses and principal activities. The receivables trustee is organised as a special purpose vehicle and is largely passive, engaging only in the types of transactions described in this base prospectus. The receivables trustee is managed and controlled by its directors in Jersey, however, it is expected that it will continue to require only a small amount of active management.

NAME                     NATIONALITY  BUSINESS ADDRESS
-----------------------  -----------  --------------------

Helen Grant              British      22 Grenville Street,
                                      St. Helier, Jersey,
                                      JE4 8PX,
                                      Channel Islands
Louise Kerhoat           British      22 Grenville Street,
                                      St. Helier, Jersey,
                                      JE4 8PX,
                                      Channel Islands

Gareth Paul Essex-Cater  British      22 Grenville Street,
                                      St. Helier, Jersey,
                                      JE4 8PX,
                                      Channel Islands

NAME                     PRINCIPAL ACTIVITIES
-----------------------  ----------------------------------------------------------------------------

Helen Grant              Business Manager of Mourant International Finance Administration
Louise Kerhoat           Business Manager of Mourant International Finance Administration

Gareth Paul Essex-Cater  Head of Corporate Operations of Mourant International Finance Administration


    Helen Grant, Louise Kerhoat and Gareth Essex-Cater are employees of Mourant Services Limited. Each of Mourant & Co. Trustees Limited, Mourant & Co. Secretaries Limited, Mourant & Co. Limited and Mourant Services Limited are ultimately owned by Mourant Limited. Gareth Essex-Cater is a shareholder of Mourant Limited and an associate director of Mourant & Co. Limited, the immediate parent of Mourant & Co. Trustees Limited and Mourant & Co. Secretaries Limited.


    The directors of the receivables trustee do not have a specific term of office but each may be removed by a resolution passed at a shareholders' meeting.

    RBS does not own, directly or indirectly, any of the share capital of the receivables trustee.


MANAGEMENT AND ACTIVITIES

    The receivables trustee has been established specifically to act as trustee of the receivables trust. Its activities are restricted by the receivables trust deed and trust cash management agreement and the related supplements.

    Since it was formed, the receivables trustee has:

       o engaged in activities incidental to the declaration of the receivables trust;

       o obtained any necessary consents or licences in the United Kingdom and/or Jersey;

       o authorised and executed the documents to which it is a party in order to establish the receivables trust;

       o purchased and accepted transfers of the receivables from the transferors;

       o issued certificates to beneficiaries in respect of their interests in the receivables trust;

       o established and maintained a register of the entitlements of beneficiaries under the receivables trust;

       o engaged in activities incidental to the transfer to it of receivables under the designated accounts, as defined under the heading "Assignment of Receivables to the Receivables Trustee"; and

       o     authorised the other documents to which it is to be party.

    The receivables trustee has not engaged in any activities since its incorporation other than the above.

    The receivables trustee has made a number of covenants in the receivables trust deed and trust cash management agreement, including that it will not without the prior written consent of each of the beneficiaries of the receivables trust:

       o carry on any business other than as trustee of the receivables trust and will not engage in any activity or do anything at all except:

             (1) hold and exercise its rights in the property of the receivables trust or other segregated trusts created by the receivables trust deed and trust cash management agreement and perform its obligations as trustee for the property of those trusts;

             (2) preserve, exercise and enforce any of its rights and perform and observe its obligations under the receivables trust deed and trust cash management agreement, the receivables securitisation agreement, the master framework agreement, each supplement and each other related document, including any documents secured directly or indirectly by an interest under the receivables trust, any mandate and other agreement about a trust account -- see "The Receivables Trust -- Application of Collections", or a bank account in which the receivables trustee has a beneficial interest, the trust section 75 indemnity, and any other document contemplated by and executed in connection with any of the preceding documents. We refer to these documents collectively as the "RELEVANT DOCUMENTS";

             (3) pay dividends or make other distributions to the extent required by applicable law;

             (4) use, invest or dispose of any of its property or assets in the manner provided in or contemplated by the relevant documents;
                 and

             (5) perform any and all acts incidental to or otherwise necessary in connection with (1), (2), (3) or (4) above;

       o incur any debt other than debt that is described by this base prospectus or contemplated by the relevant documents;

       o     give any guarantee or indemnity in respect of any debt;

       o create any mortgage, charge, pledge, lien or other encumbrance securing any obligation of any person or other type of preferential arrangement having similar effect over any of its assets, or use, invest, sell or otherwise dispose of any part of its assets, including any uncalled capital or undertaking, present or future, other than as expressly contemplated by the relevant documents;

       o consolidate or merge with any other person or entity or convey or transfer its properties or assets to any person or entity;

       o permit the validity or effectiveness of the receivables trust to be supplemented, amended, varied, terminated, postponed or discharged -- other than as expressly contemplated in the receivables trust deed and trust cash management agreement or in any supplement;

       o     have any subsidiary; or

       o have an interest in any bank account other than a trust account and its own bank account opened for the purpose of receiving and making payments to be made otherwise than in its capacity as receivables trustee -- including paying the trust cash management fee to the trust cash manager and the annual fee due to Mourant & Co. Limited for the provision of corporate services to the receivables trustee.

                                 THE TRANSFERORS

THE BUSINESS OF THE TRANSFERORS


    Both The Royal Bank of Scotland plc, which we will refer to in this base prospectus as "RBS" and National Westminster Bank Plc, which we will refer to in this prospectus as "NATWEST", are the principal UK banking operating subsidiaries of The Royal Bank of Scotland Group plc, which, together with its subsidiaries, we will refer to in this base prospectus as the "GROUP". The Royal Bank of Scotland Group plc is the holding company of one of the world's largest banking and financial services groups. Headquartered in Edinburgh, the group operates in the UK, the US and internationally through RBS and NatWest.


    RBS is a public limited liability company registered in Scotland under number 90312. Its registered office is located at 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its head office is located at Gogarburn, PO Box 1000, Edinburgh, EH12 1HQ. RBS's origins go back over 275 years, but the current entity through which it operates was incorporated on 31 October 1984 under the Companies Acts 1948 to 1980. RBS directs and promotes the operations of various subsidiary companies.

    NatWest is a public limited company registered in England and Wales under number 929027. Its registered and principal office is located at 135 Bishopsgate, London EC2M 3UR. NatWest was incorporated in 1968 under the Companies Acts 1948 to 1980.

    The group acquired NatWest on 6 March 2000 and on 31 January 2003 ownership of NatWest's entire issued ordinary share capital was transferred to RBS. As part of the integration of NatWest into the group, a number of businesses and assets have been transferred between NatWest and RBS to bring together similar operations and functions.

    The group is a diversified financial services group, engaged in a wide range of banking, financial and finance related activities in the United Kingdom, United States and elsewhere. The group operates on an integrated basis through a divisional structure and its operations are principally centred in the United Kingdom. At and for the year ended 31 December 2004, based on domicile of customer, no country other than the United Kingdom and the United States accounted for more than 10 per cent. of total assets or net income available for ordinary shareholders of the group.

    In 2005 the group announced a strategic partnership with the Bank of China, subject to regulatory approvals. The two banks will co-operate across a range of business activities including credit cards, wealth management, corporate banking and personal lines insurance. They will also closely co-operate in key operational areas.

    At 31 December 2004, the group had total assets of [GBP]583,467 million -- including total net loans and advances of [GBP]403,729 million, total liabilities of [GBP]583,467 million -- including total deposits of [GBP]384,143 million and shareholders' funds or shareholders' equity of [GBP]31,865 million -- comprising equity of [GBP]27,345 million and non equity of [GBP]4,520 million. The group's profit on ordinary activities before tax in accordance with UK GAAP for the year ending 31 December 2004 was [GBP]6,917 million. The group's net income for the year ending 31 December 2004 -- being the profit attributable to ordinary shareholders in accordance with UK GAAP -- was [GBP]4,256 million.


    At 31 December 2003, the group had total assets of [GBP]454,428 million -- including total net loans and advances of [GBP]304,422 million, total liabilities of [GBP]454,428 million -- including total deposits of [GBP]304,286 million and shareholders' funds or shareholders' equity of [GBP]26,098 million -- comprising equity of [GBP]23,175 million and non equity of [GBP]2,923 million. The group's profit on ordinary activities before tax in accordance with UK GAAP for the year ending 31 December 2003 was [GBP]6,076 million. The group's net income for the year ending 31 December 2003 -- being the profit attributable to ordinary shareholders in accordance with UK GAAP -- was [GBP]2,254 million.


    At 31 December 2004, the group employed approximately 136,600 staff. At 31 December 2003, the group employed approximately 120,900 staff.


    The annual report of the group on Form 20-F for the year ended 31 December 2004 has been filed with the US Securities and Exchange Commission. The financial information set out above is extracted, without material adjustment, from the annual report. RBS will provide, without charge to each person to whom this base prospectus is delivered, on the request of that person, a copy of the Form 20-F referred to in the previous sentence. Written requests should be directed to: The Royal Bank of Scotland plc, Gogarburn, PO Box 1000, Edinburgh, EH12 1HQ, United Kingdom, Attention: Group Financial Reporting.

    The notes will not be obligations of the group, RBS, NatWest or any of their affiliates.


RBS

    RBS will perform the following roles in connection with the issuance of the notes:

       o     transferor;

       o     servicer;

       o     trust cash manager;

       o     transferor beneficiary;

       o     lender under the series expense loan agreement;

       o swap counterparty (unless specified otherwise in the relevant final terms); and

       o     dealer and arranger.

    RBS provides banking and other related financial services to individuals and small to medium-sized corporate clients through a UK wide branch network and various subsidiary companies. It also provides banking and other related financial services to larger corporate and institutional clients in the United Kingdom, United States and elsewhere.

    The short-term unsecured and unguaranteed debt obligations of RBS are currently rated A-1+ by Standard & Poor's, P-1 by Moody's and F1+ by Fitch Ratings and the long-term unsecured and unguaranteed debt obligations of RBS are currently rated AA by Standard & Poor's, Aa1 by Moody's and AA+ by Fitch Ratings.


NATWEST


    NatWest will perform the following roles in connection with the issuance of the notes:


       o     transferor; and

       o     transferor beneficiary.


    NatWest is regulated under the Financial Services and Markets Act 2000 and, with its subsidiaries, is engaged principally in providing a comprehensive range of banking, insurance and other financial products and services.

                     CREDIT CARD USAGE IN THE UNITED KINGDOM

    RBS and NatWest believe the UK credit card market is the largest and relatively the most developed in Europe. The adult population of the United Kingdom is approximately 46.6 million and the total population is approximately
59.8 million as of mid 2004 (Office of National Statistics). It is estimated that approximately 31 million adults in the United Kingdom hold at least one credit card as of end 2004 (Association for Payment Clearing Systems).


    According to the British Bankers Association, the total number of credit, charge and corporate cards in issue in the United Kingdom has grown rapidly and stood at approximately 71.6 million (excluding American Express and Diners
Club) at the end of September 2005.

    Data from the British Bankers' Association indicate that UK card borrowings were approximately [GBP]66.9 billion at the end of September 2005.


THE CREDIT CARD PORTFOLIO

GENERAL


    Both RBS and NatWest issued their first credit cards in 1972. Cards Business manages the bank portfolios and leads the development of new credit card products for the transferors. Through its development of sophisticated portfolio analysis systems, advanced direct marketing techniques and an extensive database of consumer behavioural information, RBS has been recognised as an innovator within the UK credit card industry. Following the group's acquisition of NatWest, Cards Business became responsible for servicing the credit card accounts originated by NatWest. The RBS group's total UK credit card portfolio is the one of the largest credit card portfolios in the United Kingdom, as of August 2005, measured by the number of cards in issue and balances.


    Cards Business currently pursues a multi-brand/multi-channel approach to growing its credit card portfolio. In addition to credit card accounts originated under the RBS and NatWest brands, Cards Business, directly and through affiliates, also markets credit cards under the MINT brand and various co-brands with third parties. MINT-branded accounts include accounts formerly originated under the RBSA brand as well as accounts originated directly under the MINT brand.

    Receivables to be included in the securitised portfolio, from time to time, will be acquired from the RBS and NatWest portfolios, including Classic VISA[R], Classic MasterCard[R], Platinum and Gold VISA[R] and Gold MasterCard[R]. Any RBS and NatWest receivables which may be included in the securitised portfolio, from time to time, will not be generated from accounts issued by RBS and NatWest through affinity and co-brand marketing programmes.

    Cards Business uses a customer-driven strategy to offer a range of products through a variety of origination channels with an objective of targeting the most profitable segments of the market and seeks to build a cardholder base among the more financially mature segment of the market. For example, the Cards Business has increased the number of agents dedicated solely to the MINT product line in order to more efficiently strengthen and broaden the MINT brand and to distinguish it from its competitors by offering superior and more knowledgeable customer service to customers with MINT-branded products. Accounts originated by NatWest have been marketed to potential customers who tend to be more focused on customer service, loyalty schemes, their perception of the status conferred by carrying a NatWest card and, historically, less on pricing (although this has been changing lately).

    Cards Business operates its credit card activities in respect of the bank portfolio from a number of sites including:

Edinburgh, Scotland       Head office;
London, England           Marketing office;
Manchester, England       Service/call centre; and
Southend-on-Sea, England  Operations centre, including service/call centre, fraud monitoring, collections and training.


    As at 31 August 2005, Cards Business employed in excess of 5,000 employees in the UK and worldwide.


ACCOUNT ORIGINATION


    The eligible accounts from which the current designated accounts have been selected and from which additional accounts will be selected from time to time, represent a substantial portion of all consumer revolving credit loans arising in VISA[R] and MasterCard[R] accounts originated and/or owned by the transferors. See "The Receivables -- Assignment of Receivables to the Receivables Trustee". Additional accounts selected in the future may include eligible accounts originated after the date of this base prospectus that are selected using eligibility criteria different from those used in selecting the designated accounts in respect of the programme as at 17 October 2005.

    The transferors are members of VISA[R] and MasterCard[R] International. VISA[R] and MasterCard[R] credit cards are issued as part of the worldwide VISA[R] and MasterCard[R] International systems, and transactions creating the receivables through the use of those credit cards are processed through the VISA[R] and MasterCard[R] International authorisation and settlement systems. The VISA[R] and MasterCard[R] accounts, the receivables in which have been and will be conveyed to the receivables trust, from time to time, include both standard and premium VISA[R] and MasterCard[R] accounts. Premium accounts may carry higher credit lines and may offer different services to cardholders.


    Cards Business applies the same practices for originating eligible accounts under the RBS, NatWest and MINT brands, except that where a prospective accountholder already has an existing banking relationship with RBS or NatWest, the behaviour of that relationship is taken into consideration when the application is assessed. Cards Business generates its eligible accounts principally through mass-media advertising, targeted direct mail, internet recruitment, in-branch solicitation and telemarketing solicitation. Cards Business applies risk and response models to many types of sponsored lists, the electoral roll and mailing lists to identify prospects. Cards Business also pre-screens mailing lists to prevent solicitations being sent to prospective accountholders who have significant adverse credit bureau information.


    Additionally, RBS and NatWest-branded accounts are originated by providing application forms to prospective accountholders who have banking facilities with RBS or NatWest at the time that they are solicited. A limited number of new credit card accounts generated through direct mail solicitation campaigns are directed at individuals who have been pre-approved by Cards Business based on an existing banking relationship with RBS and NatWest. In addition, Cards Business generates certain accounts (which will not be designated accounts) through affinity and co-brand marketing programmes. In the future, Cards Business may use additional criteria to determine the eligibility of individuals for pre-approved solicitation.

    Applications are consistent with the format that Cards Business understands is generally used by bank credit card issuers in the UK and require prospective cardholders to provide information on, among other things, the applicant's income, employment status and residence. Data entry for each credit card application is performed by Graphic Data Ltd, a company that is unaffiliated with the group and that is based in London, England. Application details are screened for creditworthiness by a combination of system-based checking, external credit bureau data and manual verification, where appropriate. In addition, dual bureau processing is undertaken at Experian Limited, a wholly-owned subsidiary of Great Universal Stores plc located in Nottingham, England, which we will refer to as "EXPERIAN", and Equifax Plc for credit searching and money laundering verification. System-based application checking includes the use of a database widely used in the UK credit card industry to attempt to detect fraudulent applications. That database is maintained by Experian.


    Cards Business uses a credit scoring system developed by Experian. Cards Business believes that, should Experian cease to provide application processing services to Cards Business, it will be able to contract for comparable services from another qualified entity. The scorecards used by Cards Business have been built by Experian, and by its own risk department.

    The credit scoring system provides an indication of an applicant's likelihood to repay his or her obligations. The credit scoring system applies information about applicants from various sources, including the electoral roll, credit reference data, previous credit searches, records of county court judgements and a fraud avoidance credit referencing database maintained by Experian, as well as information supplied by the applicant on the application form. The data are then assessed using proprietary scoring variables to select suitable applicants. Cards Business determines the credit score that is required for acceptance of a particular application based on a variety of factors, including the product applied for, the manner in which the application was made and the risk tolerance of Cards Business pertaining at the time of scoring. The risk tolerance may be adjusted based on factors such as economic conditions, campaign objectives, competition and the analysis of historical data. An applicant whose application is approved is assigned an initial credit limit based on the applicant's credit score and income level.

    Cards Business manages the bank portfolio with the goal of maximising profitability. This is done by splitting classes of applicants into different segments based on profitability and risk. Several scorecards are used for applicants, including banked, non-banked and dual bureau. Different cut-offs are applied for acceptance of applicants in each of the segments.

    Credit limits are adjusted based on Cards Business's continuing evaluation of accountholders' credit behaviour and suitability using Triad 7.0, an account management system developed by Fair Isaac Corporation, an independent firm experienced in developing credit scoring models.


    Once an account has been in existence for between three and six months, payment and behavioural information in respect of that account is systematically evaluated on a monthly basis by Cards Business. Credit limits may also be adjusted at the request of an accountholder, subject to Cards Business's independent evaluation of such accountholder's card usage and payment history. In addition, Cards Business may also adjust the account's credit limit automatically based on updated behaviour scores and the performance of the account.



ACCOUNT USE AND MAINTENANCE

    Cardholders may use their cards for purchases, cash advances and to finance balance transfers. Purchases occur when cardholders use their cards to acquire goods or services. Cash advances occur when cardholders use their cards to obtain cash from a financial institution or ATM. Balance transfers occur when a customer arranges by telephone or as part of his or her original application to transfer the balance of another credit or store-card or to consolidate his or her overdraft to his or her credit card. Amounts due with respect to purchases, cash advances and balance transfers will be included in the receivables offered to the receivables trustee under the receivables securitisation agreement.

    Each accountholder is subject to an agreement governing the terms and conditions of his or her account. Each agreement provides that the relevant transferor, if it gives advance notice to the accountholder, may, at any time, change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the accountholder's performance.


PROCESSING

ACCOUNT MANAGEMENT

    RBS, as part of the group, is party to an agreement, which will be referred to as the "TSYS CONTRACT", with Total Systems Services Inc., which we will refer to as "TSYS". TSYS is a majority-owned subsidiary of Synovus Financial Corporation and has credit card account processing capabilities in North America, Europe, Latin America and Asia Pacific. TSYS's UK credit card processing centre is based in York with a data centre in Knaresborough.

    TSYS provides certain processing services including but not limited to:


       o Maintenance of account holder data and account holder transaction management;

       o     Transmission of cardholder data to the group's appointed suppliers;

       o Transmission of credit card statement data to the group's appointed statement printing and fulfilment supplier; and

       o Interface to the payment schemes (VISA[R] and MasterCard[R]) enabling the processing of authorisations and settlement.

    TSYS's settlement process has links to VISA[R] and MasterCard[R] to enable cardholder transactions to be transferred.


    If TSYS were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of the services that TSYS currently provides to RBS and NatWest could be time consuming. As a result, delays in payments to holders of notes of any series outstanding at such time could occur.

    The group and TSYS are parties to a contract that has an effective date of 27 July 2000. The contract expires on 31 July 2014.

CARD PRODUCTION

    RBS and NatWest are each party to agreements which we will collectively refer to as the "G&D CONTRACT", with Giesecke and Devrient GB Ltd. and Giesecke & Devrient GmbH, collectively referred to as "G&D".

    G&D is a global technology group specialising in banknote and securities printing. G&D also specialises in credit card encoding, embossing and personalisation services through its plant in London.

    G&D provide Cards Business with certain services including, but not limited to:

       o Receipt of daily transmissions from TSYS containing cardholder data relating to new cards, replacement cards and monthly re-issue cards;

       o     Magnetic stripe and chip encoding;

       o     Plastic card personalised embossing;

       o Matching of plastics to card carriers and insertion of relevant inserts; and

       o     Secure preparation of cards mail packages.

STATEMENT PRINTING

    Statement production and printing is carried out by the group statement production facility, which is based in Loughborough. The statement printing facility is part of the group's manufacturing division.

BILLING AND PAYMENT

    TSYS creates a monthly statement with respect to each account holder, the details of which are transmitted daily to RBS' statement production facility in Loughborough, where printing, insertion and mailing is managed. Each statement contains details of transactions on the account that have occurred since the previous statement date. The statement may also contain details of other products of Cards Business and the group that may be of interest to the accountholder.


    Most credit card agreements issued by the transferors contain terms that allow cardholders to make purchases free of interest for up to 59 days. This means that if a balance consists only of purchases, and the balance is paid in full by the due date noted on the customer statement (this is generally 28 days from the date of the statement), finance charges will be waived. Balance transfers are eligible for a similar interest free period, although customers may be required to pay a fee. Cash advances are not eligible for interest free periods, and, as such, no interest waivers are allowed. Currently, cardholders must make a monthly payment of at least an amount equal to the greater of 2.25 per cent. of the statement balance or the total amount if the balance is less than [GBP]5.


    The terms and conditions of the credit card agreements issued by the transferors allow the transferors to offer certain eligible cardholders a payment holiday pursuant to which they would be given the option to allow one monthly payment cycle to lapse without making the minimum payment normally due during that payment cycle. Interest on the outstanding balance continues to accrue during that period. This option has rarely been exercised by the transferors and in any event no customer would receive such an option more than once per year.

    A number of charges and fees are assessed on card accounts in accordance with the terms and conditions of the product held. These fees include finance charges, annual fees, cash advance handling fees, late payment fees, returned payment fees, overlimit fees, foreign exchange fees and insurance premiums.

    Finance charges on purchases, cash advances and balance transfers are calculated using the average daily balance method on the TSYS platform. Finance charges are calculated from the date of the transaction. Finance charges are assessed monthly and are posted to the customer's account, subject to terms and conditions relating to interest-free periods and interest waivers.

DELINQUENCY AND LOSS EXPERIENCE

    Cards Business considers an account to be contractually delinquent if the minimum payment is not received by the due date indicated on the customer's statement. Efforts to deal with delinquent receivables occur at various stages of delinquency. Those efforts include statement messages, formal letters and telephone calls generated by Cards Business through its Southend processing centre, which maintains an automated telephone dialling system for the purpose of contacting delinquent accountholders. Once an account is recognised as delinquent, a determination is made of the timing and type of initial contact and frequency of subsequent contacts based upon the score assigned to such account by the Triad 7.0 account management system and the severity of any cardholder misuse, if any. The initial contact typically is made by telephone between 1 and 20 days after an account becomes delinquent or, in certain cases, by letter between 1 day and 20 days after an account becomes delinquent. Customers who receive a favourable Triad score may be allowed to continue to use their credit card for up to 20 days after the initial date of delinquency. In addition, Cards Business uses an advanced computer system to attempt to detect fraudulent transactions based on an analysis of card usage patterns.

    Receivables are typically referred to a debt collection agency when they become 90 days past due. The collection agency to which accounts most frequently are referred is an affiliate of RBS and NatWest, however several external collection agencies are used as well. In addition, in accordance with its usual servicing procedures, Cards Business may sell charged-off accounts to a third party in order to maximise recoveries on such accounts. An account is charged-off on the 12th day of the first month in which such account is 365 days delinquent. Accounts will also be charged-off on confirmation of bankruptcy or an IVA (Individual Voluntary Arrangement). Charged off accounts can never be revived.

    Cards Business manages its credit card portfolio within the "prime" sector of the market and manages the portfolio with the goal of maximising net profitability. Whilst the overall portfolio has more transactors than borrowers, Cards Business believes that borrowers on RBS and MINT branded cards carry higher interest-bearing balances than the industry average for this sector. Higher balances result in higher aggregate losses for a given percentage of defaulted accounts but also generate higher profits as a result of the increased interest and fee income on those accounts. If the percentage of defaulted accounts is controlled, this trade off can result in higher overall profitability. As a result, Cards Business has been willing to tolerate relatively higher levels of delinquencies and, ultimately, charge offs from a given group of accounts to the extent its modelling suggests that it will also achieve relatively higher overall returns from these accounts.


    Each set of final terms will contain tables relating to the securitised portfolio, as well as the historic contractual delinquencies of accounts in the bank portfolio, broken down according to the number of days by which payments are overdue and loss experience.


MATURITY ASSUMPTIONS

    Each series supplement to the receivables trust deed and trust cash management agreement will provide that the loan note issuer will not receive distributions of principal collections from the receivables trustee, for payment of principal on the corresponding loan note, until the scheduled redemption date for such series, or earlier if a pay out event results in the start of the regulated amortisation period or the rapid amortisation period.

    On each distribution date during the controlled accumulation period an amount equal to the controlled deposit amount will be deposited in the principal funding account until the balance of the principal funding account equals the initial investor interest. Although it is anticipated that principal collections will be available on each distribution date during the controlled accumulation period to make a deposit of the controlled deposit amount and that the initial investor interest acquired by the loan note issuer in connection with each series will be paid to the loan note issuer on the scheduled redemption date for such series, thereby allowing the loan note issuer to redeem the corresponding outstanding series loan note in full, no assurance can be given that sufficient principal collections will be available. If the amount required to pay the investor interest in respect of a series loan note in full is not available on the scheduled redemption date of the corresponding series of notes, a pay out event will occur and the rapid amortisation period will begin with respect to such series of notes.

    If a regulated amortisation trigger event occurs during the controlled accumulation period in respect of a series, the regulated amortisation period will begin. If any other pay out event with respect to such series of notes occurs during the controlled accumulation period, the rapid amortisation period will begin. In each case, any amount on deposit in the relevant principal funding ledger of the principal funding account with respect to that series will be withdrawn by the loan note issuer and paid to the issuer on the first payment date falling after the commencement of the regulated amortisation period or the rapid amortisation period. In addition, to the extent that the adjusted investor interest in respect of a series loan note has not been distributed in full, the issuer will be entitled to monthly distributions of principal collections in respect of such adjusted investor interest during the rapid amortisation period equal to the available investor principal collections until such adjusted investor interest has been distributed in full or, during the regulated amortisation period, an amount equal to the controlled deposit amount until each adjusted investor interest has been distributed in full. A pay out event occurs, either automatically or after specified notice, after a trust pay out event or a series pay-out event occurs. If a series pay-out event occurs, it will automatically trigger an early redemption event under the corresponding loan note.

    Each set of final terms will contain a table prepared by Cards Business in unaudited form and presenting the highest and lowest cardholder monthly payment rates for the bank portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown. These are calculated as a percentage of total opening receivables balances during the periods shown. The payment rates are based on amounts which would be deemed payments of principal collections and finance charge collections for the related accounts.

    Collections may vary from month to month due to:

       o     seasonal variations;


       o     promotional offerings such as payment holidays;


       o     general economic conditions; and

       o     payment habits of cardholders.

    There is no guarantee that the future monthly payment rates for the securitised portfolio will be similar to the historical experience set forth in the table in the relevant final terms or that there will be enough principal collections to deposit the controlled deposit amount into the principal funding account each month during the controlled accumulation period to redeem notes of any series fully by the scheduled redemption date of such series. If a pay out event occurs, the average life and maturity of your notes could be significantly reduced, since you may start receiving principal distributions before the scheduled redemption date.

    The payment rate may slow to below the payment rates used to determine the controlled deposit amount or a pay out event may occur which would start the rapid amortisation period or the regulated amortisation period, so there is no guarantee that the actual number of months elapsed from the issuance date of a series to the final distribution date for your notes will equal the expected number of months in that period. If the trust cash manager in consultation with the servicer shortens the controlled accumulation period there is no guarantee that there will be enough time to accumulate all amounts necessary to pay the adjusted investor interest fully on the corresponding scheduled redemption date.

RECEIVABLES YIELD CONSIDERATIONS


    The finance charges and fees billed to accounts in the bank portfolio for the most recent available periods will be presented in the relevant final terms.

    The historical yield figures in these tables are calculated on the basis of the amounts billed to cardholders during the periods shown (which we shall refer to as being on a "CHARGED BASIS"), and from interchange. Collections of receivables included in the receivables trust will be on a cash basis and may not be the same as historical yields set forth in the table. During periods of increasing delinquencies or an increase in periodic payment deferral programmes, yields calculated on a charged basis may exceed yields based on cash amounts billed to and collected from cardholders. Conversely, as delinquencies decrease or the use of periodic payment deferral programmes decreases, cash yields may exceed yields calculated on a charged basis as amounts collected in a current period may include amounts billed during prior periods. However, the transferors believe that during the periods referred to in the table set forth in each set of final terms, the yield on a charged basis will closely approximate the yield on a cash basis. The yield on both a charged and a cash basis will be affected by many factors, including the monthly periodic finance charges on the receivables, the amount of the annual fees and other fees, changes in the delinquency rate on the receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges. For example, a transferor could change the monthly interest rate applied to its accounts or reduce or eliminate fees on its accounts. See "Risk Factors --- A change in the terms of the designated accounts may adversely affect the amount or timing of collections and may cause an early redemption on your notes and/or a loss on your notes or a downgrade of your notes".

                                 THE RECEIVABLES

TRANSFER OF RECEIVABLES TO THE RECEIVABLES TRUSTEE


    Under the terms of a receivables securitisation deed dated 27 March 2000 -- which we will call the "RECEIVABLES SECURITISATION AGREEMENT" -- RBS and RBSA, as the initial transferors, offered on that date to the receivables trustee assignments of, and in respect of receivables governed by Scots law, a declaration of trust over, all receivables that had arisen or would arise in all designated accounts as of 31 January 2000 -- called the "POOL SELECTION DATE". RBSA transferred its transferor interest in the receivables trust on 1 January 2004 to RBS. On 27 October 2005, NatWest acceded to the receivables trust as a new transferor beneficiary. An account of a transferor is designated as a designated account if the account has been originated under and continues to conform to the credit card eligibility criteria described in this base prospectus and has been flagged on the relevant transferor's system as being the subject of an offer. Only credit card accounts arising from the transferors' individual account holders may be designated. Each set of final terms issued in connection with a series of notes will contain information on the aggregate number of receivables in the securitised portfolio.


    If for any reason any receivables from designated accounts cannot be properly assigned to the receivables trustee or if the receivables are governed by Scots law, the relevant transferor will hold those receivables, and any collections on those receivables, on trust for the receivables trustee. These collections will be treated as if the receivables had been properly assigned. For a discussion of the effect of the transfer, see "Material Legal Aspects of the Receivables -- Transfer of Benefit of Receivables". For a discussion of certain risks associated with the transfer, see "Risk Factors -- Commingling of receivables trust's collections with transferors' may delay or reduce payments on your notes" and "Risk Factors -- Failure to notify cardholders of the transfer of receivables could delay or reduce payments on your notes".

    Under the terms of the receivables securitisation agreement, the transferors also have the right to select accounts that conform to the eligibility criteria for designated accounts which are set out in "Representations" below, but which have not yet been designated, and nominate them as designated accounts by offering the receivables trustee an assignment of, and if appropriate, a Scottish declaration of trust over, all future and existing receivables in these accounts. These accounts are called "ADDITIONAL ACCOUNTS". Each date on which additional accounts are selected is called an "ADDITIONAL SELECTION
DATE".

    Under the terms of the receivables securitisation agreement, on 27 March 2000 the initial transferors offered to the receivables trustee assignments of, and a Scottish declaration of trust over, all future and existing receivables in designated additional accounts. The offers and acceptances of all future and existing receivables in additional accounts were conducted in accordance with the conditions outlined in the paragraph below. The securitised portfolio now consists of designated accounts selected in connection with the 2000 transfers and in connection with subsequent transfers.

    An additional account will be treated as a designated account from the date on which its receivables are offered to the receivables trustee. This date is called the "ADDITION DATE". When additional accounts are nominated the relevant transferor must, amongst other things:

       o provide the receivables trustee with a certificate stating that it is solvent;

       o confirm, in the document that offers to assign or hold on trust the receivables in the additional accounts to the receivables trustee, that:

             (1) the offer of the receivables in the additional accounts meets the maximum addition amount criteria -- as set out below; or

             (2) if the offer does not meet the maximum addition amount criteria, each rating agency then rating the notes has confirmed that the designation of additional accounts will not result in a reduction or withdrawal of the then current rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes; and

       o obtain a legal opinion addressed to the receivables trustee and satisfactory to the receivables trustee and each rating agency then rating the notes concerning the enforceability of any receivables arising on any designated accounts which have a billing address in a jurisdiction outside the United Kingdom.

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    The receivables trustee may waive any of these preconditions if the rating agencies confirm in writing that the waiver will not result in the reduction or withdrawal of their then current rating on the notes. At the time it is nominated, each additional account must also meet the eligibility criteria as at the time of its designation. These criteria are explained in "Representations" below. Additional accounts may have been originated or purchased using underwriting standards that are different from the underwriting standards used by the transferors in selecting the original designated accounts. As a result, additional accounts may not have the same credit quality.

    "MAXIMUM ADDITION AMOUNT" means, for any addition date, the number of additional accounts nominated by the transferors as additional accounts after the pool selection date without prior rating agency confirmation and would be:

       o for the three consecutive monthly periods starting with an addition date where the rating agencies have confirmed the ratings of the outstanding series of notes, no more than 15 per cent. of the number of designated accounts as of the pool selection date; or

       o thereafter for any twelve-month period, no more than 20 per cent. of the designated accounts as of the later of the first day of such twelve-month period, or an addition date where the rating agencies have confirmed the ratings of the outstanding series of notes.

    Every offer of receivables to the receivables trustee under the receivables securitisation agreement will comprise an offer of the following:

       o     all existing receivables in the designated accounts;

       o all future principal receivables under the designated accounts, until the first to occur of (1) the time a designated account becomes a redesignated account -- as defined below, (2) the receivables trust is terminated or (3) an insolvency event -- as defined below -- occurs;

       o all future finance charge receivables under those designated accounts that have accrued on receivables that have been assigned to, or held on trust for, the receivables trustee as described in the two prior bullet points;

       o all amounts recoverable on the receivables described in the preceding three bullet points -- including from the reassignment of, or the removal from the Scottish trust over, receivables in defaulted accounts to their transferor;

       o if capable of being assigned, the benefit of any guarantee or insurance policy obtained by the relevant transferor for any obligations owed by a cardholder on a designated account; and

       o in the case of the initial offer only, the benefit of all amounts representing acquired interchange arising in respect of designated accounts nominated in the initial offer and designated accounts nominated in all further offers.

    Every offer of receivables to the receivables trustee under the receivables securitisation agreement will specify the aggregate amount of principal receivables which are ineligible receivables and also identify any receivables which the transferor has designated as ineligible which otherwise may have been eligible receivables.

    Throughout the term of the receivables trust, the accounts from which the receivables will arise will be the designated accounts, excluding any redesignated accounts.

    Existing receivables and future receivables arising under the designated accounts will be principal receivables or finance charge receivables.

    "PRINCIPAL RECEIVABLES" are amounts owing by cardholders for the purchase of merchandise or services and from cash advances, including foreign exchange commissions charged for merchandise and services payable, or cash advances denominated, in a currency other than sterling. The value of the principal receivables on any designated account on any day is reduced by any credit balance on that designated account on that day. The date on which the value of the principal receivables in the designated accounts is determined is called the "CUT-OFF DATE".

    "FINANCE CHARGE RECEIVABLES" are amounts owing from cardholders for transaction fees, periodic finance charges, charges for credit insurance, special fees and annual fees -- see "Special Fees" and "Annual Fees" below -- and any interchange and discount option receivables.

    Under the receivables securitisation agreement, the receivables trustee may accept each offer of receivables (or future receivables) made by a transferor by paying the purchase price for the offered receivables (or for the contract for the sale of future receivables) and/or by executing an assignment

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and, if appropriate, a Scottish declaration of trust.  If it wishes to accept the offer, the receivables trustee must pay the applicable consideration no later than the operating business day following the date on which the offer is made. Alternatively, the parties can agree to a longer period of time for payment. Upon future receivables becoming existing receivables, the receivables trustee must pay the applicable consideration no later than two operating business days after the date of processing of these existing receivables. Alternatively, the parties can agree to a longer period if the rating agencies consent. The payment on 27 March 2000 from the receivables trustee to the transferors also included payment for the assignment of or declaration of trust over the benefit of acquired interchange to the receivables trustee for all designated accounts now or in the future.

    The receivables trustee accepted the initial offers of receivables made on 27 March 2000 by the initial transferors on that same date and accepted all further offers of receivables in additional accounts made on subsequent transfers by the initial transferors on the same date the offers were made.

    The amount payable by the receivables trustee to a transferor if it chooses to accept an offer or to pay for any future receivables will be reduced by the amount of any shortfall in the amount funded by trust property, provided that the relevant transferor's transferor interest is increased accordingly.

    The amounts required to be contributed by the transferors for the initial acceptance on 27 March 2000 and dates on which the further acceptances were made were each reduced by the shortfall in the amount required to be paid by the receivables trustee to the transferors as part of the purchase price, resulting in an increase of the relevant transferor's transferor interest.

REDESIGNATION AND REMOVAL OF ACCOUNTS


    Each designated account will continue to be a designated account until such time as (i) it becomes a cancelled account, zero balance account or defaulted account, or (ii) the transferor reclassifies it as being no longer a designated account (each of the foregoing a "REDESIGNATED ACCOUNT"). Each transferor will then ensure that, on the date that the account converted to a redesignated account, the flag on the transferor's computer system which formerly identified the account as a designated account is removed.

    A designated account becomes a redesignated account on the date specified by the relevant transferor to the receivables trustee (the "REMOVAL DATE"). No designated account will become a redesignated account unless (1) it has become a cancelled account, a defaulted account or a zero balance account (each as defined below) or (2) the relevant transferor delivers an officer's certificate confirming the following conditions are satisfied:

       o the redesignation will not in the reasonable belief of the transferor cause a pay out event to occur;

       o the transferor has represented and warranted that it does not believe that its selection procedures for redesignated accounts will have any material adverse effect on any investor beneficiary;

       o the rating agencies have confirmed that the action will not result in a downgrade or withdrawal of rating of any outstanding debt that is secured directly or indirectly by the receivables in the receivables trust; and


       o the transferors and the servicer can certify that collections equal to the outstanding face amount of each principal receivable and the outstanding balance of each finance charge receivable have been received by the receivables trustee on all receivables assigned or held on trust for that account other than any receivables charged-off as uncollectable.

    A "CANCELLED ACCOUNT" is a designated account that has had its charging privileges permanently withdrawn. A "ZERO BALANCE ACCOUNT" is a designated account that has had a nil balance of receivables for a considerable period of time and has been identified by the servicer as a zero balance account under the credit card guidelines, or the usual servicing procedures, of the servicer. A "DEFAULTED ACCOUNT" is a designated account where all of the receivables have been charged-off by the servicer as uncollectable in line with the credit card guidelines, or the usual servicing procedures, of the servicer for similar credit card accounts. The servicer may also designate a non-performing designated account to be a defaulted account where the servicer is in a position to sell that account to a third party to maximise recoveries of receivables, in accordance with its usual servicing procedures.

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    In the case of a cancelled account, a defaulted account or a zero balance account, such account shall automatically become a redesignated account as at the date on which it becomes a cancelled account, defaulted account or a zero balance account, as the case may be. All principal receivables which come into existence under a designated account prior to the date of redesignation thereof (and which will have automatically been assigned to the receivables trustee) will be paid for by the receivables trustee in accordance with the receivables securitisation agreement. All future receivables which come into existence under a designated account after the date of redesignation thereof which are principal receivables or finance charge receivables in respect of receivables which were not in existence prior to such date of redesignation will not be transferred to the receivables trustee. All future receivables which are finance charge receivables in respect of receivables which were in existence prior to such date of redesignation, and which future receivables came into existence on or following such date of redesignation, will continue to be assigned to the receivables trustee. For the avoidance of doubt, no receivable which has been assigned to or is held on trust for the receivables trustee will be reassigned or retroceded to a transferor except in the limited circumstances referred to under the heading "Representations".


DISCOUNT OPTION RECEIVABLES

    Each of the transferors may, by giving at least thirty days' prior notice to the servicer, the receivables trustee and the rating agencies, nominate a fixed or variable percentage -- called the "DISCOUNT PERCENTAGE" -- of principal receivables in the designated accounts. If a discount percentage has previously been nominated for a fixed period, an extension to that period can be applied for in the same manner. From the date and for the length of time stated in the notice:

       o the amount payable by the receivables trustee to accept an offer of receivables will be reduced by a percentage amount equal to the discount percentage; and

       o a percentage of the principal receivables equal to the discount percentage will be treated by the receivables trustee as finance charge receivables. These are called "DISCOUNT OPTION RECEIVABLES".

    The nomination of a discount percentage or increase in the time it is in place will be effective only if the rating agencies confirm that the proposed nomination or increase will not result in the downgrade or withdrawal of the current rating of any debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes. The relevant transferor must also provide the receivables trustee with a certificate confirming:

       o that the performance of the portfolio of designated accounts, in the reasonable opinion of the relevant transferor, is not generating adequate cash flows for the beneficiaries of the receivables trust and the size of the discount percentage is not intended solely to accelerate amounts payable as deferred consideration; and

       o that the relevant transferor is solvent and will remain so following the nomination or increase.

    Various circumstances could lead a transferor to designate a discount percentage. The finance charge collections on the designated accounts may decline for various reasons or may stay constant. The notes will have variable interest rates which might increase. These circumstances could cause a series pay-out event to occur based in part on the amount of finance charge collections and the interest rate on the notes. A transferor could avoid the occurrence of such a series pay-out event by designating a discount percentage, which would increase the amount of finance charge collections. Neither transferor, however, is under an obligation to designate a discount percentage and we cannot assure you that the transferors would designate a discount percentage to avoid a series pay-out event.

SPECIAL FEES

    Each of the transferors may in the future charge special fees on its credit card accounts. These special fees may be levied once or on an ongoing basis. Any special fees that are charged on designated accounts will be regarded as finance charge receivables and collections of these special fees will be treated as finance charge collections. The transferors may, however, by notice to the servicer, the receivables trustee and the rating agencies, designate in a certificate to the receivables trustee that special fees will be treated as principal receivables. A transferor can only do this if it certifies that it has received legal advice that to do so will not give rise to certain adverse UK tax effects.

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INTERCHANGE


    Members participating in the VISA[R] and MasterCard[R] associations receive fees called "INTERCHANGE" as partial compensation for, amongst other things, taking credit risk and absorbing fraud losses. Under the VISA[R] and MasterCard[R] systems, interchange is passed from the banks that clear the transactions for merchants to card issuing banks. Interchange fees are calculated as a percentage of the value of a credit card transaction for the purchase of goods or services. This percentage varies from time to time.


    On each distribution date each transferor will deposit into the trustee collection account an amount equal to the interchange it has received during the preceding monthly period on designated accounts nominated. The aggregate amount paid by the transferors together is called the "ACQUIRED INTERCHANGE" and is calculated as follows:

    acquired interchange = A X B

    where


       A = total interchange paid or payable to the transferors for that period, and


       B = total charges eligible for interchange in designated accounts for that period
             ------------------------------------------------------------------
             total charges eligible for interchange in all card accounts in the bank portfolio owned by the transferors for that period




ANNUAL FEES

    Receivables assigned to or held on trust for or to be assigned to or held on trust for the receivables trustee include any annual fees charged on the designated accounts. All annual fees are and will be treated as finance charge receivables. A transferor may, however, by notice to the servicer, the receivables trustee and the rating agencies, designate in a certificate to the receivables trustee that annual fees will be treated as principal receivables. No designation of annual fees as principal receivables will be effective unless the relevant transferor has certified that it has received legal advice that to do so will not give rise to certain adverse UK tax effects.

REDUCTIONS IN RECEIVABLES, EARLY COLLECTIONS AND CREDIT ADJUSTMENTS

    If a principal receivable assigned to or held on trust for the receivables trustee is reduced -- for reasons other than a credit adjustment or section 75 of the Consumer Credit Act, for which see "Material Legal Aspects of the Receivables -- Consumer Credit Act 1974 -- Liability for Seller's misrepresentation or breach of contract"-- after the offer date, because of set-off, counterclaim or any other matter between the cardholder and the transferor which originated the receivable, and such transferor has received a benefit, then such transferor will pay an amount equal to that reduction to the receivables trustee. Similarly, if an existing receivable has already been assigned or put into trust and its transferor has received full or partial payment of that receivable before the date that the receivable was purportedly assigned or put into trust, then the transferor will pay the amount of that collection to the receivables trustee.

    If any principal receivable assigned to or held on trust for the receivables trustee is reduced for credit adjustment reasons after the offer date, then the transferor which originated it will pay an amount equal to such reduction to the receivables trustee. The amount of a credit adjustment is the outstanding face amount of a principal receivable that:

       o was created by virtue of a sale of merchandise that was subsequently refused or returned by a cardholder or against which the cardholder has asserted any defence, dispute, set-off or counterclaim;

       o is reduced because the cardholder had received a rebate, refund, charge-back or adjustment; or

       o     is fraudulent or counterfeit.

    Alternatively, instead of paying these amounts to the receivables trustee, the relevant transferor can reduce its transferor interest by the amount of the credit adjustment, but not below zero.

REPRESENTATIONS

    Each previous offer and all future offers of receivables to the receivables trustee included or will include representations by the relevant transferor about the offer of the existing receivables and the future receivables which in each case are eligible receivables. The representations for the existing

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receivables will be given as of the pool selection date or an additional selection date, as applicable, and the representations for the future receivables will be given as of the date they are processed, and will include, in each case, that:

       o unless identified as an ineligible receivable, the receivable is an eligible receivable and has arisen from an eligible account in the amount specified in the offer or daily activity report, as applicable;

       o each assignment passes good and marketable title for that receivable to the receivables trustee and each Scottish declaration of trust is effective to hold good and marketable title for that receivable on trust for the receivables trustee, in each case together with the benefit of all collections and other rights in connection with it, free from encumbrances of any person claiming on it through its transferor and (except in certain cases where a court order may be required under the terms of the Consumer Credit
             Act) nothing further needs to be done to enforce these rights in the courts of England and Wales, Scotland or Northern Ireland, or any permitted additional jurisdiction, without the participation of its transferor, except for execution of an assignation in respect of Scots law governed receivables and giving a notice of assignment to the relevant cardholder and subject to any limitations arising on enforcement in the jurisdiction of the relevant cardholder;

       o the assignment and the Scottish declaration of trust comply with all applicable laws on, respectively, the date of assignment and the date of the Scottish declaration of trust; and

       o the relevant transferor did not use any procedures adverse to the beneficiaries of the receivables trust in selecting the designated accounts from its portfolio of card accounts.


    If a representation relating to the eligibility criteria given in connection with any principal receivable proves to be incorrect when made, then the transferor of the receivable in question is obliged to pay the receivables trustee an amount equal to the face value of that receivable on the following operating business day. A receivable of this type will afterwards be treated as an ineligible receivable. The "FACE VALUE" of a principal receivable means the amount which is the outstanding balance thereof.


    A transferor's obligation to pay amounts due as a result of any breach of a representation can be fulfilled, in whole or in part, by a reduction in the amount of its transferor interest. No transferor interest, however, may be reduced below zero. However, if its respective transferor interest would be reduced below zero, the relevant transferor must make an equivalent payment in immediately available funds to the receivables trustee under the receivables trust deed and trust cash management agreement and the receivables securitisation agreement. Once the relevant transferor meets a payment obligation arising from a breach of representation, the receivables trustee will have no further claim against the transferor for the breached representation. However, a breach of a representation may result in a series pay-out event.

    The relevant transferor will also represent, as of each pool selection date or an additional selection date, as applicable, that no more than 1% of the aggregate principal receivables are non-conforming receivables. A non-conforming receivable will be treated as an ineligible receivable on the date it is identified. Except for the contractual arrangements in relation to the treatment of ineligible receivables described elsewhere, the receivables trustee will have no further claim against the relevant transferor if this representation is breached.

    The transferors estimate that, on any pool selection date or additional selection date, non-conforming receivables will represent less than 1 per cent. of the aggregate principal receivables in the designated accounts.


    A "NON-CONFORMING RECEIVABLE" is a receivable arising on a designated account where the relevant credit agreement would be enforceable on an order of the court only but where the court would not have discretion to grant an enforcement order in respect of such credit agreement as of the applicable pool selection date or additional selection date, as the case may be. A non-conforming receivable will be treated as an ineligible receivable on the date it is identified.


    If:

       o all principal receivables arising under a designated account become ineligible;

       o the designated account in which the ineligible principal receivables arose has become a redesignated account; and

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       o     the relevant transferor has complied with the payment obligations for the ineligible principal receivables,

then the relevant transferor can require the receivables trustee to reassign or itself retrocede, as the case may be, all those receivables to it.

    An "ELIGIBLE ACCOUNT" means, as of the pool selection date or an additional selection date, as the case may be, a credit card account:

       o which was in existence and maintained with a transferor before it became a designated account;

       o which is payable in sterling or the currency of the permitted additional jurisdiction where the account is in a permitted additional jurisdiction, as applicable;

       o which is governed by one of the transferor's standard form credit card agreements or, if it was acquired by a transferor, was originated on contractual terms not materially different from that standard form;

       o which is governed in whole or in part by the Consumer Credit Act and creates legal, valid and binding obligations between the relevant transferor and the cardholder which, except in the case of an account on which non-conforming receivables arise, are enforceable, subject to bankruptcy laws, general principles of equity and limitations on enforcement in any cardholder jurisdiction, and which was otherwise created and complies with all other applicable laws;

       o     where the cardholder is an individual;

       o where the cardholder's most recent billing address is located in England, Wales, Scotland, or Northern Ireland and/or a permitted additional jurisdiction or a restricted additional jurisdiction;

       o which has not been classified by the relevant transferor as counterfeit, cancelled, fraudulent, stolen or lost;

       o     which has been originated or purchased by a transferor;

       o which has been operated in all material respects in accordance with its transferor's policies and procedures and usual practices for the operation of its credit card business; and

       o the receivables in respect of which have not been charged-off by the relevant transferor on the date the account is specified as a designated account.

    If not all these conditions have been satisfied, then an account may still be an eligible account if each rating agency confirms that the inclusion of such account in the receivables trust will not result in a withdrawal or reduction of the then current rating of any outstanding debt secured directly or indirectly on the property of the receivables trust.

    An "ELIGIBLE RECEIVABLE" means a receivable that:

       o     has arisen under an eligible account;

       o was originated under one of the transferors' standard form credit card agreements and is governed, in whole or in part, by the Consumer Credit Act, or else, if the related account was acquired by a transferor, under contractual terms that are materially the same as the standard form credit card agreements and are governed, in whole or in part, by the Consumer Credit Act;

       o     was otherwise created in compliance with all other applicable laws;

       o was originated in accordance with the transferor's policies and procedures and usual practices for its credit card business;

       o is not a defaulted receivable as at the offer date or addition date, as applicable;

       o is free of any encumbrances exercisable against a transferor arising under or through such transferor or any of its affiliates;

       o     to which a transferor has good marketable title;

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

       o is the legal obligation of the cardholder, enforceable (except in the case of a non-conforming receivable) in accordance with the terms of the credit card agreement under which it was originated, subject to bankruptcy, general principles of equity and limitations on enforcement in the relevant cardholder's jurisdiction of residence; and

       o is not currently subject to any defence, dispute, event, set-off, counterclaim or enforcement order.

    As is market practice in the United Kingdom for credit card securitisation transactions, principal receivables that are delinquent will still constitute eligible receivables if they comply with the eligibility requirements. See the table captioned "Delinquency Experience-Bank Portfolio" in "Bank Portfolio Information" in the relevant final terms for data showing the percentage of delinquent receivables.


    A  "DEFAULTED RECEIVABLE" means a receivable in a defaulted account.


    An "INELIGIBLE RECEIVABLE" means a receivable which arises under a designated account but which does not comply with all the criteria set out in the definition of an eligible receivable as at the offer date, an addition date, date of processing or date the receivables trustee acquires the receivable, as applicable, or an eligible receivable which the relevant transferor has designated as an ineligible receivable and has identified as an ineligible receivable in the relevant offer.

    A "NOTICE OF ASSIGNMENT" means a notice given to a cardholder of the assignment or assignation of the receivables or insurance policies -- and the benefit of any guarantees -- to the receivables trustee.

    A "PERMITTED ADDITIONAL JURISDICTION" is a jurisdiction other than England and Wales, Scotland, or Northern Ireland agreed by the transferors and the receivables trustee, and in respect of which each rating agency has confirmed in writing that its inclusion as a permitted additional jurisdiction will not result in a withdrawal or reduction of the then current rating on any outstanding debt which is secured directly or indirectly by the receivables in the receivables trust including your notes.

    A "RESTRICTED ADDITIONAL JURISDICTION" is a jurisdiction other than England and Wales, Scotland, or Northern Ireland and/or a permitted additional jurisdiction which together with each other jurisdiction other than England, Wales, Scotland or Northern Ireland and/or a permitted additional jurisdiction represents less than 5 per cent. of outstanding receivables measured by the outstanding receivables balance at any date.

    The receivables trustee has not made and will not make any initial or periodic examination of the receivables to determine if they are eligible receivables or if the transferors' representations and warranties are true.

AMENDMENTS TO CREDIT CARD AGREEMENTS AND CREDIT CARD GUIDELINES

    Each of the transferors may amend the terms and conditions of its standard form credit card agreements or change its policies and procedures and usual practices for its general credit card business -- which we call its credit card guidelines. These amendments may include reducing or increasing the amount of monthly minimum required payments or may involve changes to periodic finance charges or other charges that would apply to the designated accounts. See "Risk Factors -- A Change in the Terms of the Designated Accounts May Adversely Affect the Amount or Timing of Collections and May Cause an Early Redemption on Your Notes and/or a Loss on Your Notes or a Downgrade of Your Notes".

OVERVIEW OF SECURITISED PORTFOLIO

    Each set of final terms issued in connection with the issuance of a series of notes will contain tables summarising information in relation to designated accounts on which receivables that have been assigned to the receivables trustee arise. The tables will contain information in relation to the various criteria as of a particular date that is relevant to such final terms. Tables will indicate, among other things, composition by account balance, composition by credit limit, composition by period of delinquency, composition by account age and geographic distribution of accounts.

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                              THE RECEIVABLES TRUST

GENERAL LEGAL STRUCTURE


    The receivables trust was constituted on 27 March 2000 and consists of trusts declared under English law by the receivables trustee. The receivables trust was declared for the finance transactions that occurred in connection with the issuance of the 2000 loan notes and for any similar transactions in the future involving the issuance of notes. The terms and conditions of the receivables trust are contained in the receivables trust deed and trust cash management agreement. The receivables trust is governed by English law. This section will describe the material terms of the receivables trust and the receivables trust deed and trust cash management agreement. The terms of the receivables trust deed and trust cash management agreement may be varied or added to and new interests in the receivables trust may be created by the execution of a supplement -- but the supplement will not affect the beneficial interests created by other supplements. A precondition to the receivables trustee entering into a supplement is obtaining confirmation from the rating agencies that entering into that supplement will not result in any rating agency withdrawing or downgrading its then current rating of any debt that is secured directly or indirectly by the receivables in the receivables trust, including your notes. Under the receivables trust deed and trust cash management agreement, the receivables trustee holds all of the receivables trust's property on trust for:


       o     the initial beneficiaries of the trust; and

       o any other person who becomes an additional transferor beneficiary or an additional investor beneficiary of the receivables trust in the manner set out in the receivables trust deed and trust cash management agreement. An investor beneficiary may include any investor beneficiary subordinate to another investor beneficiary as a provider of credit enhancement.

    The transferors are not beneficiaries under the receivables trust as to available spread but are contractually entitled to receive payments from the receivables trustee by way of additional consideration for the sale of the receivables from monies received from the investor beneficiaries in an amount equal to available spread distributed to the investor beneficiaries under the receivables trust in the manner set out in the relevant supplement.


    The beneficiaries will enter into a deed (the "BENEFICIARIES DEED") that sets out the contractual arrangement amongst them in respect of certain commercial decisions (relating to authorisations, consents, waivers or other acts of the beneficiaries) to be made from time to time in respect of the receivables trust deed and trust cash management agreement and any supplement thereto. However, the terms of the beneficiaries deed make clear that it is in no way intended to prejudice the absolute entitlement that each beneficiary has to trust property as described in this base prospectus and as set out under the terms of the receivables trust deed and trust cash management agreement and any supplement thereto.


ENHANCEMENT PROVIDER

    No provider of enhancement will be a beneficiary of the receivables trust unless it is an investor beneficiary. However, enhancement providers may have rights in respect of a series as specified in a series supplement.

ACQUISITIONS


    On 27 March 2000, the date the receivables trust was legally constituted, the initial beneficiaries of the receivables trust were RBS and RBSA as transferor beneficiaries and the loan note issuer as investor beneficiary. Any additional transferor that, with the prior written consent of all existing beneficiaries of the receivables trust, accedes to the receivables securitisation agreement and the documents constituting the receivables trust will, upon its accession, become an additional transferor beneficiary of the receivables trust. NatWest acceded to the receivables trust and became a transferor beneficiary on 27 October 2005.


    Other persons can become additional beneficiaries or increase their existing interest in the receivables trust, if the consent of all existing beneficiaries is obtained, in one of three ways:

       o Firstly, a person can become an additional beneficiary or an existing beneficiary can increase its beneficial interest by making payments to the receivables trustee as a contribution to the receivables trust's property, as set out in the receivables trust deed and trust cash management agreement, in connection with a series.

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       o     Secondly, a transferor beneficiary, upon receiving payment from a new series, may sell some of its entitlement to receivables trust property to new or existing investor beneficiaries. Upon such sale taking place the transferor certificate of the transferor beneficiary will be surrendered and the receivables trustee will annotate the transferor certificate to evidence that transferor beneficiary's reduced beneficial interest in the receivables trust.

       o Thirdly, the existing beneficiaries of the receivables trust may agree between themselves to another method of an additional beneficiary becoming a beneficiary of the receivables trust and jointly direct the receivables trustee to implement such method provided that the receivables trustee shall not issue an investor or transferor certificate, as the case may be, to such additional beneficiary unless the requirements set out below (including written confirmation from the rating agencies) are met.

    In each of these situations each additional beneficiary will be given a certificate evidencing a beneficial interest in the receivables trust to show that it is a beneficiary. This process is called an "ACQUISITION," the certificate issued to a transferor beneficiary is called a "TRANSFEROR CERTIFICATE" and the certificate issued to an investor beneficiary is called an "INVESTOR CERTIFICATE". When an acquisition takes place the receivables trustee will give a notice to the existing beneficiaries that will list the parties to the acquisition and anyone who is providing credit enhancement for the new series of beneficial interests, called an "ENHANCEMENT PROVIDER". A new supplement to the receivables trust deed and trust cash management agreement will govern each new series of financial transactions contemplated by the receivables trust that is created, including any new beneficial interests.

    An investor beneficiary may be a beneficiary in respect of more than one series investor interest. If an investor beneficiary is to become a beneficiary in respect of more than one series investor interest, it would do so by, from time to time, enlarging its beneficial interest by making further contributions to the receivables trustee and entering into a new supplement in respect of each such series investor interest. On surrender of that investor beneficiary's investor certificate, the receivables trustee will annotate the investor certificate to evidence that investor beneficiary's enlarged beneficial interest in the receivables trust.

    It is intended that the proceeds from the issue of each series loan note will be utilised by the loan note issuer on the closing date to increase its beneficial interest in the receivables trust as described under the first bullet point above.

    The receivables trustee will authenticate and deliver an investor certificate, or annotate an existing investor certificate, in respect of a series only when it has first received:

       o a supplement signed by the receivables trustee and the parties to the new series investor interest, including the receivables trustee and the transferor beneficiaries, specifying the principal terms of the series;

       o written confirmation by the receivables trustee and all the beneficiaries that they consent to the new series and any new investor beneficiary introduced in the series;

       o written confirmation that the investor beneficiary and the enhancement provider -- if any -- either resides outside the United Kingdom or has provided a legal opinion from legal counsel in England that payments made pursuant to the investor interest will not be subject to withholding tax in the United Kingdom;

       o the credit enhancement, if any, and any agreement by which an enhancement provider agrees to provide credit enhancement;

       o a solvency certificate from the transferors and any additional transferors;

       o written confirmation from the rating agencies that the proposed acquisition will not result in the reduction or withdrawal of their ratings on any notes issued by the issuer or any other debt issued by any other issuer that is secured directly or indirectly by the receivables in the receivables trust -- called "RELATED BENEFICIARY DEBT";

       o the existing transferor certificates and, if an existing investor beneficiary is enlarging its aggregate entitlement, the applicable investor certificate currently held by that investor beneficiary;

       o an officer's certificate provided by the transferors certifying either:

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             (1) that:

                 o each class of related beneficiary debt issued as part of the acquisition and described in the related supplement will be the subject of a legal opinion prepared by US tax counsel with respect to tax treatment of that debt in the United States;

                 o each investor beneficiary -- other than any enhancement provider -- will have associated with it, either directly or indirectly, one or more classes of related beneficiary debt; and

                 o the enhancement for that series will be provided by any combination of subordination, a letter of credit, a cash collateral loan, a surety bond, an insurance policy, financial guarantee or a spread or reserve account funded from excess finance charge collections ultimately being paid to the transferors by the receivables trustee as additional consideration to the extent not utilised as enhancement, but through no other means; or

             (2) that it has determined that, based on legal advice, the acquisition is in the best interests of the transferor beneficiaries.

    Each supplement to the receivables trust deed and trust cash management agreement will specify the principal terms for its series, including the accumulation period or amortisation period for the payment of principal. For each series the accumulation period or amortisation period may be of different lengths and begin on different dates. Credit enhancement, if any, is specific to each class or sub-class and will be held and used by the receivables trustee only for the benefit of the relevant class. For the purposes of calculation, certain series may be subordinated to other series, and notional classes and notional sub-classes established for calculation purposes within a series may have different priorities. Whether or not a series or class or sub-class is subordinated in this way will be set out in the related supplement. There will be no limit on the number of acquisitions that may be performed.

    The receivables trustee will not be able to arrange for additional supplements without obtaining the consent of all the beneficiaries of the receivables trust in respect of each existing series. Even if the receivables trustee receives all these consents, no acquisition will be effective unless the rating agencies confirm that execution of the relevant additional supplement will not result in the reduction or withdrawal of their rating of any debt secured directly or indirectly by the receivables in the receivables trust, including your notes.

THE RECEIVABLES TRUST'S PROPERTY

    The property of the receivables trust will be held by the receivables trustee on trust either on an undivided basis for all beneficiaries or on trust on a segregated basis for certain beneficiaries only as specified in a supplement to the receivables trust deed and trust cash management agreement.


    The property of the receivables trust currently includes and will, in future, continue to include all present and future receivables arising under all MasterCard[R] and VISA[R] credit card accounts of individual cardholders with a transferor that have been flagged as designated accounts and that are denominated in sterling with a billing address in England, Wales, Scotland and/ or a permitted additional jurisdiction or a restricted additional jurisdiction -- see "The Receivables -- Representations". The receivables have been and will continue to be assigned to, or in the case of receivables governed by Scots law, held on trust for, the receivables trustee under the receivables securitisation agreement and each Scottish declaration of trust between the respective transferor and the receivables trustee. The receivables securitisation agreement is governed by English law and each Scottish declaration of trust is governed by Scots law. Occasionally some accounts may be removed from the pool of designated accounts.


    The transferors are required to ensure that any credit card accounts that are to be included in an offer to the receivables trustee under the receivables securitisation agreement or that are to be removed from the pool of designated accounts are identified on the relevant transferor's computer system prior to the date of offer or the date of removal.

    The property of the receivables trust currently includes and will continue to include:

       o all present and future receivables arising under the designated accounts;

       o all monies due in payment of the receivables under the designated accounts from time to time;

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       o     all proceeds of the receivables and proceeds of any guarantees and insurance policies for the receivables to the extent that they are capable of transfer including proceeds of disposals by the receivables trustee of charged-off receivables to their transferor;

       o the benefit of any acquired interchange -- see "The Receivables -- Interchange";

       o all monies on deposit in the trust accounts including any permitted investments in which the monies are invested;

       o     any credit enhancement for the benefit of any class of beneficiary;
             and

       o all monies provided by beneficiaries of the receivables trust to fund the purchase of receivables, until these monies are applied as intended.

    The receivables are divided into eligible receivables and ineligible receivables. Each investor beneficiary and each transferor beneficiary is beneficially entitled to an undivided interest in the pool of eligible receivables.

    The transferor beneficiaries are beneficially entitled to the entire pool of ineligible receivables and are solely entitled to all collections on ineligible receivables.

    For the purposes of calculation in respect of amounts held by the receivables trustee for an investor beneficiary on an undivided basis, the total principal amount of the interest of that investor beneficiary in respect of a series is called the "SERIES INVESTOR INTEREST" of that series and reflects the total amount of the proportional entitlement to principal receivables calculated as available to that series. As an investor beneficiary may be a member of a number of series, each investor beneficiary's aggregate entitlement under the receivables trust will be called the "AGGREGATE INVESTOR INTEREST" of that investor beneficiary and will comprise the aggregate of each entitlement conferred under any series supplement.


    Similarly, for the purposes of calculation in respect of amounts held by the receivables trustee for each transferor beneficiary on an undivided basis, the principal amount of the interest of each transferor beneficiary in the receivables trust is called a "TRANSFEROR INTEREST" and will, in effect, equal that portion of the total amount of principal receivables not held on an undivided basis for the investor beneficiaries in respect of any outstanding series. RBS' beneficial entitlement as transferor beneficiary under the receivables trust in respect of property held on an undivided basis will be called the "RBS TRANSFEROR INTEREST", and NatWest's beneficial entitlement as transferor beneficiary in respect of property held on an undivided basis will be called the "NATWEST TRANSFEROR INTEREST". NatWest acceded to the receivables trust on 27 October 2005. After the accession by NatWest, the aggregate transferor interest became the sum of the RBS transferor interest and the NatWest transferor interest. The transferor interest formerly held by RBS Advanta was acquired by RBS as transferor beneficiary on 1 January 2004.


GENERAL ENTITLEMENT OF BENEFICIARIES TO RECEIVABLES TRUST PROPERTY

    Amounts may be held under the receivables trust in bank accounts on a segregated basis for particular beneficiaries and may be held in respect of particular series only. The beneficiaries of the receivables trust are each beneficially entitled to share in the receivables trust's property either on an undivided basis, in respect of property (including eligible receivables, collections of eligible receivables and acquired interchange) held on an undivided basis, or on a segregated basis, in respect of property held on a segregated basis. Each beneficiary has, or will acquire, interests in the pool of eligible receivables called the "ELIGIBLE RECEIVABLES POOL". Some of the receivables trust's property that will constitute credit enhancement may be specified as being held on separate trust on a segregated basis for particular beneficiaries or particular series only. See "Sources of Funds to Pay the Loan Notes" for a description of the beneficial entitlement of the loan note issuer to receivables and for a description of the manner in which calculations will be made and collections will be distributed to the loan note issuer.

    The transferors have no beneficial entitlement under the receivables trust as to available spread but are contractually entitled to receive payments of amounts of available spread from amounts distributed to investor beneficiaries. This right to receive payment from the receivables trustee in respect of amounts distributed to the investor beneficiaries is called the "EXCESS INTEREST". The excess interest consists of a right to payment in an amount calculated as equal to the beneficial entitlement of the investor beneficiaries to the finance charge collections and acquired interchange for each monthly period in respect of any series less the amount of finance charge collections and acquired interchange actually distributed to each investor beneficiary in respect of that series or group of

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series, if applicable, which have been used to pay the funding costs of the investor beneficiaries, to make payments to any enhancement provider and to satisfy any other amounts payable in accordance with the detailed calculation provisions set out in the supplement for each series. These payments will be calculated to include amounts deemed to represent finance charge collections as stated in the supplement for the series.

    To understand the beneficial entitlement of the transferor beneficiaries you have to understand the definition of "TRANSFEROR PERCENTAGE" for each outstanding series.

    The transferor percentage is the percentage equivalent of a fraction:  x
                                                                        _______
                                                                         x + y



    where

    x = the aggregate transferor interest and

    y = the aggregate adjusted investor interest

    The "AGGREGATE ADJUSTED INVESTOR INTEREST" is the aggregate of each investor beneficiary's adjusted investor interest. The adjusted investor interest for a series is such series investor interest, being the proceeds of the loan note issuance paid to the receivables trustee on the creation of such series, as reduced by the aggregate of:

       o principal collections distributed to the loan note issuer in respect of such series (to include those held on segregated trust on a segregated basis for the loan note issuer in respect of such series only);

       o those principal collections used by the loan note issuer in respect of such series as utilised principal collections as reduced by refunded utilised principal collections referable to such series;

       o the loan note issuer's share of default amounts referable to such series as reduced by loss make-up (default) referable to such series; and

       o the total amount of investor charge-offs outstanding from any prior period referable to such series as reduced by loss make-up (charge-off) referable to such series.

    In addition, all ineligible receivables that are within the receivables trust are held by the receivables trustee on separate segregated trusts for the benefit of the transferors and the receivables trustee in respect of certain rights in respect of dealings with receivables trust property. The transferors are absolutely entitled to any ineligible collections.

    The aggregate beneficial entitlement of the transferor beneficiaries at any time consists of the following:

       o     the transferor percentage of eligible principal receivables;

       o     the transferor percentage of finance charge receivables; and

       o     ineligible receivables.

    The transferors are not beneficiaries of the receivables trust as to investment earnings on permitted investments made using monies deposited in those trust accounts and ledgers held on separate trust on a segregated basis for a particular investor beneficiary only. However, each transferor has a right to payments from the receivables trustee from monies distributed to the investor beneficiaries in an amount equal to investment earnings on permitted investments made using monies deposited in those trust accounts, unless the supplement for a particular series states otherwise as specified in the relevant final terms.

    The "AGGREGATE TRANSFEROR INTEREST" is the aggregate of the outstanding face amount of all the eligible principal receivables sold by the transferors as eligible principal receivables to the receivables trustee as reduced by the aggregate of:

       o the consideration received by the transferors in cash for the eligible principal receivables. For this purpose the consideration received by the transferors does not include any additional consideration paid by the receivables trustee as described below;

       o     principal collections distributed to the transferors;

       o the transferors' proportionate share of principal receivables in a defaulted account;

       o that part of the additional consideration paid by investor beneficiaries to the receivables trustee as is identified as refunded utilised principal collections and loss make-up; and

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

       o reductions in respect of the transferor's payment obligations arising from a breach of representation or in respect of a credit adjustment.

    "PERMITTED INVESTMENTS" means -- excluding the spread account -- the following:

       o demand and/or time deposits, certificates of deposit and other short-term unsecured debt obligations at or of any institution outside the United Kingdom that has unsecured and unguaranteed short-term debt obligations rated A-1+, F-1+ and P-1 by Standard & Poor's, Fitch Ratings (if the institution is publicly rated by Fitch Ratings) and Moody's, respectively; and

       o short-term unsecured debt obligations-including commercial paper-issued or guaranteed by any body corporate outside the United Kingdom whose unsecured and unguaranteed short-term debt obligations are rated A-1+, F-1+ and P-1 by Standard & Poor's, Fitch Ratings (if the institution is publicly rated by Fitch Ratings) and Moody's, respectively.

    For details on permitted investments with respect to the spread account, see "Sources of Funds to Pay the Loan Notes -- Spread Account".

    The beneficial entitlement of the transferor beneficiaries to any other receivables trust property at any time is as stated in a supplement for a series. Each transferor beneficiary's entitlement to the transferor interest is equal to its proportionate share described in the transferor certificates.

APPLICATION OF COLLECTIONS

    The following accounts were opened prior to 27 March 2000 by the receivables trustee at RBSI:

       o a collection account called the "TRUSTEE COLLECTION ACCOUNT," which is where principal collections, finance charge collections and acquired interchange are to be credited; and

       o an acquisition account called the "TRUSTEE ACQUISITION ACCOUNT," which is where amounts are to be credited that can be used to purchase receivables.

    These accounts may be moved in the future to another bank which meets rating agency approval.

    The trustee acquisition account, the trustee collection account and any additional bank accounts of the receivables trust that the receivables trustee may open for particular beneficiaries are collectively called "TRUST ACCOUNTS". The receivables trustee has legal title to the funds on deposit in each trust account. All trust accounts are currently held in Jersey.


    Collections from cardholders for designated accounts and cardholders for other card accounts of the transferors are initially paid to the bank account of the relevant transferor before being cleared on a same-day basis to a bank account of that transferor called the "RBS SECURITISATION OPERATING ACCOUNT" (in the case of RBS) and the "NATWEST SECURITISATION OPERATING ACCOUNT" (in the case of NatWest) (and together each of the operating accounts of each of RBS and NatWest will be referred to in this prospectus as the "CARD OPERATING ACCOUNTS"). RBS declared a trust over its card operating account in favour of the receivables trustee on 27 March 2000 and NatWest intends to declare a trust over its card operating account in favour of the receivables trustee prior to or on the date of the issue of the first series of notes by the issuer.


    All money in the card operating accounts representing receivables trust property is held on trust by each of the transferors respectively for the receivables trustee and transferred to the trustee collection account within two operating business days after processing. All money in the trustee collection account is and will continue to be treated as collections from receivables of designated accounts unless it has been incorrectly paid into the account. Incorrect payments will be deducted from the appropriate collections on the operating business day on which the error is notified to the receivables trustee.

    Amounts incorrectly categorised as principal collections of eligible receivables but which are in fact collections of ineligible receivables are and will continue to be given back to the relevant transferor beneficiary, after making adjustments for errors but before utilising amounts of principal collections that are the property of the receivables trust. The receivables trustee treats and will continue to treat all money deposited in the trustee collection account as property of the receivables trust unless notified otherwise by the trust cash manager.

    Adjustments to the receivables trust property are and will continue to be made to correct the errors made.

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    Where an account becomes a defaulted account, the entitlements of the beneficiaries of the receivables trust to eligible principal receivables in that defaulted account are determined in accordance with their respective beneficial entitlements to the property of the receivables trust at the time the account becomes a defaulted account and are not changed after this. Each beneficiary's interest is reduced by its respective share of the defaulted principal receivables except that each investor beneficiary's interest can be reinstated to the extent of loss make-up.

    Collections that are the property of the receivables trust are categorised as:

       o     principal collections;

       o     finance charge collections; or

       o     ineligible collections.

    If a discount percentage is nominated by a transferor, the discount percentage of principal collections is treated as finance charge collections. Neither transferor currently intends to nominate a discount percentage and would be unlikely to do so other than in exceptional circumstances -- see "The Receivables -- Discount Option Receivables".

    If the related supplement says so, the investor beneficiary in respect of the relevant series will also be entitled to a portion of acquired interchange.

    Each series is entitled to varying percentages of principal collections, finance charge collections and losses in respect of receivables in defaulted accounts. The transferor beneficiaries are entitled to their applicable transferor percentage of principal collections and finance charge collections and losses in respect of receivables in defaulted accounts.

    The transferors have a right to receive as additional consideration from the receivables trustee, finance charge collections and acquired interchange distributed in respect of a series that are not required to be used by:

       o that series or required to be paid to any other beneficiary, whether or not a member of that series; or

       o any enhancement provider, as set out in the supplement relating to that series.

    Each supplement will set out, for its series, the entitlement of each investor beneficiary to principal collections, finance charge collections and acquired interchange, if any.

    Each transferor may fulfil any of its respective obligations to make payments to the receivables trustee for principal receivables for which it has breached a warranty by:

       o     reducing its respective transferor interest-but not below zero; and

       o     increasing its respective transferor ineligible interest.

    However, if its respective transferor interest would be reduced below zero, the relevant transferor must make an equivalent payment in immediately available funds to the receivables trustee under the receivables trust deed and trust cash management agreement and the receivables securitisation agreement.

    The loan note issuer will pay to the receivables trustee an amount equal to the trust cash management fee and the receivables trustee shall use this amount to pay the trust cash management fee to the trust cash manager. The loan note issuer shall make this payment from amounts of finance charge collections.

    The receivables trustee will transfer money daily -- or identify and credit to separate ledgers in the trustee collection account -- from the trustee collection account in the following priority:

       (1) the amount of any incorrect payments notified to the receivables trustee not previously distributed as collections to the card operating accounts, after which the transferor beneficiaries will own the money absolutely;

       (2) the amount of ineligible collections notified to the receivables trustee and not previously distributed as principal collections to a bank account opened in the name of the transferors to deposit the cash payment in respect of the purchase price of the receivables, called the "CARD PROCEEDS ACCOUNT", after which the transferor beneficiaries will own the money absolutely;

       (3) the total amount of principal collections to be distributed to the investor beneficiaries in respect of any outstanding series from the ledger of the trustee collection account for principal collections, called the "PRINCIPAL COLLECTIONS LEDGER", to the segregated ledger or

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

             account specified in the supplement for that series (which may or may not be a trust account). To the extent that this amount is held in a trust account, it will be held on a segregated basis on a separate trust for the relevant series for each investor beneficiary only;

       (4) the cash available for acquisition needed on that day from the principal collections ledger of the trustee collection account to the trustee acquisition account;

       (5) the excess, if any, of cash available for acquisition on that day over the amount transferred in accordance with (4) to the card proceeds account, or as the transferors may direct, after which the transferor beneficiaries will own the money absolutely, provided this transfer does not result in the transferor interest reducing to zero;

       (6) for each respective transferor beneficiary, the transferor percentage of finance charge collections and of the amount of acquired interchange deposited in the trustee collection account from the ledger of the trustee collection account for finance charge collections, called the "FINANCE CHARGE COLLECTIONS LEDGER," to the card proceeds account, or as the transferor beneficiaries may direct, after which the money will be owned by the transferor beneficiaries; and

       (7) the total amount of finance charge collections and all acquired interchange to be distributed to the investor beneficiaries in respect of any outstanding series from the finance charge collections ledger to any account or ledger that may be specified in the supplement for that series (which may or may not be a trust account). To the extent that this amount is held in a trust account, it will be held on a segregated basis on a separate trust for the relevant series for each investor beneficiary only.

ACQUIRING ADDITIONAL ENTITLEMENTS TO RECEIVABLES TRUST PROPERTY AND PAYMENTS FOR RECEIVABLES

    To understand what a revolving period is, see "Sources of Funds to Pay the Loan Note -- Distribution of Principal Collections to the Loan Note Issuer".

    During the revolving period for a series, the receivables trustee will use the principal collections which are available to fund the acquisition of eligible receivables to pay in turn for the purchase of further eligible receivables. These available principal collections are called "CASH AVAILABLE FOR ACQUISITION". No cash available for acquisition will be used to make payments in respect of ineligible receivables.

    If on any day during the revolving period the cash available for acquisition exceeds the amount needed to purchase eligible receivables on that day, then the excess will be distributed to each transferor beneficiary according to its respective beneficial entitlement or, if allowed under its supplement, investor beneficiaries in respect of other series (which may include the investor beneficiary of the series in question). Any such distribution will reduce the beneficial entitlement of the relevant beneficiaries. Any money left over will be used to fund acquisitions on subsequent operating business days.

    If on any day the cash available for acquisition is less than the amount needed to make payments in respect of eligible receivables on that day, the transferor beneficiaries will fund the amount payable by the receivables trustee for all the existing and future receivables that cannot be funded by cash available for acquisition, plus the amount of any ineligible receivables that need to be funded. Consequently, the amount payable by the receivables trustee to the transferors for all existing and future receivables it is purchasing on any operating business day will be funded first by cash available for acquisition and then by the transferor beneficiaries to the extent of shortfall in cash available for acquisition.

    Other adjustments to the transferor interest are explained in "The Receivables Trust -- Application of Collections".

NON-PETITION UNDERTAKING


    Each beneficiary of the receivables trust -- including RBS and NatWest as transferor beneficiaries and the loan note issuer as investor beneficiary -- and the transferors, the servicer and any successor servicer and the trust cash manager and any successor trust cash manager, by entering into a supplement, will agree with the receivables trustee for itself and as trustee that it will not attempt to take any action or legal proceedings for the winding-up, dissolution or re-organisation of, or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or


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similar officer of or for, any investor beneficiary, the receivables trustee or the receivables trust. These parties will also agree not to seek to enforce any judgments against any of those persons.

TRUST PAY-OUT EVENTS

    The following is a list of what we refer to in this base prospectus as the "TRUST PAY-OUT EVENTS":


       (1) any transferor beneficiary consents or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or over all or substantially all of its revenues and assets;

       (2) proceedings are started against any transferor beneficiary under any applicable liquidation, insolvency, composition or re-organisation or similar laws for its winding-up, dissolution, administration or reorganisation and such steps or proceedings are not discharged within 60 days, or a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or relating to all or substantially all of its revenues and assets is legally and validly appointed and is not discharged within 14 days;

       (3) a duly authorised officer of any transferor beneficiary admits in writing that such transferor beneficiary is unable to pay its debts when they fall due within the meaning of section 123(1) of the UK Insolvency Act 1986 or any transferor beneficiary makes a general assignment for the benefit of or a composition with its creditors or voluntarily suspends payment of its obligations to readjust or reschedule its debt;

       (4) any transferor cannot transfer receivables in the designated accounts to the receivables trust in the manner described in the receivables securitisation agreement;

       (5) any transferor stops being either a resident in the United Kingdom for tax purposes or subject to UK corporation tax; or

       (6)   either:

             o a change in law or its interpretation or administration results in the receivables trustee becoming liable to make any payment on account of tax; or

             o any tax authority asserts a tax liability or takes other actions against RBS or any of its affiliates in relation to the securitisation programme which would have an adverse effect on them which is more than trivial, and RBS obtains an opinion of counsel stating that the tax liability would be due. This event will be treated as occurring when either of RBS or NatWest, as a transferor beneficiary, gives written notice of it to the receivables trustee.


    The trust pay-out events in paragraphs (1), (2) and (3) are called "INSOLVENCY EVENTS". If an insolvency event occurs, a pay out event will occur for each series investor interest, each beneficiary in respect of a series loan note and for the transferor beneficiaries. If any other trust pay out event occurs, a pay out event will occur for each series and each beneficiary in respect of each series. Trust pay out events will occur without any notice (other than in the case of paragraph (6) above) or other action on the part of the receivables trustee or any beneficiary, as soon as the event happens.

    A "PAY-OUT EVENT" for a series investor interest means a trust pay out event or one of the events listed as a "SERIES PAY-OUT EVENT" in the supplement for that series.


    After an insolvency event, future receivables, other than finance charge receivables accruing in respect of principal receivables that have already been assigned to or held on trust for the receivables trustee, will no longer be assigned to or held on trust for the receivables trustee. The receivables trustee will not be entitled to accept any more offers of receivables after an insolvency event. Finance charge receivables accruing on principal receivables that have been assigned to or held on trust for the receivables trustee before the insolvency event will still be part of the receivables trust's property and finance charge collections from them will continue to be allocated and applied as set out in the receivables trust deed and trust cash management agreement and each supplement.

    The receivables trustee will notify each beneficiary if an insolvency event occurs and will dispose of the receivables on commercially reasonable terms, unless within 60 days of that notice, investor beneficiaries representing more than 50 per cent. of the aggregate investor interest in respect of every series, the transferor beneficiaries -- in each case, if not subject to an insolvency event -- and every other person identified for this purpose in any supplement disapproves of the liquidation of the receivables and wishes the receivables trustee to continue accepting offers and purchasing receivables under the receivables securitisation agreement. Money from this sale will be treated as collections on

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the receivables and will be distributed in accordance with the provisions of the receivables trust deed and trust cash management agreement and each supplement.

TERMINATION OF THE RECEIVABLES TRUST

    If the receivables trust has not already been dissolved -- for example, because an insolvency event has occurred -- then all of the transferor beneficiaries acting together can, with the consent of all the other beneficiaries of the receivables trust, instruct the receivables trustee to dissolve the receivables trust when:

       o the total amount of the aggregate investor interest is reduced to zero;

       o there are no finance charge collections or other receivables trust property to which any beneficiary other than the transferor beneficiaries is entitled; and

       o no beneficiary is committed to fund payments to the transferors for purchases of receivables by the receivables trust.

    After the receivables trust is dissolved, all of the receivables trust's property will be paid to the beneficiaries according to their entitlements and the receivables securitisation agreement will be terminated.

    For the purposes of section 1 of the UK Perpetuities and Accumulations Act 1964, the duration of the perpetuity period for the receivables trust's property will be a period ending not later than 80 years from the date of execution of the receivables trust deed and trust cash management agreement. Any property of the receivables trust after this period will vest in the then current beneficiaries in accordance with their entitlements to the receivables trust's property at that date.

AMENDMENTS TO THE RECEIVABLES TRUST DEED AND TRUST CASH MANAGEMENT AGREEMENT

    The receivables trust deed and trust cash management agreement may be amended with the prior consent of each beneficiary affected. No amendment will be effective unless each rating agency has confirmed that the amendment will not result in a reduction or withdrawal of its then current rating of any outstanding related beneficiary debt.

    No investor beneficiary will consent to any proposed amendment unless instructed to do so by loan noteholders holding in total not less than two-thirds of the principal amount of the loan note then outstanding of each outstanding series adversely affected. No investor beneficiary may consent to any proposed amendment that would:

       o reduce or delay required distributions to any investor beneficiary in respect of the affected series;

       o change the definition or the manner of calculating the aggregate investor interest, the investor percentage or the investor default amount of the affected series or any calculation in respect of any notional class or notional sub-class of the affected series; or

       o reduce the percentage required to consent to any amendment, unless instructed to do so by all the noteholders of the loan notes then outstanding of the affected series.

DISPOSALS

    Beneficiaries may not transfer or dispose of their beneficial entitlements in the receivables trust or create any encumbrance over their beneficial entitlement except that:

       o a transferor beneficiary may transfer all or a portion only of its transferor interest by transferring all or substantially all of its properties and assets to any person, if that person enters into an agreement with the other beneficiaries of the receivables trust, the effect of which is that such person expressly assumes the duties and obligations of that transferor and transferor beneficiary under the relevant documents; after the transfer, the new person will be the person used to determine if an insolvency event has occurred;

       o a transferor beneficiary may transfer a portion of its transferor interest to the other transferor beneficiaries provided that such transfer will not cause a pay out event;

       o a transferor beneficiary may transfer or create any encumbrance over the whole or any part of its transferor interest with the consent of investor beneficiaries representing in total more than one-half of the total investor interest of each series; however, the rating

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             agencies must first confirm that the transfer or encumbrance will not result in a downgrade or withdrawal of its then current rating of any outstanding debt that is secured, directly or indirectly, by the receivables in the receivables trust; and

       o any beneficiary -- except the transferor beneficiaries -- may transfer all or any part of its beneficial entitlement or grant an encumbrance over its beneficial entitlement with the prior written consent of the transferor beneficiaries, which consent will not be unreasonably withheld.

    The receivables trustee is authorised to reassign to, or remove from the Scottish trust declared by, RBS or NatWest the beneficial interest in receivables for a purchase price equal to the amount received or recovered, if any, by RBS or NatWest from those receivables in defaulted accounts less the fees, costs and expenses incurred by RBS or NatWest in the recovery of that amount.

TRUSTEE PAYMENT AMOUNT

    The receivables trustee will be paid by the investor beneficiaries its properly incurred fees, costs and expenses -- including any value added tax on such amounts, and any expense properly incurred from being indemnified under the receivables trust deed and trust cash management agreement -- out of the property of the receivables trust distributed to the investor beneficiaries. The receivables trustee will be paid monthly in arrear on each distribution date the amounts certified by the trust cash manager to the receivables trustee by the end of any monthly period as being due to it for that monthly period. This payment is called the "TRUSTEE PAYMENT AMOUNT". The allocation of the trustee payment amount to each series and to the loan note issuer is described in "Sources of Funds to Pay the Loan Notes --- Trustee Payment Amount".

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               SERVICING OF RECEIVABLES AND TRUST CASH MANAGEMENT

GENERAL -- SERVICING


    RBS, acting through Cards Business, was appointed on 27 March 2000 by the initial beneficiaries of the receivables trust as initial servicer under the terms of the beneficiaries servicing agreement. Pursuant to the beneficiaries servicing agreement and the NatWest deed of accession, NatWest as an additional beneficiary also appointed RBS as the servicer. The servicer carries out all servicing in relation to the receivables and (insofar as the interests of the beneficiaries are affected) the designated accounts in accordance with its credit card guidelines and its customary and usual procedures and in accordance with normal market practice (so far as consistent with its credit card guidelines). The servicer may also be directed by all the beneficiaries together (including the transferor beneficiaries) to take actions in accordance with their instructions.


    Among other things, the servicer's functions include crediting and debiting cardholders' accounts as appropriate.

    The servicer is at all times required to take all practicable steps to:

       o ensure that payments made to the transferors by or on behalf of cardholders are received into the card operating accounts;

       o identify any funds in the card operating accounts which are required to be transferred to the trustee collection account for the benefit of the beneficiaries; and

       o     ensure that such funds are so transferred when required.

    The servicer will not resign from its obligations and duties as servicer under the beneficiaries servicing agreement unless its performance of its obligations and duties is no longer permitted under applicable law and there is no reasonable action that it can take to remedy the situation. The servicer's resignation will not be effective until a successor servicer has been properly appointed. The servicer is entitled to delegate or sub-contract its duties and obligations, in accordance with its usual practices, to a third party as long as it remains the principal obligor under the beneficiaries servicing agreement and, if the third party is not part of the RBS group, the servicer has notified the rating agencies. Cards Business, as initial servicer, performs its functions in-house, but has sub-contracted some services relating to the credit cards. For example, data scanning services are currently provided by Graphic Data Limited and Experian Limited and certain processing functions are subcontracted to TSYS -- see "The Credit Card Portfolio".

    The servicer will indemnify each beneficiary against all reasonable loss, liability, expense, damage or injury caused by the servicer's fraud, wilful misconduct or gross negligence in performing its servicing functions. However, the servicer will not indemnify any beneficiary:

       o for any loss arising from the negligence, fraud or wilful misconduct of that beneficiary or its agents;

       o for any liabilities, costs or other expenses of the receivables trust for any action taken by the receivables trustee at the request of any beneficiary of any series to which that beneficiary belongs;

       o for any loss or other claims that are incurred by such beneficiary acting in its capacity as beneficiary, including those resulting from defaulted accounts; or

       o for any liabilities or other costs arising under any tax law or any penalties or interest caused by a failure to comply with any tax law, payable by it in connection with the beneficiaries servicing agreement to any tax authority.

    The directors, officers and other employees and agents of the servicer and the servicer itself will not be under any liability to the receivables trustee, the receivables trust, the transferor beneficiaries, the investor beneficiaries, any enhancement provider or any other person under the beneficiaries servicing agreement or any related provider except in the case of fraud, wilful misconduct or gross negligence in performing its duties under the beneficiaries servicing agreement.

    Any person into which the servicer may be merged or consolidated, or any person succeeding to or acquiring the business of the servicer in whole or in part, after executing a supplemental agreement to the beneficiaries servicing agreement and the delivery of a legal opinion, will become the successor to the servicer or co-servicer with the servicer under the beneficiaries servicing agreement.

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

SERVICER COMPENSATION


    The servicer is entitled to receive a fee from the beneficiaries of the receivables trust for each month. This fee is called the servicing fee and is payable monthly on each distribution date, to the extent that those monies are available. Any amounts payable by the investor beneficiaries in respect of the servicing fee will be inclusive of VAT, if any. The "SERVICING FEE" will be equal to one-twelfth of the product of:


       o the weighted average of the percentages specified in each supplement as being the series servicing fee percentage for each outstanding series -- weighted by the investor interest for each series; and

       o the average daily total outstanding face amount of principal receivables during that monthly period.

    The portion of the servicing fee payable by the investor beneficiary to the servicer in respect of each series on any distribution date is called the "INVESTOR SERVICING FEE" and will be equal to:

       o     one-twelfth of the product of:


             (1) 0.75 per cent.; or


             (2) another percentage agreed with the investor beneficiaries (and disclosed in the relevant final terms) as long as RBS, acting through Cards Business, is the servicer, provided that each of the rating agencies confirms in writing that the new percentage will not cause them to reduce or withdraw their then current rating on any debt that is secured directly or indirectly on the receivables in the receivables trust, including your notes; and

       o the adjusted investor interest as at the last day of the monthly period before that distribution date.

    The balance of the servicing fee not payable by the investor beneficiaries in respect of any series will be payable by the transferors and is called the "TRANSFEROR SERVICING FEE". If the servicer is also a transferor beneficiary in any monthly period, the transferor servicing fee for that monthly period will not be paid.

TERMINATION OF APPOINTMENT OF SERVICER

    The appointment of RBS, acting through Cards Business, as servicer under the beneficiaries servicing agreement and the appointment of any person to replace anyone then acting as the servicer --- called a "SUCCESSOR SERVICER"--will terminate after a servicer default occurs.

    "SERVICER DEFAULT" means any one of the following events:

       (1) failure on the part of the servicer duly to observe or perform in any respect any other covenant or agreement of the servicer contained in the beneficiaries servicing agreement, or any other relevant document, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a servicer default only if it remains unremedied and continues to have an adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either: (1) the receivables trustee to the servicer, or
             (2) the investor beneficiaries to the receivables trustee and the servicer; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of the loan notes representing more than fifty per cent. of the total face value of the loan note outstanding of any outstanding series adversely affected;

       (2) delegation by the servicer of its duties under the beneficiaries servicing agreement to any other entity, except as permitted by the beneficiaries servicing agreement;

       (3) any relevant representation, warranty or certification made by the servicer in the beneficiaries servicing agreement or in any certificate delivered under the beneficiaries servicing agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will only be a servicer default if it remains unremedied and continues to have an adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either: (1) the receivables trustee to the servicer, or
             (2) the investor beneficiaries to the receivables trustee and the servicer; if the

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

             notice is given by the investor beneficiaries it will be on the instruction of a group of holders of the loan note representing more than fifty per cent. of the total face value of the loan notes outstanding of any outstanding series adversely affected;


       (4) the servicer agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, trustee or similar officer of it or of all of its revenues and assets;

       (5) an order of the court is made for its winding-up, dissolution, administration or re-organisation that has remained in force undischarged or unstayed for 60 days;

       (6) a receiver, administrator, administrative receiver, trustee or similar officer of it or all of its revenues and assets, is appointed;

       (7) a duly authorised officer of the servicer admits in writing that the servicer is unable to pay its debts as they fall due within the meaning of section 123(1) of the Insolvency Act 1986; or


       (8) the servicer makes a general assignment for the benefit of or a composition with its creditors or it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.


    Each grace period referred to in (1), (3) and (5) represents the extra number of days before a servicer default can be called, allowing the servicer time to remedy an event which would otherwise be a servicer default. In addition, if an event has been caused by so-called acts of God or uncontrollable circumstances, then it will not be a servicer default. These circumstances are called force majeure events and are listed in the beneficiaries servicing agreement.


    Within two operating business days after the servicer becomes aware of any servicer default, the servicer must notify the beneficiaries, each rating agency, the security trustee and any enhancement provider as soon as possible in writing. The beneficiaries must give each rating agency and the security trustee notice of any removal of the servicer and appointment of a successor servicer.

    After the servicer receives a termination notice from the beneficiaries and a successor servicer is appointed, the duties of acting as servicer of the receivables under the beneficiaries servicing agreement will pass from the then servicer to the successor servicer. The beneficiaries servicing agreement contains the requirements for the transfer of the servicing role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

    After it receives a termination notice, the servicer will continue to act as servicer until the date agreed by it and the beneficiaries. The beneficiaries must try to appoint a successor servicer that is an "ELIGIBLE SERVICER".

    If the beneficiaries cannot appoint a successor servicer and the servicer delivers a certificate that says it cannot in good faith cure the servicer default, then the receivables trustee will start the process of selling the receivables. The beneficiaries will notify any enhancement providers of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.

    The proceeds of the sale will be deposited in the trust accounts for distribution to the beneficiaries as set out in the beneficiaries servicing agreement and the series supplements.

    An eligible servicer means an entity that, when it is servicer:

       o is servicing a portfolio of consumer revolving credit card accounts or other consumer credit accounts;

       o is legally qualified and has the capacity to service the designated accounts;

       o is qualified or licensed to use the software that the servicer is then currently using to service the designated accounts or obtains the right to use, or has its own, software that is adequate to perform its duties under the beneficiaries servicing agreement; and

       o has, in the opinion of each rating agency, demonstrated the ability to service, professionally and competently, a portfolio of accounts similar to the designated accounts in accordance with customary standards of skill and care.


    Neither the note trustee nor the security trustee shall be in any way responsible for the appointment or termination of the servicer.


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GENERAL -- TRUST CASH MANAGEMENT

    RBS, acting through Cards Business, was appointed on 27 March 2000 by the receivables trustee as initial trust cash manager under the terms of the receivables trust deed and trust cash management agreement. It is intended that RBS, acting through both Cards Business and Financial Markets, will continue to act as trust cash manager of the receivables trustee in connection with the programme.

    The trust cash manager gives such advice as may be necessary to enable the receivables trustee to effect all transfers in relation to the distributions referred to in the receivables trust deed and trust cash management agreement and the supplement for each series. The trust cash manager also undertakes any other trust cash management or related functions necessary to enable the receivables trustee to exercise its rights and perform its duties and obligations under the receivables trust deed and trust cash management agreement. In carrying out its duties and obligations under the receivables trust deed and trust cash management agreement, the trust cash manager will follow any instructions, relating to the exercise of its power and authority, as the receivables trustee may give. However, the trust cash manager is not an agent of the receivables trustee.

    The trust cash manager's functions include advising the receivables trustee to transfer moneys between the trust accounts, to make credits and debits to the various ledgers (held on an undivided or on a segregated basis) and make withdrawals and payments from the trust accounts as required by the receivables trust deed and trust cash management agreement.

    At the trust cash manager's written request, the receivables trustee will execute any documents prepared by the transferors and acceptable to the receivables trustee which are reasonably necessary to enable the trust cash manager to carry out its trust cash management duties.

    The trust cash manager will not resign from its obligations and duties as trust cash manager under the receivables trust deed and trust cash management agreement unless it cannot legally perform its duties and there is no reasonable action that it can take to remedy the situation. The trust cash manager's resignation will not be effective until a successor trust cash manager has been properly appointed.

    The trust cash manager will indemnify the receivables trustee and the receivables trust against all reasonable loss, liability, expense, damage or injury caused by its fraud, wilful misconduct or gross negligence in performing its cash management functions. However, the trust cash manager will not indemnify the receivables trustee:

       o if any acts or omissions are caused by the negligence, fraud or wilful misconduct of the receivables trustee or its agents;

       o for any liabilities, costs or other expenses of the receivables trust for any action taken by the receivables trustee at the request of any investor beneficiary of any series to which that investor beneficiary belongs; or

       o for any liabilities or other costs of it or the receivables trust arising under any tax law or any penalties or interest caused by a failure to comply with any tax law, payable by it or the receivables trust in connection with the receivables trust deed and trust cash management agreement to any tax authority.

    The directors, officers and other employees and agents of the trust cash manager and the trust cash manager itself will not be under any liability to the receivables trustee or the receivables trust or any other person under the receivables trust deed and trust cash management agreement except in the case of fraud, wilful misconduct or gross negligence in performing their or its respective duties under the receivables trust deed and trust cash management agreement.

    Any person into which the trust cash manager may be merged or consolidated, or any person succeeding to or acquiring the business of the trust cash manager in whole or in part, after executing a supplemental agreement to the receivables trust deed and trust cash management agreement and the delivery of a legal opinion, will become the successor to the trust cash manager or co-trust cash manager under the receivables trust deed and trust cash management agreement.

TRUST CASH MANAGER COMPENSATION

    The trust cash manager is entitled to receive a fee from the receivables trustee for each monthly period. This fee is called the "TRUST CASH MANAGEMENT FEE" and is payable monthly on each distribution date, to the extent that the receivables trustee has sufficient funds. Any amounts payable for the trust cash management fee will be inclusive of VAT, if any. The trust cash management fee

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will be equal to one-twelfth of the product of the sum of the annual fees specified in each supplement as being the investor trust cash management fees for each series.

    The investor beneficiary of each series agrees to indemnify the receivables trustee for a portion of the trust cash management fee, as set out in each supplement. The portion of the trust cash management fee for which the investor beneficiary on behalf of a series agrees to indemnify the receivables trustee on any distribution date is called the "INVESTOR TRUST CASH MANAGEMENT FEE". The trust cash management fee can be any amount that the receivables trustee may agree to as long as RBS, acting through both Cards Business and Financial Markets, is the trust cash manager provided that the rating agencies confirm in writing that the new amount will not cause them to reduce or withdraw their then current rating on any related beneficiary debt.

    The balance of the trust cash management fee not referable to any series of notes will be the portion for which the transferors agree to indemnify the receivables trustee and is called the "TRANSFEROR TRUST CASH MANAGEMENT FEE". If the trust cash manager is also a transferor beneficiary in any monthly period, the transferor trust cash management fee for that monthly period will not be paid.

TERMINATION OF APPOINTMENT OF TRUST CASH MANAGER

    The appointment of RBS as trust cash manager under the receivables trust deed and trust cash management agreement and the appointment of any person as joint trust cash manager or to replace anyone then acting as the trust cash manager -- called a "SUCCESSOR TRUST CASH MANAGER"-- will terminate when a trust cash manager default occurs.

    "TRUST CASH MANAGER DEFAULT" means any one of the following events:


       (1) any failure by the trust cash manager to give advice or notice to the receivables trustee pursuant to an agreed schedule of collections and distributions or to advise the receivables trustee to make any required drawing, withdrawal or payment pursuant to the receivables trust deed and trust cash management agreement or any other relevant document; these events will be considered failures if they do not happen within five operating business days after the date that they were supposed to happen under the terms of the receivables trust deed and trust cash management agreement or any other relevant document;


       (2) failure on the part of the trust cash manager duly to observe or perform in any respect any other covenant or agreement of the trust cash manager contained in the receivables trust deed and trust cash management agreement or any other relevant documents, that has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will constitute a trust cash manager default only if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of the loan note representing more than fifty per cent. of the face value of the loan note outstanding of any outstanding series adversely affected;

       (3) delegation by the trust cash manager of its duties under the receivables trust deed and trust cash management agreement to any other entity, except as permitted by the receivables trust deed and trust cash management agreement;

       (4) any relevant representation, warranty or certification made by the trust cash manager in the receivables trust deed and trust cash management agreement or in any certificate delivered under the receivables trust deed and trust cash management agreement was incorrect when made, which has a material adverse effect on the interests of the investor beneficiaries of any outstanding series; this failure will only be a trust cash manager default if it remains unremedied and continues to have a material adverse effect on the interests of the investor beneficiaries for 60 days after the receipt of a notice of the failure is given; the notice of the failure will be given by either (1) the receivables trustee to the trust cash manager, or (2) the investor beneficiaries to the receivables trustee and the trust cash manager; if the notice is given by the investor beneficiaries it will be on the instruction of a group of holders of the loan note representing more than fifty per cent. of the total face value of the loan note outstanding of any outstanding series adversely affected;

       (5)   any of the following:

             o the trust cash manager agrees to or takes any corporate action to appoint a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or of all of its revenues and assets; or

             o an order of the court is made for its winding-up, dissolution, administration or re-organisation that has remained in force undischarged or unstayed for 60 days; or

             o a receiver, administrator, administrative receiver, liquidator, trustee or similar officer of it or all of its revenues and assets is appointed; and

       (6)   any of the following:

             o a duly authorised officer of the trust cash manager admits in writing that the trust cash manager is unable to pay its debts as they fall due within the meaning of section 123(1) of the UK Insolvency Act 1986; or

             o the trust cash manager makes a general assignment for the benefit of, or a composition with, its creditors it voluntarily suspends payment of its obligations with a view to the general readjustment or rescheduling of its indebtedness.


    Each grace period referred to in (1), (2), (3) and (4) above represents the extra number of days before a trust cash manager default can be called, allowing the trust cash manager time to remedy an event which would otherwise be a trust cash manager default. In addition, if an event is a force majeure event, then it will not be a cash manager default.


    Within two operating business days after the trust cash manager becomes aware of any trust cash manager default, the trust cash manager must notify the receivables trustee, each rating agency, each beneficiary and any enhancement provider as soon as possible in writing. The receivables trustee must give each beneficiary and rating agency notice of any removal of the trust cash manager or appointment of a successor trust cash manager. The receivables trustee must give each rating agency notice of any removal of the trust cash manager.

    Investor beneficiaries acting on the instructions of a group representing in total more than two-thirds of the total face value of the loan notes then outstanding of each series adversely affected by any default by the trust cash manager, or the transferors in the performance of their obligations under the receivables trust deed and trust cash management agreement and any other relevant documents, may waive the default unless it is a failure to make any required deposits, or payments of interest or principal, for the adversely affected series.

    After the trust cash manager receives a termination notice and a successor trust cash manager is appointed, the duties of acting as trust cash manager of the receivables under the receivables trust deed and trust cash management agreement will pass from the then trust cash manager to the successor trust cash manager. The receivables trust deed and trust cash management agreement contains the requirements for the transfer of the cash management role, including the transfer of authority over collections, the transfer of electronic records and the disclosure of information.

    After it receives a termination notice, the trust cash manager will continue to act as cash manager until a date agreed by the receivables trustee and the trust cash manager. The receivables trustee must try to appoint a successor trust cash manager that is an eligible trust cash manager.

    If the receivables trustee cannot appoint a successor trust cash manager and the trust cash manager delivers a certificate that says it cannot in good faith cure the trust cash manager default, then the receivables trustee will start the process of selling the receivables. The receivables trustee will notify each enhancement provider of the proposed sale of the receivables by the receivables trustee to a third party and will provide each enhancement provider an opportunity to bid on purchasing the receivables.

    The proceeds of the sale will be deposited in the trust accounts for distribution to the beneficiaries as set out in the receivables trust deed and trust cash management agreement and series supplements.


    An "ELIGIBLE TRUST CASH MANAGER" means an entity that, when it is trust cash manager:


       o is legally qualified and has the capacity to carry out the cash management functions as set forth in the receivables trust deed and trust cash management agreement;

       o is qualified or licensed to use the software that the trust cash manager is then currently using to carry out cash management of the receivables or obtains the right to use, or has its own, software that is adequate to perform its duties under the receivables trust deed and trust cash management agreement; and

       o has, in the opinion of each rating agency, demonstrated the ability professionally and competently to act as a cash manager in accordance with customary standards of skill and care.

    Neither the note trustee nor the security trustee shall be in any way responsible for the appointment or termination of the trust cash manager.

                     SOURCES OF FUNDS TO PAY THE LOAN NOTES

GENERAL

    The loan note issuer is an investor beneficiary of the receivables trust. Its initial beneficial entitlement under the receivables trust was conferred in connection with the 2000 transfers. The loan note issuer may increase its beneficial entitlement from time to time under the receivables trust by issuing further loan notes which will be constituted pursuant to a loan note supplement and named in the relevant final terms. Each loan note supplement relates to distributions that will be made to the loan note issuer in respect of that particular series loan note. The parties to each loan note supplement will be the receivables trustee, RBS and NatWest as the transferor beneficiaries and the transferors, RBS, acting through Cards Business, as the servicer and acting through Cards Business and Financial Markets as the trust cash manager and the loan note issuer as the investor beneficiary.

    The loan note issuer's aggregate investor interest will comprise all of the beneficial entitlements conferred on it under all loan note supplements.

    The loan note issuer became the first investor beneficiary of the receivables trust by contributing a sterling amount equivalent to $1,600,000,000 (being $600,000,000 in respect of Series 00-A and $1,000,000,000 in respect of Series 00-B converted at the then agreed rate of exchange of sterling to US dollars under the relevant swap agreements) to the receivables trustee on 27 March 2000, and subsequently increased its beneficial interest through the issuance of the Series 00-C loan note. The 2000 loan notes have now all been redeemed.

    On the execution of each loan note supplement on the date of issue of each series loan note, the loan note issuer will increase its beneficial entitlement as investor beneficiary by contributing a sterling amount (converted under one or more swap agreements, if required) to the receivables trustee on the date of issue of the relevant loan note. See "Receivables--Assignment of the Receivables to the Receivables Trustee" and "The Receivables Trust-- Acquisitions".

    It is anticipated that each series investor interest of the loan note issuer will be included in group one. See "Shared Principal Collections" for the ramifications of a series being included in group one.


BENEFICIAL ENTITLEMENT OF THE LOAN NOTE ISSUER TO RECEIVABLES TRUST PROPERTY

    The part of the loan note issuer's beneficial entitlement to the different categories of receivables trust property held on an undivided basis which is referable to each series will be determined by applying the "INVESTOR PERCENTAGE" for that series. On this basis the beneficial entitlement of a series investor interest to receivables trust property held on an undivided basis is the percentage equivalent of a fraction being:

                                       a
                                   ----------
                                   a + x + y


    where:

       o a is the adjusted investor interest in respect of the relevant series investor interest;

       o x is the adjusted investor interest in respect of the other outstanding series investor interests; and

       o     y is the aggregate transferor interests.


    Distributions of finance charge collections and acquired interchange will be determined by applying the "FLOATING INVESTOR PERCENTAGE" for the relevant series. Distributions of principal collections will be determined by applying the "FLOATING INVESTOR PERCENTAGE" for the relevant series if the series is in the revolving period, or the "FIXED INVESTOR PERCENTAGE" for the relevant series during the controlled accumulation, regulated amortisation and rapid amortisation periods.


    The floating investor percentage will be applied to determine the loan note issuer's entitlement to distributions of finance charge collections and acquired interchange for the relevant series when that series is in its revolving period.

    During the revolving period, principal collections will only be transferred to the loan note issuer to the extent there is a shortfall in finance charge collection distributions in respect of the relevant series. The maximum amount of principal collections that can be distributed in respect of that series in any month during the revolving period is determined by reference to the floating investor percentage. In periods other than the revolving period, distributions of principal collections to be made to the loan note issuer will be calculated by reference to the fixed investor percentage.

    If a series' beneficial entitlement to principal receivables at any time is zero, then the floating investor percentage for that series and the fixed investor percentage for that series will each become zero.


BENEFICIAL ENTITLEMENT OF LOAN NOTE ISSUER TO FINANCE CHARGE COLLECTIONS


    The amount credited on a daily basis during any calendar monthly period to each series finance charge collections ledger on the trustee collection account for the loan note issuer will be transferred on a distribution date to the relevant loan note issuer distribution account for the relevant series. From that account, amounts will be applied to meet payments to be made by the loan note issuer (including amounts representing further interest) to the issuer in respect of each relevant series loan note held by the issuer. For each series, the issuer will pay to the loan note issuer certain deferred subscription amounts in respect of each series loan note. The loan note issuer will pay any deferred subscription price amounts it has received in respect of a series to the receivables trustee as additional consideration for the grant of the loan note issuer's interest in the receivables trust. See "Series Collection Account", "Available Spread", "The Loan Notes -- Cashflows of the Loan Note Issuer" and "The Trust Deed and Trust Deed Supplements -- Cashflows of the Issuer".

    The "LOAN NOTE ISSUER DISTRIBUTION ACCOUNT" is, with respect to each series, each bank account in the name of the loan note issuer, at RBSI at its branch located at Royal Bank House, 71 Bath Street, St. Helier, Jersey, JE4 8PJ, that will be used to distribute amounts relating to each series received by the loan note issuer which are paid to the loan note issuer in accordance with its beneficial entitlement under the relevant series supplement. The loan note issuer will continue to maintain each such account with respect to each series with RBSI or with another bank which meets rating agency approval.


    At the beginning of each month the receivables trustee will deliver to the loan note issuer calculations and information regarding the receivables trust including calculations and information about the trust distributions and movements of monies between the undivided trust, the segregated trust and to the loan note issuer for the prior month and the relevant distribution date. In relation to calculations made at the receivables trust level, a "DAY" means a business day in London.

    In order to understand these calculations and information delivered by the receivables trustee you will need to understand the following definitions.



    The "ADJUSTED INVESTOR INTEREST" referable to each series means at any time an amount equal to the initial investor interest for that series as reduced by the aggregate of:

       (1) principal collections distributed to the loan note issuer in respect of that series (to include those held on separate trust on a segregated basis for the loan note issuer in respect of that series only);

       (2) those retained principal collections, then distributed and used by the loan note issuer in respect of that series as utilised principal collections, as subsequently reduced by refunded utilised principal collections referable to that series;

       (3) the loan note issuer's share of default amounts referable to that series as reduced by loss make-up (default) referable to that series; and

       (4) the aggregate amount of investor charge-offs referable to that series as reduced by loss make-up (charge-off) referable to that series (excluding, for the avoidance of doubt, any default amounts made good by loss make-up (default) referable to that series), all calculated as at that time.

    The aggregate of the class A adjusted investor interest, the class B adjusted investor interest and the class C adjusted investor interest on any distribution date will be equal to the adjusted investor interest at the close of business on the last day of the preceding monthly period for the relevant series.

    Item (1) will include amounts transferred to the relevant series principal funding ledger.

    The "CLASS A ADJUSTED INVESTOR INTEREST" means an amount equal to the class A investor interest minus the balance credited to the relevant series principal funding ledger but not more than the class A investor interest.

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

    The "CLASS A FLOATING PERCENTAGE," the "CLASS B FLOATING PERCENTAGE" and the "CLASS C FLOATING PERCENTAGE" will each be calculated the same way and will be equal to, for each class of each series (comprised, if applicable, of all sub- classes thereof), in any monthly period, the following fraction expressed as a percentage:

               adjusted investor interest for the relevant class
        ----------------------------------------------------------------
        adjusted investor interest for the relevant series of such class where these amounts are calculated on the close of business on the last day of such monthly period prior to the distribution date.

    The "CLASS A INVESTOR CHARGE-OFF" means a reduction in the class A investor interest on any distribution date by the amount, if any, by which the class A investor default amount exceeds the total amount of class A available funds, available spread, reallocated class B principal collections, reallocated class C principal collections, the class C investor interest and the class B investor interest calculated on that distribution date as funding the class A investor default amount.

    The "CLASS A INVESTOR INTEREST" means, at any time and with respect to the relevant series, an amount equal to:

       (1)   the class A initial investor interest, minus

       (2) the total principal payments made to the loan note issuer referable to the class A investor interest from the property of the receivables trust, minus

       (3) the total amount of class A investor charge-offs for all prior distribution dates, plus

       (4) the total amount of any reimbursements of those class A investor charge-offs on those prior distribution dates.

    All calculations will be carried out on the basis that the class A investor interest may not be reduced below zero.

    The "CLASS B ADJUSTED INVESTOR INTEREST" means, at any time, an amount equal to the class B investor interest minus the balance on deposit in the relevant series principal funding ledger in excess of the class A investor interest, but not more than the class B investor interest.

    The "CLASS B INVESTOR CHARGE-OFF" means a reduction in the class B investor interest on any distribution date by the amount, if any, by which the class B investor default amount exceeds the total amount of available spread, reallocated class C principal collections and the class C investor interest calculated on that distribution date as funding the class B investor default amount.

    The "CLASS B INVESTOR INTEREST" means, at any time and with respect to the relevant series, an amount equal to:

       (1)   the class B initial investor interest, minus

       (2) the total principal payments made to the loan note issuer referable to the class B investor interest from the property of the receivables trust, minus

       (3) the total amount of class B investor charge-offs for all prior distribution dates, minus

       (4) the total amount of reallocated class B principal collections distributed on all prior distribution dates that have been used to fund the class A required amount, excluding any reallocated class B principal collections that have resulted in a reduction in the class C investor interest, minus

       (5) any reductions in the class B investor interest to cover the class A investor default amounts, plus

       (6) the total amount of available spread allocated and available on all prior distribution dates to reimburse amounts deducted under (3),
             (4) and (5) above.

    All calculations will be carried out on the basis that the class B investor interest may not be reduced below zero.

    The "CLASS C ADJUSTED INVESTOR INTEREST" means, at any time, an amount equal to the class C investor interest minus the balance on deposit in the relevant series principal funding ledger in excess of the sum of the class A investor interest and the class B investor interest, but not more than the class C investor interest.

    The "CLASS C INVESTOR CHARGE-OFF" means a reduction in the class C investor interest on any distribution date by the amount, if any, by which the class C investor default amount exceeds the amount of available spread calculated on that distribution date as funding the class C investor default amount.

    The "CLASS C INVESTOR INTEREST" means at any time and with respect to the relevant series an amount equal to:

       (1)   the class C initial investor interest, minus

       (2) the total principal payments made to the loan note issuer referable to the class C investor interest from the property of the receivables trust, minus

       (3) the total amount of class C investor charge-offs for all prior distribution dates, minus

       (4) the total amount of reallocated class B principal collections and reallocated class C principal collections referable to the class C investor interest that have been used to fund the class A required amount or the class B required amount on all prior distribution dates, minus

       (5) any reductions in the class C investor interest to fund class A investor default amounts and class B investor default amounts, plus

       (6) the total amount of available spread allocated and available on all prior distribution dates to reimburse amounts deducted under (3),
             (4) and (5) above.

    All calculations will be carried out on the basis that the class C investor interest may not be reduced below zero.

    The "INITIAL INVESTOR INTEREST" referable to each series will be further described in the relevant final terms. The "CLASS A INITIAL INVESTOR INTEREST", the "CLASS B INITIAL INVESTOR INTEREST" and the "CLASS C INITIAL INVESTOR INTEREST" referable to each class of each series (or, if applicable, to all sub-classes of such class in an aggregate amount) will be further described in the relevant final terms.

    The "INVESTOR INTEREST" referable to a series means at any time an amount equal to the initial investor interest referable to that series as reduced by the aggregate of:

       o those principal collections distributed to the loan note issuer from the receivables trust property in respect of the relevant series investor interest; and

       o those retained principal collections, then distributed and used by the loan note issuer in respect of that series as utilised principal collections, as subsequently reduced by refunded utilised principal collections referable to that series;

       o the loan note issuer's share of default amounts referable to that series as reduced by loss make-up (default) referable to that series; and

       o the aggregate amount of investor charge-offs referable to that series as reduced by loss make-up (charge-off) referable to that series (excluding, for the avoidance of doubt, any default amounts made good by loss make-up (default) referable to that series), all calculated as at that time.

                       ---------------------------------

    The beneficial entitlement of the loan note issuer as the investor beneficiary for the relevant series to eligible principal receivables -- and also to principal collections that are held in the receivables trust on an undivided basis (which excludes the amount credited to the relevant series principal funding ledger) -- is calculated as equal to the proportion that the adjusted investor interest bears to the amount of eligible principal receivables assigned or purported to be assigned to or held on trust for the receivables trust at any time. However, the calculation by the receivables trustee for distributions in respect of each class of notes will not exceed the class A adjusted investor interest, the class B adjusted investor interest or the class C adjusted investor interest at any time.

    The amount of finance charge collections to be distributed to the relevant series finance charge collections ledger on any day during any monthly period is equal to the floating investor percentage for that series applied to finance charge collections for that day.

    The loan note issuer will be entitled in respect of any series investor interest to the benefit of any enhancement for the relevant series only.

    For each series the loan note issuer will be solely beneficially entitled to all monies held in any trust account that are expressly segregated -- by separate account or by ledger entry or otherwise -- as being held on separate trust by the receivables trustee for the loan note issuer in respect of that specific series.

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

CALCULATION AND DISTRIBUTION OF FINANCE CHARGE COLLECTIONS AND ACQUIRED INTERCHANGE TO THE LOAN NOTE ISSUER


    On each day on which finance charge collections and/or acquired interchange are transferred to the trustee collection account during the revolving period, the controlled accumulation period and, if applicable, the regulated amortisation period or the rapid amortisation period, the receivables trustee will credit an amount to the relevant series finance charge collections ledger -- determined by applying the floating investor percentage as set out below to such finance charge collections and/or acquired interchange. The amount of acquired interchange distributed to a series investor interest for any monthly period will be the product of the amount of acquired interchange and the floating investor percentage. This amount of acquired interchange will be credited to that series' finance charge collections ledger for the benefit of that series investor beneficiary.

    The amount credited to the relevant series finance charge collections ledger with respect to each series will be transferred on a monthly basis to the relevant loan note issuer distribution account of such series from which it will be applied to meet the loan note issuer's obligations for the relevant period.


    Each day the receivables trustee will credit to the relevant series finance charge collections ledger an amount calculated as follows:

                                     A x B


    where:


    A = the floating investor percentage for that series; and

    B = the total amount of finance charge collections and/or acquired interchange processed on that date.


    The "FLOATING INVESTOR PERCENTAGE" for each series investor interest means, for any monthly period, the following fraction expressed as a percentage:


                                       A
                                     ------
                                     B + C



    where:


       A     =   the adjusted investor interest for that series;

       B     =   the aggregate transferor interests; and


       C     =   the aggregate adjusted investor interests.

    Item A will be calculated for any monthly period -- other than the first monthly period -- as of the last day of the prior monthly period (and, for the purposes of this calculation, A will take into account all amounts on the relevant series principal collections ledger).


    Items B and C will be calculated for any monthly period -- other than the first monthly period -- as of the last day of the prior monthly period (and for the purposes of this calculation, the sum of B + C will be reduced to the amount of retained principal collections). For the first monthly period, each of A, B and C will be calculated as of the closing date.

    However, if the sum of the numerators used to calculate the investor percentages for distributions of finance charge collections and acquired interchange for all outstanding series for any month is greater than B + C, the floating investor percentage will be the percentage equivalent of:


                                       A
                                     ------
                                     A + D



    where:

       A     =   the definition used above; and

       D     =   the sum of the numerators used to calculate the investor
                 percentages for distributions of finance charge collections and acquired interchange for all outstanding series (excluding the relevant series investor interest in question) for that month.

    Accordingly, the floating investor percentage will never exceed 100 per cent.

    Notwithstanding the above, for a monthly period in which an addition date occurs:

    B in the fraction used to calculate the floating investor percentage above will be:

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

       o for the period from the first day of the monthly period to the addition date, the aggregate transferor interests on the last day of the prior monthly period; and

       o for the period from the addition date to the last day of the monthly period, the aggregate transferor interests on the addition date, taking into account the eligible principal receivables added to the receivables trust; and

    C in the fraction used to calculate the floating investor percentage above will be:

       o for the period from the last day of the monthly period to the addition date, the sum of the adjusted investor interests used to calculate the floating investor percentages for all outstanding series (including the relevant series investor interest in question) on the last day of the monthly period; and

       o for the period from the addition date to the last day of the monthly period, the sum of the adjusted investor interest used to calculate the floating investor percentages for all outstanding series (including the relevant series investor interest in question) on the addition date, taking into account the eligible principal receivables added to the receivables trust.

    If, on any day, the investor interest falls to zero-unless it has fallen as a result of defaults -- no further distributions will be made on the distribution date for that monthly period.


CLASS A INVESTOR INTEREST


    To understand the calculations and information delivered by the receivables trustee with respect to the amount of finance charge collections and acquired interchange distributed to the loan note issuer that will ultimately be used for payments on the class A notes (and all sub-classes thereof, if any) on any distribution date or payment date, you need to understand the following definitions and cash flows.


    The "APPLICABLE LIBOR RATE" for each finance period will be determined by the trust cash manager in the manner specified in each supplement to the receivables trust deed and cash management agreement.

    The "CALCULATION PERIOD" means, for any distribution date, the period from and including the previous distribution date or, in the case of the first distribution date, from and including the closing date to, but excluding, that distribution date.

    The "CLASS A ADDITIONAL FINANCE AMOUNT" means the amount calculated as follows:


days in calculation period         class A LN rate plus         any unpaid class A deficiency amounts
--------------------------    X    --------------------   X     -------------------------------------
            365                        2.0 per cent                    on the prior payment date


    The "CLASS A AVAILABLE FUNDS" for a series investor interest for any monthly period equals the sum of the following amounts credited to that series' finance charge collections ledger for that monthly period:

       o the class A floating percentage of finance charge collections distributed to that series investor interest;

       o the class A floating percentage of acquired interchange distributed to that series investor interest;

       o for any monthly period during the controlled accumulation period before payment in full of the class A investor interest, the principal funding investment proceeds up to a maximum amount equal to the class A covered amount; see "Principal Funding Account"; and

       o any amounts withdrawn from that series' reserve ledger and credited to that series' finance charge collections ledger on the related distribution date; see "Reserve Account".


    The "CLASS A CASH MANAGEMENT FEE" is that portion of the trust cash management fee attributable to class A (on a pro rata basis).

    The "CLASS A DEBT AMOUNT" means the class A initial investor interest minus the total principal payments made to the loan note issuer as of the distribution date preceding the relevant distribution date, calculated as principal payments referable to the class A investor interest from the property of the receivables trust. On the relevant series investor interest termination date, the class A debt amount will be zero.

    The "CLASS A DEFICIENCY AMOUNT" is the excess, if any, of the class A monthly required expense amount for the prior distribution date -- disregarding for this purpose the class A trustee payment amount and the loan note issuer costs amount -- over the amounts actually deposited as the class A monthly distribution amount and credited to the relevant loan note issuer distribution account for payment on that distribution date.


    The "CLASS A LN RATE" for each finance period will be the applicable LIBOR rate plus or minus a margin as specified in the relevant final terms and, in the case of any sub-classes with respect to class A, such rate shall be calculated as a blended rate;

    The "CLASS A MONTHLY DISTRIBUTION AMOUNT" means an amount equal to the sum of the class A monthly finance amount, the class A deficiency amount and the class A additional finance amount;

    The "CLASS A MONTHLY FINANCE AMOUNT" means the amount calculated as follows:

    (days in calculation period
    ---------------------------    X    class A LN rate X class A debt amount) + issuer costs amount
                365

    The "CLASS A MONTHLY REQUIRED EXPENSE AMOUNT" for any distribution date will be the sum of the following items:

       o the class A trustee payment amount plus any unpaid class A trustee payment amounts from previous distribution dates; see "Trustee Payment Amount";

       o     the loan note issuer costs amount;

       o     the class A monthly finance amount;

       o     the class A deficiency amount; and

       o     the class A additional finance amount.


    The "CLASS A SERVICING FEE" is that portion of the servicing fee attributable to class A (on a pro rata basis).


    The first "DISTRIBUTION DATE" in respect of each series will be further described in the final terms for that series and each subsequent distribution date will be the 15th day of each calendar month thereafter, or if that day is not a business day, the next business day after the 15th, or any other date as may be specified in the relevant final terms.

    The "FINANCE PERIOD" means, with respect to any payment date, the period from and including the previous payment date or, in the case of the first payment date, from and including the closing date to, but excluding, the next payment date. However, in the case of a finance period that commences in the revolving period and ends in the controlled accumulation period, the regulated amortisation period or the rapid amortisation period, that finance period will end on the originally scheduled payment date.


    The "ISSUER COSTS AMOUNT" means the amounts required to pay all and any legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities incurred by the issuer accrued due and payable on or before a payment date to a third party incurred in the course of the issuer's business excluding any income taxes or other similar taxes payable to any taxation authority. This amount includes the legal fees, fees, costs, charges, expenses, losses, damages, claims and liabilities of the note trustee and any receiver appointed by it, such amount to be paid in priority to any other amount contemplated by this definition, and any legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities remaining unpaid for previous distribution dates together with any VAT payable on any of the above items. Where relevant, the costs of the issuer may be apportioned among each outstanding series by reference to the outstanding principal balance of each series.

    The "LOAN NOTE ISSUER COSTS AMOUNT" means the amounts required to pay all and any legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities incurred by the loan note issuer accrued due and payable on or before a distribution date to a third party incurred in the course of the loan note issuer's business excluding any income taxes or other similar taxes payable to any taxation authority. This amount includes legal fees, fees, costs, charges, expenses, indemnities, losses, damages, claims and liabilities of the security trustee and any receiver appointed by it, such amount to be paid in priority to any other amount contemplated by this definition, and any legal fees, fees, costs, charges, expenses, losses, damages, claims and liabilities remaining unpaid for previous distribution dates together with any VAT payable on any of the above items, where relevant. Where relevant, the costs of the loan note issuer may be apportioned among each outstanding series loan note by reference to the outstanding principal balance of each series loan note.

    The first "PAYMENT DATE" in the case of each series loan note and the related series of notes will be more particularly described in the final terms for that series. Each subsequent payment date during the revolving period and the controlled accumulation period will also be more particularly described in the final terms for that series. During the regulated amortisation period and the rapid amortisation period each subsequent payment date will be the same date as a distribution date.

                       ---------------------------------

    On each distribution date, the amount of class A available funds held for the loan note issuer in a specified series finance charge collections ledger will be used to make the following payments (in respect of that series only) in the following order:


       (1) an amount equal to the class A trustee payment amount plus any unpaid class A trustee payment amounts from prior distribution dates will be paid first to the relevant loan note issuer distribution account of the series and then to the receivables trustee by the loan note issuer as additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as the trustee payment amount referable to the relevant series;

       (2) an amount equal to the loan note issuer costs amount to be transferred to the relevant loan note issuer distribution account, such payment being identified as the loan note issuer costs amount;

       (3) an amount equal to the class A monthly distribution amount will be deposited in the relevant loan note issuer distribution account;

       (4) an amount equal to the class A servicing fee and any due and unpaid class A servicing fees from prior distribution dates will be paid first to the relevant loan note issuer distribution account and then to the servicer, such payment being identified as the servicing fee payment amount, and an amount equal to the class A cash management fee and any due and unpaid class A cash management fees from prior distribution dates will be paid first to the relevant loan note issuer distribution account and then to the receivables trustee by the loan note issuer as additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as the cash management fee payment amount referable to the relevant series;

       (5) an amount equal to the class A investor default amount will be paid first to the relevant loan note issuer distribution account and then to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as loss make-up (default); and


       (6) the balance -- called "CLASS A AVAILABLE SPREAD" -- will be part of available spread and will be dealt with as described in "Available Spread".


    On each distribution date, the loan note issuer, acting through the receivables trustee, will withdraw an amount on deposit in the specified series finance charge collections ledger equal to the class A monthly distribution amount, and will deposit such amount into the relevant loan note issuer distribution account (in respect of that series only). This deposit will be used by the loan note issuer (when added to the class B monthly distribution amount and the class C monthly distribution amount) to pay interest due on the series loan note that is linked to that series investor interest. Interest payments received on the relevant series loan note will be used by the issuer, acting through the Jersey bank account operator, to pay the swap counterparty under the relevant swap agreement (if applicable). Corresponding amounts in the relevant currency of the related note class or sub-class that are paid by the swap counterparty (if applicable) to the issuer will be used by the issuer to pay interest on the notes on the payment date.


    To the extent necessary, the receivables trustee will be authorised to make these payments on the loan note issuer's behalf.

CLASS B INVESTOR INTEREST


    To understand the calculations and information delivered by the receivables trustee with respect to the amount of finance charge collections and acquired interchange distributed to the loan note issuer that will ultimately be used for payments on the class B notes (and all sub-classes thereof, if any) on any distribution date or payment date, you need to understand the following definitions and cash flows.


                       ---------------------------------

    The "CLASS B ADDITIONAL FINANCE AMOUNT" means the amount calculated as follows:

days in calculation period      the class B LN rate plus       any unpaid class B deficiency amounts
--------------------------   X  ------------------------  X    -------------------------------------
            365                      2.0 per cent.                    on the prior payment date

    The "CLASS B AVAILABLE FUNDS" for a series investor interest for any monthly period equals the sum of the following amounts credited to that series' finance charge collection ledger for that monthly period:

       o the class B floating percentage of finance charge collections distributed to that series investor interest; and

       o the class B floating percentage of acquired interchange distributed to that series investor interest.


    The "CLASS B CASH MANAGEMENT FEE" is that portion of the trust cash management fee attributable to class B (on a pro rata basis).


    The "CLASS B DEBT AMOUNT" means the class B initial investor interest minus the total principal payments made to the loan note issuer as of the payment date preceding the relevant distribution date, calculated as principal payments referable to the class B investor interest from the property of the receivables trust. On the series termination date, the class B debt amount will be zero.


    The "CLASS B DEFICIENCY AMOUNT" is the excess, if any, of the class B monthly required expense amount for the prior distribution date -- disregarding for this purpose the class B trustee payment amount -- over the amounts actually deposited as the class B monthly distribution amount into the relevant loan note issuer distribution account for payment on that distribution date.

    The "CLASS B LN RATE" for each finance period will be the applicable LIBOR rate plus or minus a margin as specified in the relevant final terms and, in the case of any sub-classes with respect to class B, such rate shall be calculated as a blended rate;


    The "CLASS B MONTHLY DISTRIBUTION AMOUNT" means an amount equal to the sum of the class B monthly finance amount, the class B deficiency amount and the class B additional finance amount;

    The "CLASS B MONTHLY FINANCE AMOUNT" means the amount calculated as follows:

days in calculation period
--------------------------   X    class B LN rate  X    class B debt amount
          365

    The "CLASS B MONTHLY REQUIRED EXPENSE AMOUNT" for any distribution date will be the sum of the following items:

       o the class B trustee payment amount plus any unpaid class B trustee payment amounts from previous distribution dates; see "Trustee Payment Amount";

       o     the class B monthly finance amount;

       o     the class B deficiency amount; and

       o     the class B additional finance amount.


    The "CLASS B SERVICING FEE" is that portion of the servicing fee attributable to class B (on a pro rata basis).

                       ---------------------------------

    On each distribution date, the amount of class B available funds held for the loan note issuer in a specified series finance charge collections ledger will be used to make the following payments (in respect of that series only) in the following order:

       (1) an amount equal to the class B trustee payment amount plus any unpaid class B trustee payment amounts from prior distribution dates will be paid first to the relevant loan note issuer distribution account of the series and then to the receivables trustee by the loan note issuer as additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as the trustee payment amount referable to the relevant series;

       (2) an amount equal to the class B monthly distribution amount will be deposited in the relevant loan note issuer distribution account;

       (3) an amount equal to the class B servicing fee and any due and unpaid class B servicing fees from prior distribution dates will be paid first to the relevant loan note issuer distribution account and then to the servicer, such payment being identified as the servicing fee payment amount, and an amount equal to the class B cash management fee and any due and unpaid class B cash management fees from prior distribution dates will be paid first to the relevant loan note issuer distribution account and then to the receivables trustee by the loan note issuer as additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as the cash management fee payment amount referable to the relevant series; and


       (4) the balance -- called "CLASS B AVAILABLE SPREAD" -- will be part of available spread and will be dealt with as described in "Available Spread".


    On each distribution date, the loan note issuer, acting through the receivables trustee, will withdraw an amount on deposit in the specified series finance charge collections ledger equal to the class B monthly distribution amounts, and will deposit such amount into the relevant loan note issuer distribution account (in respect of that series only). This deposit will be used by the loan note issuer (when added to the class A monthly distribution amount and the class C monthly distribution amount) to pay interest due on the series loan note that is linked to that series investor interest. Interest payments received on the relevant series loan note will be used by the issuer to pay the swap counterparty under the swap agreement (if applicable). Corresponding amounts in the relevant currency of the related note class that are paid by the swap counterparty (if applicable) to the issuer will be used by the issuer to pay interest on the notes on the payment date.


    To the extent necessary the receivables trustee will be authorised to make these payments on the loan note issuer's behalf.


CLASS C INVESTOR INTEREST


    To understand the calculations and information delivered by the receivables trustee with respect to the amount of finance charge collections distributable to the loan note issuer that will ultimately be used for payments on the class C notes (and all sub-classes thereof, if any) on any distribution date or payment date, you need to understand the following definitions and cash flows.


                       ---------------------------------

    The "CLASS C ADDITIONAL FINANCE AMOUNT" means the amount calculated as follows:


days in calculation period        class C LN rate          any unpaid class C deficiency amounts on
--------------------------  X    -----------------     X   ----------------------------------------
            365                  plus 2.0 per cent.                the prior payment date


    The "CLASS C AVAILABLE FUNDS" for a series investor interest for any monthly period equals the sum of the following amounts credited to that series' finance charge collections ledger for that monthly period:

       o the class C floating percentage of finance charge collections distributed to that series investor interest; and

       o the class C floating percentage of acquired interchange allocated to that series investor interest.


    The "CLASS C CASH MANAGEMENT FEE" is that portion of the trust cash management fee attributable to class (on a pro rata basis).


    The "CLASS C DEBT AMOUNT" means the class C initial investor interest minus the total principal payments made to the loan note issuer as of the payment date preceding the relevant distribution date, calculated as principal payments referable to the class C investor interest from the property of the receivables trust. On the series termination date, the class C debt amount will be zero.

    The "CLASS C DEFICIENCY AMOUNT" is the excess, if any, of the class C monthly required expense amount for the prior distribution date -- disregarding for this purpose the class C trustee payment amount and the monthly expenses loan amount and the issuer profit amount -- over the amounts actually deposited as the class C monthly distribution amount into the relevant loan note issuer distribution account of the series and for payment on that distribution date.

    The "CLASS C LN RATE" for each finance period will be the applicable LIBOR rate plus or minus a margin as specified in the relevant final terms and, in the case of any sub-classes with respect to class A, such rate shall be calculated as a blended rate;


    The "CLASS C MONTHLY FINANCE AMOUNT" means the amount calculated as follows:


days in calculation period
---------------------------  X    class C LN rate  X    class C debt amount
            365



    The "CLASS C MONTHLY REQUIRED EXPENSE AMOUNT" for any distribution date will be the sum of the following items:

       o the class C trustee payment amount plus any unpaid class C trustee payment amounts from previous distribution dates; see "Trustee Payment Amount";

       o     the class C monthly finance amount;

       o     the class C deficiency amount; and

       o     the class C additional finance amount.


    The "CLASS C SERVICING FEE" is that portion of the servicing fee attributable to class C (on a pro rata basis).


                       ---------------------------------

    On each distribution date the amount of class C available funds held for the loan note issuer in a specified series finance charge collections ledger will be used to make the following payments (in respect of that series only) in the following order:


       (1) an amount equal to the class C trustee payment amount plus any unpaid class C trustee payment amounts from prior distribution dates will be paid first to the relevant loan note issuer distribution account of the series and then to the receivables trustee by the loan note issuer as additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as trustee payment referable to the relevant series;

       (2) an amount equal to the class C servicing fee and any due and unpaid class C servicing fees from prior distribution dates will be paid first to the relevant loan note issuer distribution account and then to the servicer, such payment being identified as the servicing fee payment amount, and an amount equal to the class C cash management fee and any due and unpaid Class C cash management fees from prior distribution dates will be paid first to the relevant loan note issuer distribution account and then to the receivables trustee by the loan note issuer as additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as the cash management fee payment amount referable to the relevant series; and


       (3) the balance -- called "CLASS C AVAILABLE SPREAD" -- will be part of available spread and will be dealt with as described in "Available Spread".


    On each distribution date, the loan note issuer, acting through the receivables trustee, will withdraw an amount on deposit in the specified series finance charge collections ledger equal to the class C monthly distribution amounts (as defined below in "Available Spread"), and will deposit such amount into the relevant loan note issuer distribution account (in respect of that series only). This deposit will be used by the loan note issuer (when added to the class A monthly distribution amount and the class B monthly distribution amount) to pay interest due on the series loan note. Interest payments received on the relevant series loan note will be used by the issuer to pay the swap counterparty (if applicable) under the swap agreement. Corresponding amounts in the relevant currency or interest rate of the related note class that is paid by the swap counterparty (if applicable) to the issuer will be used by the issuer to pay interest on the notes on the payment date.


    To the extent necessary, the receivables trustee will be authorised to make these payments on the loan noteholder's behalf.

DISTRIBUTIONS OF PRINCIPAL COLLECTIONS TO THE LOAN NOTE ISSUER

    The amount of principal transferred on a daily basis (see "The
Receivables Trust -- Application of Collections") during any monthly period to the principal collections ledger of the trustee collection account will only be transferred and credited to the relevant specified series principal collections ledger in the series collection account (held as a separate trust on a segregated basis for the loan note issuer by the receivables trustee for the specific series) after making the calculations set out below. These calculations and the amounts actually transferred differ depending upon whether a series investor interest is in the revolving period, the controlled accumulation period, the regulated amortisation period or the rapid amortisation period.


REVOLVING PERIOD

    The "REVOLVING PERIOD" for a series investor interest is the period from the closing date to the start of the controlled accumulation period or, if earlier, the start of the regulated amortisation period or the rapid amortisation period.

    During the revolving period, principal collections credited daily to the principal collections ledger in the trustee collection account will not be distributed to the loan note issuer in respect of its relevant series investor interest except from the retained specified percentage of principal collections as provided for below. Available principal collections will be used by the receivables trustee as shared principal collections and, to the extent not used as shared principal collections, transferred to the trustee acquisition account to make payments to the transferors:

       o to accept new offers of receivables made by the transferors to the receivables trustee,

       o for future receivables assigned or entrusted by the transferors to the receivables trustee by offers that have already been made and accepted; and

       o as distributions of principal collections but not if such distributions would cause the transferor interest to be reduced to zero.

    For calculation purposes, the available principal collections described in the previous paragraph are those principal collections calculated as allocable -- using the class A floating percentage -- to the class A investor interest.


    A specified percentage of principal collections will be retained within the receivables trust and may be deposited in the relevant loan note issuer distribution account of a particular series, as applicable, on a distribution date to meet certain payments or distributions of the loan note issuer in respect of the relevant series which it is not able to satisfy out of finance charge collections and acquired interchange distributed to it. We call principal collections which are retained within the receivables trust and which may be distributed to the loan note issuer to help meet certain of its payments or distributions "RETAINED PRINCIPAL COLLECTIONS" and principal collections which are actually distributed to the loan note issuer to help meet certain of its payments or distributions "UTILISED PRINCIPAL COLLECTIONS".


    Retained principal collections -- to the extent they are not required to be used to cover income deficiencies -- will be calculated as allocable to the class B investor interest (using the class B floating percentage) and the class C investor interest (using the class C floating percentage) and will be used by the receivables trustee -- as described in the paragraph above describing the use of available principal collections -- on the next following distribution date.

    For calculation purposes, utilised principal collections are divided into reallocated class B principal collections and reallocated class C principal collections.


CONTROLLED ACCUMULATION PERIOD

    The "CONTROLLED ACCUMULATION PERIOD" commencement date for each series investor interest will be specified in the relevant final terms and will end when the relevant series investor interest is paid in full, unless a pay out event occurs and the regulated amortisation period or the rapid amortisation period begins. If the regulated amortisation period or rapid amortisation period begins before the start of the controlled accumulation period, there will not be a controlled accumulation period for the relevant series. The start of the controlled accumulation period may be delayed until no later than the close of business on the day specified in the relevant final terms. See "Postponement of Controlled Accumulation Period".


    During the controlled accumulation period, the amount of principal collections to which the loan note issuer is entitled under the relevant series supplement will be credited on a daily basis to the specified series principal collections ledger (held by the receivables trustee on a segregated basis on a separate trust for the loan note issuer in respect of relevant series only) -- until the amount credited in any monthly period equals the controlled deposit amount for that monthly period -- and then transferred on a monthly basis to the principal funding account -- and credited to the relevant series principal funding ledger -- for payment or transfer to the relevant loan note issuer distribution account of such series on the relevant payment date -- called the "SERIES SCHEDULED REDEMPTION DATE" and specified in the final terms for that series. Principal collections in excess of the controlled deposit amount will be used by the receivables trustee first as shared principal collections and then to make payments to the transferors as described above under "Revolving Period".


    As in the revolving period, a specified percentage of principal collections may be retained within the receivables trust (as retained principal collections) and on a monthly basis may be utilised by the loan note issuer to help meet certain of its expenses in respect of a relevant series. For calculation purposes this use of amounts by the loan note issuer will be described as reallocated class B principal collections and as reallocated class C principal collections, or otherwise to meet the controlled deposit amount.


    The "CONTROLLED DEPOSIT AMOUNT" for each series for any distribution date during the controlled accumulation period or the regulated amortisation period will be specified in the relevant final terms for that series. The controlled deposit amount will equal the initial investor interest for that series divided by a factor specified in the relevant final terms, or for the controlled accumulation period or a regulated amortisation period, if greater, may be an amount not exceeding the product of (1) the reciprocal of this factor (set out in the final terms) and (2) the sum of: (i) all initial investor interests of all series in group one -- except companion series (as defined below) -- that are scheduled to be in their revolving periods, and (ii) the relevant series initial investor interest in question. If the start of the controlled accumulation period is delayed as described in "Postponement of Controlled Accumulation Period," the controlled deposit amount will be greater than the amount that has been specified in the relevant final terms. In any case, during the controlled accumulation period, the controlled deposit amount will be the amount that, if deposited in the principal funding account on each distribution date for the controlled accumulation period, will cause the balance of that series principal funding ledger to equal the relevant series investor interest on the scheduled redemption date. The controlled deposit amount for any distribution date will include the amount of any shortfall in payment of the controlled deposit amount for the previous distribution date.



REGULATED AMORTISATION PERIOD

    A "REGULATED AMORTISATION PERIOD" will start on the day, if there is one, that a regulated amortisation trigger event, as defined in "Series Pay-Out Events" below, occurs.

    The regulated amortisation period will continue until the earlier of:

       o     the start of the rapid amortisation period; and

       o the relevant series termination date, as defined below under the heading "Rapid Amortisation Period".


    During the regulated amortisation period, the amount of principal collections to which the loan note issuer is entitled under each series supplement will be credited on a daily basis to the specified relevant series principal collections ledger for only the series that is subject to amortisation until the amount credited in any monthly period equals the controlled deposit amount for that monthly period -- and then transferred on a monthly basis and credited to the relevant loan note issuer distribution account of the series until the specified relevant series termination date, as defined below under the heading "Rapid Amortisation Period". Principal collections in excess of the controlled deposit amount will be used by the receivables trustee first as shared principal collections and then to make payments to the transferors as described above under "Revolving Period".


    As in the revolving and controlled accumulation periods, a specified percentage of principal collections may be retained within the receivables trust (as retained principal collections) and on a monthly basis may be utilised by the loan note issuer to help meet certain of its expenses in respect of the relevant series. To the extent not to be utilised by the loan note issuer these principal collections may be used as available principal collections. For calculation purposes, this utilisation of principal amounts by the loan note issuer will be described as reallocated class B principal collections and as reallocated class C principal collections.

RAPID AMORTISATION PERIOD

    A "RAPID AMORTISATION PERIOD" will start on the first day of the monthly period next following the day on which any pay out event other than a regulated amortisation trigger event occurs.

    The rapid amortisation period will continue until the earlier of:

       o     the specified relevant series termination date, as defined below;
             or

       o the dissolution of the receivables trust following the occurrence of an insolvency event; see "The Receivables Trust: Trust Pay Out Events".


    During the rapid amortisation period, the amount of principal collections to which the loan note issuer is entitled under the specified relevant series supplement will be credited on a daily basis to the relevant series principal collections ledger (held by the receivables trustee on segregated trust for the sole benefit of the loan note issuer in respect of that series) and then transferred on a monthly basis and credited to the relevant loan note issuer distribution account of the series until the relevant series termination date.


    The "SERIES TERMINATION DATE" is the earlier of the distribution date on which the series adjusted investor interest has been reduced to zero -- unless on such date it was reduced as a result of defaults -- and the distribution date identified as such in the final terms for such series.

    As in other periods, a specified percentage of principal collections may be retained within the receivables trust (i.e. retained principal collections) and on a distribution date may be distributed to the loan note issuer to help meet certain of its expenses in respect of the relevant series. The balance of principal collections will on that distribution date be transferred to the relevant series principal collections ledger.


CALCULATION OF PRINCIPAL COLLECTIONS TO BE DISTRIBUTED TO THE LOAN NOTE ISSUER IN RESPECT OF EACH SERIES

    During the revolving period, the calculation of amounts available for distribution to the loan note issuer in respect of principal collections will be determined on the basis of the floating investor percentage. In respect of each relevant series the amount of principal collections available to the loan note issuer will be calculated:

       o during the revolving period, by reference to the floating investor percentage for the relevant series; and

       o during the controlled accumulation period, the regulated amortisation period and the rapid amortisation period, by reference to the fixed investor percentage for the relevant series.

    The "FIXED INVESTOR PERCENTAGE" for a series means, for any monthly period, the following calculation expressed as a percentage:

                                       A
                                     ------
                                     B + C


    where:


       A     =   the adjusted investor interest for that series;


       B     =   the aggregate transferor interests; and

       C     =   the sum of the adjusted investor interests for all outstanding series (including the relevant series in question).


    Item A will be calculated as of the close of business on the last day of the revolving period (and for the purposes of this calculation, A will take into account all amounts on the relevant series principal collections ledger).


    Items B and C above will be calculated for any monthly period -- other than the first monthly period -- as of the last day of the prior monthly period (and for the purposes of this calculation the sum of B + C will be reduced by the amount of retained principal collections). For the first monthly period, each of B and C will be calculated as of the relevant closing date.

    However, if the sum of the numerators used to calculate the investor percentages for distributions of principal collections or shared principal collections for all outstanding series for any month is greater than B + C, the fixed investor percentage will be the percentage equivalent of:

                                       A
                                     ------
                                     A + D


    where:

       A     =   the definition used above; and

       D     =   the sum of the numerators used to calculate the investor
                 percentages for distributions of principal collections or shared principal collections for all outstanding series
                 (excluding the relevant series in question) for that month.

    Accordingly, the fixed investor percentage will never exceed 100 per cent.

    Notwithstanding the above, for a monthly period in which an addition date occurs:


    "B" in the fraction used to calculate the fixed investor percentage above will be:


       o for the period from the first day of the monthly period to the addition date, the aggregate transferor interests on the last day of the prior monthly period; and

       o for the period from the addition date to the last day of the monthly period, the aggregate transferor interests on the addition date, taking into account the eligible principal receivables added to the receivables trust; and


    "C" in the fraction used to calculate the fixed investor percentage above will be:


       o for the period from the last day of the monthly period to the addition date, the sum of the adjusted investor interests used to calculate the floating investor percentages for all outstanding series (including the relevant series in question) on the last day of the monthly period; and

       o for the period from the addition date to the last day of the monthly period, the sum of the adjusted investor interests used to calculate the floating investor percentages for all outstanding series (including the relevant series in question) on the addition date, taking into account the eligible principal receivables added to the receivables trust.

    If, on any day, the investor interest falls to zero -- unless it has fallen as a result of defaults -- no further distributions will be made on the distribution date for that monthly period.

    The "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, for any monthly period:

       o     the investor principal collections; minus

       o the cash available for acquisition that has been calculated as being available to be used during that monthly period; minus

       o the reallocated class C principal collections that are required to fund the class A required amount or the class B required amount; minus

       o the reallocated class B principal collections for that monthly period that are required to fund the class A required amount; plus

       o the shared principal collections from other series in group one that are distributed in respect of the relevant series; plus

       o for a monthly period in which the rapid amortisation period starts, any previously identified investor cash available for acquisition that was not used to acquire receivables.

    The "CLASS A FIXED PERCENTAGE", the "CLASS B FIXED PERCENTAGE" and the "CLASS C FIXED PERCENTAGE" will each be calculated the same way and will be equal to, for each class with respect to each series and for any monthly period after the end of the revolving period, the following fraction expressed as a percentage:

                  the investor interest for the relevant class
                 ----------------------------------------------
                          the series investor interest

    This percentage, never to exceed 100 per cent., will be calculated using these amounts on the close of business on the last day of the revolving period.

    On each operating business day during the revolving period which is not a distribution date, the investor principal collections available for that day will be distributed in the following priority:

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       o     applied as shared principal collections and distributed to other outstanding series in group one; see "Shared Principal Collections"; and

       o the balance remaining will be applied as cash available for acquisition in the manner described in "The Receivables Trust -- Acquiring Additional Entitlements to Receivables Trust Property and Payments for Receivables".

    The "CLASS A MONTHLY PRINCIPAL AMOUNT" is the least of:

       o the available investor principal collections standing to the credit of the relevant series principal collections ledger on that distribution date and any retained principal collections in respect of that series on that distribution date -- excluding available investor principal collections identified as loss make-up (default), loss make-up (charge-off) or refunded utilised principal collections standing to the credit of the relevant series finance charge collections ledger;

       o for each distribution date in the controlled accumulation period or the regulated amortisation period, the controlled deposit amount for that distribution date; and

       o the class A adjusted investor interest -- adjusted to account for any unreimbursed class A investor charge-offs.

    The first distribution date (1) for the controlled accumulation period, on which an amount equal to the class A investor interest has been deposited in the principal funding account for credit to the relevant series principal funding ledger, or (2) during the regulated amortisation period or the rapid amortisation period, on which the class A investor interest is paid in full, is called the "CLASS B PRINCIPAL COMMENCEMENT DATE".

    Starting with the class B principal commencement date, to the extent there are funds remaining after distributing the class A monthly principal amount, the receivables trustee will withdraw the class B monthly principal amount from the relevant series principal collections ledger and:

       o for a distribution date for the controlled accumulation period, deposit it into the principal funding account for credit to the relevant series principal funding ledger; or


       o for a distribution date during the regulated amortisation period or the rapid amortisation period, deposit it in the relevant loan note issuer distribution account of the series.


    The "CLASS B MONTHLY PRINCIPAL AMOUNT" is the lesser of:

       o the available investor principal collections standing to the credit of the relevant series principal collections ledger on that distribution date and any retained principal collections in respect of that series on that distribution date -- excluding available investor principal collections identified as loss make-up (default), loss make-up (charge-off) or refunded utilised principal collections standing to the credit of the relevant series finance charge collections ledger minus, if applicable, the class A monthly principal amount;

       o for each distribution date in the controlled accumulation period or the regulated amortisation period, the controlled deposit amount for that distribution date -- after taking into account the class A monthly principal amounts; and

       o the class B adjusted investor interest -- adjusted to account for any unreimbursed reductions in the class B investor interest for reasons other than principal payments.

    The first distribution date (1) for the controlled accumulation period, on which an amount equal to the sum of the class A investor interest and the class B investor interest has been deposited in the principal funding account for credit to the relevant series principal funding ledger, or (2) during the regulated amortisation period or the rapid amortisation period, on which the class B investor interest is paid in full, is called the "CLASS C PRINCIPAL COMMENCEMENT DATE".

    Starting with the class C principal commencement date, to the extent there are funds remaining after distributing the class A monthly principal amount and the class B monthly principal amount, as applicable, the receivables trustee will withdraw the class C monthly principal amount from the relevant series principal collections ledger and:

       o for a distribution date for the controlled accumulation period, deposit it into the principal funding account for credit to the relevant series principal funding ledger; or


       o for a distribution date during the regulated amortisation period or the rapid amortisation period, deposit it in the relevant loan note issuer distribution account of the series.


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    The "CLASS C MONTHLY PRINCIPAL AMOUNT" is the lesser of:

       o the available investor principal collections standing to the credit of the relevant series principal collections ledger on that distribution date and any retained principal collections in respect of that series on that distribution date -- excluding available investor principal collections identified as loss make-up (default), loss make-up (charge-off) or refunded utilised principal collections standing to the credit of the relevant series finance charge collections ledger minus, if applicable, the class A monthly principal amount and the class B monthly principal amount;

       o for each distribution date in the controlled accumulation period or the regulated amortisation period, the controlled deposit amount for that distribution date -- after taking into account the class A monthly principal amount and the class B monthly principal amount; and

       o the class C adjusted investor interest -- adjusted to account for any unreimbursed reductions in the class C investor interest for reasons other than principal payments.

    The "INVESTOR PRINCIPAL COLLECTIONS" means, for any monthly period the sum of:

       o principal collections credited to the principal collections ledger identified for the specified relevant series, during the controlled accumulation period, the regulated amortisation period and the rapid amortisation period; plus

       o amounts treated as investor principal collections equal to the class A investor default amount and distributed out of class A available funds, available spread, reallocated class C principal collections and reallocated class B principal collections; plus

       o amounts treated as investor principal collections equal to the class B investor default amount and distributed out of available spread and reallocated class C principal collections; plus

       o amounts treated as investor principal collections up to the class C investor default amount and distributed out of available spread; plus

       o available spread treated as investor principal collections used to reimburse class A investor charge-offs, any reductions in the class B investor interest and any reductions in the class C investor interest; plus

       o unavailable principal collections credited to the principal collections ledger identified for the relevant series and to be treated as investor principal collections; see "Unavailable Principal Collections".

    The "REINVESTED INVESTOR PRINCIPAL COLLECTIONS" means, for any operating business day:

       o principal collections credited to the principal collections ledger identified for the specified relevant series, after adjustments for unavailable principal collections during the controlled accumulation period, the regulated amortisation period and the rapid amortisation period -- for any day called the "DAILY INVESTOR PRINCIPAL COLLECTIONS"; minus

       o an amount equal to the product of the class B floating percentage and the daily investor principal collections; minus

       o an amount equal to the product of the class C floating percentage and the daily investor principal collections.

    On each distribution date for the controlled accumulation period, the regulated amortisation period or the rapid amortisation period, the receivables trustee will transfer the class A monthly principal amount from the relevant series principal collections ledger and:

       o for a distribution date in the controlled accumulation period, deposit it into the principal funding account for credit to the relevant series principal funding ledger; or


       o for a distribution date during the regulated amortisation period or rapid amortisation period, deposit it in the relevant loan note issuer distribution account of the series.


    On the earlier of (1) the first distribution date during the regulated amortisation period or the rapid amortisation period and (2) the relevant series scheduled redemption date specified in the relevant series final terms, and on each distribution date after that, the receivables trustee will be authorised to distribute the following amounts in the following manner:

       (1) from the relevant series principal funding ledger, an amount equal to the lesser of:

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             o   the amount on deposit in the relevant series principal funding ledger; and

             o   the class A investor interest;


             will be deposited in the relevant loan note issuer distribution account of the series. The loan note issuer will use this amount to redeem the relevant series loan note;

       (2) from the relevant loan note issuer distribution account an amount equal to the lesser of:

             o the amount deposited into the relevant loan note issuer distribution account (in respect of the relevant series in question); and


             o the class A investor interest, after taking into account the amount described in paragraph (1) above;

             will be used by the loan note issuer to redeem the related relevant series loan note.

    Starting on the earlier of (1) if the amount on deposit in the relevant series principal funding ledger exceeds the class A investor interest, the relevant series scheduled redemption date specified in the relevant series final terms and (2) during the regulated amortisation period or the rapid amortisation period, the class B principal commencement date, and on each distribution date after that, the receivables trustee will be authorised to distribute the following amounts in the following manner:

       (1) from the relevant series principal funding ledger, an amount equal to the lesser of:

             o the amount on deposit in that series' principal funding ledger in excess of the class A investor interest; and

             o   the class B investor interest;


             will be deposited to the relevant loan note issuer distribution account. The loan note issuer will use this amount to redeem that series loan note;

       (2) from the relevant loan note issuer distribution account an amount equal to the lesser of:

             o the amount deposited in to the relevant loan note issuer distribution account (in respect of the relevant series in question); and

             o the class B investor interest, after taking into account the amount described in paragraph (1) above;

             will be used by the loan note issuer to redeem the related relevant loan note.

    Starting on the earlier of (1) if the amount on deposit in the relevant series principal funding ledger exceeds the sum of the class A investor interest and the class B investor interest, the relevant series scheduled redemption date specified in the relevant series final terms, and (2) during the regulated amortisation period or the rapid amortisation period, the class C principal commencement date and on each distribution date after that, the receivables trustee will be authorised to distribute the following amounts in the following manner:

       (1) from the relevant series principal funding ledger, an amount equal to the lesser of:

             o the amount on deposit in that series' principal funding ledger in excess of the sum of the class A investor interest and the class B investor interest; and

             o   the class C investor interest;


             will be deposited in the relevant loan note issuer distribution account. The loan note issuer will use this amount to redeem that part of the related relevant loan note referable to the class C investor interest in whole, if the amount distributed is equal to the class C investor interest, or to repay principal outstanding on that part of the related relevant loan note referable to the class C investor interest if the amount is less.

       (2) from the relevant loan note issuer distribution account, an amount equal to the lesser of:

             o the amount deposited in the relevant loan note issuer distribution account (in respect of the relevant series in question); and


             o the class C investor interest after taking into account the amount described in paragraph (1) above;

             will be used by the loan note issuer to redeem the related relevant loan note.


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POSTPONEMENT OF CONTROLLED ACCUMULATION PERIOD

    The date on which the controlled accumulation period is scheduled to begin for a specific series will be disclosed in the related final terms for that series. If the controlled accumulation period length, which is explained in the next paragraph, is less than the number of months set out in the final terms, the revolving period may be extended and the start of the controlled accumulation period will be postponed. The controlled accumulation period for a series will, in any event, begin no later than the date disclosed in the relevant final terms.

    On the determination date immediately before the distribution date that is prior to the distribution date on which a controlled accumulation period is scheduled to commence, and on each determination date after that, until the controlled accumulation period begins, the servicer will determine the "CONTROLLED ACCUMULATION PERIOD LENGTH". This is the number of months that the servicer expects will be needed to fully fund the relevant series in question's principal funding ledger no later than that series' scheduled redemption date. This calculation is based on:

       o the expected monthly principal collections that the servicer calculates will be available to the adjusted investor interests of all series in group one -- other than companion series -- assuming a principal payment rate no greater than the lowest monthly principal payment rate on the receivables for the twelve months before; and

       o the amount of principal expected to be distributable to the investor interests of all series in group one -- other than companion series -- that are not expected to be in their revolving periods during the controlled accumulation period.

    If the controlled accumulation period length is less than the number of months set out in the final terms, the servicer may, at its option, postpone the start of the controlled accumulation period such that the number of calendar months in the controlled accumulation period will be at least equal to the controlled accumulation period length.

    The effect of this is to permit the reduction of the length of the controlled accumulation period based on the investor interests of future series that are scheduled to be in their revolving periods during the controlled accumulation period and taking into account changes in the principal payment rate occurring after the closing date. The length of the controlled accumulation period will not be less than one month.


UNAVAILABLE PRINCIPAL COLLECTIONS

    If on any day:

       (1) the sum of the aggregate adjusted investor interest and the aggregate transferor interests is zero; and

       (2)   a principal collection arises/becomes available,

    it will be called an "UNAVAILABLE PRINCIPAL COLLECTION" and will be held for the transferors.


SHARED PRINCIPAL COLLECTIONS

    Each series investor interest under the programme is expected to be in group one. This means that each outstanding series shares principal collections with other series in group one. The "SHARED PRINCIPAL COLLECTIONS" for group one are calculated as the aggregate of the floating investor percentage of principal collections for those series in their revolving periods plus the aggregate of the amount if any by which the fixed investor percentage of principal collections for each series in a period other than a revolving period exceeds the following amounts in respect of each series:

       o until the relevant series scheduled redemption date, for any monthly period during the controlled accumulation period, deposits of the controlled deposit amount to the relevant series principal funding ledger;

       o during the regulated amortisation period, deposits of the controlled deposit amount to the loan note issuer distribution account for the relevant series; and

       o during the controlled accumulation period, on the relevant series scheduled redemption date, and during the regulated amortisation period and the rapid amortisation period, payments for the relevant series.

    The receivables trustee will utilise the shared principal collections to cover any scheduled or permitted principal distributions to beneficiaries, and deposits to principal funding ledgers, if any, for any series in group one that have not been covered out of the principal collections distributed to that

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series.  These uncovered principal distributions and deposits are called
"PRINCIPAL SHORTFALLS". Shared principal collections will not be used to cover investor charge-offs for any class of any series.

    If principal shortfalls exceed shared principal collections for any monthly period, shared principal collections will be allocated in proportion among the outstanding series in group one based on the amounts of principal shortfalls for each series. To the extent that shared principal collections exceed principal shortfalls, the balance will continue to be held on an undivided basis and will in the normal course be paid to the transferor beneficiaries.


DEFAULTED RECEIVABLES; INVESTOR CHARGE-OFFS

    On each distribution date, the receivables trustee will calculate the investor default amount for the previous monthly period. The "INVESTOR DEFAULT AMOUNT" for a series investor interest will be the total of the product of the floating investor percentage for that series and the default amount of each defaulted account in each case for the previous monthly period.

    The "DEFAULT AMOUNT" for any defaulted account will be the amount of eligible principal receivables in the defaulted account on the day the account became a defaulted account.

    The investor default amount will be notionally allocated in calculations to each notional class (comprised, if applicable, of all notional sub-classes thereof) of a series investor interest based on its floating percentage calculation during the monthly period. These calculations for a series investor interest will be called the "CLASS A INVESTOR DEFAULT AMOUNT," the "CLASS B INVESTOR DEFAULT AMOUNT" and the "CLASS C INVESTOR DEFAULT AMOUNT".

    On each distribution date, if the class A investor default amount for a specific series investor interest for the prior monthly period exceeds the sum of:

       o     class A available funds;

       o     available spread;

       o     reallocated class C principal collections; and

       o     reallocated class B principal collections,

       in each case, to the extent available to cover the class A investor default amount, then the class C investor interest will be reduced by the amount of the excess, but not by more than the remaining class A investor default amount. This reduction to the class C investor interest will be made only after giving effect to reductions to the class C investor interest for any class C investor charge-offs, any reallocated class B principal collections and any reallocated class C principal collections.

    If this reduction would cause the class C investor interest to be a negative number, it will be reduced to zero. In this case, the class B investor interest will be reduced by the amount by which the class C investor interest would have been reduced below zero, but not by more than the remaining class A investor default amount not covered by a reduction in the class C investor interest. This reduction in the class B investor interest will be made only after giving effect to reductions for any class B investor charge-offs and any reallocated class B principal collections not covered by a reduction in the class C investor interest.

    If this reduction would cause the class B investor interest to be a negative number, the class B investor interest will be reduced to zero. In this case, the class A investor interest will be reduced by the amount by which the class
B investor interest would have been reduced below zero, but not by more than the remaining class A investor default amount not covered by a reduction in the class C investor interest or the class B investor interest. For a series investor interest this is called a "CLASS A INVESTOR CHARGE-OFF" and may have the effect of slowing or reducing the return of principal to the loan note issuer referable for calculation purposes to the class A investor interest for that specific series.

    If the class A investor interest for that specific series has been reduced by any class A investor charge-offs, it will be reimbursed on any distribution date by the amount of available spread utilised for that purpose, but not by more than the total amount by which the class A investor interest has been reduced. See "Available Spread".

    On each distribution date, if the class B investor default amount for a specific series investor interest for the prior monthly period exceeds the sum of:

       o     available spread; and

       o     reallocated class C principal collections,

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    in each case to the extent available to cover the class B investor default amount, then the class C investor interest will be reduced by the amount of the excess, but not by more than the remaining class B investor default amount. This reduction to the class C investor interest will be made only after giving effect to any reductions to the class C investor interest for any class C investor charge-offs, any reallocated class B principal collections, any reallocated class C principal collections and any reductions in the class C investor interest to cover the class A investor default amount.

    If this reduction would cause the class C investor interest to be a negative number, it will be reduced to zero. In this case, the class B investor interest will be reduced by the amount by which the class C investor interest would have been reduced below zero, but not by more than the remaining class B investor default amount not covered by a reduction to the class C investor interest. For each series this is called a "CLASS B INVESTOR CHARGE-OFF" and may have the effect of slowing or reducing the return of principal to the loan note issuer referable for calculation purposes to the class B investor interest.

    If the class B investor interest has been reduced for any reasons other than the payment of principal, it will be reimbursed on any distribution date by the amount of available spread utilised for that purpose, but not by more than the total amount by which the class B investor interest has been reduced. See "Available Spread".

    On each distribution date, if the class C investor default amount for the prior monthly period exceeds the amount of available spread available to cover the class C investor default amount, the class C investor interest will be reduced by the amount of the excess, but not by more than the remaining class C investor default amount. For a series investor interest this is called a "CLASS C INVESTOR CHARGE-OFF", which may have the effect of slowing or reducing the return of principal to the loan note issuer referable for calculation purposes to the class C investor interest.

    If the class C investor interest has been reduced for any reason other than the payment of principal, it will be reimbursed on any distribution date by the amount of available spread allocated and available for that purpose, but not by more than the total amount by which the class C investor interest has been so reduced. See "Available Spread".

    The "REALLOCATED CLASS B PRINCIPAL COLLECTIONS" for a series investor interest means, for any distribution date, an amount calculated as referable to the class B investor interest for the related monthly period in an amount not to exceed the class A required amount, after applying available spread and reallocated class C principal collections to cover the class A required amount. Reallocated class B principal collections cannot exceed the class B investor interest after giving effect to any unreimbursed class B investor charge-offs. Reallocated class B principal collections not covered by a reduction in the class C investor interest will reduce the class B investor interest.

    The "REALLOCATED CLASS C PRINCIPAL COLLECTIONS" for a series investor interest means, for any distribution date, an amount calculated as referable to the class C investor interest for the related monthly period in an amount not to exceed the class A required amount and the class B required amount after applying available spread to cover the class A required amount and the class B required amount. Reallocated class C principal collections cannot exceed the class C investor interest after giving effect to any unreimbursed class C investor charge-offs. Reallocated class C principal collections will reduce the class C investor interest.

    However the sum of reallocated class B principal collections and reallocated class C principal collections will not exceed the retained principal collections for the related monthly period.

    The "CLASS A REQUIRED AMOUNT" for a series investor interest on any distribution date will be the amount, if any, by which the sum of:

       o     an amount equal to the class A monthly required expense amount;

       o an amount equal to the total amount of class A servicing fee for the relevant monthly period and any due and unpaid class A servicing fee from prior distribution dates and an amount equal to the class A cash management fee for the relevant monthly period and any due and unpaid cash management fees from prior distribution dates; and

       o     an amount equal to the class A investor default amount,

       exceeds class A available funds.

    The "CLASS B REQUIRED AMOUNT" for a series investor interest on any distribution date will be the sum of (1) the amount, if any, by which the sum of:

       o     an amount equal to the class B monthly required expense amount; and

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       o     an amount equal to the total amount of class B servicing fee for the relevant monthly period and any due and unpaid class B servicing fees and an amount equal to the class B cash management fee for the relevant monthly period and any due and unpaid cash management fees from prior distribution dates, exceeds the class B available funds, and (2) the class B investor default amount.


AVAILABLE SPREAD

    The "AVAILABLE SPREAD" for a series investor interest on any distribution date will be the sum of class A available spread, class B available spread and class C available spread.


    On each distribution date, the receivables trustee, acting on the advice of the trust cash manager, will be obliged to apply available spread to make the following payments in the following priority:


       (1) an amount equal to the class A required amount, if any, will be used to make such payments as will reduce the class A required amount to zero; if the class A required amount is more than the amount of available spread, available spread will be applied in the order of priority in which class A available funds are to be distributed on any distribution date;

       (2) an amount equal to the total amount of class A investor charge-offs that have not been previously reimbursed will be paid to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust to reinstate the class A investor interest, such payment being identified as loss make-up (charge-offs);

       (3) an amount equal to the class B required amount -- excluding the class B investor default amount -- will be used to make such payments as will reduce the class B required amount to zero; if the class B required amount -- excluding the class B investor default amount -- is more than the amount of available spread, available spread will be applied first in the order of priority with which class B available funds are to be distributed on any distribution date. Then to pay to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust an amount not exceeding the class B investor default amount such payment being identified as loss make-up (default);

       (4) an amount equal to the total amount by which the class B investor interest has been reduced below the class B initial investor interest for reasons other than the payment of principal -- but not in excess of the aggregate amount of such reductions which have not been previously reimbursed -- will be paid to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust such payment being identified as loss make-up (charge-off) or as being in respect of refunded utilised principal collections, as appropriate;

       (5) an amount equal to the sum of the class C monthly finance amount, the class C deficiency amount and the class C additional finance amount for the relevant series -- called, together with items (10) and (12)(B) below, the "CLASS C MONTHLY DISTRIBUTION AMOUNT" -- will be credited to the relevant loan note issuer distribution account of the series;

       (6) an amount equal to the class C investor default amount will be paid to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust such payment being identified as loss make-up (default);

       (7) an amount equal to the total amount by which the class C investor interest has been reduced below the class C initial investor interest for reasons other than the payment of principal -- but not in excess of the total amount of the reductions that have not been previously reimbursed -- will be paid to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust to reinstate the class C investor interest such payment being identified as loss make-up (charge-off) or as being in respect of refunded utilised principal collections, as appropriate;

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       (8)   on each distribution date from and after the reserve account funding date, but before the date on which the reserve account for the relevant series terminates, an amount up to the excess, if any, of the required reserve account amount for the relevant series over the amount on deposit in the reserve account, for the relevant series will be deposited into the reserve account for the relevant series;

       (9) on each distribution date prior to the class C release date, an amount up to the excess, if any, of the required spread account amount for the relevant series over the available spread account amount for the relevant series will be deposited into the spread account for the relevant series;

       (10) on each distribution date, the monthly expenses loan amount will be deposited in the relevant loan note issuer distribution account of the series and will be considered part of the class C monthly distribution amount;

       (11) an amount equal to any investor indemnity amount for the relevant series (as defined below) will be paid to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust such payment being identified as the investor indemnity amount for the relevant series;

       (12) on each distribution date -- in no order of priority between them but in proportion to the respective amounts due -- an amount equal to: (A) the loan note issuer return for the relevant series will be deposited in the relevant loan note issuer distribution account, and (B) an amount equal to the issuer profit amount will be deposited in the relevant loan note issuer distribution account and will be considered part of the class C monthly distribution amount; and

       (13) the balance, if any, after giving effect to the payments made under paragraphs (1) through (12) above will be paid to the loan note issuer, such payment being identified as "EXCESS SPREAD".

    The "ISSUER PROFIT AMOUNT" in respect of a particular series means the amount each month equal to:

days in calculation period x annual series issuer profit amount (as specified in the final terms)
-----------------------------------------------------------------------------
                                       365

    to be earned by the issuer annually until that series' scheduled maturity date.

    The "LOAN NOTE ISSUER RETURN" on any distribution date for the relevant series means an amount equal to:

days in calculation period                            investor interest for
--------------------------  X    0.01 per cent.  X    ---------------------
            365                                       the relevant series

    The "MONTHLY EXPENSES LOAN AMOUNT" means the amount equal to any monthly interest accrual and any scheduled principal payment due and repayable (including any amount outstanding in respect of any previous distribution dates), if any, on any series expense loan drawing in respect of any obligation to pay expenses related to the issue of a series of notes on the relevant closing date.


AGGREGATE INVESTOR INDEMNITY AMOUNT

    By each distribution date, the receivables trustee will calculate the aggregate investor indemnity amount for each outstanding series. The "AGGREGATE INVESTOR INDEMNITY AMOUNT" is the sum of all investor indemnity amounts for all series for the related monthly period.

    An "INVESTOR INDEMNITY AMOUNT" means for any series, the amount of any transferor section 75 liability claimed from the receivables trustee by the transferors under the trust section 75 indemnity allocated to that series, calculated as follows:

transferor section 75 liability X floating investor percentage for that series

    The "TRANSFEROR SECTION 75 LIABILITY" for any series is the liability that the transferors have for any designated account because of section 75 of the Consumer Credit Act. The transferor section 75 liability cannot exceed the original outstanding face amount of the principal receivable relating to the transaction giving rise to the liability. See "Risk Factors -- Application of the Consumer Credit Act 1974 may impede collection efforts and could cause early redemption of your notes and/or a loss on your notes".

    The portion of the aggregate investor indemnity amount allocable to a series investor interest will be payable only if amounts are available from available spread to pay it. See "Available Spread". If available spread available on any distribution date is not enough to pay the portion of the aggregate investor indemnity amount allocable to a series investor interest otherwise payable on that date, the excess will be carried forward and paid on subsequent distribution dates to the extent amounts of available spread are available to pay them.


PRINCIPAL FUNDING ACCOUNT

    The receivables trustee established prior to 27 March 2000 a principal funding account at RBSI at its branch located at Royal Bank House, 71 Bath Street, St. Helier, Jersey, JE4 8PJ and will continue to maintain such account with RBSI or with another bank which meets rating agency approval -- on a segregated basis on separate trust for the loan note issuer. The receivables trustee also established and maintains within the principal funding account, principal funding ledgers for each series, and shall maintain such a ledger for each newly created series investor interest, which we shall call the "SERIES PRINCIPAL FUNDING LEDGER". During the controlled accumulation period for a series, the receivables trustee will transfer the amounts described under "Calculation of Principal Collections to be Distributed to the Loan Note Issuer in Respect of Each Series" to the relevant series principal funding ledger.

    Funds on deposit in a specific series' principal funding ledger will be invested until the following distribution date by the receivables trustee in permitted investments. Investment earnings, net of investment losses and expenses, on funds on deposit in a series principal funding ledger are called "PRINCIPAL FUNDING INVESTMENT PROCEEDS".

    Principal funding investment proceeds for a series will be used to pay the class A covered amount.

    The "CLASS A COVERED AMOUNT" for a series is calculated as follows:

days in calculation period       class A LN       the amounts on deposit in the relevant series
--------------------------  X    ----------   X   ---------------------------------------------
            365                     rate                 principal funding ledger

where the amount on deposit in the relevant series principal funding ledger is calculated as of the last day of the monthly period before the monthly period in which the relevant distribution date occurs.

    Principal funding investment proceeds up to the class A covered amount will be transferred to the relevant series collection account by each distribution date and credited to the relevant series finance charge collections ledger and regarded as class A available funds.

    If on any distribution date during the controlled accumulation period, the principal funding investment proceeds exceeds the class A covered amount, the loan note issuer will be obligated to pay that excess to the receivables trustee as additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as "SURPLUS INVESTMENT INCOME". If the principal funding investment proceeds are less than the class A covered amount, a withdrawal will be made from the reserve account, in respect of that specific series investor interest -- to the extent funds are available -- and will be transferred and credited to the relevant series finance charge collections ledger -- and the amount withdrawn will be added to class A available funds. The amount of this withdrawal will be reduced to the extent available spread would be available for deposit in the reserve account for that specific series investor interest. See "Reserve Account" and "Available Spread".

    During the regulated amortisation period and the rapid amortisation period the amount of principal collections credited to the relevant series principal collections ledger will be transferred each month to the loan note issuer distribution account for that specific series investor interest first for the class A investor interest, second for the class B investor interest and third for the class C investor interest until that specific series investor interest termination date.


RESERVE ACCOUNT

    The receivables trustee established prior to 27 March 2000 a reserve account at RBSI at its branch located at Royal Bank House, 71 Bath Street, St. Helier, Jersey, JE4 8PJ and will continue to maintain such account with RBSI or with another bank which meets rating agency approval -- on a segregated basis on separate trust for the loan note issuer. The receivables trustee also established and maintains within the reserve account, reserve ledgers for each series, and shall maintain such a ledger for each new series being created, which we shall call the "SERIES RESERVE LEDGER". The series reserve ledger will be established to assist with the loan note issuer's payment of the class A monthly finance amounts during the controlled accumulation period.

    On each distribution date from and after the reserve account funding date, but before the termination of the relevant series reserve ledger, the loan note issuer will be contractually obliged to apply available spread in the order of priority described in "Available Spread" to increase the amount on deposit in the relevant series reserve ledger, up to the required reserve amount for that series investor interest.

    The "RESERVE ACCOUNT FUNDING DATE" will be the distribution date that starts no later than three months before the start of the controlled accumulation period.

    The "REQUIRED RESERVE AMOUNT" for any series for any distribution date on or after the reserve account funding date will be:

       o     such amount as is specified in the relevant final terms; or

       o subject to the conditions described in the next paragraph, any other amount designated by the transferor beneficiaries.

    If, on or before the reserve account funding date for your series, the transferor beneficiaries designate a lesser amount, they must provide the trust cash manager and the receivables trustee with evidence that each rating agency has notified the transferors, the trust cash manager and the receivables trustee that the lesser amount will not result in the rating agency reducing or withdrawing its then existing rating of any outstanding related beneficiary debt. Also, the transferor beneficiaries must deliver to the receivables trustee an officer's certificate to the effect that, based on the facts known to that officer at that time, in the reasonable belief of the transferor beneficiaries, the designation will not cause a pay out event to occur or an event that, after the giving of notice or the lapse of time, would cause a pay out event to occur.

    On each distribution date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the relevant series reserve ledger on that distribution date, the loan note issuer will withdraw from the relevant series reserve ledger an amount equal to the excess, if any, of the amount on deposit in the relevant series reserve ledger over the required reserve amount. The loan note issuer will pay this amount to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as the "SERIES RESERVE LEDGER SURPLUS" for the relevant series.

    To the extent required, the receivables trustee will be authorised to make these payments on the loan note issuer's behalf.

    All amounts on deposit in the series reserve ledger on any distribution date will be invested by the receivables trustee in permitted investments until the following distribution date. This will be done after giving effect to any deposits to, or withdrawals from, the series reserve ledger to be made on that distribution date. The interest and other income -- net of investment expenses and losses -- earned on the investments will be retained in the series reserve ledger if the amount on deposit in the series reserve ledger is less than the required reserve amount for the relevant series. If the amount on deposit is equal to or more than the required reserve amount, it will be credited to the relevant series finance charge collection ledger (to which the series reserve ledger relates) to be included in class A available funds.

    On each distribution date in the controlled accumulation period before the relevant series scheduled redemption date and on the first distribution date during the regulated amortisation period or the rapid amortisation period, the receivables trustee will withdraw an amount from the relevant series reserve ledger and deposit it in that series' collection account for credit to that relevant series finance charge collections ledger to be included in class A available funds. This amount will be equal to the lesser of:

       o     the available amount on deposit in that series' reserve ledger; and

       o the amount, if any, by which the class A covered amount is greater than the principal funding investment proceeds.

    The amount of this withdrawal will be reduced to the extent available spread would be available for deposit in the relevant series reserve ledger.

    A series reserve ledger will be terminated following the earlier to occur of:

       o     the termination of the receivables trust; and

       o the earlier of the first distribution date after the start of the regulated amortisation period or the rapid amortisation period and the distribution date right before that series' scheduled redemption date.

    When a series reserve ledger terminates, all amounts still on deposit in that series' reserve ledger will be distributed to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in receivables trust, such payment being identified as "SERIES RESERVE LEDGER SURPLUS".

    To the extent required, the receivables trustee will be authorised to make these payments on the loan note issuer's behalf.


SPREAD ACCOUNT

    The receivables trustee established prior to 27 March 2000 on a segregated basis on separate trust for the loan note issuer a spread account at RBSI at its branch located at Royal Bank House, 71 Bath Street, St. Helier, Jersey, JE4 8PJ (the "SPREAD ACCOUNT") and will continue to maintain such account with RBSI or with another bank which meets rating agency approval. The receivables trustee also established and maintains within the spread account, spread ledgers for each series, and shall maintain such a ledger for each new series created, which we shall call the "SERIES SPREAD LEDGER". Under the receivables trust and trust cash management agreement, amounts that are deposited by the loan note issuer in the series spread ledger will be used to fund shortfalls in any of the class C monthly required expense amounts in respect of that specific series. Amounts deposited in the series spread ledger will also be used to fund the excess, if any, of the class C debt amount over the class C investor interest, on the earlier of the date on which the class A investor interest and the class B investor interest are being reduced to zero or the relevant series termination date (the "CLASS C RELEASE DATE").

    No amounts will be deposited into a series spread ledger on the issue date of any series of notes (unless otherwise specified in the relevant final terms), but instead each series spread ledger will be funded by available spread transferred to the loan note issuer in respect of a series by transferring available spread to that series spread ledger on any distribution date to the extent that the funds on deposit in that series spread ledger (the "AVAILABLE SPREAD ACCOUNT AMOUNT") are less than the required spread account amount on that distribution date.

    The "QUARTERLY EXCESS SPREAD PERCENTAGE" means, with respect to any determination date, an amount equal to the percentage sum of the average portfolio yield for the immediately preceding three monthly periods minus the average expense rate for the immediately preceding three monthly periods unless otherwise specified in the relevant final terms.

    The "REQUIRED SPREAD ACCOUNT AMOUNT" for the relevant series will be determined each month, and will be the result of the product of (i) the spread account percentage (defined below) in effect on that date, and (ii) during (A) the revolving period or the controlled accumulation period, the adjusted investor interest, and (B) the regulated amortisation period or the rapid amortisation period, the adjusted investor interest as of the last day of the revolving period or, as the case may be, controlled accumulation period. However, under no circumstances will the required spread account amount ever be allowed to exceed the class C debt amount -- after taking into account any payments to be made on the related distribution date.

    The "SPREAD ACCOUNT PERCENTAGE" shall be determined by the amount of quarterly excess spread percentage as specified in each set of final terms for a particular series.

    The available spread account amount may be invested at the direction of the receivables trustee in permitted investments. For the purposes of the spread account, reference in the definition of permitted investments to a rating in the "HIGHEST RATING CATEGORY" shall be modified to require a rating from any one of the following rating agencies of at least A-2 by Standard & Poor's, P-2 by Moody's or (if such investment is publicly rated by Fitch Ratings) F-2 by Fitch Ratings. Earnings (net of losses and investment expenses) will, except as otherwise indicated herein, not be deposited into the relevant series spread ledger and will be paid by the loan note issuer to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust such payment being identified as "INVESTMENT PROCEEDS" referable to relevant series.

    If, on any distribution date, the class C monthly required expense amount exceeds the amount of available spread available for payment in respect of a specific series investor interest, the loan note issuer shall withdraw from the relevant series spread ledger the lesser of
(i) the available spread account amount (including investment earnings to the extent necessary to fund such excess) on such distribution date, and (ii) the amount of such excess. The loan note issuer shall deposit this amount that it has withdrawn into the relevant series finance charge collections ledger, and use this amount to meet the class C monthly required expense amount.

    On and after the class C release date, if the class C investor default amount on a distribution date exceeds the amount of available spread, to the extent available for the funding thereof, the receivables trustee shall withdraw from the relevant series spread ledger (after giving effect to any withdrawals to be made pursuant to the two preceding paragraphs) on such distribution date the lesser of (i) the available spread account amount (including investment earnings to the extent necessary to fund such excess) and
(ii) the amount of such excess, and shall apply such amounts as provided in paragraph (7) under "Series Available Spread".

    The available spread account amount on any distribution date in excess of the required spread account amount on such date will be paid to the loan note issuer who will then pay such amounts to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as "SPREAD ACCOUNT SURPLUS" referable to a specific series. On the date on which all amounts required to be distributed to the relevant loan note issuer distribution account by the receivables trustee from the spread account have been paid in full, all amounts, if any, then remaining in the relevant series spread ledger shall be distributed to the loan note issuer who will then pay such amounts to the receivables trustee by way of additional consideration for the grant of the loan note issuer's interest in the receivables trust, such payment being identified as "SPREAD ACCOUNT SURPLUS" referable to a specific series.

    To the extent necessary, the receivables trustee will be authorised to make these payments on the loan note issuer's behalf.


SERIES COLLECTION ACCOUNT

    The receivables trustee established on 27 March 2000 a series collection account at RBSI at its branch located in Royal Bank House, 71 Bath Street, St. Helier, Jersey, JE4 8PJ and will continue to maintain such account with RBSI or with another bank which meets rating agency approval -- on separate trust on a segregated basis for the loan note issuer (the "SERIES COLLECTION ACCOUNT"). The series collection account will contain two separate ledgers in respect of each newly created series, consisting of the series finance charge collections ledger and the series principal collections ledger.


TRUSTEE PAYMENT AMOUNT

    The share of the trustee payment amount payable on any distribution date in respect of a series investor interest -- called the "INVESTOR TRUSTEE PAYMENT" -- will be calculated as follows:

       investor interest for relevant series                 trustee
--------------------------------------------------        --------------
total-of-investor-interests-of-series-for-which the   X   payment amount
        trustee payment amount was incurred


    The share of the investor trustee payment as notionally calculated for each class (including all notional sub-classes thereof (if any)) under a specific series investor interest is equal to the product of:

       o     the floating percentage for the relevant class; and

       o     the investor trustee payment.

    For each series this will be called the "CLASS A TRUSTEE PAYMENT AMOUNT," the "CLASS B TRUSTEE PAYMENT AMOUNT" and the "CLASS C TRUSTEE PAYMENT AMOUNT," respectively.

    The investor trustee payment for any class will be paid out of amounts segregated by the receivables trustee for the relevant loan note issuer in respect of that series and calculated as constituting available funds for that purpose for that class. See "Calculation and Distribution of Finance Charge Collections and Acquired Interchange to the Loan Note Issuer" and "Available Spread".

    The portion of the trustee payment amount not allocated to each series will be paid from cashflows under the receivables trust allocated to other outstanding series, and in no event will a specific series be liable for these payments.

QUALIFIED INSTITUTIONS

    If the bank or banks at which any of the accounts listed below are held ceases to be a qualified institution, then the receivables trustee will, within 10 operating business days, establish a new account to replace the affected account or accounts, and will transfer any cash and interest to that new account or accounts. The accounts referred to above are the:

       o     trustee collection account;

       o     trustee acquisition account;

       o     series collection account;

       o     reserve account; and

       o     principal funding account.

    The receivables trustee may in its discretion elect to move any or all of these accounts and the amounts credited to them from the qualified institution at which they are kept as at the date of this base prospectus to another qualified institution.

    A "QUALIFIED INSTITUTION" means (1) an institution outside the United Kingdom which at all times has a short-term unsecured debt rating of at least A-1+ by Standard & Poor's and P-1 by Moody's or (2) an institution acceptable to each rating agency.


SERIES PAY-OUT EVENTS

    The events described below are called "SERIES PAY-OUT EVENTS" and will apply to each series investor interest unless otherwise disclosed in the relevant final terms:

       (1)   failure on the part of either of the transferors:

             o to make any payment or deposit required by the terms of the receivables securitisation agreement within five operating business days after the date that the payment or deposit is required to be made; or

             o duly to observe or perform any covenants or agreements in the receivables securitisation agreement or the relevant series supplement that has a material adverse effect on the interests of the loan note issuer in respect of that specific series and which continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring it to be remedied, is given to the transferors by the receivables trustee, or is given to the transferors and the receivables trustee by the loan note issuer acting on the instructions of the holder of the specific series loan note, and which unremedied, continues during that 60 day period to have a material adverse effect on the interests of the loan note issuer in respect of that specific series for that period;

       (2) any representation or warranty made by the transferors in the receivables securitisation agreement or the relevant series supplement, or any information contained in a computer file or microfiche list required to be delivered by the transferors under the receivables securitisation agreement:

             o proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of the error, requiring it to be remedied, is given to the transferors by the receivables trustee, or is given to the transferors and the receivables trustee by the loan note issuer acting on the instructions of the holder of the specific series loan note; and

             o as a result of which there is a material adverse effect on the interests of the loan note issuer in respect of that series and which continues unremedied during that 60 day period to have a material adverse effect for that period;

       (3) the average portfolio yield for any three consecutive monthly periods is less than the average expense rate for those periods or, on any determination date before the end of the third monthly period from the closing date, the portfolio yield is less than the average expense rate for that period;

       (4)   either:

             o over any period of thirty consecutive days, either of the transferor interests averaged over that period is less than the minimum transferor interest for that period and the relevant transferor interest does not increase on or before the tenth operating business day following that thirty day period to an amount so that the average of the relevant transferor interest as a percentage of the average principal receivables transferred by the relevant transferor for such thirty day period, computed by assuming that the amount of the increase of the relevant transferor interest by the last day of the ten operating business day period, as compared to the relevant transferor interest on the last day of the thirty day period, would have existed in the receivables trust during each day of the thirty day period, is at least equal to the relevant minimum transferor interest; or

             o on the last day of any monthly period the total balance of eligible receivables is less than the minimum aggregate principal receivables, adjusted for any series having a companion series as described in the supplement for that series, and the total balance of eligible receivables fails to increase to an amount equal to or greater than the minimum aggregate principal receivables on or before the tenth operating business day following that last day;

       (5) any servicer default or cash manager default occurs that would have a material adverse effect on the loan note issuer in respect of the relevant series;

       (6) the series investor interest is not reduced to zero on the relevant series scheduled redemption date;

       (7) where the notes to be issued by the issuer for a particular series have the benefit of a swap agreement, the early termination, without replacement, of the swap agreement as described in this base prospectus under "Description of the Swap Agreement";

       (8) the loan note issuer is required to withhold or deduct any amounts for or on account of tax on the payment of any principal or interest in respect of the relevant series loan note.

    The events described in paragraphs (3) and (4) are "REGULATED AMORTISATION TRIGGER EVENTS", and all other events comprise "RAPID AMORTISATION TRIGGER EVENTS ".

    If any event described in paragraphs (1), (2) or (5) occurs then, after the applicable grace period, either (i) the receivables trustee or (ii) the loan note issuer may declare that a series pay-out event has occurred in relation to the specific series in question if the correct notice has been given. If the loan note issuer declares that a series pay-out event has occurred, it must have acted on the instructions of the holder of the relevant series loan note. The loan note issuer must give a written notice to the transferors, the servicer and the receivables trustee that a series pay-out event has occurred. If the receivables trustee declares that a series pay-out event has occurred it must give a written notice to this effect to the transferors, the servicer, the loan note issuer and the trust cash manager. A series pay-out event will be effective as of the date of the relevant notice. If any event in paragraphs
(3), (4), (6), (7) or (8) occurs, a series pay-out event will occur without any notice or other action on the part of the receivables trustee or the loan note issuer.

    Unless described otherwise in the relevant final terms, the "PORTFOLIO YIELD" for each series means, for any monthly period:

                               (A + B -- C) x 12
                                -----------------  x  100%
                                       D


    where:

       A     =   the finance charge collections distributed to that relevant series;

       B     =   acquired interchange distributed to that relevant series;

       C     =   the investor default amount calculated as relevant to that relevant series; and

       D     =   the relevant series adjusted investor interest.

    Unless described otherwise in the relevant final terms, the "EXPENSE RATE" for each series means, for any distribution date:


                           (A -- B -- C + D + E) x 12
                            -------------------------   x  100%
                                       F
    where:

       A     =   the sum of the class A monthly required expense amount, the class B monthly required expense amount and the class C monthly required expense amount for that relevant series;

       B     =   principal funding investment proceeds up to the class A covered amount;

       C     =   the amount, if any, to be withdrawn from the reserve account that is included in class A available funds;

       D     =   the investor servicing fee;

       E     =   the investor trust cash management fee; and

       F     =   the relevant series adjusted investor interest.

    Unless described otherwise in the relevant final terms, the "MINIMUM TRANSFEROR INTEREST" in relation to each transferor means 5 per cent. of the average principal receivables transferred during a period of thirty consecutive days by the relevant transferor. The transferors may reduce the minimum transferor interest in the following circumstances:

       o upon 30 days prior notice to the receivables trustee, each rating agency and any enhancement provider entitled to receive notice under its supplement;

       o upon written confirmation from each rating agency that the reduction will not result in the reduction or withdrawal of the ratings of the rating agency for any outstanding related beneficiary debt, including, for the purposes of a particular series, the notes; and

       o delivery to the receivables trustee and each enhancement provider of an officer's certificate stating that the transferors reasonably believe that the reduction will not, based on the facts known to the officer at the time of the certification, cause, at that time or in the future, a pay out event to occur for any investor beneficiary.

    The minimum transferor interest in relation to each transferor will never be less than 2 per cent. of the average principal receivables transferred during a period of thirty consecutive days by the relevant transferor.

    Unless described otherwise in the relevant final terms, the "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, an amount equal to the sum of the numerators used in the calculation of the investor percentages for principal collections for all outstanding series on that date. For any series in its controlled accumulation period, as defined in its supplement, with an investor interest as of the date of determination equal to the balance on deposit in the principal funding account for that series, the numerator used in the calculation of the investor percentage for principal collections for that eligible series will, only for the purpose of the definition of minimum aggregate principal receivables, be zero.

    The "AVERAGE PRINCIPAL RECEIVABLES" means, for any period of thirty consecutive days, an amount equal to:

       o the sum of the total balance of eligible principal receivables at the end of each day during that period divided by;

       o     the number of days in that period.

    The "COMPANION SERIES" means:

       o each series that has been paired with another series so that the reduction of the investor interest of the paired series results in the increase of the investor interest of the other series, as described in the related supplements; and

       o     the other series.

                             THE SECURITY TRUST DEED

    The principal agreement governing the loan notes will be the security trust deed. The security trust deed is a framework document, which is modified for each series by a supplement --- which we will call a loan note supplement. The security trust deed, together with the loan note supplement for a series, has six primary functions:

       o     it constitutes the loan note for the relevant series;

       o it sets out the covenants of the loan note issuer in relation to that loan note;

       o     it creates the security for that loan note;

       o it sets out the pre-enforcement and post-enforcement procedures relating to that loan note;

       o it contains provisions necessary to comply with the Trust Indenture Act; and

       o it sets out the appointment of the security trustee, its powers and responsibilities and the limitations on those responsibilities.

    Each function is summarised below.


CONSTITUTION OF LOAN NOTES

    The security trust deed, when supplemented by a loan note supplement, sets out the form of the loan note, the terms and conditions of the loan note and the conditions for the cancellation of any loan note. It also stipulates the name of the registered holder of each loan note.


COVENANTS OF THE LOAN NOTE ISSUER

    The security trust deed also contains covenants made by the loan note issuer in favour of the security trustee on trust for each loan noteholder. The main covenant is that the loan note issuer will pay interest and repay principal on each loan note when due. Covenants are included to ensure that the loan note issuer remains insolvency remote, and to give the security trustee access to all information and reports that it may need in order to discharge its responsibilities in relation to the loan noteholders.


LOAN NOTE SECURITY

    The security trust deed and the loan note supplement together create the security for a loan note. The security trust deed creates security for all series of the loan note issuance programme, comprising:

       o an assignment by way of first fixed security of the loan note issuer's right, title and interest in the administration agreement; and

       o a floating charge granted by the loan note issuer over all of its business and assets not otherwise secured under any loan note supplement in favour of the security trustee.

    Each loan note supplement will create separate security interests in respect of each loan note. The security created in each series loan note supplement includes an assignment by way of first fixed security of all of the loan note issuer's right, title and interest:

       o as the investor beneficiary of the receivables trust in respect of such series;

       o     to any agreement relating to that series;

       o to any sums of money standing to the credit of the loan note issuer distribution account in respect of such series or any other bank account of the loan note issuer which has not been expressly charged in favour of another series;

       o     to any permitted investments in respect of such series; and

       o to any amounts credited in respect of such series to any of the bank accounts of the receivables trust.

    The series loan note supplement also creates Jersey security interests in relation to assets of the loan note issuer which are situated in Jersey.


ENFORCEMENT AND PRIORITY OF PAYMENTS

    The security trust deed sets out the general procedures by which the security trustee may take steps to enforce the security created by the loan note issuer so that the security trustee can protect the interests of each of the loan noteholders in accordance with the terms and conditions of the loan

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note. The security trust deed gives the security trustee a general discretion to enforce the security situated outside Jersey, but also provides for the security trustee to be instructed by the note trustee to take action in relation to the enforcement of the loan note and security in Jersey. The security trustee anticipates that it will always consult the note trustee prior to taking any enforcement action in respect of secured assets situated outside Jersey. The note trustee expects that it will always consult the noteholders before taking any action. The security trustee is not, however, obliged to act on the note trustee's directions unless it is indemnified and/or secured to its satisfaction.

    The security trust deed and the loan note supplement together set out the priority in which the security trustee will pay out any monies that it receives under the loan note before and after the security is enforced.


TRUST INDENTURE ACT COMPLIANCE

    The security trust deed includes certain provisions required by the US Trust Indenture Act of 1939 (the "US TRUST INDENTURE ACT"). Generally, these provisions outline the duties, rights and responsibilities of the security trustee and the loan note issuer and the rights of the loan noteholders. Specifically these include, but are not limited to:

       o the maintenance of a list of loan noteholders by the security trustee;

       o the provision of financial statements and other information by the loan note issuer to the security trustee;

       o the duty of the security trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting its own affairs;

       o the duty of the security trustee to notify all loan noteholders of any events of default of which it has actual knowledge;

       o the right of the security trustee to resign at any time by notifying the loan note issuer in writing, and the ability of the loan note issuer to remove the security trustee under certain circumstances; and

       o the requirement that the loan note issuer provide an annual certificate to the note trustee as to the loan note issuer's compliance with the conditions and covenants contained in the security trust deed.

    The security trust deed contains a provision that, if any other provision of the security trust deed limits, qualifies or conflicts with another provision which is required to be included in the security trust deed, and is not subject to contractual waiver under the Trust Indenture Act, the Trust Indenture Act will prevail.


APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITY OF THE SECURITY TRUSTEE

    The security trust deed also sets out the terms on which the security trustee is appointed, the indemnification of the security trustee, the payment it receives and the extent of the security trustee's authority to act beyond its powers under English law. It also contains provisions limiting or excluding liability in certain circumstances. The security trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the security trust deed. The security trust deed also sets out the circumstances in which the security trustee may resign or retire.

    The security trust deed states that the security trustee is entitled to be indemnified and/or secured and relieved from responsibility in certain circumstances including, without restriction, in relation to taking action to enforce security or debt which it holds. The security trustee is also entitled to be paid its properly incurred costs and expenses in priority to the claims of the loan noteholders.

    The security trustee is not responsible for any liability which may be suffered because any assets comprised in the security, or any deeds or documents of title to such assets are inadequately insured or are held by custodians on behalf of the security trustee. The security trustee is not bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the loan note issuer to all or any of the property in respect of which the loan note issuer has created security. The security trustee is not liable for any failure, omission or defect in perfecting, protecting or further assuring the security.

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    The security trustee and its related companies are entitled to enter into business transactions with the issuer, the loan note issuer, RBS, NatWest or related companies of any of these, without accounting for any profit resulting from those transactions.

    The security trustee is relieved of liability for making searches or other enquiries in relation to the assets comprising the security. The security trustee has no responsibility in relation to the legality and the enforceability of the trust arrangements and the connected security. The security trustee will not be obliged to take any action which might result in its incurring personal liabilities. The security trustee is not obliged to monitor or investigate the performance of any other person under the documents relating to the issuer, the loan note issuer or the documents relating to the receivables trust and shall be entitled to assume, until it has actual notice to the contrary, that all such persons are properly performing their duties and that no pay out event has occurred, unless it receives express notice to the contrary.

    The security trustee may agree, without the consent of the issuer, to (a) (except in relation to a basic terms modification (as defined in the security trust deed)) any modification of, or to the waiver or authorisation of any breach or proposed breach of the loan note, loan note supplement or security trust deed, which is not, in the opinion of the security trustee, materially prejudicial to the interests of the issuer or (b) any modification of the loan note, loan note supplement or security trust deed, which in the security trustee's opinion is to correct a manifest error or is of a formal minor or technical nature. Any such modification, waiver, authorisation or determination shall be binding on the issuer and, unless the security trustee agrees otherwise, any such modification shall be notified to the issuer in accordance with the terms and conditions of the notes.

    The security trustee is neither responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security, nor for checking the calculations contained in or otherwise verifying any information coming into its possession in relation to the receivables trust nor for monitoring whether a loan event of default or event of default has occurred.

    The security trust deed will be governed by English law and, to the extent that it relates to security interests over assets in Jersey, by Jersey law.

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                                 THE LOAN NOTES

    On the relevant issue date of a series of notes, the loan note issuer will issue an interest bearing loan note to the issuer designated with the same series reference as your notes. That series loan note will mature for redemption on the relevant series scheduled redemption date specified in the final terms applicable to your notes. The Bank of New York at One Canada Square, London E14 5EY will act as security trustee and registered holder in relation to each series loan note.

    A loan note issued in respect of one series may differ from loan notes issued in respect of other series as to principal, interest and recourse to security, as set out in the loan note supplement which constitutes that loan note. See "The Security Trust Deed". The loan note issuer will only issue loan notes denominated in sterling. The loan notes will be issued in registered form and governed by English law. The loan notes will be listed on the Channel Islands Stock Exchange or such other stock exchange as the loan note issuer may choose.

    The loan note issuer will pay the proceeds of each series loan note to the receivables trustee and thereby increase its beneficial entitlement in the receivables trust in respect of the relevant series. See "The Receivables Trust" and "Use of Proceeds". The principal amount of the undivided beneficial interest which vests with the loan note issuer as a result of its contribution to the receivables trust on the closing date is the series investor interest. See "Sources of Funds to Pay the Loan Notes --- General".

    As an investor beneficiary of the receivables trust, the loan note issuer will be entitled to receive payment, at specified times, of a portion of collections of the receivables assigned or entrusted by the transferors to the receivables trustee. These payments will be used by the loan note issuer in and towards redemption of the relevant series loan note.

    The ability of the loan note issuer to meet its obligations to repay the principal of and interest on each series loan note will be entirely dependent on the receipt by it of funds from the receivables trust.

    The loan note issuer and the security trustee will have no recourse to RBS, NatWest or any of their affiliates other than:

       o against the transferors under the receivables securitisation agreement for any breach of representations and obligations in respect of the receivables; and

       o against RBSI as administrator under the administration agreement for any breach of its obligations as administrator.

    The loan note of each series shall be redeemed on the scheduled redemption date of the notes of such series unless a rapid amortisation period or a regulated amortisation period commences with respect to such series whereupon the series loan note shall be redeemed on the earlier of such time as the relevant loan note has been repaid in full and the relevant series termination date. If relevant the loan note has not been previously redeemed on the scheduled redemption date or following any amortisation period, the relevant loan note will be redeemed at its then principal amount outstanding on the final redemption date together with all accrued and unpaid interest, deferred interest and additional interest.


LIMITED RECOURSE

    The obligations of the loan note issuer and certain other rights of the loan note issuer under each series loan note and under the documents relating to them, will be secured under the security trust deed by security interests over the corresponding series investor interest. The security for each series will be granted by the loan note issuer in favour of the security trustee. If the net proceeds of the enforcement of security for a series following a mandatory redemption after meeting the expenses of the security trustee, the registered holder and any receiver are insufficient to make all payments due on the loan note of that series, the assets of the loan note issuer securing other series loan notes will not be available for payment of that shortfall.


SECURITY

    If the security granted under the security trust deed is enforced following a loan note event of default (as defined below), the monies paid to the loan note issuer by the receivables trustee on each distribution date will be applied in accordance with the priority of payments set out in the section entitled "Cashflows of the Loan Note Issuer".

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                        CASHFLOWS OF THE LOAN NOTE ISSUER

    Each series loan note supplement sets out how money is distributed under the relevant series loan note to the loan noteholder (which will typically be the issuer). Payments made from the relevant ledger in the relevant loan note issuer distribution account with respect to each series will be made monthly on a distribution date.

    On each distribution date, the amount of funds held by the loan note issuer in the relevant ledgers of the relevant loan note issuer distribution account with respect to each series will be used to make the following payments in the following order. The order of priority as set by each series loan note supplement is the same both prior to the enforcement of security and after:

       (1) an amount equal to the trustee payment amount referable to the relevant series will be paid by the loan note issuer to the receivables trustee as additional consideration for the grant of the loan note issuer's interest in the receivables trust;

       (2) an amount equal to the servicing fee payment amount referable to the relevant series will be paid by the loan note issuer to the servicer, and an amount equal to the cash management fee payment amount will be paid by the loan note issuer to the receivables trustee as additional consideration for the grant of the loan note issuer's interest in the receivables trust;

       (3) in no order of priority between them but in proportion to the respective amounts due, the loan note issuer costs amount in respect of the relevant series;

       (4) an amount equal to the sum of the class A monthly distribution amount, class B monthly distribution amount and class C monthly distribution amount will be used by the loan note issuer to pay interest due and unpaid on the relevant series loan note allocated to each notional class or sub-class thereof (if any) with respect to the relevant series;

       (5) on a payment date during the regulated amortisation period or the rapid amortisation period, or on the relevant series scheduled redemption date, towards payment of principal amounts due and unpaid on the loan note as allocated to each notional class or sub-class thereof (if any) with respect to the relevant series;

       (6) an amount equal to the loss make-up (default) and loss make-up (charge-off) amounts plus refunded utilised principal collections amount will be paid by the loan note issuer to the receivables trustee as additional consideration for the grant of the loan note issuer's interest in the receivables trust;

       (7) an amount equal to the investor indemnity amount for the relevant series will be paid by the loan note issuer to the receivables trustee as additional consideration for the grant of the loan note issuer's interest in the receivables trust;

       (8) an amount equal to the loan note issuer return for the relevant series will be transferred by the loan note issuer to the loan note issuer profit ledger in respect of the relevant series;

       (9) amounts remaining after distribution in accordance with the payments made pursuant to items (1) to (8) above, if any, shall be identified as excess spread and be paid in respect of each series as further interest to the issuer ("FURTHER INTEREST"); and

       (10) an amount equal to the deferred subscription price, if any, received by the loan note issuer on that distribution date from the issuer in respect of a particular series, ("DEFERRED SUBSCRIPTION PRICE AMOUNT") shall be paid to the receivables trustee in respect of that series, identified as additional consideration for the grant of the loan note issuer's interest in the receivables trust.


INTEREST AND PAYMENTS

    The interest rate for any interest period on the relevant series loan note will be determined by the cash manager of the loan note issuer in accordance with the conditions of that series loan note. The interest amount in respect of each series loan note for each interest period will be calculated as follows:

                                  Y = A+B+C+D
    where:


             Y = interest amount on the relevant series loan note

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    During any period:


             A = class A monthly distribution amount

             B = class B monthly distribution amount

             C = class C monthly distribution amount

             D = further interest

    The interest rate for the first interest period of a loan note will be determined on the date of issue of the relevant series of notes. Subsequently, interest on each series loan note will be paid by the loan note issuer monthly on each distribution date.

    Payments due to be made under any series loan note are to be reduced in the event that any amounts paid to the loan note issuer in respect of the investor interest referable to that series are insufficient to fund in full payments due on that series loan note. This is to prevent that amount being payable by the receivables trustee in respect of the investor interest referable to that series before it receives the corresponding amount in respect of collections from cardholders. There will be a corresponding increase in the amounts payable by the loan note issuer to make up this shortfall if the deferred amount is subsequently received by the loan note issuer. The loan note issuer will be liable to pay deferred interest on any such deferred amount. You should be aware that if withholding tax is levied on any payments made under any series loan note, payments by the loan note issuer will be reduced accordingly. Such reduced payments will not be treated as deferred amounts and, accordingly, would not bear interest and the loan note issuer is not obliged to make up the shortfall.

    If any withholding or deduction for any taxes, duties, assessments or government charges is imposed, levied, collected, withheld or assessed on payments of principal or interest on the loan note of any series by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, none of the loan note issuer, the Jersey bank account operator or the security trustee will be required to make any additional payments to the holders of the loan notes for that withholding or deduction.


LOAN NOTE EVENTS OF DEFAULT

    Unless otherwise disclosed in the relevant final terms and loan note supplement, for each series loan note, the occurrence and continuation of the following events is called a loan note event of default:

       o the loan note issuer fails to pay to, or to the order of, the issuer any amount that it has received from the receivables trustee in respect of principal or interest on the relevant series loan note on its due date for payment; or

       o the loan note issuer fails to perform or observe any of its other obligations under the relevant series loan note, the relevant series loan note supplement or the security trust deed and, except where the failure is incapable of remedy, it remains unremedied for 30 days, in either case, after the security trustee has given written notice to the loan note issuer, certifying any amount owed to The Bank of New York in any of its capacities or to its successors, that the failure is, in the opinion of the security trustee, materially prejudicial to the interests of the holders of the relevant series loan note; or

       o where the issuer has entered into a swap agreement in respect of your class or sub-class of notes in a series, the early termination, without replacement within 30 days of such termination, of the swap agreement as described in this base prospectus under "Description of the Swap Agreement"; or

       o a judgment or order for the payment of any amount is given against the loan note issuer and continues unsatisfied and unstayed for a period of 30 days after the date it is given or the date specified for payment, if later; or

       o a secured party takes possession or a receiver, administrative receiver, administrator, examiner, manager or other similar officer is appointed, over the whole or any part of the undertaking, assets and revenues of the loan note issuer or an enforcement action is begun or execution levied against any of the assets of the loan note issuer; or

       o the loan note issuer becomes insolvent or is unable to pay its debts as they fall due or an administrator or liquidator of the loan note issuer over the whole or any part of its business, assets and revenues is appointed, or application for any appointment is made, or the loan note issuer takes any action for a readjustment or deferment of any of its

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             obligations or makes a general assignment or an arrangement or composition with, or for the benefit of, its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or ceases or threatens to cease to carry on all or any substantial part of its business; or

       o an order is made or an effective resolution is passed for the winding-up, liquidation or dissolution of the loan note issuer; or

       o any action, condition or thing at any time required to be taken, fulfilled or carried out in order to (1) enable the loan note issuer lawfully to enter into, exercise its rights and perform and comply with, its obligations under and in respect of the relevant series loan note and the documents relating to it or (2) to ensure that those obligations are legal, valid, binding and enforceable, except as the enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as that enforceability may be limited by the effect of general principles of equity, is not taken, fulfilled or, as the case may be, carried out; or

       o it is or will become unlawful for the loan note issuer to perform or comply with any of its obligations under or in respect of the relevant series loan note or the documents relating to it; or

       o all or any substantial part of the business, assets and revenues of the loan note issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or the loan note issuer is prevented by such a person from exercising normal control over all or any substantial part of its business assets and revenues.

    If a loan note event of default occurs then the security trustee shall be bound to give an enforcement notice called a loan note enforcement notice --- if it is indemnified and/or secured to its satisfaction and it is instructed to do so by the holder of the relevant series loan note.

    A "LOAN NOTE ENFORCEMENT NOTICE" is a written notice to the loan note issuer declaring the relevant series loan note to be immediately due and payable.
When it is given, that series loan note will become immediately due and payable at its principal amount outstanding together with accrued interest without further action or formality. The security trustee shall promptly notify the issuer that it has given a loan note enforcement notice to the loan note issuer. A declaration that a series loan note has become immediately due and payable will not, of itself, accelerate the timing or amount of redemption of that series loan note.

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                    THE TRUST DEED AND TRUST DEED SUPPLEMENTS

GENERAL

    Each series of notes issued by the issuer will be governed by the trust deed made between the note trustee and the issuer. For each issue of a series, the trust deed will be varied and supplemented upon the issue date of such series by a supplemental trust deed for that series (each called a "TRUST DEED SUPPLEMENT"). Under the trust deed, the issuer declares in favour of the note trustee that it (i) assigns by way of security its rights, title and interest in the programme documents and any documents specified in the relevant final terms and (ii) creates a floating charge over the whole of its undertaking and assets (other than those assets situated in Jersey) not charged by any fixed charge upon the security trust set out in the trust deed (as varied and supplemented by any trust deed supplement). The trust deed supplement for a series will also secure, in respect of that series, the rights of the issuer in and to the specific series loan note issued by the loan note issuer in favour of the issuer which supports the series in question. Together, the terms of the trust deed with the terms of a particular trust deed supplement for a series will set out the following:

       o     the constitution of the notes for that series;

       o the applicable covenants, representations and warranties of the issuer in relation to that series;

       o     the security for that series;

       o the pre-enforcement and post-enforcement payment priorities and enforcement procedures relating to that series; and

       o the appointment of the note trustee, its powers and responsibilities and the limitations on those responsibilities.


CONSTITUTION OF THE NOTES

    The trust deed, when supplemented by a particular trust deed supplement, sets out the form of each note for the relevant series. It also sets out the terms and conditions of each note and the conditions for the cancellation of any note of that series.


COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE ISSUER

    The note trustee holds the benefit of the issuer covenants on trust for the noteholders. The covenants are set out in the trust deed. Covenants given by the issuer include compliance with and performance of all its obligations under the conditions, the payment of interest and repayment of principal on each note when due, and the provision to the note trustee of access to all information and reports that it may need in order to discharge its responsibilities in relation to the holders of the notes.


NOTE SECURITY

    Each trust deed supplement will create a segregated security interest held on trust by the note trustee for the benefit of, among others, the holders of notes of that series and this security will be separate and distinct from the security created by any other trust deed supplement.

    The trust deed and each trust deed supplement creates Jersey security interests (to the extent permitted by Jersey law) in relation to those of the above assets of the issuer which support the series in question and which are situated in Jersey (including the security taken over the bank accounts of the issuer located in Jersey). All other security is created under English law.


ENFORCEMENT AND PRIORITY OF PAYMENTS

    The terms and provisions of the trust deed and each trust deed supplement also set out the general procedures by which the note trustee may take steps to enforce the security created thereunder so that the note trustee may protect the interests of each of the noteholders (and any other secured parties) in accordance with the terms and conditions of each series.


THE NOTES

    As the holder of loan notes, the issuer will be entitled to receive payments of interest and principal, at specified times, as well as certain other amounts. These payments will be received by the issuer in respect of each relevant series and utilised in and towards payment of interest on and

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redemption of the relevant series as well as payments to the swap counterparty under any swap agreement (if one is entered into in relation to any class or sub-class of notes) and payment of certain other expenses. See "Cashflows of the issuer", "Description of the Swap Agreements", "Interest and Payments" and "Scheduled redemption of a series" below.

    See also "The Loan Notes" for further information on the cash flows relating to the loan notes utilised to pay interest on and to redeem the notes.

    The ability of the issuer to meet its obligations to repay the principal of, and to pay interest on, each series will depend on the receipt by it of funds from the loan note issuer and receipt by it of amounts from a swap counterparty under the swap agreement if one is entered into in relation to a particular class or sub-class. See "Risk Factors" and "Description of the Swap Agreements".


RECOURSE

    It should be noted that if the net proceeds of the enforcement of security in respect of a particular series following a mandatory redemption after meeting the expenses of the note trustee and any receiver are insufficient to make all payments due on the notes of that series, the assets of the issuer already secured under a charge for the benefit of other series will not be available for payment of that shortfall.

    The issuer and the note trustee will have no recourse to RBS, NatWest or any of their affiliates.


APPOINTMENT, POWERS, RESPONSIBILITIES AND LIABILITY OF THE NOTE TRUSTEE

    The trust deed sets out, amongst other things, the terms upon which the note trustee is appointed, the indemnification of the note trustee, the payment it receives and the extent of the note trustee's authority to act beyond its powers as a trustee under English law. It also contains provisions limiting or excluding liability of the note trustee in certain circumstances. The note trustee is also given the ability to appoint a delegate or agent in the execution of any of its duties under the trust deed. The trust deed also sets out the circumstances in which the note trustee may resign or retire.

    The trust deed states that the note trustee is entitled to be indemnified and/or secured and relieved from responsibility in certain circumstances including, without restriction, in relation to taking action to enforce security or debt which it holds. The note trustee is also entitled to be paid its costs and expenses in priority to the claims of the noteholders.

    The note trustee is not responsible for any liability which may be suffered because any assets comprised in the security or any deeds or documents of title to such assets, are inadequately insured or are held by custodians on behalf of the note trustee.

    The note trustee and its related companies are entitled to enter into business transactions with the issuer, loan note issuer, RBS, NatWest or related companies of any of these without accounting for any profit resulting from those transactions.

    The note trustee is relieved of liability for making searches or other enquiries in relation to the assets comprising the security. The note trustee has no responsibility in relation to the legality and the enforceability of the trust arrangements and the connected security. The note trustee will not be obliged to take any action which might result in its incurring personal liabilities. The note trustee is not obliged to monitor or investigate the performance of any other person under the documents relating to the issuer, the loan note issuer or the documents relating to the receivables trust and shall be entitled to assume, until it has actual notice to the contrary, that all such persons are properly performing their duties and that no pay out event has occurred, unless it receives express notice to the contrary.

    The note trustee may agree, without the consent of the issuer, to (a) (except in relation to a basic terms modification (as defined in the trust deed)) any modification of, or to the waiver or authorisation of any breach or proposed breach of the notes, trust deed supplement or trust deed which is not, in the opinion of the note trustee, materially prejudicial to the interests of the holders of the most senior class of outstanding notes or (b) any modification of the notes, trust deed supplement or trust deed, which, in the note trustee's opinion, is to correct a manifest error or is of a formal, minor or technical nature. Any such modification, waiver, authorisation or determination shall be binding on the noteholders and, unless the note trustee agrees otherwise, any such modification shall be notified to the noteholders in accordance with the terms and conditions of the notes.

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The note trustee is not responsible for any deficiency which may arise in relation to checking the calculations contained in or otherwise verifying any information coming into its possession in relation to the receivables trust.

    The trust deed will be governed by English law and, to the extent that it relates to security interests over assets situated in Jersey, by Jersey law.

    The note trustee is not bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the issuer to all or any of the property in respect of which the issuer has created security. The note trustee is not liable for any failure, omission or defect in perfecting, protecting or further assuring the security. The note trustee is not responsible for investigating, monitoring or supervising the observance or performance by any person in respect of the charged property or otherwise. The note trustee is not under any obligation to insure any of the security or any deed or documents of title. The note trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security. The note trustee shall not be responsible for monitoring whether a loan note event of default or event of default has occurred.


THE US TRUST INDENTURE ACT

    The trust deed includes certain provisions required by the US Trust Indenture Act. Generally, these provisions outline the duties, rights and responsibilities of the note trustee and the issuer and the rights of the noteholders. Specifically these include, but are not limited to:

       o     the maintenance of a list of noteholders by the note trustee;

       o the provision of financial statements and other information by the issuer to the note trustee;

       o the duty of the note trustee to use the same degree of care in exercising its responsibilities as would be exercised by a prudent person conducting its own affairs;

       o the duty of the note trustee to notify all noteholders of any events of default of which it has actual knowledge;

       o the right of the note trustee to resign at any time by notifying the issuer in writing, and the ability of the issuer to remove the note trustee under certain circumstances; and

       o the requirement that the issuer provide an annual certificate to the note trustee as to the issuer's compliance with the conditions and covenants contained in the trust deed.

    The trust deed contains a provision that, if any other provision of the trust deed limits, qualifies or conflicts with another provision which is required to be included in the trust deed by, and is not subject to contractual waiver under, the Trust Indenture Act, the Trust Indenture Act provision will prevail.

    The note trustee will not be responsible for checking the calculations in or otherwise verifying any information coming into its possession in relation to the receivables trust.

    The trust deed and each trust deed supplement will be governed by English law and, where they relate to security interests over assets in Jersey, by Jersey law to the extent of security in Jersey.

                             CASHFLOWS OF THE ISSUER

    Each series loan note sets out how money is distributed under that series loan note to the issuer as the holder. For each series, the payment made from the account of the loan note issuer to the relevant issuer distribution account of the issuer will be made monthly on a distribution date, which will also be the monthly interest payment date in respect of the notes during any amortisation period and any notes which have a monthly rate of interest.

    Other payments, in particular, payments of interest on the notes prior to any amortisation period, will be made on an interest payment date which falls at the end of an annual period, with respect to the notes that earn a fixed rate of interest, or at the end of a quarterly or monthly interest period, with respect to notes that earn a floating rate of interest (see "Annual, quarterly or monthly payments" and "Monthly payments" below). For a description of principal payments, see "Scheduled redemption of a series" below.


AMOUNTS TRANSFERRED BY THE LOAN NOTE ISSUER RELATING TO THE ISSUER DISTRIBUTION ACCOUNT

    Amounts will be transferred by the loan note issuer and credited to the relevant class or sub-class distribution ledger in the relevant issuer distribution account with respect to the relevant series and class or sub-class, from time to time, as specified in the relevant series loan note. These payments and the utilisation thereof by the loan note issuer are described in detail in, respectively, "Monthly payments" below, "Interest and payments" below and "Scheduled redemption of a series" below.


MONTHLY PAYMENTS

    On each distribution date the aggregate of all amounts (including revenue and principal) with respect to the relevant series and class or sub-class thereof, will be transferred by the loan note issuer to the issuer and credited to the issuer costs ledger, the excess spread ledger, the issuer profit ledger, the expenses loan ledger or the relevant class or sub-class distribution ledger (as applicable). Cash received on that distribution date relating to the relevant series (but excluding amounts paid by the interest rate swap counterparty relating to quarterly or annual payments during a period which is not an amortisation period), including, if an amortisation period has commenced since the previous interest payment date, any monthly distribution amounts previously retained in the relevant class or sub-class distribution ledger since the previous interest payment date, shall be applied, together with any interest earned or investment proceeds on each relevant ledger, in the following manner:

       (1) an amount equal to the issuer costs amount for the series for such distribution date shall be used or retained in the issuer costs ledger for payment of each item of the issuer costs amount;

       (2) in respect of the class A notes and each and every sub-class thereof, in respect of a distribution date falling in any period that is not in an amortisation period, an amount equal to the class A monthly distribution amount (excluding such amount of the class A monthly distribution amount which has been credited to the issuer costs ledger) or each and every part thereof corresponding to each and every sub-class, shall be used or retained in the relevant class or sub-class distribution ledger, or paid to any relevant swap counterparty (if required), in each case as described in "Annual, quarterly or monthly payments" below;

       (3) in respect of the class A notes and each and every sub-class thereof, in respect of the scheduled redemption date, if this falls in a period that is not an amortisation period, an amount equal to the principal amount referable to the class or sub-class shall be paid by the issuer from the relevant class or sub-class distribution ledger to the noteholders of the relevant class or sub-class in accordance with the terms and conditions of the notes (but only after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to such class or sub-class);

       (4) in respect of the class A notes and each and every sub-class thereof, in respect of a distribution date falling in any period that is in an amortisation period, amounts (other than termination amounts) due to the interest rate swap counterparty from the relevant class or sub-class distribution ledger;

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       (5)   in respect of the class A notes and each and every sub-class thereof (if any), in respect of a distribution date falling in any period that is in an amortisation period, if the swap agreement has not terminated, or there is no swap agreement for the class or sub-class, to pay from the relevant class or sub-class distribution ledger the amount equal to the class A monthly distribution amount (excluding such amount of the class A monthly distribution amount which has been credited to the issuer costs ledger) and amounts identified as class A principal or each and every part thereof corresponding to each and every sub-class to the noteholders of the relevant class or sub-class in accordance with the terms and conditions of the notes (but only after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to such class or sub-class);

       (6) in respect of the class A notes and each and every sub-class thereof (if any) in respect of a distribution date falling in an amortisation period, if the swap agreement has been terminated, the following payments shall be made from the relevant class or sub-class distribution ledger pari passu and in no priority between each item but in proportion to the respective amounts due:

             (A) in and towards any issuer fault swap termination amount for the class A notes or any sub-class thereof (if any); and

             (B) in and towards payments of amounts due and unpaid in respect of the class A notes or any sub-class thereof (if any) in priority, first to interest (such monies to be applied first to the payment of any interest amount, then any outstanding deferred interest and, thereafter, any additional interest) and secondly to principal;

       (7) in respect of the class B notes and each and every sub-class thereof, in respect of a distribution date falling in any period that is not in an amortisation period, an amount equal to the class B monthly distribution amount or each and every part thereof corresponding to each and every sub-class, shall be used or retained in the relevant class or sub-class distribution ledger, or paid to any relevant swap counterparty (if required), in each case as described in "Annual, quarterly or monthly payments" below;

       (8) in respect of the class B notes and each and every sub-class thereof in respect of the scheduled redemption date, if this falls in a period that is not an amortisation period, an amount equal to the principal amount referable to the class or sub-class shall be paid by the issuer from the relevant class or sub-class distribution ledger to the noteholders of the relevant class or sub-class in accordance with the terms and conditions of the notes (but only after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to such class or sub-class);

       (9) in respect of the class B notes and each and every sub-class thereof, in respect of a distribution date falling in any period that is in an amortisation period, amounts (other than termination amounts) due to the interest rate swap counterparty from the relevant class or sub-class distribution ledger;

       (10) in respect of the class B notes and each and every sub-class thereof (if any), in respect of a distribution date falling in any period that is in an amortisation period, if the swap agreement has not terminated, or there is no swap agreement for the class or sub-class, to pay from the relevant class or sub-class distribution ledger the amount equal to the class B monthly distribution amount and amounts identified as class B principal or each and every part thereof corresponding to each and every sub-class to the noteholders of the relevant class or sub-class in accordance with the terms and conditions of the notes (but only after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to such class or sub-class);

       (11) in respect of the class B notes and each and every sub-class thereof (if any) in respect of a distribution date falling in an amortisation period, if the swap agreement has been terminated, the following payments shall be made from the relevant class or sub-class distribution ledger pari passu and in no priority between each item but in proportion to the respective amounts due:

             (A) in and towards any issuer fault swap termination amount for the class B notes or any sub-class thereof (if any); and

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

             (B) in and towards payments of amounts due and unpaid in respect of the class B notes or any sub-class thereof (if any) in priority, first to interest (such monies to be applied first to the payment of any interest amount, then any outstanding deferred interest and, thereafter, any additional interest) and secondly to principal;

       (12) in respect of the class C notes and each and every sub-class thereof, in respect of a distribution date falling in any period that is not an amortisation period, an amount equal to the class C monthly distribution amount (excluding amounts therein which have been credited to the expenses loan ledger and the issuer profit ledger) or each and every part thereof corresponding to each and every sub-class, shall be used or retained in the relevant class or sub-class distribution ledger, or paid to any relevant swap counterparty (if required) in each case as described in "Annual, quarterly or monthly payments" below;

       (13) in respect of the class C notes and each and every sub-class thereof, in respect of the scheduled redemption date, if this falls in a period that is not an amortisation period, an amount equal to the principal amount referable to the class or sub class shall be paid by the issuer to the noteholders of the relevant class or sub-class from the relevant class or sub-class distribution ledger in accordance with the terms and conditions of the notes (but only after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to such class or sub-class);

       (14) in respect of the class C notes and each and every sub-class thereof, in respect of a distribution date falling in any period that is in an amortisation period, amounts (other than termination amounts) due to the interest rate swap counterparty from the relevant class or sub-class distribution ledger;

       (15) in respect of the class C notes and each and every sub-class thereof (if any), in respect of a distribution date falling in any period that is in an amortisation period, if the swap agreement has not terminated, or there is no swap agreement for the class or sub class, to pay from the relevant class or sub-class distribution ledger the amount equal to the class C monthly distribution amount (excluding amounts therein which have been credited to the expenses loan ledger and the issuer profit ledger) and amounts identified as class C principal or each and every part thereof corresponding to each and every sub-class to the noteholders of the relevant class or sub-class in accordance with the terms and conditions of the notes (but only after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to such class or sub-class);

       (16) in respect of the class C notes and each and every sub-class thereof (if any) in respect of a distribution date falling in an amortisation period, if the swap agreement has been terminated, the following payments shall be made from the relevant class or sub-class distribution ledger pari passu and in no priority between each item but in proportion to the respective amounts due:

             (A) in and towards any issuer fault swap termination amount for the class C notes or any sub-class thereof (if any); and

             (B) in and towards payments of amounts due and unpaid in respect of the class C notes or any sub-class thereof (if any) in priority, first to interest (such monies to be applied first to the payment of any interest amount, then any outstanding deferred interest and, thereafter, any additional interest) and secondly to principal;

       (17) if the issuer has entered into a swap agreement for the class A notes or any sub-class thereof (if any), in and towards any counterparty fault swap termination amount from the relevant class or sub-class distribution ledger;

       (18) if the issuer has entered into a swap agreement for the class B notes or any sub-class thereof (if any), in and towards any counterparty fault swap termination amount from the relevant class or sub-class distribution ledger;

       (19) if the issuer has entered into a swap agreement for the class C notes or any sub-class thereof (if any), in and towards any counterparty fault swap termination amount from the relevant class or sub-class distribution ledger;

       (20) any investment proceeds and interest earned on any amounts retained in any ledger shall be credited to the excess spread ledger;

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

       (21) in or towards payment of any sums due from (or required to be provided for by) the issuer to meet its liabilities to any taxation authority from the issuer profit ledger;

       (22) any amounts due and unpaid in respect of the relevant series expense loan drawing shall be paid to the lender of the relevant series expense loan from the expenses loan ledger;

       (23) the amount identified as issuer profit in respect of the relevant series shall be retained in the issuer profit ledger; and

       (24) the remainder (if any) including sums on the excess spread ledger shall be paid to the loan note issuer as deferred subscription price for that distribution date in respect of that series in an amount equal to the amount of further interest received by the issuer in respect of each class and sub-class of the relevant series on that distribution date and not otherwise utilised to make any of the payments in items (1) to (23) above.

    Where the full amount of any revenue payments described in "Monthly Payments" above, "Annual, quarterly or monthly payments" below cannot be made due to insufficiency in the funds credited to the relevant class or sub-class distribution ledger which are available to make such payment, that payment will not be payable to that extent. However, any such shortfall may be deferred to the next and succeeding distribution dates or interest payment dates, as applicable, but only if such a deferral is expressly contemplated above or is contemplated otherwise in the relevant documents for that series.


ANNUAL, QUARTERLY OR MONTHLY PAYMENTS

    On each distribution date that is not an interest payment date, while the relevant series is not in an amortisation period, the issuer will retain monthly distribution amounts in the relevant class or sub-class distribution ledger of such series. However, if the issuer has entered into a swap agreement for any class or sub-class, the issuer may be required pursuant to the relevant swap agreement not to retain on each distribution date the relevant monthly distribution amount or such part thereof corresponding to the relevant class or sub-class subject to the swap agreement but to pay on such date such amount to the swap counterparty. Otherwise, on each annual or quarterly or monthly interest payment date (as applicable) of a class or sub-class (if any) in a period that is not an amortisation period, the aggregate of each amount that has been previously retained in the relevant class or sub-class distribution ledger on the twelve (in the case of annual payments) or three (in the case of quarterly payments) or one (in the case of monthly payments) distribution dates immediately prior to and including such interest payment date, together with any payment (excluding termination payments and amounts received as a consequence of entering an amortisation period) previously received from any interest rate swap counterparty relating to such class or sub-class (if applicable), shall be paid by the issuer firstly to any interest rate swap counterparty (if applicable), and then to the relevant class or sub-class of noteholders in accordance with the terms and conditions of the notes (but only after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to such class or sub-class).


INTEREST AND PAYMENTS

    Each class or sub-class of each series will bear interest for a period equal to an interest period under the notes at a rate determined in accordance with the relevant trust deed supplement and the terms and conditions of the notes to be paid by, or on behalf of, the issuer and as set out in the relevant final terms.


INTEREST PAYMENT DATES

    The first interest payment date for each series will be specified in the relevant final terms.

    During any period that is not an amortisation period, interest on the notes will be paid monthly, quarterly or annually (depending on the note terms and conditions) on the interest payment date in accordance with the relevant note terms and conditions after making any necessary payments described in "Monthly Payments" above. During the regulated amortisation period or the rapid amortisation period, interest will only be paid monthly.


WITHHOLDING OR DEDUCTION

    If any withholding or deduction for, or on account of, any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on

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payments of principal or interest on any note by any jurisdiction or any political subdivision or authority in or of any jurisdiction having power to tax, payments by the issuer to the holder of the relevant note will be reduced accordingly and neither the issuer nor the note trustee will be required to make any additional payments to the holders of the notes for that withholding or deduction. Such reduced payments will not be treated as deferred interest and, accordingly, will not bear additional interest. As at the date of this base prospectus, there is no obligation under Jersey tax law on the issuer to make any deduction or withhold any amount on payments made under the notes. See "Material United Kingdom Tax consequences" for information on the United Kingdom withholding tax treatment of payments under the notes.


SCHEDULED REDEMPTION OF A SERIES

    Unless the regulated amortisation period or the rapid amortisation period has earlier commenced (see "Mandatory redemption of a series" below), each class or sub-class of note will be redeemed on its relevant scheduled redemption date to the extent of the principal amount which has on that day been credited to the relevant class or sub-class distribution ledgers of the relevant series in the issuer distribution account by the loan note issuer (after exchange of such amount to the relevant currency by a swap counterparty pursuant to any relevant currency swap agreement entered into with respect to that class or sub-class), as the case may be, in accordance with the provisions of the relevant loan note in respect of amounts owing under the relevant loan note. See also "Description of the Swap Agreements."


MANDATORY REDEMPTION OF A SERIES

    If either the regulated amortisation period or the rapid amortisation period commences prior to or on the relevant series scheduled redemption date, then the principal amounts will be credited monthly to the relevant class or sub-class distribution ledgers of the relevant series in the relevant issuer distribution account by the loan note issuer and, on each monthly interest payment date, principal amounts will be applied in accordance with the terms and conditions of the relevant class or sub-class of notes until the earlier of
(A) redemption of the class or sub-class of notes in full or (B) the distribution date falling on the final redemption date of the notes. See also "Terms and conditions of the Notes."


JERSEY BANK ACCOUNT OPERATING AGREEMENT

    The issuer and the loan note issuer have entered into a bank account operating agreement in Jersey (the "JERSEY BANK ACCOUNT OPERATING AGREEMENT") with the Jersey bank account operator. Under the terms of the Jersey bank account operating agreement, the Jersey bank account operator agrees to exercise certain rights and powers in relation to the bank accounts of the loan note issuer and the issuer on behalf of each of them in accordance with the instructions and directions of the loan note issuer and the issuer.

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                         THE NOTES AND THE GLOBAL NOTES

    The issue of all series of notes under the programme will be authorised by a resolution of the board of directors of the issuer, passed on or prior to the date of the first issue of notes. Each series of notes will be constituted by a trust deed supplement to be dated on or about the relevant issue date, between the issuer and the note trustee, as trustee for, among others, the holders for the time being of the notes. The trust deed includes provisions which enable it to be modified or supplemented and any reference to the trust deed is a reference also to the document as modified or supplemented in accordance with its terms.

    The statements set out below include summaries of, and are subject to, the detailed provisions of the trust deed and the relevant trust deed supplement for a series, which will contain the forms of the global note certificates and the individual note certificates. The issuer has entered into, for the benefit of the programme, an agency agreement between the issuer and The Bank of New York as principal paying agent, note trustee, paying agent, registrar, transfer agent and agent bank which will regulate how payments will be made on all series of notes and how determinations and notifications will be made. It will be dated on or prior to the date of the first issue.

    As an investor in the notes, you will be entitled to the benefit of, will be bound by and will be deemed to have notice of, all the provisions of the trust deed, the relevant trust deed supplement and the agency agreement. You can see copies of these agreements at the principal office for the time being of the note trustee, which is, as of the date of this base prospectus, One Canada Square, London E14 5AL and at the office for the time being of the principal paying agent.


    Each class or sub-class of notes will be represented initially by a global note certificate in registered form, in the principal amount specified in the relevant final terms. The amount of notes represented by each global note certificate is evidenced by the register maintained for that purpose by the registrar. Together, the notes represented by the global note certificates and any outstanding individual note certificates will equal the aggregate principal amount of the notes outstanding at any time. However, except in exceptional circumstances, individual note certificates will not be issued.


THE CLEARING SYSTEMS


    The global note certificates of classes or sub-classes of notes denominated in US dollars will be deposited with The Bank of New York, as the depository for, and registered in the name of Cede & Co. as nominee of, DTC. On confirmation from the depository that it holds the global note certificates, DTC will record book-entry interests to your account or the participant account through which you hold your interests in the notes. These book-entry interests will represent the beneficial owner's or participant's beneficial interest in the relevant notes represented by such global note certificate.


    The global note certificates of classes or sub-classes of notes denominated in euro or in sterling will be deposited with a common depository for Clearstream and Euroclear, as the depository for, and in the name of the common depository. On confirmation from the common depository that it holds the global note certificates, Clearstream and/or Euroclear, as applicable, will record book-entry interests in your account or the participant account through which you hold your interests in the notes. These book-entry interests will represent the beneficial owner's or participant's beneficial interest in the relevant notes represented by such global note certificate.

    Beneficial owners may hold their interest in the notes represented by each global note certificate, in the case of notes denominated in US dollars only through DTC, and in the case of notes denominated in euro or sterling, in Clearstream or Euroclear, as applicable, or indirectly through organisations that are participants in any of those systems. Ownership of these beneficial interests in notes represented by each global note certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, Clearstream or Euroclear (with respect to interests of their participants) and the records of their participants (with respect to interests of other persons). By contrast, ownership of direct interests in a global note certificate will be shown on, and the transfer of that ownership will be effected through, the register maintained by the registrar. Because of this holding structure of the notes, beneficial owners of notes may look only to DTC, Clearstream or Euroclear, as applicable, or their respective participants for their beneficial entitlement to those notes. The issuer expects that DTC, Clearstream and Euroclear will take any action permitted to be taken by a beneficial owner of notes only in accordance with its rules and at the direction of one or more participants to whose account the interests in a global note certificate


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are credited and only in respect of that portion of the aggregate principal amount of notes as to which that participant or those participants has or have given that direction.


PAYMENT


    Principal and interest payments on the notes will be made, in the case of notes denominated in US dollars via the paying agents to, or to the order of, DTC or its nominee or, in the case of notes denominated in euro or sterling, via the paying agents to, or to the order of, Euroclear or Clearstream or their nominee, as the registered holder of the relevant global note certificate. DTC's practice is to credit its participants' accounts on the applicable payment date according to their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.


    Payments by DTC, Clearstream and Euroclear participants to the beneficial owners of notes will be governed by standing instructions, customary practice and any statutory or regulatory requirements as may be in effect from time to time, as is now the case with securities held by the accounts of customers registered in street name. These payments will be the responsibility of the DTC, Clearstream and Euroclear participant and not of DTC, Clearstream, Euroclear, their other participants, any paying agent, the note trustee or the issuer. None of the issuer, the note trustee, any dealer or any paying agent will have the responsibility or liability for any aspect of the records of DTC, Clearstream or Euroclear on account of beneficial interests in the global note certificates or for maintaining, supervising or reviewing any records of DTC, Clearstream or Euroclear relating to those beneficial interests.


    The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form. Consequently the ability to transfer interests in a global note certificate to such persons may be limited. Because DTC, Euroclear and Clearstream, Luxembourg can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in a global note certificate to pledge such interest to persons or entitles which do not participate, directly or indirectly, in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.


DTC


    DTC has advised us, the arranger and the dealers, that it is:

       o     a limited-purpose trust company organised under the New York
             Banking Law;

       o     a "banking organisation" within the meaning of the New York Banking
             Law;

       o     a member of the Federal Reserve System;

       o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

       o a "clearing agency" registered under the provisions of section 17A of the US Securities and Exchange Act of 1934 --- which we will call the "EXCHANGE ACT".


    DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities certificates. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations (including Euroclear and Clearstream) and other organisations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.


    Transfers between participants on the DTC system will occur under DTC rules. Transfers between participants on the Clearstream system and participants on the Euroclear system will occur under each of their rules and operating procedures.

    Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant

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Clearstream participant or Euroclear participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream or Euroclear cash account until the business day following settlement in DTC.


    Purchases of notes under the DTC system must be made by or through DTC participants (which includes Euroclear and Clearstream), which will receive a credit for the notes on DTC's records. The ownership interest of each actual investor is in turn to be recorded on the DTC participants' and indirect participants' records. Investors will not receive written confirmation from DTC of their purchase. However, investors are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the investor entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of DTC participants acting on behalf of investors. Investors will not receive certificates representing their ownership interest in the notes unless use of the book-entry system for the notes is discontinued.

    Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to noteholders will be governed by arrangements among them and by any statutory or regulatory requirements in effect from time to time.


CLEARSTREAM, LUXEMBOURG AND EUROCLEAR


    Clearstream is incorporated under the laws of Luxembourg as a professional registrar. Clearstream holds securities for its participating organisations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 38 currencies, including US dollars, euro and sterling.

    Clearstream participants are financial institutions around the world, including dealers, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    The Euroclear system was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including US dollars, euro and sterling.

    The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels office, the Euroclear operator, under contract with Euroclear Clearance System, SociOtO Cooperative, a Belgian co-operative corporation, the Euroclear co-operative. All operations are conducted by the Euroclear operator. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear co-operative. The board of the Euroclear co-operative establishes policy for the Euroclear System.

    Euroclear participants include banks-including central banks -- securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the notes held indirectly through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants according to the relevant system's rules and procedures, to the extent received by its registrar. These distributions may need to be reported for tax purposes under US tax laws and regulations. Clearstream or the Euroclear

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operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of its participants only as permitted by its rules and procedures and only if its registrar is able to take these actions on its behalf.

    Although DTC, Clearstream and Euroclear have agreed to these procedures to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are not obligated to perform these procedures. Additionally, these procedures may be discontinued at any time.

    So long as the registrar or its nominees is the holder of the global notes underlying the book-entry interests, it or its nominees will be the global noteholder under the trust deed. Because of this, each person holding a book-entry interest must rely on the procedures of the registrar, DTC, Euroclear and/or Clearstream or other intermediary though which the interests are held, to exercise any rights and obligations of noteholders under the trust deed and the relevant trust deed supplement.


    As the holder of book-entry interests, you will not have the right under the trust deed to act on solicitations by the issuer for action by noteholders.
You will only be able to act to the extent that you receive the appropriate proxies to do so from DTC, Euroclear or Clearstream. No assurances are made about these procedures or their adequacy for ensuring timely exercise of remedies under the trust deed.


    You and other holders of book-entry interests will be entitled to receive individual note certificates, in the form and under the circumstances set out in the trust deed and the terms and conditions of the notes. In the event that a global note certificate is exchanged for individual note certificates, such individual note certificates shall be issued in denominations of [e]50,000 (or the equivalent in another currency) only. Noteholders who hold notes in the relevant clearing system in amounts that are not integral multiples of [e]50,000 may need to purchase or sell, on or before the relevant exchange date, a principal amount of notes such that their holding is an integral multiple of [e]50,000.


    Tradable amount: So long as the notes are represented by a global note certificate and Euroclear and/or Clearstream, Luxembourg and/or any other relevant clearing system so permits, the notes shall be tradable only in principal amounts of at least [e]50,000 or its equivalent in another currency or as otherwise specified in the related final terms (as applicable to the currency of each particular series) and integral multiples of the tradable amount provided for in the final terms.


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                       TERMS AND CONDITIONS OF THE NOTES

The terms and conditions applicable to any note in global form will differ from those terms and conditions which would apply to the note were it in definitive form to the extent described under "The Notes and the Global Notes" above. References in these terms and conditions to "Notes" are to the notes of a particular series only and not to all notes that may be issued under the programme.



1.  INTRODUCTION

    PROGRAMME


       Arran Funding Limited (the "ISSUER") has established an Arran Funding Medium Term Note Programme (the "PROGRAMME") for the issuance of up to US$7,500,000,000 in aggregate principal amount of notes (the "NOTES"). The notes are constituted and secured by a trust deed (the "TRUST DEED") between the issuer and The Bank of New York in London (the "NOTE TRUSTEE"), (which expression includes the trustee or trustees for the time being of the trust deed) and a supplement to the trust deed (the "TRUST DEED SUPPLEMENT") in respect of notes issued in each series. References to the trust deed include reference to the relevant trust deed supplement where the context admits.


    FINAL TERMS

       Notes issued under the programme are issued in series (each a "SERIES") and each series comprises three classes of notes. A series will normally be constituted by class A notes, class B notes and class C notes. Each class may comprise sub-classes of notes, which may be denominated in any of sterling, US dollars or euro (each a "SUB-CLASS"). The sub-classes within each class of notes will rank pari passu and with no priority or preference among them. Each series is the subject of a set of final terms (the "FINAL TERMS") which supplements these terms and conditions (the "CONDITIONS"). The terms and conditions applicable to any particular series are these conditions as supplemented, amended and/or replaced by the relevant final terms. In the event of any inconsistency between these conditions and the relevant final terms, the relevant final terms shall prevail.

    PAYING AGENCY AGREEMENT


       The notes are the subject of an agency agreement (the "AGENCY AGREEMENT") between, among others, the issuer, The Bank of New York as principal paying agent (the "PRINCIPAL PAYING AGENT"), the paying agents named in the paying agency agreement (the "PAYING AGENTS"), the agent bank named in the paying agency agreement (the "AGENT BANK") and the registrar and transfer agent named in the paying agency agreement (the "REGISTRAR" and the "TRANSFER AGENT") respectively. The expression "principal paying agent" and the "paying agents" includes any successor to such person in such capacity.


    THE NOTES

       All subsequent references in these conditions to "notes" are to the notes which are the subject of the relevant final terms. Copies of the relevant final terms are available for inspection by you the noteholders during normal business hours at the specified office of the principal paying agent, the initial specified office of which is set out below.

    SUMMARIES

       Certain provisions of these conditions are summaries of the trust deed and the paying agency agreement and are subject to their detailed provisions. The holders of the notes (the "NOTEHOLDERS") are bound by, and are deemed to have notice of, all the provisions of the trust deed, the trust deed supplement, the final terms and the paying agency agreement applicable to them. Copies of the trust deed, the final terms and the paying agency agreement are available for inspection by noteholders during normal business hours at the specified offices of each of the paying agents, the initial specified offices of which are set out below.

2.  INTERPRETATION

    (A)DEFINITIONS

             In these conditions the following expressions have the following meanings:


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             "ACCOUNT BANK AGREEMENTS" means the relevant issuer distribution account bank agreement with respect to the series and the Jersey bank account operating agreement and "ACCOUNT BANK AGREEMENT" means either one of them;


             "ADDITIONAL BUSINESS CENTRE(S)" means the city or cities specified as such in the relevant final terms;

             "ADDITIONAL FINANCIAL CENTRE(S) " means the city or cities specified as such in the relevant final terms;

             "ADDITIONAL INTEREST MARGIN" has the meaning given in the relevant final terms (if applicable);

             "AMORTISATION PERIOD" means the regulated amortisation period and the rapid amortisation period or such other period specified as an amortisation period in the relevant final terms;


             "BASIC TERMS MODIFICATION" means any change to any date fixed for payment of principal or interest in respect of the notes of any class or sub-class, to reduce the amount of principal or interest payable on any date in respect of the notes of any class or sub-class, to alter the method of calculating the amount of any payment in respect of the notes of any class or sub-class or the date for any such payment, (except in accordance with the terms and conditions of notes and the trust deed) to effect the exchange, conversion or substitution of the notes of any class or sub-class for, or the conversion of such notes into, shares, bonds or other obligations or securities of the issuer or any other person or body corporate formed or to be formed, to alter the priority of payment of interest or principal in respect of the notes, to change the currency of any payment under the notes of any class or sub-class, to change the quorum requirements relating to meetings or the majority required to pass an extraordinary resolution or to amend this definition;

             "BUSINESS DAY", unless otherwise specified in the final terms, means in relation to any sum payable in any currency, a TARGET settlement day and a day on which commercial banks and foreign exchange markets settle payments generally in London, England, Jersey, Channel Islands, Edinburgh, Scotland and New York, New York, the principal financial centre of the relevant currency and in each (if any) additional business centre;


             "BUSINESS DAY CONVENTION", in relation to any particular date, has the meaning given in the relevant final terms and, if so specified in the relevant final terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

             (i) "FOLLOWING BUSINESS DAY CONVENTION" means that the relevant date shall be postponed to the first following day that is a business day;

             (ii)"MODIFIED FOLLOWING BUSINESS DAY CONVENTION" or "MODIFIED
                 BUSINESS DAY CONVENTION" means that the relevant date shall be postponed to the first following day that is a business day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day;

             (iii) "NO ADJUSTMENT" means that the relevant date shall not be adjusted in accordance with any business day convention; and

             (iv)"PRECEDING BUSINESS DAY CONVENTION" means that the relevant date shall be brought forward to the first preceding day that is a business day;

             "CALCULATION AGENT" means the agent bank or such other person specified in the relevant final terms as the party responsible for calculating the rate(s) of interest and interest amount(s) and/or such other amount(s) as may be specified in the relevant final terms;

             "CLASS A NOTES" means notes of any series designated as such in the relevant final terms;

             "CLASS B NOTES" means notes of any series designated as such in the relevant final terms;

             "CLASS C NOTES" means notes of any series designated as such in the relevant final terms;

             "CLOSING DATE" has the meaning given in the relevant final terms;

             "CONTROLLED ACCUMULATION PERIOD" for any series has the meaning defined in the base prospectus of the issuer and as specified in the relevant final terms;


             "CONTROLLED ACCUMULATION PERIOD COMMENCEMENT DATE" has the meaning given in the relevant final terms;


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             "COUNTERPARTY FAULT SWAP TERMINATION AMOUNT" means any termination payment under a swap agreement where the swap agreement is terminated as a result of a swap counterparty swap event of default;


             "DAY COUNT FRACTION" means, in respect of the calculation of an amount for any period of time (the "CALCULATION PERIOD"), such day count fraction as may be specified in these conditions or the relevant final terms and:


             (i) if "ACTUAL/ACTUAL (ICMA)" is so specified, means


                 (a) where the calculation period is equal to or shorter than the regular period during which it falls, the actual number of days in the calculation period divided by the product of
                     (1) the actual number of days in such regular period and
                     (2) the number of regular periods in any year; and

                 (b) where the calculation period is longer than one regular period, the sum of:

                     (A) the actual number of days in such calculation period
                         falling in the regular period in which it begins divided by the product of (1) the actual number of days in such regular period and (2) the number of regular periods in any year; and

                     (B) the actual number of days in such calculation period
                         falling in the next regular period divided by the product of (a) the actual number of days in such regular period and (2) the number of regular periods in any year;


             (ii) if "ACTUAL/365" or "ACTUAL/ACTUAL (ISDA)" is so specified, 17 means the actual number of days in the calculation period divided by 365 (or, if any portion of the calculation period falls in a leap year, the sum of (A) the actual number of days in that portion of the calculation period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the calculation period falling in a non-leap year divided by 365);

             (iii) if "ACTUAL/365 (FIXED)" is so specified, 17 means the actual number of days in the calculation period divided by 365;

             (iv) if "ACTUAL/360" is so specified, 17 means the actual number of days in the calculation period divided by 360; and

             (v) if "30/360" is so specified, 17 means the number of days in the calculation period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the calculation period is the 31st day of a month but the first day of the calculation period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the calculation period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

             "DEALER AGREEMENT" means the agreement between the issuer, the arranger and certain dealers (as named therein) concerning the subscription and purchase of notes to be issued pursuant to the programme as amended from time to time or any restatement thereof for the time being in force;


             "DISTRIBUTION DATE" means the 15th day in each month or, if such day is not a business day, as the same may be adjusted in accordance with the relevant business day convention, or any other date as may be specified in the relevant final terms;


             "DISTRIBUTION LEDGER" means a ledger within the relevant issuer distribution account of a particular series of notes;


             "EXTRAORDINARY RESOLUTION" has the meaning given in the trust deed;

             "FINAL REDEMPTION DATE" means the date specified as such in, or determined in accordance with the provisions of, the relevant final terms, and where the final redemption date is not a business day, as the same may be adjusted in accordance with the relevant business day convention;


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

             "FIRST INTEREST PAYMENT DATE" means the date specified as such in, or determined in accordance with the provisions of, the relevant final terms, and where the first interest payment date is not a business day, as the same may be adjusted in accordance with the relevant business day convention;


             "FLOATING RATE COMMENCEMENT DATE" is specified in the relevant final terms as either the distribution date of the first month falling in the regulated amortisation period or the rapid amortisation period (or if such date has passed, the immediately following distribution date) or the scheduled redemption date;


             "INDEBTEDNESS" means any indebtedness of any person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

             (i) amounts raised by acceptance under any acceptance credit facility;

             (ii)    amounts raised under any note purchase facility;

             (iii) the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

             (iv) the amount of any liability in respect of any purchase price for assets or services, the payment of which is deferred for a period in excess of 60 days; and

             (v) amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

             "INITIAL RATE" has the meaning given in the relevant final terms;


             "INTEREST AMOUNT" means, in relation to a note and an interest period (as defined in condition 6), the amount of interest payable in respect of that note for that interest period;


             "INTEREST COMMENCEMENT DATE" means the issue date of the notes or such other date as may be specified as the interest commencement date in the relevant final terms;

             "INTEREST DETERMINATION DATE" has the meaning given herein, unless otherwise specified in the relevant final terms;

             "INTEREST PAYMENT DATE" has the relevant meaning given to it in conditions 6(a), (b), (c) or (d) (as applicable);


             "INVESTOR BENEFICIARY" means RBS Cards Securitisation Funding Limited;


             "ISDA DEFINITIONS" means the 2000 ISDA definitions (as amended and updated as at the date of issue of the first notes of the relevant series (as specified in the relevant final terms) as published by the International Swaps and Derivatives Association, Inc.);

             "ISSUE DATE" has the meaning given in the relevant final terms for a series;


             "ISSUER DISTRIBUTION ACCOUNT" means, with respect to each series, the account at RBSI at its branch located at Royal Bank House, 71 Bath Street, St. Helier JE4 8PJ opened pursuant to the relevant issuer distribution account bank agreement in relation to all notes of a particular series issued by the issuer;

             "ISSUER FAULT SWAP TERMINATION AMOUNT" means any termination payment under a swap agreement where the swap agreement is terminated otherwise than as a result of a swap counterparty swap event of default;


             "LOAN NOTE" means each series loan note issued by the loan note issuer under the programme as set out in the relevant final terms;

             "MARGIN" has the meaning given in the relevant final terms;

             "NOTICES" means any notices that are required to be given under the terms and conditions of the notes;

             "PARTICIPATING MEMBER STATE" means a member state of the European Community which adopts the euro as its lawful currency in accordance with the treaty;

             "PAYMENT BUSINESS DAY" means, unless otherwise specified in the final terms, a business day;

             "PERSON" means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;


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


             "PRINCIPAL AMOUNT OUTSTANDING" means, in relation to a note on any date, the aggregate amount outstanding of that note on the issue date less the aggregate amount of all principal payments in respect of that note that have become due and payable (and paid) by the issuer to the noteholder concerned by virtue of the issuer having received funds in respect thereof from the loan note issuer as described in condition 8;


             "PRINCIPAL FINANCIAL CENTRE" means, in relation to sterling, London, in relation to US dollars, New York and in relation to euro, it means the principal financial centre of such member state of the European Community as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the calculation agent;


             "RAPID AMORTISATION PERIOD" means, for any series, for the purposes of these conditions, the period commencing on the day on which a rapid amortisation trigger event is deemed to occur for the related series investor interest pursuant to the provisions of the relevant trust deed supplement to the receivables trust deed and cash management agreement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related series investor interest is reduced to zero and (ii) the final redemption date of the relevant series of notes;


             "RATE OF INTEREST" means the rate or rates (expressed as a percentage per year) of interest payable in respect of the notes specified in the relevant final terms or calculated or determined in accordance with the provisions of these conditions and/or the relevant final terms;


             "RECEIVABLES TRUST" means the trusts constituted pursuant to the receivables trust and cash management agreement;

             "REFERENCE BANKS" means the principal London office of each of Bank of America N.T. and S.A., Barclays Bank plc, Deutsche Bank AG, London and The Royal Bank of Scotland plc or any duly appointed substitute reference bank(s) as may be appointed by the issuer;


             "REGULAR INTEREST PAYMENT DATES" has the meaning given herein unless otherwise specified in the relevant final terms;

             "REGULAR PERIOD" means unless specified otherwise in a condition containing a specific provision or the relevant final terms:

             (i) in the case of notes where interest is scheduled to be paid only by means of regular payments, each period from and including the interest commencement date to, but excluding the first interest payment date, and each successive period from and including one interest payment date to, but excluding the next interest payment date;

             (ii) in the case of notes where, apart from the first interest period, interest is scheduled to be paid only by means of regular payments, each period from and including a regular date falling in any year to, but excluding the next regular date, where "REGULAR DATE" means the day and month (but not the year) on which any interest payment date falls; and

             (iii) in the case of notes where, apart from one interest period other than the first interest period, interest is scheduled to be paid only by means of regular payments, each period from and including a regular date falling in any year, to but excluding the next regular date, where "REGULAR DATE" means the day and month (but not the year) on which any interest payment date falls other than the interest payment date falling at the end of the irregular interest period.


             "REGULATED AMORTISATION PERIOD" means, for any series, for the purposes of these note conditions, the period commencing on the day on which a regulated amortisation trigger event is deemed to occur for the related series investor interest pursuant to the provisions of the relevant trust deed supplement to the receivables trust deed and cash management agreement, and ending on the earlier of (i) the day on which the outstanding principal amount of the related series investor interest is reduced to zero (ii) the commencement of a rapid amortisation period for the related loan note and (iii) the final redemption date of the notes;

             "RELATED LOAN NOTE" means, for any series, the loan note specified in the relevant final terms as the loan note the subject of first fixed security to collateralise that series of notes;


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


             "RELEVANT DATE" means in relation to any payment whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in London by the principal paying agent or the note trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the noteholders in accordance with condition 16;

             "RELEVANT INDEBTEDNESS" means any indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

             "RELEVANT SCREEN PAGE" means the page of the Reuters screen or such other medium for the electronic display of data as may be approved by the note trustee and notified to the noteholders of a relevant series;

             "REVOLVING PERIOD" means for any series, for the purposes of these note conditions, any period which is not a controlled accumulation period or an amortisation period for that series;

             "SCHEDULED REDEMPTION DATE" has the meaning given in the relevant final terms;

             "SECURITY INTEREST" means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction;

             "SERIES" means those notes with the same terms and conditions issued in accordance with a particular set of final terms;


             "SERIES INVESTOR INTEREST" means the total principal amount of the interest of the investor beneficiary in respect of a series and reflects the total amount of the proportional entitlement to principal receivables under the receivables trust calculated as available to that series held by the receivables trustee;

             "SPECIFIED CURRENCY" has the meaning given in the relevant final terms; "SPECIFIED DENOMINATION(S)" has the meaning given in the relevant final terms; "SPECIFIED OFFICE" has the meaning given in the paying agency agreement;


             "SUBSIDIARY" means, in relation to any person (the "FIRST PERSON") at any particular time, any other person (the "SECOND PERSON"):

             (i) whose affairs and policies the first person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second person or otherwise; or

             (ii)whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first person;


             "SWAP COUNTERPARTY SWAP EVENT OF DEFAULT" means the event of default specified in the relevant swap agreement and pertaining to the swap counterparty;


             "TARGET SETTLEMENT DAY" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) system is open; and

             "TREATY" means the treaty establishing the European Community, as amended.

    INTERPRETATION

       In these conditions:


       (i) any reference to principal shall be deemed to include the redemption amount and any other amount in the nature of principal payable pursuant to these conditions;


       (ii) any reference to interest shall be deemed to include any other amount in the nature of interest payable pursuant to these conditions;

       (iii) references to notes being "outstanding" shall be construed in accordance with the agency agreement and the trust deed;

       (iv) if an expression is stated in condition 2(a) to have the meaning given in the relevant final terms, but the relevant final terms gives no such meaning or specifies that such expression is "not applicable" then such expression is not applicable to the notes; and

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       (v)   any reference to the paying agency agreement and the trust deed shall be construed with respect to any series of notes as a reference to the paying agency agreement or the trust deed, as the case may be, as amended and/or supplemented up to and including the issue date of the notes of that series.


3.  FORM, DENOMINATION AND TITLE

       The notes will be issued in registered form ("REGISTERED NOTES"), in a specified denomination (as specified in the relevant final terms) or an integral multiple thereof provided that in the case of any notes which are to be admitted to trading on a regulated market within the European Economic Area or offered to the public in a Member State of the European Economic Area in circumstances which require the publication of a prospectus under the Prospectus Directive, the minimum denomination shall be [e]50,000 (or its equivalent in any other currency as at the date of issue of those notes). References in these conditions to "notes" include registered notes and all applicable classes and sub-classes (if any) in the series.


       (a) Register: The registrar will maintain a register (the "REGISTER") in respect of the notes in accordance with the provisions of the agency agreement. The "HOLDER" of a note means the person in whose name such note is for the time being registered in the register (or, in the case of a joint holding, the first named thereof) and "NOTEHOLDER" shall be construed accordingly.

       (b) Title: The registered holder of each note shall (except as otherwise required by law) be treated as the absolute owner of such note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the note certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such note certificate) and no person shall be liable for so treating such holder. No person shall have any right to enforce any term or condition of the notes or the trust deed under the Contracts (Rights of Third Parties) Act 1999. There are no limitations on the right of holders of the notes who are not resident in Jersey to hold the notes.


       (c) Transfers: Subject to paragraphs (f) ("Closed Periods") and (g) ("Regulations concerning transfers and registration") below, a note may be transferred upon surrender of the relevant note certificate, with the endorsed form of transfer duly completed, at the specified office of the registrar or any transfer agent, together with such evidence as the registrar or (as the case may be) such transfer agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a note may not be transferred unless the principal amount of notes transferred and (where not all of the notes held by a holder are being transferred) the principal amount of the balance of notes not transferred are an authorised denomination or multiple thereof. Where not all the notes represented by the surrendered note certificate are the subject of the transfer, a new note certificate in respect of the balance of the notes will be issued to the transferor.

             So long as the notes are represented by a global note certificate and the relevant clearing system(s) so permit, the notes shall be tradable only in principal amounts of at least [e]50,000 (or its equivalent in any other currency as at the date of issue of those notes) and integral multiples of the tradable amount in excess thereof provided in the relevant final terms.

       (d) Registration and delivery of note certificates: Within five business days of the surrender of a note certificate in accordance with paragraph (c) (Transfers) above, the registrar will register the transfer in question and deliver a new note certificate of a like principal amount to the Notes transferred to each relevant holder at its specified office or (as the case may be) the specified office of any transfer agent or (at the request and risk of any such relevant holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant holder.

       (e) No charge: The transfer of a note will be effected without charge by or on behalf of the issuer, the registrar or any transfer agent but against such indemnity as the registrar or (as the case may be) such transfer agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.


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       (f)   Closed periods:  Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the notes.

       (g) Regulations concerning transfers and registration: All transfers of notes and entries on the register are subject to the detailed regulations concerning the transfer of notes scheduled to the agency agreement. The regulations may be changed by the issuer with the prior written approval of the note trustee and the registrar. A copy of the current regulations will be mailed (free of charge) by the registrar to any noteholder who requests in writing a copy of such regulations.


4.  STATUS, SECURITY AND PRIORITY OF PAYMENTS

    STATUS

       Each class and sub-class (if any) of notes in each series are direct, secured and unconditional obligations of the issuer which will at all times rank pari passu and pro rata without preference or priority amongst themselves. Each class may comprise sub-classes of notes, which may be denominated in any of sterling, US dollars or euro (each a "SUB-CLASS"). The sub-classes of each class of notes will rank pari passu and with no priority or preference among them.

       In these conditions, the "MOST SENIOR CLASS" means the class A notes while they remain outstanding and thereafter the class B notes while they remain outstanding and thereafter the class C notes. If any proposed action or inaction affects a particular sub-class of notes, this term shall mean the specific sub-class of notes with the greatest amount outstanding of the most senior class of notes.

       The note trust deed contains provisions requiring the note trustee to have regard to the interests of the noteholders equally as a single class as regards all rights, powers, trusts, authorities, duties and discretions of the note trustee (except where expressly provided otherwise) but where there is, in the note trustee's opinion, a conflict among the interests of the classes of noteholders, the note trustee is required to have regard only to the interests of the holders of the most senior class of notes then outstanding.


       The class A notes will rank in priority to the class B notes and the class C notes, and the class B notes will rank in priority to the class C notes.


       The note trust deed contains provisions limiting the powers of the class B noteholders and/or the class C noteholders to request or direct the note trustee to take any action or to pass an extraordinary resolution which may affect the interests of each of the other classes of notes ranking equally or senior to such class. Except in certain circumstances, the note trust deed contains no such limitation on the powers of the holders of the most senior class of notes then outstanding, the exercise of which will be binding on all classes of notes, irrespective of the effect thereof on their interests.

       SECURITY

       As security for the payment of all monies payable in respect of the notes of a series under the trust deed (including the remuneration, expenses and any other claims of the note trustee and any receiver appointed under the trust deed), the issuer will, pursuant to the trust deed and the trust deed supplement, for each series of notes create the following security (the "SECURITY") in favour of the note trustee for itself and on trust for, among others, the noteholders of each series:


       (i) an assignment by way of security interest under Jersey law of the issuer Jersey secured property (as defined in the trust deed and the relevant trust deed supplement) (including the issuer's rights, title, interests and benefit in and to all monies credited in respect of the relevant issuer distribution account, the related loan note for that series and the security interest created in favour of the security trustee by the loan note issuer in respect of the related loan note for that series, to the extent such rights, title and interests constitute assets situate in Jersey);


       (ii) an assignment by way of first fixed security under English law of the issuer's right, title, interest and benefit in and to the related loan note for that series, save to the extent that such right, title and interest constitutes assets situate in Jersey;


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       (iii) an assignment by way of first fixed security under English law of the issuer's right, title and interest in the security interest created in favour of the security trustee by the loan note issuer in respect of the related loan note (to the extent it relates to such series of notes), save to the extent that such right, title and interest constitute assets situate in Jersey;

       (iv) an assignment by way of first fixed security under English law of the issuer's right, title, interest and benefit in and to any agreements or documents to which the issuer is a party (and sums received or recoverable thereunder) save to the extent that such right, title and interest constitute assets situate in Jersey; and


       (v) a first floating charge under English law over the whole of the issuer's undertaking and assets present and future (to the extent not situated in Jersey),

       all as more particularly described in the trust deed and the trust deed supplement.


    APPLICATION OF PROCEEDS UPON ENFORCEMENT


       The trust deed and each supplement thereto will contain provisions regulating the priority of application of amounts prior to the enforcement of security relating to the relevant series. Following the service of an enforcement notice in respect of a series of notes, all monies received relating to the relevant series and held in any ledger of the issuer distribution account of the relevant series shall be applied in the following order of priority:

       (i) first, in no order of priority among the respective amounts then due but proportionally to such amounts, to pay any outstanding issuer costs amount and any remuneration then due to any receiver or the note trustee and all amounts due in respect of legal fees and other costs, charges, liabilities, expenses, losses, indemnities, damages, proceedings, claims and demands then incurred by the note trustee under and in respect of the conditions for such series and related documents (as defined in condition 5(ii)(A) but excluding the dealer agreement) and in enforcing the security created by or pursuant to the trust deed and the relevant supplement thereto or in perfecting title to the security, together with interest thereon as provided in any such document;

       (ii) secondly, in priority, (A) (to the extent not met by (i) above) in payment or satisfaction of all amounts referable to such series then due and unpaid to the note trustee and/or any appointee of the note trustee under the trust deed and the supplement for the series thereto, and (B) in payment or satisfaction of all amounts referable to such series then due and unpaid under the corporate services agreement;

       (iii) thirdly, pro rata and pari passu, in respect of the class A notes and each and every sub-class thereof (if any), and in no order of priority among the following amounts but proportionally to the respective amounts then due:

               (A) if the issuer has entered into a swap agreement for the class
                   A notes or any sub-class thereof (if any), in and towards any issuer fault swap termination amount in relation to the class A notes or any sub-class thereof; and

               (B) in or towards payment of amounts due and unpaid in respect of such notes in priority, first to interest, (such monies to be applied first to the payment of any interest amount, then any outstanding deferred interest and, thereafter, any additional interest on the class A notes or any sub-class thereof (if any)), and secondly to principal;

       (iv) fourthly, pro rata and pari passu, in respect of the class B notes and each and every sub-class thereof (if any) and in no order of priority among the following amounts but proportionally to the respective amounts then due:

               (A) if the issuer has entered into a swap agreement for the class
                   B notes or any sub-class thereof (if any), in and towards any issuer fault swap termination amount in relation to the class B notes or any sub-class thereof; and

               (B) in or towards payment of amounts due and unpaid in respect of such notes in priority, first to interest, (such monies to be applied first to the payment of any interest amount, any outstanding deferred interest and, thereafter, any additional interest on the class B notes or any sub-class thereof (if any)) and secondly to principal;



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       (v)     fifthly, pro rata and pari passu, in respect of the class C notes and each and every sub-class thereof (if any) and in no order of priority among the following amounts but proportionally to the respective amounts then due:

               (A) if the issuer has entered into a swap agreement for the class
                   C notes or any sub-class thereof, in and towards any issuer fault swap termination amount in relation to the class C notes or any sub-class thereof; and

               (B) in or towards payment of amounts due and unpaid in respect of such notes in priority first to interest (such monies to be applied first to the payment of any interest amount, then outstanding deferred interest and, thereafter, any additional interest on the class C notes or any sub-class thereof (if any)) and secondly to principal;

       (vi) sixthly, if the issuer has entered into a swap agreement for the class A notes or any sub-class thereof (if any), in and towards any counterparty fault swap termination amount;

       (vii) seventhly, if the issuer has entered into a swap agreement for the class B notes or any sub-class thereof (if any), in and towards any counterparty fault swap termination amount;

       (viii) eighthly, if the issuer has entered into a swap agreement for the class C notes or any sub-class thereof (if any), in and towards any counterparty fault swap termination amount;

       (ix) ninthly, in or towards payment of any sums due from (or required to be provided for by) the issuer to meet its liabilities to any taxation authority;

       (x) tenthly, towards payment of any amounts due and unpaid to the lender under the terms of the relevant series expense loan drawing; and

       (xi) eleventhly, in payment of the balance (if any) of the aggregate amount remaining from the proceeds of the first fixed security granted in favour of each relevant series, after the payment of the items set out above and any sums due to third parties under obligations incurred in the course of the issuer's business, to the loan note issuer identified as deferred subscription price in respect of the relevant loan note.



5.     NEGATIVE COVENANTS OF THE ISSUER

       So long as any of the notes remains outstanding the issuer shall not, save to the extent permitted by the related documents or with the prior written consent of the note trustee:

       (i) create or permit to subsist any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital);


       (ii) carry on any business other than as described in this base prospectus and any final terms relating to the issue of any series of notes and in respect of that business shall not engage in any activity or do anything whatsoever except:


             (A) preserve and/or exercise and/or enforce any of its rights and perform and observe its obligations under the notes, the trust deed and each supplement thereto, the agency agreement, the dealer agreement, each swap agreement, the loan notes, each set of final terms and each account bank agreement and any bank mandate regarding the issuer distribution account (together the "RELATED DOCUMENTS");


             (B) use, invest or dispose of any of its property or assets except in the manner provided in or contemplated by the related documents; and


             (C) perform any act incidental to or necessary in connection with paragraphs (A) or (B) above;

       (iii) have or form, or cause to be formed, any subsidiaries or subsidiary undertakings or undertakings of any other nature or have any employees or premises or have an interest in a bank account other than the account;

       (iv) create, incur or suffer to exist any indebtedness (other than indebtedness permitted to be incurred under the terms of its articles of association and pursuant to or as contemplated in any of the related documents) or give any guarantee or indemnity in respect of any obligation of any person;


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       (v)   repurchase any shares of its capital stock or declare or pay any dividend or other distribution to its shareholders other than a lawful dividend under Jersey law of amounts not exceeding issuer profit amounts from time to time received by it (after payment of any applicable taxes thereon);


       (vi) waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of the related documents without the prior written consent of the note trustee (and, in the case of the notes, of (i) the rate of interest, or (ii) any interest period, without the prior written consent of the transferor beneficiaries);

       (vii) offer to surrender to any company any amounts which are available for surrender by way of group relief; or

       (viii) consolidate or merge with any other persons or convey or transfer its properties or assets substantially as an entirety to any other person.


6.  INTEREST

    (A)      SPECIFIC PROVISION:  FLOATING RATE STERLING NOTES

             This condition 6(a) is applicable to the notes if the specified currency is sterling and the notes are issued as floating rate notes.

             Each note bears interest at a floating rate on its principal amount outstanding from (and including) the interest commencement date. Interest in respect of the notes is payable in arrear in sterling on each interest payment date.

             "INTEREST PAYMENT DATE" means the following dates:

             (i) during any period that is not an amortisation period, the first interest payment date and each regular interest payment date (being every third distribution date following the preceding interest payment date unless specified in the final terms); and

             (ii)during an amortisation period, each distribution date.

             Each period beginning on (and including) the interest commencement date or any interest payment date and ending on (but excluding) the next interest payment date is herein called an "INTEREST PERIOD"; provided, however, that with respect to an interest period that commences during any period that is not an amortisation period and ends during either the regulated amortisation period or the rapid amortisation period, such interest period will end on the originally scheduled interest payment date (and for the avoidance of doubt, in the case of an interest period which commences on the interest payment date which falls at the end of the interest period during which the rapid amortisation period or regulated amortisation period begins, the interest period shall end on the next distribution date). The first interest payment will be made on the first interest payment date in respect of the interest period from (and including) the interest commencement date to the first interest payment date.

             The rate of interest applicable to each note (the "RATE OF INTEREST") for each interest period will be determined by the agent bank as the sum of the margin and LIBOR for the relevant interest period (or, in the case of the first interest period, a linear interpolation of the LIBOR rates for such periods as specified in the relevant final terms).

             LIBOR shall be determined on the following basis:

             (i) on the interest commencement date in respect of the first interest period and thereafter on each "DETERMINATION DATE", namely the first day of the interest period for which the rate will apply, the agent bank will determine the offered quotation to leading banks in the London interbank market, in respect of the first interest period from (and including) the interest commencement date to (but excluding) the first interest payment date, a linear interpolation of the rates for sterling deposits for such periods as specified in the relevant final terms and for each interest period thereafter, for sterling deposits for the relevant interest period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Telerate Monitor as Moneyline Telerate Screen No. 3750 or (aa) such other page as may replace Moneyline Telerate Screen No. 3750 on that service for the purposes of displaying such information or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more
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                 than one, that one previously approved in writing by the note trustee) as may replace the Moneyline Telerate Monitor) as at or about 11.00 a.m. (London time) on that date, (the "SCREEN RATE");

             (ii)if, on any determination date, the screen rate is
                 unavailable, the agent bank will:


                   (1) request the reference banks to provide the agent bank
                       with its offered quotation to leading banks in the London interbank market, in respect of the first interest period from (and including) the interest commencement date to (but excluding) the first interest payment date, a linear interpolation of the rates for such periods as specified in the relevant final terms and for each interest period thereafter, for sterling deposits for the relevant interest period, as at approximately 11.00 a.m.(London time) on the LIBOR determination date in question and in an amount that is representative for a single transaction in that market at that time; and


                   (2) determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;


             (iii) if, on any determination date, the screen rate is unavailable and two or three only of the reference banks provide offered quotations, LIBOR for the relevant interest period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those reference banks providing the offered quotations; and


             (iv) if fewer than two such quotations are provided by the reference banks as requested, the agent bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the agent bank, at approximately 11.00 a.m.(London time) on the first day of the relevant interest period for loans in sterling to leading European banks for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time, provided that if the agent bank is unable to determine LIBOR in accordance with the above provisions in relation to any interest period, the rate of interest applicable to such note during such interest period will be the sum of the margin in respect of such note and LIBOR last determined in relation to such note in respect of the preceding interest period.

             The agent bank will, as soon as practicable after the determination date in relation to each interest period, calculate the amount of interest (the "INTEREST AMOUNT") payable in respect of each note for such interest period.

             The interest amount in respect of each note will be calculated by applying the relevant rate of interest for such interest period to the principal amount outstanding of such note during such interest period, multiplying by the relevant day count fraction and rounding the resulting figure to the nearest penny (half a penny rounded upwards).

             (B)   SPECIFIC PROVISION:  FLOATING RATE EURO NOTES

             This condition 6(b) is applicable to the notes if the specified currency is euro and the notes are designated to be floating rate notes.

             Each note bears interest at a floating rate on its principal amount outstanding from (and including) the interest commencement date. Interest in respect of the notes is payable in arrear in euros on each interest payment date.


             "INTEREST PAYMENT DATE" means the following dates:


             (i) during any period that is not an amortisation period, the first interest payment date and each regular interest payment date (being the third distribution date following the preceding interest payment date unless specified in the final terms); and

             (ii)  during an amortisation period, each distribution date.


             Each period beginning on (and including) the interest commencement date or any interest payment date and ending on (but excluding) the next interest payment date is herein called an "INTEREST PERIOD"; provided, however, that with respect to an interest period that commences during any period that is not an amortisation period and ends during the regulated amortisation period or the rapid amortisation period, such interest period will

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             end on the originally scheduled interest payment date (and for the avoidance of doubt, in the case of an interest period which commences on the interest payment date which falls at the end of the interest periodduring which the rapid amortisation period or regulated amortisation period begins, the interest period shall end on the next distribution date).

             The rate of interest applicable to each note (the "RATE OF INTEREST") for each interest period will be determined by the agent bank as the sum of the margin and EURIBOR for the relevant interest period (or, in the case of the first interest period, a linear interpolation of the EURIBOR rates for such periods as specified in the relevant final terms).


             EURIBOR shall be determined on the following basis:

             (i) on the second TARGET Settlement Day before the interest commencement date in respect of the first interest period and thereafter on each "DETERMINATION DATE", namely 11.00 a.m. (Brussels time) on the second TARGET Settlement Day before the first day of the interest period for which the rate will apply, the agent bank will determine the offered quotation to prime banks in the Euro-Zone Inter-bank market, in respect of the first interest period from (and including) the interest commencement date to (but excluding) the first interest payment date, a linear interpolation of the rates for euro deposits for such periods as specified in the relevant final terms and for each interest period thereafter, for euro deposits for the relevant interest period, by reference to
                   (aa) on the display page designated 248 on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated by the agent bank as the information vendor, for the purpose of displaying comparable rates) as of the determination date or (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the note trustee) as may replace the Dow Jones Telerate Monitor as at or about 11.00 a.m. (Brussels time) on that date (the "SCREEN RATE");

             (ii) if, on any determination date, the screen rate is unavailable, the agent bank will:


                   (1) request the reference banks to provide a quotation of
                       the rate at which deposits in euro are offered by it at approximately 11.00 a.m. (Brussels time) on the determination date to prime banks in the euro-zone interbank market for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time; and


                   (2) determine the arithmetic mean (rounded, if necessary, to the nearest one hundred thousandth of a percentage point,
                       0.000005 being rounded upwards) of such quotations; and

             (iii) if fewer than two such quotations are provided as
                   requested, the agent bank will determine the arithmetic mean (rounded, if necessary, as aforesaid) of the rates quoted by major banks in the euro-zone, selected by the agent bank, at approximately 11.00 a.m. (Brussels time) on the determination date for loans in euro to leading European banks for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time, provided that if the agent bank is unable to determine EURIBOR in accordance with the above provisions in relation to any interest period, the rate of interest applicable to the notes during such interest period will be the sum of the margin and the EURIBOR last determined in relation to such notes in respect of the preceding Interest Period.

             The agent bank will, as soon as practicable after the determination date in relation to each interest period, calculate the amount of interest (the "INTEREST AMOUNT") payable in respect of each note for such interest period. The interest amount in respect of each note will be calculated by applying the relevant rate of interest for such interest period to the principal amount outstanding of such note during such interest period and multiplying the product by the relevant day count fraction and rounding the resulting figure to the nearest euro 0.01 (half of a cent being rounded upwards).

            (C)    SPECIFIC PROVISION:  FIXED RATE STERLING NOTES

             This condition 6(c) is applicable to the notes if the specified currency is sterling and the notes are designated to be fixed rate notes.


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             Each note bears interest on its principal amount outstanding from
             (and including) the interest commencement date. Interest in respect of the notes is payable in arrear in sterling on each interest payment date.


             "INTEREST PAYMENT DATE" means the following dates:

             (i) during any period that is not an amortisation period, the first interest payment date and each regular interest payment date (as specified in the final terms); and

             (ii)during an amortisation period, each distribution date.


             Each period beginning on (and including) the interest commencement date or any interest payment date and ending on (but excluding) the next interest payment date is herein called an "INTEREST PERIOD"; provided however, that, where the floating rate commencement is a date falling prior to the scheduled redemption date with respect to an interest period that commences during the revolving period or the accumulation period and ends during the regulated amortisation period or the rapid amortisation period, such interest period will end on, and exclude, the floating rate commencement date. The first interest payment will be made on the first interest payment date in respect of the interest period from (and including) the interest commencement date to the first interest payment date.

             Subject to the following paragraph, each note bears interest at the initial rate on its principal amount outstanding during the period from (and including) the interest commencement date to, but excluding, the floating rate commencement date (the "INITIAL PERIOD"). Interest in respect of such note during the initial period is payable in arrear in sterling on each regular interest payment date and the final interest payment date during the initial period shall be the scheduled redemption date.


             The amount of the interest payable (the "INTEREST AMOUNT") in respect of each note for any interest period during the initial period shall be calculated by applying the initial rate to the principal amount outstanding of such note, multiplying the resulting product by the relevant day count fraction, and rounding the resultant figure to the nearest sterling 0.01 (half of a penny being rounded upwards). The interest amount in respect of each note for any period which is not an interest period shall be calculated by applying the initial rate to the principal amount outstanding of such note, multiplying the product by the relevant day count fraction and rounding the resultant figure to the nearest sterling 0.01 (half of a penny being rounded upwards). In respect of any period which is not an interest period (including the period commencing on the interest commencement date), "DAY COUNT FRACTION" shall be determined in accordance with the following provisions:

             (i) each interest payment date shall be called a "REGULAR DATE" and each period from and including a regular date in each year to but excluding the next regular date shall be called a "REGULAR PERIOD";

             (ii) the first "REGULAR DATE" for the purposes of the first interest period shall be the distribution date falling the same number of months as a regular period prior to the first interest payment date so that the first regular period begins on such date and ends on the first interest payment date provided that if the interest commencement date is earlier than such first regular date, the first regular period for the purposes of this condition 6(c) shall be deemed to be the period commencing on the distribution date falling the same number of months as a regular period prior to such first regular date and ending on such first regular date and the second regular period shall commence on such first regular date and end on the first interest payment date;

             (iii) if the relevant period falls during a regular period, the relevant day count fraction will be the number of days in the relevant period divided by the number of days in the regular period in which the relevant period falls; and

             (iv) if the relevant period begins in one regular period and ends in the next succeeding regular period, the relevant day count fraction will be the sum of: (A) the number of days in the relevant period falling within the first such regular period divided by the number of days in the first such regular period; and (B) the number of days in the relevant period falling within the second such regular period divided by the number of days in the second such regular period.

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             Provided that for the purposes of this condition 6(c), the number of days in any period during the initial period which is not a regular period shall be calculated on the basis of the number of days from and including the first day of the relevant period to but excluding the last day of the regular period and on the basis of the day count fraction applicable to an interest period.

             However, in the event that the regulated amortisation period or the rapid amortisation period has commenced, then from and including the floating rate commencement date to, but excluding, the final redemption date (the "REDEMPTION PERIOD"), each note bears interest at a floating rate on its principal amount outstanding to be determined in accordance with the provisions below, payable in arrear on each distribution date. During the redemption period, each period beginning on, and including, a distribution date to but excluding the next distribution date is called an "INTEREST PERIOD".

             The rate of interest applicable to each note the subject of this condition 6(c) (the "REDEMPTION RATE") for each interest period during the redemption period will be determined by the agent bank as the sum of the margin and LIBOR for the relevant interest period.

             LIBOR shall be determined on the following basis:


             (i) on the floating rate commencement date in respect of the first interest period during the redemption period and thereafter on each "DETERMINATION DATE", namely the first day of the interest period for which the redemption rate will apply, the agent bank will determine the offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant interest period, by reference to the display designated as the British Bankers Association LIBOR Rates as quoted on the Moneyline Telerate Monitor as Moneyline Telerate Screen No.3750 or (aa) such other page as may replace Moneyline Telerate Screen No. 3750 on that service for the purposes of displaying such information or
                   (bb) if that service ceases to display such information, such page as displays such information on such service (or, if more than one, that one previously approved in writing by the note trustee) as may replace the Moneyline Telerate Monitor as at or about 11.00 a.m.(London time) on that date, (the "SCREEN RATE");


             (ii) if, on any determination date, the screen rate is unavailable, the agent bank will:

                   (1) request the reference banks to provide the agent bank
                       with its offered quotation to leading banks in the London interbank market, for sterling deposits for the relevant interest period, as at approximately 11.00 a.m. (London time) on the LIBOR determination date in question and in an amount that is representative for a single transaction in that market at that time; and

                   (2) determine the arithmetic mean (rounded upwards to four decimal places) of such quotations;

             (iii) if on any determination date the screen rate is unavailable and two or three only of the reference banks provide offered quotations, LIBOR for the relevant interest period shall be determined in accordance with the provisions of paragraph (ii) on the basis of the arithmetic mean (rounded upwards to four decimal places) of the offered quotations of those reference banks providing the offered quotations; and

             (iv) if fewer than two such quotations are provided by the reference banks as requested, the agent bank will determine the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by major banks in London, selected by the agent bank, at approximately 11.00 a.m. (London time) on the first day of the relevant interest period for loans in sterling to leading European banks for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time, provided that if the agent bank is unable to determine LIBOR in accordance with the above provisions in relation to any interest period, the redemption rate applicable to the such note in respect of such interest period during the redemption period will be the sum of the margin in respect of such note and LIBOR last determined in relation to such note in respect of the preceding interest period.

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


             During the redemption period, the agent bank will, as soon as practicable after the determination date in relation to each interest period during the redemption period, calculate the amount of interest (the "INTEREST AMOUNT") payable in respect of each note for such interest period.

             The interest amount will be calculated by applying the redemption rate for such interest period to the principal amount outstanding of such note during such interest period and multiplying the product by the relevant day count fraction, and rounding the resulting figure to the nearest penny (half of a penny being rounded upwards).

             (D)   SPECIFIC PROVISION: FLOATING RATE US DOLLAR NOTES

             This condition 6(d) is applicable to the notes if the specified currency is US dollars and the notes are designated as floating rate notes.


             Each note bears interest at a floating rate on its principal amount outstanding from (and including) the interest commencement date. Interest in respect of the each note is payable in arrear in US dollars on each interest payment date.

             "INTEREST PAYMENT DATE" means the following dates:

             (i) during any period that is not an amortisation period, the first interest payment date and each regular interest payment date (being either each distribution date in the case of one-month LIBOR and the third distribution date following and including the preceding interest payment date in the case of three-month LIBOR (unless specified in the final terms)); and


             (ii)  during an amortisation period, each distribution date.

             Each period beginning on (and including) the interest commencement date or any interest payment date and ending on (but excluding) the next interest payment date is herein called an "INTEREST PERIOD"; provided, however, that with respect to an interest period that commences during any period that is not an amortisation period and ends during the regulated amortisation period or the rapid amortisation period, such interest period will end on the originally scheduled interest payment date (and for the avoidance of doubt, in the case of an interest period which commences on the interest payment date which falls at the end of the interest period during which the rapid amortisation period or regulated amortisation period begins, the interest period shall end on the next distribution date). The first interest payment will be made on the first interest payment date in respect of the interest period from (and including) the interest commencement date to the first interest payment date.


             The rate of interest applicable to each note of each class for each interest period will be determined by the agent bank as the sum of the margin and LIBOR for the relevant interest period (or, in the case of the first interest period, a linear interpolation of the LIBOR rates for such periods as specified in the relevant final terms).


             LIBOR shall be determined on the following basis:


             (i) on each quotation date until the first quotation date during the regulated amortisation period or the rapid amortisation period, the agent bank will determine the offered quotation to leading banks in the London interbank market for one-month US dollar deposits or three-month US dollar deposits (in accordance with the relevant interest period specified in the final terms). In the case of the first interest period the agent bank will determine LIBOR based upon the linear interpolation of LIBOR for US dollar deposits as specified in the final terms. On each quotation date during the regulated amortisation period or the rapid amortisation period, the agent bank will determine the offered quotation to leading banks in the London interbank market for one-month US dollar deposits.


                 This will be determined by reference to the British Bankers Association LIBOR Rates display as quoted on the Bridge Telerate monitor as Telerate Screen No. 3750. If the Telerate Screen No. 3750 stops providing these quotations, the replacement service for the purposes of displaying this information will be used. If the replacement service stops displaying the information, any page showing this information will be used. If there is more than one service displaying the information, the one approved in writing by the note trustee in its sole discretion will be used.

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



                 In each case above, the determination will be made as at or about 11.00 a.m. (London time), on that date. These are called the screen rates for the respective classes.


                 A quotation date means the second London business day before the first day of an interest period.

             (ii) if, on any quotation date, a screen rate is unavailable, the agent bank will:


                   o request reference banks to provide the agent bank with its offered quotation to leading banks of the equivalent of that screen rate on that quotation date in an amount that represents a single transaction in that market at that time; and


                   o calculate the arithmetic mean rounded upwards to four decimal places, of those quotations;


             (iii) if, on any quotation date, the screen rate is unavailable and only two or three of the reference banks provide offered quotations, the rate of interest for that interest period will be the arithmetic mean of the quotations provided by those two or three reference banks calculated in the manner described in (ii) above; and

             (iv)  if fewer than two reference  banks provide  quotations, the
                   agent  bank  will   determine   (in  its  absolute
                   discretion) the arithmetic mean (rounded upwards to four decimal places) of the leading rates quoted by major banks in London --- selected by the agent bank at approximately
                   11.00 a.m. (London time) on the relevant quotation date --- to leading European banks for a period equal to the relevant interest period and in an amount that is representative for a single transaction in that market at that time, for loans in US dollars.



                   The agent bank will, as soon as practicable after the determination date in relation to each interest period, calculate the amount of interest (the "INTEREST AMOUNT") payable in respect of each note for such interest period.

                   The interest amount in respect of each note will be calculated by applying the relevant rate of interest for such interest period to the principal amount outstanding of such note during such interest period and multiplying the product by the relevant day count fraction and rounding the resulting figure to the nearest US dollars 0.01 (half of a cent being rounded upwards).


            (E)    GENERAL PROVISION:  DEFERRED INTEREST AND ADDITIONAL INTEREST


             To the extent that the monies which are deposited in the distribution ledger of the issuer distribution account for a class or sub-class (if any) of a series by the loan note issuer on an interest payment date in accordance with the provisions of the related loan note are insufficient to pay the full amount of interest on any notes of a class or sub-class (if any) of such series on such interest payment date, payment of the interest shortfall ("DEFERRED INTEREST"), which will be borne by each note of the relevant class or sub-class (if any) in a proportion equal to the proportion that the principal amount outstanding of the note of the relevant class or sub-class (if any) bears to the aggregate principal amount outstanding of the relevant notes of the relevant class or sub-class (if any) (as determined on the interest payment date on which such deferred interest arises), will be deferred until the interest payment date occurring thereafter on which funds are available to the issuer (by being deposited to the credit of the relevant distribution ledger of the issuer distribution account for that class or sub-class (if any) by the loan note issuer on such interest payment date in accordance with the provisions of the related loan note) to pay such deferred interest to the extent of such available funds. Such deferred interest will accrue interest ("ADDITIONAL INTEREST") at the then current rate of interest (or in the case of a fixed rate note, the initial rate (during the initial period) or the redemption rate (during the redemption period)), and payment of any additional interest will also be deferred until the interest payment date thereafter on which funds are available to the issuer (by being deposited to the credit of the class or sub-class distribution ledger of the issuer distribution account for a series by the loan note issuer on such interest payment date in accordance with the provisions of the related loan note) to pay such additional interest to the extent of such available funds.


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            (F)    GENERAL PROVISION:  CALCULATION OF INTEREST AMOUNT


             On each interest payment date, the agent bank shall determine the actual amount of interest which will be paid on the notes on that interest payment date and the amount of deferred interest (if any) on the notes in respect of the related interest period and the amount of additional interest (if any) which will be paid on such interest payment date. The amount of additional interest shall be calculated by applying the then current relevant rate of interest for the class or sub-class of notes to the deferred interest and any additional interest from prior interest periods which remains unpaid, multiplying such sum by the relevant day count fraction.

             In the event that, on any interest payment date, the amount of monies which are deposited to the series distribution ledger for a class or sub-class (if any) by the loan note issuer on such day in accordance with the provisions of the related loan note is insufficient to pay in full the interest amount, any outstanding deferred interest and any additional interest due on such interest payment date in respect of such class or sub-class (if any) of notes, such monies will be applied first to the payment of any interest amount, secondly to the payment of any outstanding deferred interest and thereafter to the payment of any additional interest in respect of the relevant class or sub-class (if any).

             (G)   GENERAL PROVISION:  INTEREST CEASES TO ACCRUE

             Interest will cease to accrue on any part of the principal amount outstanding of a note from the scheduled redemption date unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest in accordance with this condition (after as well as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such note up to that day are received by or on behalf of the relevant noteholder and (ii) the day which is seven days after the principal paying agent or the note trustee has notified the relevant noteholders either in accordance with condition 16 or individually that it has received all sums due in respect of the relevant notes up to such seventh day (except to the extent that there is any subsequent default in payment).


            (H)    GENERAL PROVISION:  FAILURE OF AGENT BANK

             If the agent bank fails at any time to determine a rate of interest or to calculate an interest amount or amount of deferred interest (if any) or amount of additional interest (if any), the note trustee, or its appointed agent without any liability therefor, will determine such rate of interest as it considers fair and reasonable in the circumstances (having such regard as it thinks fit to the other provisions of these conditions or (as the case may be) calculate such interest amount or amount of deferred interest (if any) or amount of additional interest (if any), in accordance with the paragraph entitled "Deferred Interest and Additional Interest" above, and each such determination or calculation shall be deemed to have been made by the agent bank.

            (I)    GENERAL PROVISION:  PUBLICATION


             The agent bank will cause each rate of interest, interest amount, amount of deferred interest (if any) and amount of additional interest (if any) determined by it, together with the relevant interest payment date, to be notified to the issuer, the paying agents, the note trustee and (for so long as the respective notes are admitted to trading on the regulated market of the London Stock Exchange plc (the "REGULATED MARKET OF THE LONDON STOCK EXCHANGE")), as soon as practicable after such determination, but in any event not later than the seventh day thereafter or such earlier day as the regulated market of the London Stock Exchange may require, and the agent bank will cause the same to be published in accordance with condition 16 as soon as possible thereafter.
             The agent bank will be entitled to recalculate any interest amount and amount of additional interest (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant interest period.

            (J)    GENERAL PROVISION:  NOTIFICATIONS ETC.

             All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this condition 6, whether by the agent bank or the note trustee will (in the absence of wilful default, bad faith or



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


             manifest error) be binding on the issuer, the paying agents, the note trustee, the agent bank and the noteholders and no liability to any such person will attach to the agent bank or the note trustee in connection with the exercise or non-exercise by them or any of them of their powers, duties and discretions for such purposes.



             7.    REDEMPTION AND PURCHASE

            (A)    SCHEDULED REDEMPTION

             Unless previously redeemed and cancelled or unless an amortisation period has earlier commenced, the notes of a class or sub-class will be redeemed on the interest payment date which falls on the scheduled redemption date specified in the relevant final terms for the series to which the class or sub-class belongs as follows and to the following extent:


             (i) if, on the scheduled redemption date, the loan note issuer deposits into the relevant class or sub-class distribution ledger in the relevant issuer distribution account (in accordance with the provisions of the loan note related to the series to which the class or sub-class belongs) an amount identified as principal equal to the principal amount outstanding of such class or sub-class, then the notes of such class or sub-class will be redeemed pro rata to the extent of that amount (after exchange of such principal amount to the relevant currency pursuant to the relevant swap agreement, if such a currency swap agreement has been entered into); and

             (ii)if, on the scheduled redemption date, the loan note issuer deposits into the relevant class or sub-class distribution ledger in the relevant issuer distribution account (in accordance with the provisions of the loan note related to the series to which the class or sub-class belongs) an amount identified as principal which is less than the principal amount outstanding of such class or sub-class, then the notes of such class or sub-class will be redeemed pro rata in part to the extent of the amount which is so deposited (after exchange of such principal amount to the relevant currency pursuant to the relevant swap agreement, if such a currency swap has been entered into), and the rapid amortisation period will commence with effect from the scheduled redemption date.

             If the rapid amortisation period for a series of notes commences in the circumstances referred to in (ii) above, then on each interest payment date which thereafter occurs during the amortisation period, the notes will be redeemed in whole or, as the case may be, pro rata in part to the extent of the amount (after exchange of such amount to the relevant currency at the rate of exchange applicable to such series under the swap agreement or if there is no longer a swap agreement then at a spot rate of exchange, if such series is not denominated in sterling) which, if any, is deposited to the relevant class or sub-class distribution ledger in the relevant issuer distribution account on such day in accordance with the provisions of the related loan note until the earlier of (a) such time as the series of notes is redeemed in full or (b) the final redemption date specified in the relevant final terms for such series of note.

             The principal paying agent will cause each principal payment and principal amount outstanding to be notified to the issuer, the paying agents, the note trustee and (for so long as the notes are admitted to trading on the regulated market of the London Stock Exchange), the regulated market of the London Stock Exchange, as soon as practicable after such determination, but in any event not later than the seventh day thereafter or such earlier day as the regulated market of the London Stock Exchange may require and will cause the same to be published in accordance with condition 16 as soon as possible thereafter. All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this condition by the principal paying agent will (in the absence of wilful default, bad faith or manifest error) be binding on the issuer, the paying agents, the note trustee and the noteholders and (subject as aforesaid) no liability to any such person will attach to the principal paying agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.


             If the agent bank fails at any time to determine a principal payment or principal amount outstanding as set out below, the note trustee, or its appointed agent without accepting liability therefore, shall calculate such principal payment or principal amount outstanding

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

 in accordance with the above provisions of this
             condition, and each such determination or calculation shall be deemed to have been made by the agent bank. Any such determination or calculation will be binding on the issuer, the paying agents, the note trustee and the noteholders.


            (B)    MANDATORY EARLY REDEMPTION


             If an amortisation period commences prior to the scheduled redemption date with respect to any series of notes (or, if the issuer has entered into a swap agreement in respect of any class or sub-class of the notes, an amortisation period commences (or is continuing) on or after the scheduled redemption date), then on each interest payment date (including the scheduled redemption date), which thereafter occurs during such amortisation period, each class or sub-class of notes that belongs to the relevant series now subject to an amortisation period will be redeemed pro rata in part to the extent of the amount (being the "AVAILABLE REDEMPTION FUNDS") which is deposited into the relevant corresponding class or sub-class distribution ledger (in respect of the relevant series) by the loan note issuer on each such date in accordance with the provisions of the loan note related to the relevant series to which the class or sub-class belongs until the earlier of (a) such time as each class or sub-class of the relevant series is redeemed in full (b) such date prior to the final redemption date (if any) specified in the relevant final terms and (c) the final redemption date specified in the relevant final terms; provided that if the issuer has entered into a swap agreement in respect of any class or sub-class of notes, then on each interest payment date which occurs on and after the scheduled redemption date, the notes will be redeemed pro rata in part to the extent of the available redemption funds (after exchange of such amount to the relevant currency pursuant to the relevant currency swap agreement, if such a currency swap has been entered into) until the earlier of (a) such time as each class or sub-class of the relevant series is redeemed in full, and (b) the final redemption date specified in the relevant final terms.


             On each interest payment date, the agent bank shall determine (i) the amount of each "PRINCIPAL PAYMENT" payable on each note, which will be the pro rata share of that note in the available redemption funds (converted into the relevant currency if the relevant class or sub-class is not denominated in sterling) calculated by dividing such available redemption funds by the number of notes in the relevant class or sub-class then outstanding, and (ii) the principal amount outstanding of each note on the first day of the next following interest period (after deducting any principal payment due to be made in respect of each note on the interest payment date).

            (C)    FINAL REDEMPTION


             If the notes have not previously been cancelled or redeemed in full pursuant to conditions 7(a), 7(b) or 10 (including any case where any interest (including deferred interest and additional interest) thereon has not earlier been paid), the notes will be finally redeemed at their then principal amount outstanding, together with accrued interest (including deferred interest and additional interest) thereon on the final redemption date specified in the relevant final terms.


             (D)   OTHER REDEMPTION

             The issuer shall not be entitled to redeem the notes otherwise than as provided in paragraphs (a), (b) and (c) above.

             (E)   PURCHASE

             The issuer may not, at any time, purchase the notes in the open market or otherwise.

       (F)   CANCELLATION

             All notes redeemed pursuant to the foregoing provisions shall be cancelled forthwith and may not be reissued or resold.


       8.    PAYMENTS

       (a) Principal in Euro: Payments of principal shall be made by euro cheque drawn on, or, upon application by a holder of a note to the specified office of the principal paying agent not later than the fifteenth day before the due date for any such payment, by transfer to a
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

             euro account (or other account to which euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET system and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant note certificates at the specified office of any paying agent.

       (b) Interest in Euro: Payments of interest shall be made by euro cheque drawn on, or, upon application by a holder of a note to the specified office of the principal paying agent not later than the fifteenth day before the due date for any such payment, by transfer to a euro account (or other account to which euro may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET system and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant note certificates at the specified office of any paying agent.

       (c) Principal in US dollars: Payments of principal shall be made by US dollar cheque drawn on, or, upon application by a holder of a note to the specified office of the principal paying agent not later than the fifteenth day before the due date for any such payment, by transfer to a US dollar account (or other account to which US dollars may be credited or transferred) maintained by the payee with, a bank in New York City and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant note certificates at the specified office of any paying agent.

       (d) Interest in US dollars: Payments of interest shall be made by US dollar cheque drawn on, or, upon application by a holder of a note to the specified office of the principal paying agent not later than the fifteenth day before the due date for any such payment, by transfer to a US dollar account (or other account to which US dollars may be credited or transferred) maintained by the payee with, a bank in New York City and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant note certificates at the specified office of any paying agent.

       (e) Principal in Sterling: Payments of principal shall be made by sterling cheque drawn on, or, upon application by a holder of a note to the specified office of the principal paying agent not later than the fifteenth day before the due date for any such payment, by transfer to a sterling account (or other account to which sterling may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET system and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant note certificates at the specified office of any paying agent.

       (f) Interest in Sterling: Payments of interest shall be made by sterling cheque drawn on, or, upon application by a holder of a note to the specified office of the principal paying agent not later than the fifteenth day before the due date for any such payment, by transfer to a sterling account (or other account to which sterling may be credited or transferred) maintained by the payee with, a bank in a city in which banks have access to the TARGET system and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant note certificates at the specified office of any paying agent.

       PAYMENTS SUBJECT TO FISCAL LAWS


       All payments in respect of the notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of condition 9 (Taxation). No commissions or expenses shall be charged to the noteholders in respect of such payments. In addition, there are no particular applicable Jersey laws, decrees or regulations that affect the remittance of interest and other payments to holders of the notes who are not resident in Jersey.


       PAYMENTS ON BUSINESS DAYS

       If the due date for payment of any amount in respect of any note is not a payment business day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding payment business day in such place and shall not be entitled to any further interest or other payment in respect of any such delay.

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       (a)   Partial payments:  If a paying agent makes a partial payment in respect of any note, the issuer shall procure that the amount and date of such payment are noted on the register and, in the case of partial payment upon presentation of a note certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant note certificate.

       (b) Record date: Each payment in respect of a note will be made to the person shown as the holder in the register at the opening of business in the place of the registrar's specified office on the fifteenth day before the due date for such payment (the "RECORD DATE"). Where payment in respect of a note is to be made by cheque, the cheque will be mailed to the address shown as the address of the holder in the register at the opening of business on the relevant record date.

       PAYING AGENT


       The issuer reserves the right, subject to the prior written approval of the note trustee, at any time to vary or terminate the appointment of the principal paying agent and to appoint additional or other paying agents. The issuer will at all times maintain (i) a paying agent with a specified office in London (so long as the notes are admitted to the Official List of the Financial Services Authority in its capacity as the UK Listing Authority (the "UKLA") and/or admitted to trading on the regulated market of the London Stock Exchange) and (ii) a paying agent in a European Union member state that will not be obliged to withhold or deduct tax payments pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive.



       9.  TAXATION

       All payments of principal and interest in respect of the notes by or on behalf of the issuer shall be made free and clear of, and without withholding or deduction for or on account of, any and all present and future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Jersey, the United Kingdom, Luxembourg or any other jurisdiction to whose tax laws such payments may be subject or any political subdivision therein or any authority in or of any of the foregoing having power to tax, unless the withholding or deduction of such taxes, duties, assessments, or governmental charges is required by law. In that event, the issuer or the paying agents shall make such payment after such withholding or deduction of such amounts has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer nor the paying agents will be required to make any additional payments to any noteholder in respect of any amounts deducted or withheld as mentioned in this condition 9.


       10. EVENTS OF DEFAULT

       If any of the following events (each an "EVENT OF DEFAULT") occurs in respect of a series:

      (A)  NON-PAYMENT


           the issuer fails to pay any amount of principal in respect of a class or sub-class (if any) of the relevant series of notes within seven days of the due date for payment thereof, or fails to pay any amount of interest in respect of a class or sub-class (if any) of the relevant series of notes within fifteen days of the due date for payment thereof; or

      (B)   BREACH OF OTHER OBLIGATIONS

            the issuer defaults in the performance or observance of any of its other obligations under or in respect of the relevant series of notes, the trust deed (other than in such case, any obligation for the payment of any principal or interest on the notes) or the paying agency agreement and (except where such default is incapable of remedy) such default remains unremedied for 30 days after written notice thereof by the note trustee, addressed to the issuer, certifying that such default is, in the opinion of the note trustee, materially prejudicial to the interests of the most senior class outstanding of notes of such series; or

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      (C)   UNSATISFIED JUDGMENT


             one or more judgment(s) or order(s) for the payment of any amount is rendered against the issuer and continue(s) unsatisfied and unstayed for a period of 30 days after the date(s) thereof or, if later, the date therein specified for payment; or

      (D)    SECURITY ENFORCED

             a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of the issuer or an enforcement action is begun or a distress or execution is levied against any assets of the issuer; or


      (E)    INSOLVENCY, ETC.

             (i) the issuer becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the issuer or the whole or any part of the undertaking, assets and revenues of the issuer is appointed (or application for any such appointment is made) (iii) the issuer takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness or any guarantee of indebtedness given by it or (iv) the issuer ceases or threatens to cease to carry on all or any substantial part of its business; or

      (F)    WINDING-UP, ETC.


             an order is made or an effective resolution is passed for the winding-up, liquidation or dissolution of the issuer; or

      (G)    ANALOGOUS EVENT

             any event occurs which under the laws of England and Wales has an analogous effect to any of the events referred to in paragraphs (c) to (f) above; or

      (H)    FAILURE TO TAKE ACTION, ETC.


             any action, condition or thing at any time required to be taken, fulfilled or done in order (i) to enable the issuer lawfully to enter into, exercise its respective rights and perform and comply with its respective obligations under and in respect of the notes and the related documents (ii) to ensure that those obligations are legal, valid, binding and enforceable (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganisation or other similar laws affecting the enforcement of the rights of creditors generally and as such enforceability may be limited by the effect of general principles of equity) and (iii) to make the notes and the related documents admissible in evidence in the courts of England and Wales is not taken, fulfilled or done; or


      (I)    UNLAWFULNESS

             it is or will become unlawful for the issuer to perform or comply with any of its obligations under or in respect of the relevant series of notes; or

      (J)    GOVERNMENT INTERVENTION

             (A) all or any substantial part of the undertaking, assets and revenues of the issuer is condemned, seized or otherwise appropriated by any person acting under the authority of any national, regional or local government or (B) the issuer is prevented by any such person from exercising normal control over all or any substantial part of its undertaking, assets and revenues; or

    (K)      SWAP TERMINATION

             if the issuer has entered into, in respect of the relevant class or sub-class of notes, a swap agreement, an early termination of such swap agreement without replacement within 30 days,

             then, the note trustee may at its discretion and, if so required by holders of at least one-quarter of the aggregate principal amount outstanding of the most senior class outstanding of notes of such series or if so directed by an extraordinary resolution (as

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             defined in the trust deed) of the noteholders of the most senior class outstanding of notes of such series (subject in each case to being indemnified and/or secured to its satisfaction), shall be bound to, give written notice (an "ENFORCEMENT NOTICE") to the issuer declaring all of the notes of the relevant series to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount outstanding together with accrued interest (including deferred interest and additional interest) without further action or formality and the security shall become enforceable. Notice of any such declaration shall promptly be given to all the noteholders of the relevant series by the issuer.


11. PRESCRIPTION

       Claims for principal and interest on redemption shall become void unless the relevant note certificates are surrendered for payment within ten years of the appropriate relevant date.


12. NOTE TRUSTEE AND AGENTS

       The note trustee is entitled to be indemnified and/or secured and relieved from responsibility in certain circumstances and to be paid its costs and expenses in priority to the claims of the noteholders.

       In the exercise of its powers and discretions under these note conditions and the trust deed, the note trustee will have regard to the interests of the noteholders as a class and will not be responsible for any consequence (including any tax consequence) for individual holders of notes as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

       In acting under the paying agency agreement, and in connection with the notes, the paying agents act solely as agents of the issuer and (to the extent provided therein) the note trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the noteholders.


       If in the opinion of the note trustee there is a conflict between the interests of the holders of any of the classes or sub-classes of notes, the note trustee shall in the exercise of its duties, powers and discretions, have regard solely to the interests of the class which ranks most senior and which is still outstanding.


       The note trustee is relieved of liability for making searches or other enquiries in relation to the assets comprising the security. The note trustee has no responsibility in relation to the legality and the enforceability of the trust arrangements and the connected security. The note trustee will not be obliged to take any action which might result in its incurring personal liabilities. The note trustee is not obliged to monitor or investigate the performance of any other person under the documents relating to the loan note issuer or the documents relating to the receivables trust and shall be entitled to assume, until it has actual notice to the contrary, that all such persons are properly performing their duties and that no pay out event has occurred, unless it receives express notice to the contrary.

       The note trustee is not responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of security.

       The note trustee is not responsible for checking the calculations contained in or otherwise verifying any information coming into its possession in relation to the receivables trust. Neither shall the note trustee be responsible for monitoring or determining whether or not any or all of the issuance tests in respect of the related loan note for a series are satisfied prior to or at the time of any issue of a series and its related loan note or any increase of the outstanding principal amount of an existing series and its related loan note by the loan note issuer.

       The note trustee and its related companies are entitled to enter into business transactions with the issuer, RBS, NatWest and/or related companies of any of them without accounting for any profit resulting therefrom.

       The initial paying agents and their initial specified offices are listed below. The initial agent bank is specified in the relevant final terms. Subject to the provisions of the paying agency agreement, the issuer reserves the right at any time to vary or terminate the appointment of any paying agent and to appoint successor or additional paying agents or a successor agent bank, provided, however, that:

       (a)   the issuer shall at all times maintain a principal paying agent;
             and

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       (b)   the issuer will ensure that it maintains a paying agent in a
             European Union member state such that the paying agent will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced to conform to, such directive; and

       (c) if a calculation agent is specified in the relevant final terms, the issuer shall at all times maintain a calculation agent; and

       (d) if and for so long as the notes are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system which requires the appointment of a paying agent in any particular place, the issuer shall maintain a paying agent having its specified office in the place required by such listing authority, stock exchange and/or quotation system.

       Notice of any change in any of the paying agents or in their specified offices shall promptly be given to the noteholders.


13.    REPLACEMENT OF NOTE CERTIFICATES

       If any note certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the registrar, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the issuer or registrar may reasonably require. Mutilated or defaced note certificates must be surrendered before replacements will be issued.


14.    MEETINGS OF NOTEHOLDERS; MODIFICATION AND WAIVER

       MEETINGS OF NOTEHOLDERS

       The trust deed contains provisions for convening meetings of noteholders to consider matters relating to the notes of a series, including the modification of any provision of these conditions or the trust deed. Any such modification may be made if sanctioned by an extraordinary resolution of the relevant noteholders.

       The note trust deed provides that:

       (a) an extraordinary resolution which, in the opinion of the note trustee affects the notes of only one class or sub-class, shall be transacted at a separate meeting of the noteholders of that class or sub-class;

       (b) an extraordinary resolution which, in the opinion of the note trustee affects the noteholders of more than one class or sub-class of notes, but does not give rise to an actual or potential conflict of interest between the noteholders of one class or sub-class of notes and the holders of another class or sub-class of notes, shall be transacted either at separate meetings of the noteholders of each such class or sub-class or at a single meeting of the noteholders of all such classes or sub-classes of notes as the note trustee shall determine in its absolute discretion; and

       (c) an extraordinary resolution which, in the opinion of the note trustee affects the noteholders of more than one class or sub-class and gives rise to any actual or potential conflict of interest between the noteholders of one class or sub-class of notes and the noteholders of any other class or sub-class of notes, shall be transacted at separate meetings of the noteholders of each such class or sub-class.

       The quorum for an extraordinary resolution, other than regarding a basic terms modification, relating to a meeting of a particular class or classes or sub-class or sub-classes of notes will be two or more persons holding or representing a majority of the principal amount outstanding of the outstanding notes in that class or those classes or sub-class or sub-classes or, at any adjourned meeting, two or more persons being or representing noteholders of that class or those classes or sub-class or sub-classes, whatever the principal amount outstanding of the outstanding notes so held or represented in such class or classes or sub-class or sub-classes.

       The quorum for an extraordinary resolution relating to a basic terms modification (which must be proposed separately to each class or sub-class of noteholders) will be two or more persons holding or representing in the aggregate 75 per cent. of the principal amount outstanding of the outstanding notes in the relevant class or classes or sub-class or sub-classes or, at any adjourned
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       meeting, two or more persons holding or representing not less than in the aggregate 33 per cent. of the principal amount outstanding of the outstanding notes in the relevant class or classes or sub-class or sub-classes.

       In relation to each class or sub-class of notes:

       (a) no extraordinary resolution involving a basic terms modification that is passed by the holders of one class or sub-class of notes shall be effective unless it is sanctioned by an extraordinary resolution of the holders of each of the other classes or sub-classes of notes (to the extent that there are outstanding notes in each such other classes or sub-classes);

       (b) no extraordinary resolution to approve any matter other than a basic terms modification of any class or sub-class of notes shall be effective unless it is sanctioned by an extraordinary resolution of the holders of each of the other classes or sub-classes of notes ranking senior to such class or sub-class (to the extent that there are outstanding notes ranking senior to such class or sub-class) unless the note trustee considers that none of the holders of each of the other classes of notes ranking senior to such class or sub-class would be materially prejudiced by the absence of such sanction; and

       (c) any resolution passed at a meeting of noteholders of one or more classes or sub-classes of notes duly convened and held in accordance with the note trust deed shall be binding upon all noteholders of such class or classes or sub-class or sub-classes, whether or not present at such meeting and whether or not voting and, except in the case of a meeting relating to a basic terms modification, any resolution passed at a meeting of the holders of the most senior class or sub-class of notes duly convened and held as aforesaid shall also be binding upon the holders of all the other classes or sub-classes of notes.

       MODIFICATION AND WAIVER


       The note trustee may agree, without the consent of the noteholders (i) to any modification (except a basic terms modification) of, or to the waiver or authorisation of any breach or proposed breach of, the notes or any series thereof (including these note conditions) or any other related document, the loan notes in respect of a series, the trust deed and the trust deed supplement which is not, in the opinion of the note trustee, materially prejudicial to the interests of the holders of the most senior class or sub-classes of outstanding notes or (ii) to any modification of any of the provisions of these note conditions or any of the related documents which, in the opinion of the note trustee, is of a formal, minor or technical nature or is to correct a manifest error. The note trustee shall not waive or authorise (i) in contravention of any express direction by an extraordinary resolution of the holders of the most senior class of outstanding notes (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made); or (ii) any such proposed breach or breach relating to a basic terms modification.

       Any such modification, authorisation or waiver shall be binding on the relevant noteholders and, unless the note trustee agrees otherwise, shall be notified by the issuer to the noteholders in accordance with condition 16 as soon as practicable thereafter. Notwithstanding that none of the note trustee and the noteholders may have the right of recourse against each of Standard & Poor's, Moody's and Fitch Ratings in respect of confirmation given by them and relied upon by the note trustee, the note trustee shall be entitled but not bound to assume, for the purposes of exercising any powers, authority or discretion under or in relation to the notes or the trust deed or any other related document that such exercise will not be materially prejudicial to the interests of the holders of the most senior class or sub-classes of outstanding notes if each of Standard & Poor's, Moody's and Fitch Ratings which is then rating the relevant series of notes after having been informed of such proposed exercise has not informed the note trustee that the then current rating of the relevant class or sub-class of notes would be adversely affected by such exercise.


       SUBSTITUTION

       As more fully set forth in the trust deed (and subject to the conditions and more detailed provisions which are contained therein), subject to such amendment of the trust deed and such other conditions as the note trustee may require, but without the consent of the noteholders, the note trustee may also agree to the substitution of any other body corporate in place of the issuer (the "SUBSTITUTED ISSUER") as principal debtor under the trust deed and the notes and in the case of such a substitution the note trustee may agree, without the consent of the noteholders, to a change of the law governing the notes and/or the security trust deed, provided that such change would not in the opinion of the note trustee be materially prejudicial to the interests of the holders of the most senior

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       class of outstanding notes.  Any such substitution or addition shall be notified to the noteholders in accordance with condition 16 as soon as practicable thereafter.


15.    ENFORCEMENT

       At any time after the notes of a series become due and repayable and, without prejudice to its rights of enforcement in relation to the security, the note trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce payment of the notes of the relevant series only (including the right to repayment of the relevant series of notes together with accrued interest thereon and including enforcing the security in relation to the relevant series only) and shall be bound to do so if (and only if):

       (a) it shall have been so directed by holders of at least one-quarter of the aggregate principal amount outstanding of the holders of the most senior class of outstanding notes or by an extraordinary resolution of the holders of the most senior class of outstanding notes; and

       (b) it shall have been indemnified or provided with security to its satisfaction.


       No noteholder may institute any proceedings against the issuer to enforce its rights under or in respect of the notes or the trust deed unless (i) the note trustee has become bound to institute proceedings and has failed to do so within a reasonable time and (ii) such failure is continuing. The note trustee may only enforce the outstanding floating charge given to it if it shall have been so directed by one-quarter in aggregate principal amount of the holders of the most senior class of outstanding notes of each and every series.



16.    NOTICES

       Notices to the noteholders shall be valid if published in a leading English language daily newspaper published in London (which is expected to be the Financial Times). Any such notice shall be deemed to have been given on the date of first publication.

       Until such time as any definitive note certificates are issued, there may, so long as the global note certificate(s) is or are held in its or their entirety on behalf of Euroclear and Clearstream, be substituted for such publication in such newspaper the delivery of the relevant notice to Euroclear and Clearstream, for communication by them to the holders of the notes. Any such notice shall be deemed to have been given to the holders of the relevant notes on the seventh day after the day on which such notice was given to Euroclear and Clearstream.

       Any notices specifying the rate of interest, the redemption rate, an interest amount, an amount of additional interest or of deferred interest, a principal payment or a principal amount outstanding shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other medium for the electronic display of data as may be approved by the note trustee and notified to the relevant class of noteholders (the "RELEVANT SCREEN"). Any such notice shall be deemed to have been given on the first date on which such information appeared on the relevant screen. If it is impossible or impracticable to give notice in accordance with this paragraph, then notice of the matters referred to in this condition shall be given in accordance with the preceding paragraph.

       Copies of all notices given in accordance with these provisions shall be sent to the London Stock Exchange and Euroclear and Clearstream.

17.    CURRENCY INDEMNITY

       If any sum due from the issuer in respect of the notes or any order or judgment given or made in relation thereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under these conditions or such order or judgment into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the notes, the issuer shall indemnify each noteholder, on the written demand of such noteholder addressed to the issuer and delivered to the issuer or to the specified office of the principal paying agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.


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       This indemnity constitutes a separate and independent obligation of the issuer and shall give rise to a separate and independent cause of action.


18.    ROUNDING

       For the purposes of any calculations referred to in these conditions (unless otherwise specified in these conditions or the relevant final terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), and (c) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.


19.    REDENOMINATION, RENOMINALISATION AND RECONVENTIONING

       APPLICATION

       This condition 19 is applicable to the notes only if it is specified in the relevant final terms as being applicable.

       NOTICE OF REDENOMINATION


       If the country of the specified currency becomes, or announces its intention to become, a participating member state, the issuer may, without the consent of the noteholders, on giving at least 30 days' prior notice to the noteholders and the paying agents, designate a date (the "REDENOMINATION DATE"), being an interest payment date under the notes falling on or after the date on which such country becomes a participating member state.


       REDENOMINATION

       Notwithstanding the other provisions of these conditions, with effect from the redenomination date:

       (i) the notes shall be deemed to be redenominated into euro in the denomination of euro 0.01 with a principal amount outstanding for each note equal to the principal amount outstanding of that note in the specified currency, converted into euro at the rate for conversion of such currency into euro established by the Council of the European Union pursuant to the treaty (including compliance with rules relating to rounding in accordance with European Community regulations); provided, however, that, if the issuer determines, with the agreement of the principal paying agent, then market practice in respect of the redenomination into euro 0.01 of internationally offered securities is different from that specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the issuer shall promptly notify the noteholders, each listing authority, stock exchange and/ or quotation system (if any) by which the notes have then been admitted to listing, trading and/or quotation and the paying agents of such deemed amendments;

       (ii)  if notes have been issued in definitive form:

             (A) the payment obligations contained in all notes denominated in the specified currency will become void on the redenomination date but all other obligations of the issuer thereunder (including the obligation to exchange such notes in accordance with this condition 19) shall remain in full force and effect; and

             (B) new notes denominated in euro will be issued in exchange for notes denominated in the specified currency in such manner as the principal paying agent may specify and as shall be notified to the noteholders; and

       (iii) all payments in respect of the notes (other than, unless the redenomination date is on or after such date as the specified currency ceases to be a sub-division of the euro, payments of interest in respect of periods commencing before the redenomination date) will be made solely in euro by cheque drawn on, or by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) maintained by the payee with a bank in the principal financial centre of any member state of the European Community.

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


       Any definitive notes issued pursuant to such redenomination shall have a minimum denomination of [e]50,000 (or its equivalent in another currency).

       INTEREST

       Following redenomination of the notes pursuant to this condition 19, where notes have been issued in definitive form, the amount of interest due in respect of the notes will be calculated by reference to the aggregate outstanding principal amount of the notes.

       INTEREST DETERMINATION DATE

       If the floating rate note provisions are specified in the relevant final terms as being applicable and screen rate determination is specified in the relevant final terms as the manner in which the rate(s) of interest is/are to be determined, with effect from the redenomination date, the interest determination date shall be deemed to be the second TARGET settlement day before the first day of the relevant interest period.


20.    GOVERNING LAW AND JURISDICTION

       GOVERNING LAW

       The notes and all matters arising from or connected with the notes are governed by, and shall be construed in accordance with, English law.

       ENGLISH COURTS

       The courts of England have exclusive jurisdiction to settle any dispute (a "DISPUTE") arising from or connected with the notes.

       APPROPRIATE FORUM

       The issuer agrees that the courts of England are the most appropriate and convenient courts to settle any dispute and, accordingly, that it will not argue to the contrary.

       RIGHTS OF THE NOTE TRUSTEE TO TAKE PROCEEDINGS OUTSIDE ENGLAND

       Condition 20 (English courts) is for the benefit of the note trustee only. As a result, nothing in this condition 20 (Governing law and jurisdiction) prevents the note trustee from taking proceedings relating to a dispute ("PROCEEDINGS") in any other courts with jurisdiction. To the extent allowed by law, the note trustee may take concurrent proceedings in any number of jurisdictions.

       THE TRUST DEED

       The trust deed provides for the courts of England and Wales to have exclusive jurisdiction in connection with the notes.

       PROCESS AGENT

       The issuer agrees that the documents which start any proceedings and any other documents required to be served in relation to those proceedings may be served on it by being delivered to Clifford Chance Secretaries Limited at 10 Upper Bank Street, London E14 5JJ or, if different, its registered office for the time being or at any address of the issuer in Great Britain at which process may be served on it in accordance with
       Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the issuer, the issuer shall, on the written demand of any noteholder addressed and delivered to the issuer or to the specified office of the principal paying agent, appoint a further person in England to accept service of process on its behalf and, failing such appointment within 15 days, any noteholder shall be entitled to appoint such a person by written notice addressed to the issuer and delivered to the issuer or to the specified office of the principal paying agent. Nothing in this paragraph shall affect the right of any noteholder to serve process in any other manner permitted by law. This condition applies to proceedings in England and to proceedings elsewhere.

       CONSENT TO ENFORCEMENT ETC.

       The issuer consents generally in respect of any proceedings to the giving of any relief or the issue of any process in connection with such proceedings, including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which is made or given in such proceedings.

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21.    THIRD PARTY RIGHTS

       No person shall have any right to enforce any term or condition of the notes or the security trust deed under the Contracts (Rights of Third Parties) Act 1999.

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

                       DESCRIPTION OF THE SWAP AGREEMENTS

GENERAL


    The issuer may enter into swap agreements with one or more counterparties for each class or sub-class of notes. Under separate ISDA master agreements (and the schedules and confirmations relating thereto) for any such class or sub-class requiring a swap, as the same may be amended and/or supplemented each between the issuer and the swap counterparty, the issuer will (i) in respect of a currency swap agreement pay to the swap counterparty (a) on the closing date of a series issuance, certain initial payments in the currency denomination of that class or sub-class and (b) thereafter sterling sums equal to the payments required under such currency swap agreement and (ii) in respect of an interest rate swap agreement will pay to the swap counterparty after the relevant issue date sterling sums equal to the payments required under such interest rate swap agreement (if any).


    Further details of the swap counterparty will be set out in the applicable final terms.

IN RELATION TO CURRENCY SWAP AGREEMENTS ONLY


    In the event that the regulated amortisation period or the rapid amortisation period commences on the series scheduled redemption date, and on or prior to the series scheduled redemption date there have been credited to the issuer's class or sub-class distribution ledger insufficient funds to redeem the relevant class or sub-class in full (any such event, a "REDEMPTION TRIGGER"), then the following provisions shall apply:



    The period from and including the series scheduled redemption date to the redemption period end date is called the "REDEMPTION PERIOD". The "REDEMPTION PERIOD END DATE" is the interest payment date as set out in the relevant final terms. From the occurrence of the redemption trigger, the termination date under the relevant swap agreement shall be amended to be the redemption period end date. During the redemption period, on each payment date, the notional amount applicable in respect of payments to be made by the issuer under the relevant swap agreement shall be reduced (for the next following calculation period for the issuer) by an amount equal to the amount identified as principal credited to the relevant class or sub-class distribution ledger, during the period from (and including) the immediately preceding payment date to (but excluding) such payment date (the amount of such reduction, the "ISSUER AMORTISATION AMOUNT"). During the redemption period, on each interest payment date, the notional amount applicable in respect of payments to be made by the swap counterparty under the relevant swap agreement shall be reduced (for the next following calculation period for the swap counterparty) by an amount (the "COUNTERPARTY AMORTISATION AMOUNT") calculated as specified below:


    The counterparty amortisation amount is equal to A x B where:
                                                        --
                                                         C
       where:

       A = the notional amount applicable to the swap counterparty pursuant to the relevant swap agreement and calculated on the effective date under such swap agreement

       B = the issuer amortisation amount applicable on the relevant payment date

       C = the notional amount applicable to payments to be made by the issuer pursuant to the relevant swap agreement and calculated on the effective date under such swap agreement.


EARLY TERMINATION

    Each swap agreement for any class or sub-class may be terminated early in the following circumstances:

       (a) at the option of one party, after the expiration of any applicable grace period, if there is a failure by the other party to pay any amounts due under the swap agreement;

       (b) pursuant to the occurrence of an event of default under condition 10 of the note conditions and the notes becoming repayable;

       (c) upon the occurrence of certain other events with respect to either party to the swap agreement, including an insolvency, merger without an assumption of the obligations in respect of the swap agreement, or changes in law resulting in illegality; and


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

       (d) in the event that there is a withholding tax imposed (1) in relation to the issuer's payments under the swap agreement (2) in relation to the swap counterparty's payments under the swap agreement (following, broadly, expiry of any period during which the swap counterparty is required to mitigate against the imposition of such withholding tax) and if determined, in accordance with condition 14 of the note conditions as a basic terms modification, by an extraordinary resolution of the noteholders of the relevant class or sub-class.


    Upon any such early termination of a swap agreement, the issuer or the swap counterparty may be liable to make a termination payment to the other. The amount of any such termination payment will be based on the market value of the swap computed in accordance with the relevant swap agreement, generally on the basis of market quotations of the cost of entering into a swap transaction with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the relevant swap agreement. Any such termination payment could, if interest rates and/or the relevant currency exchange rate had changed significantly, be substantial.


    Upon termination of a swap agreement and no replacement swap counterparty being arranged within the required time, the security under the trust deed (and the supplement to the trust deed) in respect of the relevant series will become enforceable. If such security is enforced, the proceeds thereof will be applied in payment of amounts under the order of priority of payments set forth in the conditions of the notes of such series. In the event that a swap agreement with respect to a specific class or sub-class is terminated not as a result of a swap counterparty swap event of default (as defined below), then any termination payment to be paid to the swap counterparty by the issuer in accordance with the early termination provisions of such swap agreement shall rank pari passu with only those payments to be made with respect to the relevant class or sub-class of notes corresponding to the relevant swap agreement.

    Certain events including, without limitation, failure to pay or deliver, misrepresentation, insolvency or bankruptcy pertaining to the swap counterparty (a "SWAP COUNTERPARTY SWAP EVENT OF DEFAULT") may result in the early termination of the relevant swap agreement. In the event that a swap agreement is terminated as a result of a swap counterparty swap event of default, then any termination payment to be paid to the swap counterparty by the issuer in accordance with the early termination provisions of such swap agreement shall be subordinated to any payments to be made under the relevant notes.


TAXATION

    Neither the issuer nor the swap counterparty is obliged under any of the swap agreements to gross up if withholding taxes are imposed on payments made under such swap agreement.

    In the event that any withholding tax is imposed on payments due to the issuer and which are referable to the relevant class or sub-class, or payments by the issuer under any swap agreement (and subject to the provisions of the following paragraph), the swap counterparty shall be entitled to deduct amounts in the same proportion (as calculated in accordance with such swap agreement) from the corresponding payment due from it. In such event, payments on the relevant series will be subject to deferral in proportion to the amount so deducted. In the event that any withholding tax is imposed on payments due by the swap counterparty under a swap agreement, the issuer shall not be entitled to deduct amounts from subsequent payments due from it and (subject to the provisions of the following paragraph) payments on the relevant series will be subject to deferral in proportion to the amount so withheld.


    Under the circumstances described in each of the swap agreements, if at any time the swap counterparty would on the next date for payment be required by any relevant taxing authority or court of competent jurisdiction by operation of law to withhold or account for or deduct any amount in respect of tax, the swap counterparty will inform the issuer and the note trustee. The swap counterparty will use its best endeavours (provided that using its best endeavours will not require it to incur any loss (including additional capital costs), excluding immaterial, incidental expenses) to arrange the substitution of an affiliate incorporated in another jurisdiction to act as the swap counterparty under the relevant swap agreement or to change the office through which it acts as swap counterparty, but not so as in any event to (i) result in the ratings of the relevant series by Standard & Poor's, Fitch Ratings or Moody's being reduced or adversely affected by reference to the ratings which would otherwise have applied to such series if such circumstances described above had not occurred or (ii) otherwise prejudice the position of the issuer under the relevant swap


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


agreement. If the swap counterparty is unable to arrange such substitution or change, the swap counterparty shall so inform the issuer and the security trustee and shall use its best endeavours (provided that using its best endeavours will not require it to incur any loss (including additional capital costs), excluding immaterial, incidental expenses) to arrange the substitution of another company incorporated in another jurisdiction to act as the swap counterparty under the relevant swap agreement but not so as in any event to (i) result in the ratings of the relevant series by Standard & Poor's, Fitch Ratings or Moody's to be reduced or adversely affected by reference to the ratings which would otherwise have applied to such series if such circumstances described above had not occurred or (ii) otherwise prejudice the position of the issuer under the relevant swap agreement.



RATING DOWNGRADE OR WITHDRAWAL

    Each swap agreement provides that, in the event that the rating of the swap counterparty in the case of the particular swap agreement is downgraded below a prescribed level or withdrawn by Standard & Poor's, Fitch Ratings or Moody's and as a direct consequence of such rating downgrade or withdrawal, the then current rating of the relevant series could be adversely affected, the swap counterparty will be obliged to take one or more of the following actions: (a) obtaining a third party, acceptable to Standard & Poor's, Fitch Ratings and Moody's, to guarantee the obligations of the swap counterparty under the swap agreement or to whom the obligations may be transferred, (b) posting collateral in an amount determined pursuant to a credit support annex between the swap counterparty and the issuer (the "CREDIT SUPPORT ANNEX"), (c) procure a replacement counterparty, who is appropriately rated, who agrees to take a transfer of, or enter into, a replacement swap, (d) any other action as the swap counterparty may agree with Standard & Poor's, Fitch Ratings or Moody's, as the case may be, as will result in maintaining the rating of such class or sub-class or, in the event that the ratings of such class of sub-class have been downgraded or withdrawn, in restoring the rating of such series to the levels that existed immediately prior to the rating downgrade or withdrawal.

    The timing and extent of such action required to be taken may vary, based on the individual requirements of the relevant rating agency(ies) and the level to which the rating of the swap counterparty has been downgraded.


GENERAL


    Except as stated under "Taxation" above, or as otherwise permitted under the swap agreements and as provided below, neither the issuer nor the swap counterparty is, save for the assignment by way of security in favour of the note trustee under the supplement to the trust deed, permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the swap agreements without the consent of the other party, the security trustee or the rating agencies. The swap counterparty may transfer its rights and obligations under each swap agreement (but not its rights only) to another of its offices, branches or affiliates on ten business days' prior written notice to the issuer, note trustee and the security trustee, provided that (i) the swap counterparty delivers an opinion of independent counsel of recognised standing in form and substance satisfactory to the note trustee confirming that as at such date of transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the swap agreement, (ii) a termination event or event of default does not occur under the swap agreement as a result of such transfer and (iii) the then current ratings of the relevant class or sub-class of notes by Standard & Poor's, Fitch Ratings or Moody's are not adversely affected as a result of such transfer.


    In the event that the swap counterparty makes a permitted transfer of its rights and obligations under any swap agreement other than to another of such swap counterparty's offices, branches or affiliates, the issuer shall forthwith give notice of such fact to the note trustee.

                    MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

CONSUMER CREDIT ACT 1974

    This section, entitled "CONSUMER CREDIT ACT 1974," contains a discussion of the material consequences of the Consumer Credit Act for the designated accounts. A significant number of the credit transactions that occur on a designated account will be subject to the Consumer Credit Act because they have a credit limit of up to [GBP]25,000. The Consumer Credit Act applies to these credit transactions and, in whole or in part, the credit card agreement establishing each designated account. This has certain consequences for the designated accounts, including the following:

ENFORCEMENT OF IMPROPERLY EXECUTED OR MODIFIED CREDIT CARD AGREEMENTS

    If a credit card agreement has not been executed or modified in accordance with the Consumer Credit Act, then it may be unenforceable against a cardholder without a court order and in some instances may be completely unenforceable.
As is common with many other UK credit card issuers, the transferors' credit card agreements may not in all circumstances comply in all respects with the Consumer Credit Act or other related legislation. As a result, these agreements may be unenforceable by the relevant transferor against a cardholder without a court order. The transferors give no guarantee that a court order could be obtained if required. With respect to those credit card agreements which are not enforceable under the Consumer Credit Act or other related legislation such that a court order could not be obtained, the transferors estimate that this will, on any pool selection date or additional selection date, represent less than 1 per cent. of the aggregate principal receivables in the designated accounts. Any resultant losses arising on these accounts will be written off and borne by the investor beneficiaries and transferor beneficiaries based on their respective interests in the receivables trust. However, the credit card agreements that do not comply with the Consumer Credit Act are still legal, valid and binding obligations of the relevant cardholder and it will still be possible to collect payments from cardholders willing to pay their debt and demand arrears from cardholders who are falling behind with their payments. Further, it is unlikely that a transferor will have an obligation to repay or account to a cardholder for any payments received by that transferor notwithstanding any such non-compliance with the Consumer Credit Act.

LIABILITY FOR SUPPLIER'S MISREPRESENTATION OR BREACH OF CONTRACT

    Transactions involving the use of a credit card in the United Kingdom may constitute transactions under debtor-creditor-supplier agreements. A debtor-creditor-supplier agreement includes an agreement where the creditor, in accordance with pre-existing arrangements or in contemplation of future arrangements between the creditor and a supplier, advances funds to finance a purchase by the debtor of goods or services from that supplier.

    Section 75 of the Consumer Credit Act provides that, if the supplier is in breach of the contract (whether such contract is express or implied by law) between the supplier and a cardholder in a debtor-creditor-supplier agreement or if the supplier has made a misrepresentation about that contract, the creditor may also be liable to the cardholder for the breach or misrepresentation. The liability of a transferor for a designated account in the circumstances described above is called the "TRANSFEROR SECTION 75 LIABILITY". In these circumstances the cardholder may have the right to reduce the amount owed to the transferor under his or her credit card account. This right would survive the sale of the receivables to the receivables trustee. As a result, the receivables trustee may not receive payments from that transferor that it might otherwise expect to receive. However, a transferor will not be liable where the cash price of the item or service supplied concerning the claim is less than [GBP]100 or greater than [GBP]30,000.

    The receivables trustee has agreed to indemnify the transferors for any loss suffered by the transferors arising from a transferor section 75 liability.
This indemnity cannot exceed the original outstanding principal balance of the affected charge on the designated account.


    The receivables trustee's indemnity will be payable from available spread on the receivables. Any amounts that a transferor recovers from the supplier will reduce that transferor's loss for purposes of the receivables trustee's indemnity. The transferors will have rights of indemnity against suppliers under section 75 of the Consumer Credit Act. The transferors may also be able to charge-back the transaction in dispute to the supplier under the operating regulations of VISA[R] or MasterCard[R].


    If a transferor's loss for purposes of the receivables trustee's indemnity exceeds the available spread available to satisfy the loss, the amount of the excess will reduce the relevant transferor interest accordingly.

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

TRANSFER OF BENEFIT OF RECEIVABLES

    The transfer by each transferor to the receivables trustee of the benefit of the receivables is governed by both English law and by Scots law, as applicable, and takes effect in equity only, except in the case of receivables which are governed by Scots law, in which case the transfer takes effect under a declaration of trust which is governed by Scots law pursuant to which the beneficial interest in the trust property is vested in the receivables trustee.

    The receivables trustee has agreed that, as regards receivables that are governed by English law, notices of assignment will not be given to cardholders of the assignment of the benefit of such receivables and, as regards receivables that are governed by Scots law, a full assignation followed by notice of assignment will not be required, in each case, unless RBS's long-term senior unsecured indebtedness as rated by Moody's, Standard & Poor's or Fitch Ratings were to fall below Baa2, BBB or BBB respectively. The lack of assignation and notices of assignment has several legal consequences.


    Until notice of assignment is given to the cardholders (which will be following an assignation occurring in the case of receivables governed by Scots law), each cardholder will discharge his or her obligations under the designated account by making payment to the relevant transferor. Giving notice of assignment to cardholders (and following an assignation in the case of receivables governed by Scots law), would mean that cardholders should no longer make payment to the transferors as creditors under the credit card agreements, but should instead make payment to the receivables trustee as assignee of the receivables. If notice of assignment is given (and following an assignation in the case of receivables governed by Scots law), and a cardholder ignores it and makes payment to the relevant transferor for its own account, that cardholder would nevertheless still be bound to make payment to the receivables trustee. The transferors, having transferred only the equitable benefit or the beneficial interest of the securitised receivables to the receivables trustee (by way of assignment or Scottish declaration of trust), are the bare trustees of the receivables trustee for the purposes of the collection of the receivables that are the property of the receivables trust and are accountable to the receivables trustee accordingly.

    Until notice of assignment is given to a cardholder (which will be following an assignation occurring in the case of receivables governed by Scots law) who is a depositor or other creditor of a transferor, equitable set-offs may accrue in favour of that cardholder against his or her obligation to make payments under the credit card agreement to that transferor. These rights of set-off may result in the receivables trustee receiving less monies than anticipated from the receivables.


    The transfer of the benefit of the receivables to the receivables trustee has been and will continue to be subject both to any prior equities that have arisen in favour of the cardholder and to any equities that may arise in the cardholder's favour after the transfer. Where a notice of assignment is given to a cardholder (and following an assignation in the case of receivables governed by Scots law), certain rights of set-off may not arise after the date of the notice of assignment.

    Under the terms of the receivables securitisation agreement, the transferors represent that each receivable assigned to or held on trust for the receivables trustee is an eligible receivable unless the receivable is specified as being an ineligible receivable. The eligibility criteria require that each receivable constitutes the legal, valid and binding obligations of the cardholder enforceable unless they are not in compliance with the Consumer Credit Act, in which case they may only be enforceable with a court order and, in a small number of cases, may be unenforceable against the cardholder in accordance with its terms. The eligibility criteria also require that each receivable is not, save as specifically contemplated by any rule of English law or Scots law, currently subject to any defence, dispute, set-off or counterclaim or enforcement orders apart from in the limited cases described in the previous sentence.

    Notice of assignment to the cardholder and, in respect of any receivables transferred after the closing date pursuant to an English law governed contract for assignment not in written form, a written assignment in respect of those English law governed receivables or, in the case of Scots law governed receivables the subject of a Scottish declaration of trust, an actual assignation followed by a notice of assignment to cardholders, would be necessary to perfect the transfer so that the receivables trustee would take priority over any interest of a later encumbrancer or transferee of the relevant transferor's rights who has no notice of the transfer to the receivables trustee.

    Notice to the cardholder and, where necessary, assignation followed by a notice of assignment to cardholders would prevent the credit card agreement from being amended by the relevant transferor or the cardholder without the consent of the receivables trustee.

    As regards receivables that are governed by English law, lack of notice to the cardholder means that, for procedural purposes, the receivables trustee will have to join the relevant transferor as a party to any legal action that the receivables trustee may want to take against any cardholder.

                    MATERIAL UNITED KINGDOM TAX CONSEQUENCES

    The comments below are of a general nature based on current United Kingdom law and practice as of the date of this prospectus and are subject to any change in law that may take effect after this date. They are made on the assumption that there will be no substitution of the issuer and do not consider the tax consequences of any such substitution. The comments do not purport to be a complete analysis of all UK tax considerations relating to the notes.
They relate only to the position of persons who are the absolute beneficial owners of their notes and may not apply to certain classes of persons such as dealers. They do not necessarily apply where the income is deemed for tax purposes to be income of any other person. ANY NOTEHOLDERS WHO ARE IN DOUBT AS TO THEIR TAX POSITION SHOULD CONSULT THEIR PROFESSIONAL ADVISERS.

    Noteholders who may be liable to taxation in jurisdictions other than the United Kingdom in respect of their acquisition, holding or disposal of the notes are particularly advised to consult their professional advisers as to whether they are so liable (and, if so, under the laws of which jurisdictions), since the following comments relate only to certain United Kingdom taxation aspects of payments in respect of the notes. In particular, noteholders should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the notes even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the United Kingdom.


UK WITHHOLDING TAX

    The notes issued by the Issuer will constitute "QUOTED EUROBONDS" provided they are and continue to be listed on a recognised stock exchange within the meaning of section 841 of the Income and Corporation Taxes Act 1988. The London Stock Exchange is a recognised stock exchange for these purposes. Under HM Revenue and Customs published practice, securities will be treated as listed on the London Stock exchange if they are admitted to the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. Whilst the notes are and continue to be quoted Eurobonds, payments of interest on the notes may be made without withholding or deduction for or on account of United Kingdom income tax.

    In all cases falling outside the exemption described above, interest on the notes may be paid under deduction of United Kingdom income tax at the lower rate (currently 20 per cent.) subject to such relief as may be available, for example under the provisions of any applicable double taxation treaty.


PROVISION OF INFORMATION

    Noteholders who are individuals should note that where any interest on notes is paid to them (or to any person acting on their behalf) by the issuer or any person in the United Kingdom acting on behalf of the issuer (a "PAYING AGENT"), or is received by any person in the United Kingdom acting on behalf of the relevant noteholder (other than solely by clearing or arranging the clearing of a cheque) (a "COLLECTING AGENT"), then the issuer, the paying agent or the collecting agent (as the case may be) may, in certain cases, be required to supply to the United Kingdom HM Revenue and Customs details of the payment and certain details relating to the noteholder (including the noteholder's name and address). These provisions will apply whether or not the interest has been paid subject to withholding or deduction for or on account of United Kingdom income tax and whether or not the noteholder is resident in the United Kingdom for United Kingdom taxation purposes. Where the noteholder is not so resident, the details provided to the United Kingdom HM Revenue and Customs may, in certain cases, be passed by the United Kingdom HM Revenue and Customs to the tax authorities of the jurisdiction in which the noteholder is resident for taxation purposes.


DISCOUNT


    Notes may be issued at an issue price of less than 100 per cent. of their principal amount. Any discount element on any such notes will not be subject to any United Kingdom withholding tax pursuant to the provisions mentioned above, but may be subject to reporting requirements as outlined above.


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

EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

    Under EC Council Directive 2003/48/EC on the taxation of savings income, each member state is required, from 1 July 2005, to provide to the tax authorities of another member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by such a person for, an individual resident in that other member state; however, for a transitional period, Austria, Belgium and Luxembourg may instead apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35 per cent. The transitional period is to terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

    Also with effect from 1 July 2005, a number of non-EU countries, and certain dependent or associated territories of certain member states (including
Jersey), have agreed to adopt similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to, or collected by such a person for, an individual resident in a member state. In addition, the member states have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a member state to, or collected by such a person for, an individual resident in one of those territories.


GENERAL ISSUES

    The references to "interest" above mean "INTEREST" as understood in United Kingdom tax law. The statements above do not take any account of any different definitions of "interest" or "principal" which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation.


UK TAX OVERVIEW FOR US NOTEHOLDERS

    A US noteholder will not be considered to be resident in the United Kingdom for United Kingdom tax purposes or otherwise subject to United Kingdom taxation on its income from the notes (other than tax withheld at source as discussed above) solely by reason of its holding of notes.



UK TAX OVERVIEW FOR NOTEHOLDERS WITHIN THE CHARGE TO UK TAX


    Noteholders who are within the charge to UK corporation tax, income tax, capital gains tax or inheritance tax will generally be subject to tax in respect of their notes in accordance with the applicable legislation.

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                        MATERIAL JERSEY TAX CONSEQUENCES

GENERAL

    Mourant du Feu & Jeune, as "JERSEY TAX COUNSEL", are of the opinion that, subject to finalisation of documents -- including those which are exhibits to the registration statement of which this base prospectus forms a part -- in a form which is satisfactory to them and not inconsistent with the descriptions in the body of this base prospectus and based on certain assumptions which cannot be verified before closing, the following discussion is true in all material respects in relation to the matters expressly addressed. The discussion is based on an interpretation of laws, regulations, rulings and decisions, including certain letters from the Comptroller of Income Tax in Jersey and the Jersey Financial Services Commission, all of which are currently in effect and are subject to change. Any such change may be applied retroactively and may adversely affect the Jersey tax consequences described in this base prospectus. In this section, unless otherwise noted, the term "note" refers to both the actual global notes and any interest in the global notes held indirectly through DTC, Clearstream or Euroclear.


GENERAL OVERVIEW

    As explained more fully below:


       o each of the issuer, the loan note issuer and the receivables trustee will, provided they satisfy the conditions set out in
             Article 123A of the Income Tax (Jersey) Law 1961, as amended, and for so long as such status exists, qualify as an "exempt company" under the Income Tax (Jersey) Law 1961; and


       o based upon the fact that each of the issuer, the loan note issuer and the receivables trustee qualify as exempt companies, for so long as they have such status, none of these companies will be subject to Jersey income tax and no Jersey withholding tax will be deducted from interest and other amounts paid by the loan note issuer on the loan notes or by the issuer on the notes.


INCOME TAXES


    Each of the issuer, the loan note issuer and the receivables trustee will qualify as an "exempt company" under Article 123A of the Income Tax (Jersey) Law 1961 as amended (the "1961 LAW") so long as it makes the returns of information and pays the fees (currently [GBP]600 per annum) required by that Article and, subject to the concession referred to below, as long as no Jersey resident has a beneficial interest (for purposes of the 1961 Law) in the issuer, the loan note issuer or the receivables trustee, as the case may be. As an exempt company, each of the issuer, the loan note issuer and the receivables trustee will be treated for purposes of the 1961 Law as not resident in Jersey and will pay no Jersey income tax other than on income arising in Jersey (but, by long standing concession, excluding bank and building society deposit interest arising in Jersey) and on profits of its trade (if any) carried on through an established place of business in Jersey.


    For purposes of the 1961 Law, the Comptroller of Income Tax in Jersey, among other things, has with respect to the issuer: (i) confirmed that the holding of shares in Arran Holdings Limited, the holding company of the issuer, by or on behalf of Mourant & Co. Trustees Limited as trustees of the Arran Charitable Trust will not prejudice the exempt company status of Arran Holdings Limited and that, on the basis that Arran Holdings Limited will be entitled to exempt company status, the issuer as a wholly-owned subsidiary of Arran Holdings Limited will also be entitled to exempt company status, (ii) granted a concession to the effect that the holders of notes will not be regarded as holders of a beneficial interest (for the purposes of Article 123A of the 1961
Law) in the issuer, (iii) confirmed that the income to be generated by the activities undertaken by the issuer as described in this base prospectus (other than any interest arising from Jersey bank deposits, which is discussed in the preceding paragraph) will not be treated as income arising in Jersey, and (iv) confirmed that the administration in and from Jersey of the business undertaken by the issuer, as described in this base prospectus, will not constitute the carrying on of a trade through an established place of business in Jersey. Accordingly, based upon the foregoing, in the opinion of Jersey tax counsel, the issuer will not be subject to Jersey income tax whilst it has exempt company status.

    For the purposes of the 1961 Law the Comptroller of Income Tax in Jersey, among other things, has with respect to the loan note issuer: (i) confirmed that the beneficial ownership of any shares of RBS (which, in turn, owns the entire issued share capital of the loan note issuer) by Jersey residents will not prejudice the exempt company status of the loan note issuer, (ii) confirmed that the income

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to be generated by the activities of the loan note issuer as described in this base prospectus (other than any interest arising from Jersey bank deposits, as discussed above) will not be treated as income arising in Jersey, and (iii) confirmed that the administration in and from Jersey of the business undertaken by the loan note issuer, as described in this base prospectus, will not constitute that carrying on of a trade through an established place of business in Jersey. Accordingly, based upon the foregoing, in the opinion of Jersey tax counsel, the loan note issuer will not be subject to Jersey income tax whilst it has exempt company status.

    For the purposes of the 1961 Law the Comptroller of Income Tax in Jersey, among other things, has with respect to the receivables trustee: (i) confirmed that the holding of the shares in the capital of the receivables trustee by or on behalf of Mourant & Co. Trustees Limited as trustees of the South Gyle Charitable Trust will not prejudice the exempt company status of the receivables trustee, (ii) confirmed that the administration in and from within Jersey of the business undertaken by the receivables trustee as trustee of the receivables trust as described in this base prospectus will not constitute the carrying on of a trade through an established place of business in Jersey,
(iii) confirmed that the receivables trustee as trustee of the receivables trust will not be assessed to Jersey income tax on the payments, income and gains arising from the property held under the receivables trust including, by long standing concession, any interest arising from Jersey bank deposits held by the receivables trustee as trustee, and (iv) confirmed that distributions made by the receivables trustee in respect of the certificates issued to beneficiaries of the receivables trust may be made by the receivables trustee free of any Jersey withholding tax. Accordingly, based upon the foregoing, in the opinion of Jersey tax counsel, the receivables trustee will not be subject to Jersey income tax whilst it has exempt company status.

    On 3 June 2003, the European Union Council of Economic and Finance Ministers reached political agreement on the adoption of a Code of Conduct on Business Taxation. Jersey is not a member of the EU, however, the Policy & Resources Committee of the State of Jersey has announced that, in keeping with Jersey's policy of constructive international engagement, it intends to propose legislation to replace the Jersey exempt company regime by the end of 2008 with a general zero rate of corporate tax.


TAXATION OF THE RECEIVABLES TRUST

    The receivables trust is not a legal entity for Jersey tax purposes and therefore it will not be subject to Jersey corporation tax or Jersey income tax.


WITHHOLDING TAXES

    In general, Jersey imposes a withholding tax at the rate of 20 per cent. on interest and other amounts paid to non-residents of Jersey with respect to a debt obligation of a company resident in Jersey. However, no such withholding tax is imposed with respect to an exempt company (as defined above). Accordingly, based upon the qualification of the loan note issuer and the issuer as exempt companies, in the opinion of Jersey tax counsel, no Jersey withholding tax will be deducted from interest and other amounts paid by the loan note issuer on the loan notes or by the issuer on the notes on account of Jersey taxes.

    In the event that any Jersey withholding tax is imposed on payments on the notes, noteholders should note that there is no income tax treaty between the United States and Jersey that would apply to reduce or eliminate such withholding. Noteholders should note further that the issuer will not be obligated under the terms of the notes to make any additional payments in respect of any such withholding tax. Accordingly, in the event that withholding were to be required on account of Jersey taxes, distributions to noteholders may be less than those which would be made on the notes in the absence of any such withholding tax.


JERSEY AND THE EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

    As part of an agreement reached in connection with the European Union directive on the taxation of savings income in the form of interest payments, and in line with steps taken by other relevant third countries, Jersey introduced with effect from 1 July 2005 a retention tax system in respect of payments of interest, or other similar income, made to an individual beneficial owner resident in the EU Member State by a paying agent established in Jersey. The retention tax system applies for a transitional period prior to the implementation of a system of automatic communication to EU Member States of information regarding such payments. During this transitional period, such an individual beneficial owner resident in an EU Member State will be entitled to request a paying

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agent not to retain tax from such payments but instead to apply a system by which the details of such payments are communicated to the tax authorities of the EU Member State in which the beneficial owner is resident.

    The retention tax system in Jersey is implemented by means of bilateral agreements with each of the EU Member States, the Taxation (Agreements with European Union Member States) (Jersey) Regulations 2005 and Guidance Notes issued by the Policy & Resources Committee of the States of Jersey. Based on these provisions and what is understood to be the current practice of the Jersey tax authorities, the issuer would not be obliged to levy retention tax in Jersey under these provisions in respect of interest payments made by it to a paying agent established outside Jersey.


OTHER TAXES


    There is no taxation of capital gains (other than with respect to certain tax avoidance transactions) in Jersey. As a result, the capital gains of noteholders on a sale or transfer of their notes will not be subject to taxation in Jersey. There is no value added tax, corporation tax or other relevant taxation in Jersey. No stamp duty, stamp duty reserve tax or issue, documentary, registration or other similar tax imposed by any government department or other taxing authority of or in Jersey is payable in connection with the creation, initial issue, delivery or transfer between noteholders of the notes.


    In the event that on the death of a sole individual holder of notes who is a non-resident of Jersey, such notes are situated in Jersey (by virtue of their being held on a register in Jersey or in bearer form and held in Jersey at the date of death or otherwise deemed to be situated under applicable rules of private international law), a grant of probate or letters of administration would have to be obtained in Jersey and a duty of up to 1 per cent. of the value of assets of the deceased situated in Jersey would be payable.

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

             MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following overview describes the material US federal income tax consequences of the purchase, ownership and disposition of the notes. This overview has been prepared and reviewed by Clifford Chance US LLP, special US federal income tax counsel to the issuer (which we call special US tax counsel). It is based upon the provisions of the Internal Revenue Code of 1986 as amended, which we will refer to as the Code, Treasury regulations promulgated thereunder, published rulings by the Internal Revenue Service ("IRS") and court decisions currently in effect. These authorities are subject to change or differing interpretations, possibly with retroactive effect.

    The discussion does not address the US federal income tax consequences applicable to all categories of investors and is directed solely at US holders who acquire notes in the original offering and hold the notes as capital assets within the meaning of the Code. In particular, this discussion does not address the US federal income tax laws that may be important to a US holder of notes in the light of its particular investment circumstances or to certain types of holders of the notes subject to special treatment under the federal income tax laws, such as:

       o     financial institutions;

       o     insurance companies;

       o     tax-exempt organisations;

       o     dealers in securities or currencies;

       o     persons whose functional currency is not the US dollar; or


       o persons that own, actually or contractually 10 per cent. or more of the combined voting power of the issuer;


       o persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or straddle.

    In addition, this overview does not address alternative minimum tax consequences or any tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences. The issuer suggests that each prospective investor consult its own tax advisors in determining the US federal, state, local and foreign and any other tax consequences to them of an investment in the notes and the purchase, ownership and disposition thereof.

    For the purposes of this overview, a "US HOLDER" means a beneficial owner of notes who or which is for US federal income tax purposes:

       o     a citizen or resident of the United States;

       o a corporation, partnership or other entity created or organised in, or under the laws of, the United States or any political subdivision thereof;

       o an estate whose income from sources outside the United States may be included in gross income for US federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

       o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    A "NON-US HOLDER" means a beneficial owner of notes who is not a US holder.


OVERVIEW OF SPECIAL US TAX COUNSEL'S OPINIONS

    Special US tax counsel has prepared and reviewed this overview of material US federal income tax consequences, and is of the opinion that it is correct in all material respects. Special US tax counsel also opines that, as described below, although the matter is not free from doubt due to the lack of governing authority and the highly factual nature of the analysis, based upon the contemplated activities and certain covenants of each of the receivables trustee, the loan note issuer and the issuer, none of the receivables trustee, the loan note issuer and the issuer will be treated as engaged in a trade or business within the United States for US federal income tax purposes and therefore, that none of these entities will be subject to United States federal income tax on their net

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income.  Special US tax counsel further opines that, as described below, although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the class A notes, class B notes and class C notes will be treated as debt for US federal income tax purposes. Except as set forth in the preceding sentences, special US tax counsel will render no other opinions about the purchase, ownership and disposition of the notes. Further, an opinion of special US tax counsel is not binding on the IRS or the courts, and no ruling on any of the consequences or issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving securities issued by an entity with terms similar to those of the notes. Accordingly, the issuer suggests that persons considering the purchase of notes consult their own tax advisors about the US federal income tax consequences of an investment in the notes and the application of US federal tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.


TAX TREATMENT OF THE RECEIVABLES TRUSTEE, THE RECEIVABLES TRUST, THE LOAN NOTE ISSUER AND THE ISSUER

    In the opinion of special US tax counsel, although the matter is not free from doubt due to a lack of governing authority and the highly factual nature of the analysis, based on contemplated activities and certain covenants of the receivables trustee, the loan note issuer and the issuer, none of the receivables trustee, the receivables trust, the loan note issuer and the issuer will be engaged in a trade or business in the United States under current US federal income tax law and, therefore, none of them will be subject to US federal income tax on their net income (including the branch profits tax). An opinion of legal advisers is not binding on the IRS and it is possible that the IRS could disagree with special US tax counsel's conclusion. If the issuer were deemed to be engaged in a United States trade or business, it would be subject to US federal income tax on its taxable income effectively connected to such United States trade or business (and possibly to the 30 per cent. branch profits tax as well) and distributions to non-US holders on any notes treated as equity for US federal income tax purposes (in particular, the class C notes) would be subject to US withholding tax to the extent such distributions were from earnings and profits of the issuer and were not effectively connected to a United States trade or business.


US HOLDERS

TAX TREATMENT OF THE NOTES AS INDEBTEDNESS

    The issuer will treat the notes as debt for US federal income tax purposes. Each holder of notes, by acceptance of such notes, will also agree to treat the notes as indebtedness for US federal income tax purposes. Special US tax counsel has advised that in its opinion, although there is no directly governing authority addressing the classification of securities similar to the notes, under current law, the class A notes, class B notes and class C notes will be treated as indebtedness for US federal income tax purposes. Such agreement and opinion are not binding on the IRS and, as stated above, no assurance can be given that the characterisation of the notes as indebtedness would prevail if the issue were challenged by the IRS. The IRS might attempt to treat the notes for US federal income tax purposes as equity interests in a corporation. As discussed below, treatment of the notes as equity interests could have adverse tax consequences for US holders. The issuer suggests US holders of the notes consult their tax advisors as to whether they should make any of the elections described below on a protective basis.

    The discussion below assumes the notes are treated as indebtedness for US federal income tax purposes.

PAYMENTS OF INTEREST ON THE NOTES

    Prospective US holders of notes should note that, because interest on the notes is not unconditionally payable in money on each payment date, all of the stated interest payments on the notes will be treated as original issue discount ("OID"). The OID rules of the Code may require US holders of notes to recognise taxable income on such notes without the receipt of an equivalent amount of cash. It is anticipated, and the remainder of this discussion assumes, that the notes will not be issued with OID other than any such "deemed" OID attributable to the accrual of the stated interest payment on the notes or OID which is de minimis.

    A US holder of a note will be required to accrue and include in gross income the sum of the "daily portions" of total OID on the note for each day during the taxable year on which the US holder held a note, generally under a constant yield method, regardless of such US holder's usual method of tax accounting and without regard to the timing of actual payments on the note. Such

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

income will be treated as interest income from sources outside the United States. The amount of OID to be accrued over the term of the note will be based initially on the floating rate in effect for the first accrual period of the note. To the extent such rate varies with respect to any accrual period, such variation shall be reflected in an increase or decrease of the amount of OID accrued for such period. As a result of the complexity of the OID rules, the issuer suggests each US holder of a note consult its own tax advisor regarding the impact of the OID rules on its purchase, ownership or disposition of a note.

INTEREST PAYABLE IN A CURRENCY OTHER THAN THE US DOLLAR

    A US holder of a note the interest of which is payable in a currency other than the US dollar will recognise interest income in an amount equal to the US dollar value of the interest income that has accrued or is otherwise required to be taken into account with respect to such note in accordance with the constant yield method above, determined in accordance with either of two methods. Under the first method, the amount of accrued interest income will be based upon the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years of a US holder, the part of the period within the taxable year).

    Under the second method, a US holder may elect to determine the amount of accrued interest income on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, an electing US holder may instead translate the accrued interest into dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the US holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the US holder, and will be irrevocable without the consent of the IRS.

    Upon receipt of an interest payment in sterling (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a note), a US holder will recognise exchange gain or loss (which will be treated as ordinary income or loss) measured by the difference, if any, between:

       o the exchange rate used to accrue income pursuant to one of the two above methods; and

       o the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into dollars.

SALE, EXCHANGE OR REDEMPTION OF A NOTE

    Upon the sale, exchange or redemption of a note, a US holder generally will recognise taxable gain or loss equal to the difference between:

       o the amount realised on the sale, exchange, or redemption, less amounts representing accrued and unpaid interest that the US holder has not included in gross income, which will be taxable as such (if the amount is denominated in a foreign currency, then its US dollar equivalent as determined at the spot rate on the date of sale or other disposition); and

       o such US holder's adjusted tax basis in the note (as determined in US dollars).

    A US holder's adjusted tax basis in a note generally will equal such US holder's purchase price of such note, increased by the amount of OID previously included in income and decreased by the amount of principal payments previously received on the note. Such gain or loss will generally be long-term capital gain or loss if the note has been held for more than one year at the time of such sale, exchange, or redemption.


ALTERNATIVE TREATMENT OF NOTES

    If the IRS were to successfully assert that any of the notes are not debt for US federal income tax purposes, those notes could be treated as equity interests in a passive foreign investment company ("PFIC"). If the notes were treated as equity interests in a PFIC, any gain on sale or other disposition of the notes would be subject to tax at ordinary income rates, both gain and payments received on the notes might be subject to additional tax and a US holder would be subject to additional form filing requirements. A US holder that has treated the notes as debt for book accounting purposes also might be required specifically to disclose items arising from the notes on its tax return under reportable transaction regulations.

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NON-US HOLDERS

    In general, subject to the discussion below of backup withholding:

       o payments of principal and interest by the issuer or any paying agent to a non-US holder will not be subject to US federal income or withholding tax; and

       o gain realised by a non-US holder on the sale, exchange or redemption of a note will not be subject to US federal income tax or withholding tax, provided that such non-US holder is not (i) engaged in a US trade or business, (ii) a former citizen or long-term resident of the US, a CFC, (a "FOREIGN PERSONAL HOLDING COMPANY" a corporation which accumulates earnings to avoid US federal income tax, or a certain type of foreign charitable organisation or (iii) present in the US for 183 days or more during a taxable year and meets certain other conditions.

    The issuer suggests non-US holders consult their US tax advisors before purchasing notes.


BACKUP WITHHOLDING AND INFORMATION REPORTING

    Payments of principal, interest and OID on the notes, and the proceeds of sale or other disposition of the notes, payable to a US or US connected holder by a US or US connected paying agent or other US intermediary will be subject to information reporting requirements. Backup withholding at a rate of 28 per cent. will also apply to these payments if the US holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its US federal income tax return. No information reporting or backup withholding will be required with respect to payment made by a US paying agent or other US intermediary to certain exempt US holders, such as corporations.

    No information reporting or backup withholding will be required with respect to payments made to a non-US holder for whom the payer has a properly executed form W-8BEN or W-8ECI. If information reporting requirements apply to a US Holder, interest on the US holder's notes will be reported to the IRS and to the US holder as may be required under applicable regulations. Any amount withheld under the backup withholding rules will be allowed as a refund or credit against a holder's US federal income tax liability provided the required information is furnished to the IRS.


CERTAIN STATE, LOCAL AND OTHER TAX CONSEQUENCES

    The issuer suggests potential investors consult their own tax advisors regarding whether the purchase of the notes, either alone or in conjunction with an investor's other activities, may subject a US holder to any state or local taxes based, for example, on an assertion that the investor is either "DOING BUSINESS" in, or deriving income from a source located in any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction.

    The US federal, state, local and other tax consequences set forth above do not address the tax consequences that may be important to a holder of notes in light of its particular circumstance, and thus, may not be applicable depending upon the particular tax situation of a holder of notes. The issuer suggests that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws.

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                              ERISA CONSIDERATIONS

    The US Employee Retirement Income Security Act of 1974, as amended-called ERISA, and Section 4975 of the Code impose requirements on employee benefit plans and some other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which these plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. We call these entities "PLANS". ERISA also imposes requirements on persons who are fiduciaries of Plans for the investment of assets of any Plan. ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.


GENERAL

    Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons-called "PARTIES IN INTEREST" (or, technically under the Code, "DISQUALIFIED PERSONS") who have specified relationships to a Plan or its assets, unless an exemption is available. Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA or an excise tax imposed under Section 4975 of the Code, unless an exemption is available or an exemption applies under the Plan Asset Regulation. The details of these prohibited transactions are contained in Section 406 of ERISA and Section 4975 of the Code.

    Subject to the considerations described below, you may purchase notes with assets of any Plan.

    US Department of Labor (called DOL) Regulation Section 2510.3-101 (called the "PLAN ASSET REGULATION") generally treats the assets of an entity in which a Plan holds an equity interest as assets of such Plan unless one or more of the exceptions in the Plan Asset Regulation applies. If the notes are treated as equity interests and you use Plan assets to purchase the notes, the assets of the issuer and the receivables trust would be treated as Plan assets of the investing Plan unless an exception applies -- see "EQUITY TREATMENT" below. Among other things, this would subject the issuer and the receivables trust's assets to the fiduciary rules of ERISA and the prohibited transaction rules of ERISA and Section 4975 of the Code and could result in penalties and excise taxes under those rules. The term "EQUITY INTEREST" is defined under the Plan Asset Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and has no substantial equity features.

    If you are considering whether to purchase notes with assets of any Plan, you should determine whether the purchase would result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code because any of The Royal Bank of Scotland plc, the issuer, the servicer, the receivables trustee or any other party may be a Party in Interest as to the investing Plan and may be deemed to be benefiting from the issuance of notes. If The Royal Bank of Scotland plc, the issuer or the servicer is a Party in Interest as to Plan assets you are investing, we suggest that you should consult with your counsel about the availability of exemptive relief under one or more DOL Prohibited Transaction Class Exemptions (each called a "PTCE").

    You should be aware, however, that even if you meet the conditions specified in one or more PTCEs, the scope of the exemptive relief provided by the exemption might not cover all acts that might be construed as prohibited transactions. You will be deemed by your purchase and holding of a note to have represented that such purchase and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.


EQUITY TREATMENT

    If the notes are treated as equity (rather than debt) interests under the Plan Asset Regulation despite the agreement of the issuer and the note holders to treat the notes as debt instruments, the assets of the issuer would be treated as assets of the investing Plans for purposes of ERISA and Section 4975 of the Code and result in non-exempt prohibited transactions unless an exception under the Plan Asset Regulation would apply. Consistent with the discussion above -- see "TAX CONSIDERATIONS" -- the issuer intends to take the position that a holder of a note will be treated as owning a debt obligation of the issuer for purposes of the Plan Asset Regulation. However, no assurance is given as to whether the assets of the issuer would be deemed to be the assets of Plans that become holders of a note.

FURTHER CONSIDERATIONS

    In light of the above discussion, if you are considering the purchase of notes with assets of any Plan, you should consult your own counsel regarding whether the assets of the issuer represented by the notes would be considered Plan assets, the consequences that would apply if the issuer's assets were considered Plan assets, the availability of exemptive relief from the prohibited transaction rules under a PTCE -- whether or not the issuer's assets are considered Plan assets and the applicability of an exception under the Plan Asset Regulation. In any case you should also consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorising an investment of Plan assets in the notes. Among other factors, you should consider whether the investment (1) satisfies the diversification requirement of ERISA or other applicable law, (2) is consistent with the Plan's governing instruments, and (3) is prudent in light of the "Risk Factors" and other factors discussed in this base prospectus.

    You must not purchase the notes with assets of any Plan, if, for example, any of the issuer, The Royal Bank of Scotland plc, the servicer, the receivables trustee or any of their affiliates (1) has investment or administrative discretion for those Plan assets; (2) has authority or responsibility to give, or regularly gives, investment advice for those Plan assets for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the Plan assets and will be based on the particular investment needs of the Plan; or (3) unless a PTCE is applicable, is an employer maintaining or contributing to the Plan. As stated above under "General" you will be deemed to have represented by your purchase and holding of a note that such purchase and holding will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

    Some employee benefit plans, such as governmental plans -- as defined in
Section 3(32) of ERISA -- and some church plans -- as defined in Section 3(33) of ERISA -- are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of these plans may be invested in the notes without regard to the ERISA considerations described in this base prospectus, but subject to the provisions of other applicable federal, state, local and foreign law. However, any of these plans that are qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

    The issuer suggests that, prior to making an investment in notes, prospective employee benefit plan investors (whether or not subject to ERISA or Section 4975 of the Code) consult with their legal and other advisors concerning the impact of ERISA and the Code (and, particularly in the case of non-ERISA plans and arrangements, any additional state, local and foreign law considerations), as applicable, and the potential consequences in their specific circumstances of an investment in notes.

         ENFORCEMENT OF FOREIGN JUDGMENTS IN JERSEY OR ENGLAND AND WALES

    The issuer is incorporated with limited liability in Jersey, Channel Islands. Any final and conclusive judgment of either a New York state or US Federal court that has jurisdiction recognised by Jersey or England and Wales regarding obligations of the issuer under the notes, which judgment is for a debt or a fixed sum of money and which has not been stayed or fully satisfied, can be enforced by action against the issuer in the courts of Jersey or England and Wales without re-examining the merits of the issues determined by the proceedings unless:


       o the proceedings in New York State or the US Federal court involved a denial of the principles of natural justice;


       o the judgment goes against the public policy of Jersey or England and Wales;

       o the judgment was obtained by fraud, duress or was based on a clear mistake of fact;

       o     the judgment is a penal or revenue judgment; or

       o there has been an earlier judgment in another court between the same parties on the same issues as are dealt within the judgment to be enforced.


    A judgment by a court may sometimes be given in sterling. The issuer expressly submits to the jurisdiction of New York State and the US Federal courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceedings arising out of this offering. CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011, telephone +1 800 624 0909 have been appointed to receive legal documents for the issuer, the transferors, the servicer and the trust cash manager.


    All of the directors and executive officers of the issuer and some of the experts named in this base prospectus live outside the United States. Most of their assets are located outside the United States. Because of this, the holders of the notes may not be able to effect service of process within the United States on them or to enforce US judgments obtained in such courts predicated upon the civil liability provisions of the Federal securities laws of the United States against them. The issuer has been advised by its English counsel, Linklaters, and by its Jersey counsel, Mourant du Feu & Jeune, that because of this, they may not be able to enforce in England and Wales or Jersey, in original actions solely or in actions for enforcement of judgments of US courts, civil liabilities based on the Federal securities laws of the United States.

                              PLAN OF DISTRIBUTION


    The issuer has entered into an agreement (the "DEALER AGREEMENT") with The Royal Bank of Scotland plc, Financial Markets and RBS Greenwich Capital (each, a "DEALER" collectively, together with any other dealer that may in the future become a party to the dealer agreement as provided therein, the "DEALERS") in connection with the future distribution of series of notes to be issued under the programme. The dealer agreement does not impose any obligation on the dealers to purchase, or on the issuer to issue, any notes, but provides the general terms and conditions under which the issuer and one or more dealers may agree to the issuance by the former and the purchase by the latter of one or more series of notes.


    In addition, because the provisions of the dealer agreement are not exclusive, the issuer may offer and sell the notes in any of three ways:

       o     directly to one or more purchasers;

       o     through agents; or

       o     through dealers.

Any dealer or agent that offers the notes may be an affiliate of the issuer, RBS and/or NatWest, and offers and sales of notes may include secondary market transactions by these affiliates. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

    A prospectus supplement to this base prospectus containing the set of final terms will specify the terms of each offering, including:

       o     the name or names of any dealers or agents,

       o     the public offering or purchase price,

       o     the net proceeds to the issuer from the sale,

       o any underwriting discounts and other items constituting underwriters' compensation,

       o     any discounts and commissions allowed or paid to dealers,

       o     any commissions allowed or paid to agents, and

       o the securities exchanges, if any, on which the notes will be listed.

    If any notes are sold through dealers, the final terms will describe the nature of the obligation of the dealers to purchase the notes. The notes may be offered to the public either through syndicates represented by one or more dealers or directly by one or more firms acting alone. The dealer or dealers for a particular offering of notes will be named in the final terms relating to that offering, and, if a syndicate is used, the managing dealer or dealers will be set forth on the cover of the final terms. Unless otherwise described in the final terms, the obligation of the dealers to purchase any notes will be subject to various conditions precedent.

    The final terms for any notes offered other than through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the issuer and the participants in the distribution of the notes.

    Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuer, directly or through agents, solicits offers to purchase notes, the issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.


    The issuer may change any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. If indicated in the final terms to this base prospectus, the issuer will authorise dealers or agents to solicit offers by certain institutions to purchase securities from the issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.


    Any dealer or agent participating in the distribution of securities, including notes offered by this base prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by them and any profit realised by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

    The issuer may agree to indemnify dealers, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuer's notes.

    The issuer anticipates that the notes will be sold to institutional and retail investors. Purchasers of notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "UNDERWRITERS" within the meaning of the Securities Act of 1933 in connection with re-offers and sales of the notes by them. Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

    Dealers and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for the transferors, the issuer or their affiliates in the ordinary course of business.


    RBS will be a transferor, transferor beneficiary, servicer, trust cash manager, arranger, a dealer and the lender under the expense loan facility.
RBS owns 100 per cent. of the issued share capital of the loan note issuer. RBS Greenwich Capital is an affiliate of the transferors and may participate in one or more offerings of the issuer's securities.



UNITED KINGDOM

    Each dealer has represented and agreed, and each further dealer appointed under the programme will be required to represent and agree, that:

(i) NO DEPOSIT-TAKING: in relation to any notes which have a maturity of less than one year:

       (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business; and

       (ii) it has not offered or sold and will not offer or sell any notes other than to persons:

             (A) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses; or

             (B) who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses,

    where the issue of the notes would otherwise constitute a contravention of
Section 19 of the FSMA by the issuer;

(ii) FINANCIAL PROMOTION: it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(iii) GENERAL COMPLIANCE: it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.


JERSEY

    The notes may not be offered to, sold to or purchased by persons resident for income tax purposes in Jersey other than financial institutions in the normal course of business.


GENERAL

    Other than with respect to the admission to listing, trading and/or quotation by such one or more listing authorities, stock exchanges and/or quotation systems as may be specified in the relevant final terms, no action has been or will be taken in any country or jurisdiction by the issuer or the dealers that would permit a public offering of notes, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Persons into whose hands this base prospectus or any set of final terms comes, are required by the issuer and the dealers to comply with all applicable laws and regulations in each country or jurisdiction in or from which they purchase, offer, sell or deliver notes or have in their possession or distribute such offering material, in all cases at their own expense.

    The dealer agreement provides that the dealers shall not be bound by any of the restrictions relating to any specific jurisdiction (set out above) to the extent that such restrictions shall, as a result of change(s) or change(s) in official interpretation, after the date hereof, of applicable laws and regulations, no longer be applicable but without prejudice to the obligations of the dealers described in the immediately preceding paragraph above.

    Selling restrictions may be supplemented or modified with the agreement of the issuer. Any such supplement or modification will be set out in the relevant base prospectus or final terms (in the case of a supplement or modification relevant only to a particular series of notes).

                              RATINGS OF THE NOTES

    Notes offered by this base prospectus and the applicable final terms will be:

       o assigned a rating by each of Standard & Poor's, Moody's and Fitch Ratings, and

       o identified in the final terms in one of the four highest rating categories of such nationally recognised statistical rating organisation (which is referred to as "INVESTMENT GRADE").

    The ratings of the notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the notes. A rating may be suspended, lowered or withdrawn at any time. The rating does not address the expected schedule of principal payments other than to say that principal will be returned no later than the final maturity date.

    Rating agencies other than those requested could assign a rating to the notes, and its rating could be lower than any rating assigned by a rating agency chosen by the issuer.

                                     EXPERTS



    The financial statements for Arran Funding Limited and RBS Cards Securitisation Funding Limited respectively, included in this base prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

    Matters of UK law relating to the validity of the issuance of the notes will be passed upon for the arranger and dealers by Clifford Chance Limited
Liability Partnership. Legal matters will be passed upon for the arranger and dealers by Clifford Chance US LLP who will also act as counsel to the issuer as to US tax matters.

    Linklaters have advised the issuer as to matters of English law.

    Matters of Jersey law and tax relating to the validity of the issuance of the notes will be passed upon for the issuer by Mourant du Feu & Jeune.

                                  GOVERNING LAW

       o The programme documents are governed by the laws of England and Wales and, where they relate to security interests over assets in Jersey, by Jersey law.

       o The United Kingdom and UK are abbreviated references to the United Kingdom of Great Britain and Northern Ireland. The UK comprises three distinct legal systems, namely those of England (which includes Wales), Scotland and Northern Ireland, each with its own judicial process. However, leaving aside devolution of certain powers to Scottish and Northern Irish legislative bodies, the legislative body for each of these three jurisdictions is the UK Parliament. Accordingly, references to UK law are to laws promulgated by the UK Parliament but which are binding on the United Kingdom.

       o The sale of receivables where the relevant card accountholder is resident in Scotland is governed by Scots law. The consequences of this Scots law sale are discussed under the caption "Material Legal Aspects of the Receivables -- Transfer of Benefit of Receivables".

       o Provisions of the transaction documents which grant security over certain intangible assets situated in Jersey are, in order to be effective as a matter of Jersey law, governed by Jersey law. Jersey, an island in the Channel Islands off the coast of England, has an entirely separate legislative and judicial system. However, in certain areas, such as corporate law, the Jersey courts customarily follow English common law precedent.

                             REPORTS TO NOTEHOLDERS


    The servicer and the trust cash manager will respectively prepare monthly and annual reports for the receivables trustee and each rating agency that will contain information about the receivables. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. No reports will be sent to you.


    Enquiries and requests for information in relation to the notes from noteholders in the United Kingdom may be directed to the London office of the
note trustee, which is located at One Canada Square, London, E14 5AL.   The
note trustee, from its London office, will be able to respond to all enquiries and requests for information regarding the notes and to refer any calls requiring any action on the part of the registrar to the registrar's New York office to liaise with the relevant holder of the notes. In performing these functions, the note trustee is procuring that the equivalent services that would be available at a London paying agent are available to holders of notes in London (excluding any payment of principal or interest or any other payment on the notes) to enable these noteholders to exercise all their rights, in particular, being informed of meetings which they are entitled to attend and exercising their right to vote.

WHERE YOU CAN FIND MORE INFORMATION

    We have filed a registration statement for the notes with the SEC. This base prospectus is part of the registration statement, but the registration statement includes additional information.

    The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the notes.

    You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., in Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings also are available to the public on the SEC internet site (http:// www.sec.gov).

    The SEC allows us to "incorporate by reference" information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this base prospectus. Information that we file later with the SEC will automatically update the information in this base prospectus. In all cases, you should rely on the later information over different information included in this base prospectus or the applicable final terms. We incorporate by reference any future annual, monthly and special reports until the termination of the offering of the notes. As a recipient of this base prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the document (unless exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: 22 Grenville Street, St. Helier, Jersey JE4 8PX (+44 1534 609 000, Ref: Arran Funding Limited).

                         LISTING AND GENERAL INFORMATION

    We have made an application to the UKLA to admit the notes to the Official List and to the regulated market of the London Stock Exchange to admit the notes to trading. The listing of the notes on the regulated market of the London Stock Exchange will be expressed as a percentage of their principal amount (exclusive of accrued interest). Each class of this series of notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the regulated market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the regulated market of the London Stock Exchange of this base prospectus and any other information required by the UKLA and the regulated market of the London Stock Exchange, subject in each case to the issue of the relevant notes. Prior to official listing, dealings will be permitted by the regulated market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

    However, notes may be issued pursuant to the programme which will not be admitted to listing, trading and/or quotation by the UKLA or the regulated market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the issuer and the relevant dealer(s) may agree.

    Application will be made for the notes to be accepted for clearance through Euroclear and Clearstream, Luxembourg. The appropriate common code and the International Securities Identification Number ("ISIN") in relation to the Notes of each series will be specified in the final terms relating thereto.
The relevant final terms shall specify any other clearing system as shall have accepted the relevant notes for clearance together with any further appropriate information.


    The establishment of the programme was authorised by board resolutions of the issuer passed on 9 November 2005. The issuer has obtained or will obtain from time to time all necessary consents, approvals and authorisations in connection with the issue and performance of the notes.


    An investment in the notes is only suitable for financially sophisticated investors who are capable of evaluating the merits and risks of such investment and who have sufficient resources to be able to bear any losses which may result from such investment. If you are in any doubt about the contents of this base prospectus or the relevant final terms, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.


    The issuer confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuer at the date of the base prospectus and the relevant final terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the base prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the base prospectus and, in relation to any series, the relevant final terms.


    The loan note issuer neither is nor has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the loan note issuer is aware) during the 12 months before the date of this base prospectus which may have, or have had in the recent past, significant effects on the loan note issuer's financial position or profitability.

    Save as disclosed in this prospectus, there has been no significant change in the financial or trading position of the loan note issuer since the date of its incorporation and, since such date, there has been no material adverse change in the financial position or prospects of the loan note issuer.

    The issuer neither is nor has been involved in any governmental, legal or arbitration proceedings (including any such proceedings which are pending or threatened of which the issuer is aware) during the 12 months before the date of this base prospectus which may have, or have had in the recent past, significant effects on the issuer's financial position or profitability.

    The issuer has not traded since its incorporation on 7 September 2004.

    There has been no material adverse change in the issuer's financial position or prospects since its date of incorporation and, since such date, there has been no significant change in the financial or trading position of the issuer.


    It should be remembered that the price of securities and the income from them can go down as well as up.


    There is no intention to accumulate surpluses in the issuer, loan note issuer or receivables trustee.

    A copy of this base prospectus will be delivered to the Registrar of Companies within 14 days of the date hereof in accordance with the provisions of the consent issued pursuant to Article 5 of the Companies (General Provisions) (Jersey) Order 2002 in connection with the circulation by the issuer of the final terms.

    The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the notes.

    It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuer or for the correctness of any statements made, or opinions expressed, with regard to it.

    The auditors of the issuer are Deloitte & Touche LLP, Registered Auditor. Deloitte & Touche LLP audited the financial statements of the issuer, without qualification, in accordance with relevant Jersey legal regulatory requirements and United Kingdom accounting standards, for the period ending 31 August 2005. Going forward, Deloitte & Touche LLP is expected to audit the financial statements of the issuer in accordance with relevant Jersey legal regulatory requirements and United Kingdom accounting standards.

    The auditors of the loan note issuer are Deloitte & Touche LLP, Registered Auditor. Deloitte & Touche LLP audited the financial statements of the loan note issuer, without qualification, in accordance with relevant Jersey legal regulatory requirements and United Kingdom accounting standards, for the year ending 31 December 2004. Going forward, Deloitte & Touche LLP is expected to audit the financial statements of the loan note issuer in accordance with relevant Jersey legal regulatory requirements and United Kingdom accounting standards.



    The financial statements included in this base prospectus are included only to comply with the listing requirements of the UKLA. Prospective investors in a particular series of notes will find the relevent information regarding the transferors' portfolio and the securitised portfolio in the final terms corresponding to such series.

     Deloitte & Touche LLP have given and not withdrawn their consent to inclusion of their reports on the balance sheet and financial statements of Arran Funding Limited, as set out in this base prospectus, and have authorised the contents of such references for the purposes of paragraph 6(l)(e) of the Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

    Deloitte & Touche LLP is regulated by a number of authorities, but primarily by The Institute of Chartered Accountants in England & Wales in respect of audit. Regulation of the audit of listed companies is in the process of being passed from the Institute of Chartered Accountants in England & Wales to the Financial Reporting Council. In addition, Deloitte & Touche LLP is authorised and regulated by the Financial Services Authority in respect of activities regulated by the Financial Services and Markets Act 2000.

    The address of Deloitte & Touche LLP is Saltire Court, 20 Castle Terrace, Edinburgh EH1 2DB.

                       DOCUMENTS AVAILABLE FOR INSPECTION

    For so long as the base prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected during normal business hours at the specified office of the paying agent and from the registered office of the issuer, namely:

       (a)   the memorandum and articles of association of the issuer;

       (b)   the memorandum and articles of association of the loan note issuer;

       (c) the memorandum and articles of association of the receivables trustee;

       (d) the current listing particulars in relation to the programme, together with any amendments;

       (e)   the paying agency agreement;

       (f)   the dealer agreement and the relevant subscription agreement;

       (g) any set of final terms relating to notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant final terms will only be available for inspection by the relevant noteholders);

       (h)   the master framework agreement including amendments thereto;

       (i)   the receivables securitisation agreement;

       (j) the receivables trust deed and trust cash management agreement and trust supplement;

       (k)   the trust section 75 indemnity;


       (l)   beneficiaries deed;


       (m)   beneficiaries servicing agreement;

       (n)   the expenses loan agreement;

       (o)   the security trust deed and loan note supplement;

       (p)   the Arran Funding Limited trust deed;


       (q)   the relevant series trust deed supplement;


       (r)   the Arran Funding Limited master framework agreement;

       (t)   the issuer corporate services agreement;


       (u)   the accountants' report of the loan note issuer;

       (v)   the accountants' report of the issuer;

       (w)   the swap agreement (if any); and

       (x)   the various account bank agreements.

                               INDEX OF APPENDICES

    The appendices are an integral part of this base prospectus.


                                                                                           PAGE
                                                                                           ----

A          Report of Independent Accountants For Arran Funding Limited...................   189
B          Accounts of Arran Funding Limited.............................................   190
C          Notes to Financial Statements.................................................   191
D          Report of Independent Accountants for RBS Cards Securitisation Funding Limited   192
E          Accounts of RBS Cards Securitisation Funding Limited..........................   193
F          Notes to Financial Statements.................................................   195
G          Other Series Issued and Outstanding...........................................   201
H          Form of Final Terms...........................................................   202



                                   APPENDIX A

           REPORT OF INDEPENDENT ACCOUNTANTS FOR ARRAN FUNDING LIMITED

DECLARATION

    Deloitte & Touche LLP have consented to the inclusion of the following audit report and make the following declaration:

   "For the purposes of Prospectus Rule 5.5.4R(2)(f) we are responsible for the report below as part of the Prospectus and declare that we have taken all reasonable care to ensure that the information contained in such report is, to the best of our knowledge, in accordance with the facts and contains no omission likely to affect its import. This declaration is included in the Prospectus in compliance with Annex VII item 1.2 in Appendix 3 of the Prospectus Rules."

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF ARRAN FUNDING LIMITED

    We have audited the financial statements of Arran Funding Limited for the period ended 31 August 2005 which comprise, the balance sheet and the related notes 1 to 6. These financial statements have been prepared under the accounting policies set out therein.

    This report is made solely to the company's members, as a body, in accordance with Article 110 of the Companies (Jersey) Law 1991. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described in the statement of directors' responsibilities, the directors are responsible for the preparation of financial statements prepared in accordance with applicable Jersey law and United Kingdom accounting standards. Our responsibility is to audit the financial statements in accordance with relevant Jersey legal regulatory requirements and United Kingdom auditing standards.

    We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies (Jersey) Law 1991. We also report if, in our opinion, the directors' report is not consistent with the financial statements; if the company has not kept proper accounting records; if we have not received all the information and explanations we require for the audit.

    We read the directors' report for the above period and consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements.


BASIS OF OPINION

    We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

    In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 August 2005 and have been properly prepared in accordance with the Companies (Jersey) Law 1991.


       Deloitte & Touche LLP
       Chartered Accountants
       Edinburgh

       Date 9 November 2005

                                   APPENDIX B

                              ARRAN FUNDING LIMITED
                                  BALANCE SHEET

                 Period from 7 September 2004 to 31 August 2005

                                      As at
                                  31 August
                                       2005
                            Note      [GBP]
                                  ---------

CURRENT ASSETS
Debtors...................               10
                                  ---------

NET ASSETS................               10
                                  =========

CAPITAL AND RESERVES
Called up share capital...     4         10
                                  ---------

EQUITY SHAREHOLDER'S FUNDS               10
                                  =========




    These financial statements were approved by the Board of Directors on 8 November 2005, and were signed on its behalf by:

    Louise Kerhoat

    Director

                                   APPENDIX C

                          NOTES TO FINANCIAL STATEMENTS

                          PERIOD ENDED 31 AUGUST 2005

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The financial statements have been prepared in accordance with United Kingdom accounting standards under the historical cost convention. As at the reporting date the Company has undertaken no trading activities since incorporation.


2.  PROFIT AND LOSS ACCOUNT

    The company did not trade during the period and therefore made neither a profit nor loss. Accordingly a profit and loss account is not presented as part of these financial statements.


3.  DIRECTORS AND EMPLOYEES

    The Directors received no emoluments from the company during the period. The company had no employees during the period.


4.  CALLED UP SHARE CAPITAL

                                                             As at
                                                    31 August 2005
                                                             [GBP]
                                                    --------------

    ORDINARY SHARES OF [GBP]1 EACH
    Authorised (10,000 shares)....................          10,000
                                                    --------------

    Allotted, called-up and fully paid (10 shares)              10
                                                    ==============




    The shares were issued on incorporation. The 10 shares are held by Arran Holdings Limited.


5.  IMMEDIATE AND ULTIMATE PARENT COMPANY

    The immediate holding company is Arran Holdings Limited, a company registered in Jersey. Copies of the group financial statements of Arran Holdings Limited are available from Mourant & Co. Secretaries Limited, PO Box 87, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands.

    The smallest and largest group into which the company is consolidated is Arran Holdings Limited, a company registered in Jersey. Copies of the group financial statements of Arran Holdings Limited are available from Mourant & Co. Secretaries Limited, PO Box 87, 22 Grenville Street, St Helier, Jersey JE4 8PX, Channel Islands.

    All of the issued share capital of Arran Holdings Limited is held by Juris Limited and Lively Limited as nominees for a trust company incorporated in Jersey, Mourant & Co. Trustees Limited, acting as trustee of the Arran Charitable Trust, a charitable trust established under the laws of Jersey, Channel Islands. The ultimate controlling party is therefore Mourant & Co. Trustees Limited.


6.  RELATED PARTY TRANSACTIONS

    Julia Anne Jennifer Chapman is a supervisory board member and shareholder of Mourant Limited. Gareth Essex-Cater is a shareholder of Mourant Limited. Each of Julia Anne Jennifer Chapman, Gareth Essex-Cater, Helen Grant and Louise Joyce Kerhoat is an employee of a subsidiary of Mourant Limited. Affiliates of Mourant Limited provide ongoing administrative services to the Company at commercial rates. Julia Anne Jennifer Chapman is also a partner of Mourant du Feu & Jeune and should be regarded as interested in any contract in relation to the provision of legal services by Mourant du Feu & Jeune. During the period fees payable to Mourant du Feu & Jeune and companies owned by its partners were [GBP]nil. At 31 August 2005 there were amounts payable of [GBP]nil.

                                   APPENDIX D

Included below is the audit opinion on the financial statements of RBS Cards Securitisation Funding Limited for the year ended 31 December 2003. The financial statements for the year ended 31 December 2003 have not been reproduced here as 2003 comparatives are included in the 2004 financial statements below.

            INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF RBS CARDS
                         SECURITISATION FUNDING LIMITED

We have audited the financial statements of RBS Cards Securitisation Funding Limited for the year ended 31 December 2003 which comprise the profit and loss account, the balance sheet and the related notes 1 to 15. These financial statements have been prepared under the accounting policies set out therein.

    This report is made solely to the company's members, as a body, in accordance with Article 110 of the Companies (Jersey) Law 1991. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described in the statement of directors' responsibilities, the directors are responsible for the preparation of financial statements prepared in accordance with applicable Jersey law and United Kingdom accounting standards. Our responsibility is to audit the financial statements in accordance with relevant Jersey legal regulatory requirements and United Kingdom auditing standards.

    We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies (Jersey) Law 1991 and rotary requirements. We also report if, in our opinion, the directors' report is not consistent with the financial statements; if the company has not kept proper accounting records; if we have not received all the information and explanations we require for the audit.

    We read the directors' report for the above year and consider the implications for our report if we become aware of any apparent misstatements.


BASIS OF OPINION

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

    In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 December 2003 and of its profit for the year then ended and have been properly prepared in accordance with the Companies (Jersey) Law 1991.

Deloitte & Touche
Chartered Accountants
St Helier
Jersey

Date: 22 July 2004

 REPORT OF INDEPENDENT ACCOUNTANTS FOR RBS CARDS SECURITISATION FUNDING LIMITED

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF RBS CARDS SECURITISATION FUNDING LIMITED

    We have audited the financial statements of RBS Cards Securitisation Funding Limited for the year ended 31 December 2004 which comprise the profit and loss account, the balance sheet and the related notes 1 to 16. These financial statements have been prepared under the accounting policies set out therein.

    This report is made solely to the company's members, as a body, in accordance with Article 110 of the Companies (Jersey) Law 1991. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.


RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

    As described in the statement of directors' responsibilities, the directors are responsible for the preparation of financial statements prepared in accordance with applicable Jersey law and United Kingdom accounting standards. Our responsibility is to audit the financial statements in accordance with relevant Jersey legal regulatory requirements and United Kingdom auditing standards.

    We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies (Jersey) Law 1991. We also report if, in our opinion, the directors' report is not consistent with the financial statements; if the company has not kept proper accounting records; if we have not received all the information and explanations we require for the audit.

    We read the directors' report for the above year and consider the implications for our report if we become aware of any apparent misstatements.


BASIS OF OPINION

    We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

    We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.


OPINION

    In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 December 2004 and of its profit for the year then ended and have been properly prepared in accordance with the Companies (Jersey) Law 1991.

Deloitte & Touche LLP
Chartered Accountants
Edinburgh

Date 9 November 2005

                                   APPENDIX E

                    RBS CARDS SECURITISATION FUNDING LIMITED

                            PROFIT AND LOSS ACCOUNT
                           YEAR ENDED 31 DECEMBER 2004

                                               Year ended   Year ended
                                              31 December  31 December
                                                     2004         2003
                                        Note    [GBP]'000    [GBP]'000
                                              -----------  -----------

Interest receivable and similar income     5      142,847      165,700
Interest payable......................            (53,619)     (48,591)
                                              -----------  -----------

NET INTEREST INCOME...................             89,228      117,109
Other income..........................             70,032       71,242
                                              -----------  -----------

TOTAL INCOME..........................            159,260      188,351
                                              -----------  -----------

Administrative expenses...............             (9,242)     (11,209)
Excess spread.........................           (148,869)    (174,724)
Depreciation and amortisation.........             (1,036)      (2,295)
                                              -----------  -----------

TOTAL ADMINISTRATIVE EXPENSES.........           (159,147)    (188,228)
                                              -----------  -----------

PROFIT ON ORDINARY ACTIVITIES.........     4          113          123
Proposed dividend.....................     6         (113)        (123)
                                              -----------  -----------

RETAINED PROFIT FOR THE FINANCIAL YEAR    12           --           --
                                              ===========  ===========





    The notes on pages 195 to 200 form an integral part of these accounts. The above results relate to continuing operations in both the current and prior year.

    The Company has no recognised gains and losses other than those included in the results above, and therefore no separate statement of total recognised gains and losses has been presented.

    There is no difference between the profit on ordinary activities, and the historical cost equivalent.

                                 BALANCE SHEET
                           YEAR ENDED 31 DECEMBER 2004

                                                                                        As at
                                                                           As at  31 December
                                                                31 December 2004         2003
                                                          Note         [GBP]'000    [GBP]'000
                                                                ----------------  -----------

FIXED ASSETS
Deposits held...........................................     7         1,133,016    1,133,016
Other assets............................................     8               772        1,808
                                                                ----------------  -----------

                                                                       1,133,788    1,134,824
                                                                ----------------  -----------

CURRENT ASSETS
Other debtors...........................................                  20,903       25,011

CREDITORS: amounts falling due within one year:.........     9
Subordinated liabilities -- dated loan capital..........              (1,133,016)          --
Other creditors.........................................                 (21,675)     (18,232)
                                                                ----------------  -----------

NET CURRENT (LIABILITIES) / ASSETS......................              (1,133,788)       6,779
                                                                ----------------  -----------

TOTAL ASSETS LESS CURRENT LIABILITIES...................                      --    1,141,603
CREDITORS: amounts falling due after more than one year:
Expenses loan...........................................     8                --       (8,587)
Subordinated liabilities -- dated loan capital..........    10                --   (1,133,016)
                                                                ----------------  -----------

NET ASSETS..............................................                      --           --
                                                                ================  ===========

CAPITAL AND RESERVES
Called up share capital.................................    11                --           --
Profit and loss account.................................    12                --           --
                                                                ----------------  -----------

EQUITY SHAREHOLDER'S FUNDS..............................    13                --           --
                                                                ================  ===========




    These financial statements were approved by the Board of Directors on 8 November 2005, and were signed on its behalf by:

Robert Niall Douglas
Lynn Ann Cleary

Directors

                                   APPENDIX F

                         NOTES TO FINANCIAL STATEMENTS


                          YEAR ENDED 31 DECEMBER 2004

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The financial statements are prepared in accordance with accounting standards applicable in the United Kingdom and in accordance with Jersey law. The particular accounting policies are described below.


    ACCOUNTING CONVENTION

    The financial statements are prepared under the historical cost convention.


    INTEREST RECEIVABLE

    Interest receivable represents interest earned on outstanding cardholder balances, recognised on an accruals basis.


    INTEREST PAYABLE

    Interest payable represents the interest expense on the loan notes issued to Arran One Limited and Arran Two Limited (see note 10), recognised on an accruals basis.


    OTHER INCOME

    Other income comprises various sources of fee income, including insurance commission, cash item charges and interchange income, recognised on an accruals basis.


    DEPOSITS

    The deposits held, representing a proportional share of the credit card receivables held on trust by South Gyle Receivables Trustee Limited and deposited with the company, are recorded at cost. The company is entitled to a proportional share of the income earned on the credit card receivables portfolio. To the extent that there are losses suffered in the collection of amounts due on the receivables, such losses will reduce the proportional share of the income earned.

    To the extent that in any period there is insufficient income to absorb the credit losses, such losses will be met using a cash reserve held by the trust, and only when that reserve has been fully utilised does the value of the deposit reduce. If, however, there is sufficient income in future periods, the value of the deposits may be reinstated.


    EXCESS SPREAD

    The company is obliged to meet certain costs and expenses, including credit losses, out of income received. To the extent that there is a surplus ("excess spread") after all obligations have been met, this amount will be passed back to the trust subject to the retention of an annual equivalent amount equal to 0.01% of the value of deposits held.


    ISSUE COSTS

    The company had an obligation to fund the costs associated with the issue of debt out of income earned on the deposits. These costs have been capitalised at the amount paid and amortised over the expected life of the loan notes.


    EXPENSES LOAN

    The issue costs noted above were funded through loans from The Royal Bank of Scotland plc. The loans were in the names of Arran One Limited and Arran Two Limited (the two Jersey based special purpose companies established for the purpose of raising finance from the debt market). Under Financial Reporting Standard No 5 these expenses loans were treated as owing by the Company, and have all now been repaid.


    EXEMPT COMPANY STATUS FEE

    The company has been granted "Exempt Company Status" in Jersey and is therefore liable to an annual fee which is currently [GBP]600. This is included as an expense in the profit and loss account as it is not dependent on the company's results.

2.  DIRECTORS AND EMPLOYEES

    The Directors received no emoluments from the company during the year (2003: nil). The company had no employees during the year (2003: none).


3.  CASH FLOW STATEMENT

    The company is a wholly owned subsidiary of The Royal Bank of Scotland plc and the cash flows of the company are included in the consolidated group cash flow statement of The Royal Bank of Scotland Group plc, the company's ultimate holding company. Consequently the company is exempt under the terms of the Financial Reporting Standard No 1 (revised) from publishing a cash flow statement.


4.  PROFIT ON ORDINARY ACTIVITIES

                                                       Year ended   Year ended
                                                      31 December  31 December
                                                             2004         2003
                                                        [GBP]'000    [GBP]'000
                                                      -----------  -----------
    Profit on ordinary activities is after charging:
    Amortisation of capitalised issue expenses......        1,809        2,295
    Auditors' remuneration -- audit fees............           11           10
    Credit losses...................................       39,331       46,147
                                                      ===========  ===========




5.  INTEREST RECEIVABLE AND SIMILAR INCOME


                                      Year ended   Year ended
                                     31 December  31 December
                                            2004         2003
                                       [GBP]'000    [GBP]'000
                                     -----------  -----------
    Loans and advances to customers      137,662      160,627
    Balances at banks..............        5,185        5,073
                                     -----------  -----------
                                         142,847      165,700
                                     ===========  ===========



6.  PROPOSED DIVIDEND


                                                               Year ended   Year ended
                                                              31 December  31 December
                Pounds per share 2004  Pounds per share 2003         2004         2003
                                [GBP]                  [GBP]    [GBP]'000    [GBP]'000
                ---------------------  ---------------------  -----------  -----------
    Proposed final             11,330                 12,286          113          123



7.  DEPOSITS HELD


    At 31 December 2004, the company held deposits representing an interest in a portfolio of credit card receivables held on trust. Due to the short-term nature and variable interest term of the credit card receivables and hence the deposits, the fair value equals the carrying amount.


                                                           [GBP]'000
                                                           ---------
    Cost at 1 January 2004 and 31 December 2004..........  1,133,016
                                                           =========

    Net Book Value at 1 January 2004 and 31 December 2004  1,133,016
                                                           =========


8.  OTHER ASSETS

    Unamortised Issue Costs                 [GBP]'000
                                            ---------

    COST
    At 1 January 2004 and 31 December 2004      8,587
                                            =========

    Accumulated amortisation
    At 1 January 2004.....................      6,779
    Charge for year.......................      1,036
                                            ---------
    At 31 December 2004...................      7,815
                                            =========

    Net Book Value at 31 December 2004....        772
                                            =========
    Net Book Value at 31 December 2003....      1,808
                                            =========





    The issue costs incurred during prior years were funded through unsecured loans from The Royal Bank of Scotland plc.


                                                          As at
                                             As at  31 December
                                  31 December 2004         2003
    Amounts due as follows:              [GBP]'000    [GBP]'000
                                  ----------------  -----------
    OO-B Maturity March 2005....                --        5,155
    OO-C Maturity September 2005                --        3,432
                                  ----------------  -----------
                                                --        8,587
                                  ================  ===========


    The above loans were repaid on 15 December 2004.


9.  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                                          As at
                                                                             As at  31 December
                                                                  31 December 2004         2003
    Amounts due as follows:                                              [GBP]'000    [GBP]'000
                                                                  ----------------  -----------

    OTHER CREDITORS:
    Accruals....................................................             2,738        2,315


    Amounts due to group undertakings:
    -- The Royal Bank of Scotland International.................                19           19
    -- RBS Advanta..............................................                --        6,356
    -- The Royal Bank of Scotland plc...........................            18,918        9,542
                                                                  ----------------  -----------
                                                                            21,675       18,232
    Subordinated Liabilities -- dated loan capital (see note 10)         1,133,016           --
                                                                  ================  ===========
                                                                         1,154,691       18,232
                                                                  ================  ===========




10. SUBORDINATED LIABILITIES -- DATED LOAN CAPITAL

    The company has issued loan notes to two special purpose companies, established to raise finance from the debt markets, secured on the Series 00-A, Series 00-B and Series 00-C loan notes.

    On 27 March 2000, the company issued loan notes to the value of [GBP]1,020,017,850 to Arran One Limited, in two Series, namely 00-A and 00-B. Series 00-A matured and was repaid in March 2003, and Series 00-B subsequently matured and was repaid in March 2005 (see note 16).

    On 28 September 2000, the company issued a loan notes to the value of [GBP]495,505,060 to Arran Two Limited, in Series 00-C. Series 00-C matured in September 2005.

    During the revolving period, in which the principal collected on the underlying credit card receivables is reinvested in further credit card receivables, unless certain events determined by reference to the performance of the receivables are triggered, there will be no amortisation of the loan notes.

    At 31 December 2004, the following amounts were outstanding in respect of subordinated loan capital:


                                   Year ended   Year ended
                                  31 December  31 December
                                         2004         2003
                                    [GBP]'000    [GBP]'000
                                  -----------  -----------

    Due in less than one year...    1,133,016           --
    Due in greater than one year           --    1,133,016
                                  -----------  -----------
                                    1,133,016    1,133,016
                                  ===========  ===========





    The estimated fair values for the deposits, interest receivable, loan notes issued, excess spread payable, and other liabilities approximate their carrying values due to the variable interest terms inherent in these financial instruments and/or their short-term nature. The following information in regard to loan notes in issue during the year ended 31 December 2004 was calculated using month-end balances:


                                                             Year ended
                                                            31 December
                                                                   2004
                                                              [GBP]'000
                                                            -----------

    (i)   Maximum month-end outstanding during the year       1,133,016
                                                            -----------
          Average Amount outstanding during the year...       1,133,016
                                                            ===========



     (ii) The notes are secured over a portfolio of credit card receivables.

          Amounts fall due as follows:


                                      Balance outstanding    Balance outstanding
                                        as at 31 December      as at 31 December
                                                     2004                   2003
                                                [GBP]'000              [GBP]'000
                                      -------------------   --------------------

        OO-B Maturity March 2005....              637,511                637,511
        OO-C Maturity September 2005              495,505                495,505
                                      -------------------   --------------------
                                                1,133,016              1,133,016
                                      ===================   ====================


11. CALLED UP SHARE CAPITAL

                                                                    As at
                                                              31 December
                                                            2003 and 2004
                                                                [GBP]'000
                                                         ----------------

    ORDINARY SHARES OF [GBP]1 EACH
    Authorised (10,000 shares)....................                     10
                                                         ================
    Allotted, called-up and fully paid (10 shares)                     --
                                                         ================


12. PROFIT AND LOSS ACCOUNT

                                        Year ended
                                  31 December 2004
                                         [GBP]'000
                                  ----------------

    At 1 January................                --
    Retained profit for the year                --
                                  ================
    At 31 December..............                --
                                  ================


13. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                          Year ended   Year ended
                                         31 December  31 December
                                                2004         2003
                                           [GBP]'000    [GBP]'000
                                         -----------  -----------

    Profit for the year................          113          123
    Dividend proposed..................         (113)        (123)
                                         -----------  -----------
    Net movement in shareholders' funds           --           --
    Opening shareholders' funds........           --           --
                                         -----------  -----------
    Closing shareholders' funds........           --           --
                                         ===========  ===========


14. IMMEDIATE AND ULTIMATE PARENT COMPANY

    The company's immediate parent company and smallest group into which the company is consolidated is The Royal Bank of Scotland plc, which is incorporated in Great Britain and registered in Scotland. Financial Statements of The Royal Bank of Scotland plc can be obtained from The Royal Bank of Scotland Group plc, 42 St Andrew Square, Edinburgh.

    The company's ultimate parent company, ultimate controlling party and largest group into which the company is consolidated is The Royal Bank of Scotland Group plc, which is incorporated in Great Britain and registered in Scotland. Financial Statements of The Royal Bank of Scotland Group plc can be obtained from The Royal Bank of Scotland Group plc, 42 St Andrew Square, Edinburgh.


15. RELATED PARTY TRANSACTIONS

    The Company has taken advantage of the exemption from disclosure requirements in Financial Reporting Standard No 8 concerning inter-group transactions.

    Julia Anne Jennifer Chapman is a supervisory board member and shareholder of Mourant Limited. Julia Anne Jennifer Chapman and Helen Grant are employees of a subsidiary of Mourant Limited. Affiliates of Mourant Limited provide ongoing administrative services to the

    Company at commercial rates. Julia Anne Jennifer Chapman is also a partner of Mourant du Feu & Jeune and should be regarded as interested in any contract in relation to the provision of legal services by Mourant du Feu & Jeune.

    During the period fees payable to Mourant du Feu & Jeune and companies owned by its partners were [GBP]39,966 (2003 --- [GBP]36,855). At 31 December 2004 there were amounts payable of [GBP]nil (2003 --- nil).



16. SUBSEQUENT EVENT

    The loan notes relating to Series OO-B and Series OO-C matured on 15 March 2005 and 15 September 2005 respectively and were repaid to investors on those dates. This amounted to [GBP]637,511,156 for Series OO-B and [GBP]495,505,000 for Series OO-C. There were corresponding decreases in deposits held.

                                   APPENDIX G

                      OTHER SERIES ISSUED AND OUTSTANDING

    There are no outstanding series of notes previously issued by other issuers, or loan notes issued by the loan note issuer and the receivables trustee in connection with the receivables trust and the receivables originated by the transferors. For more information with respect to any redeemed series, any prospective investor should contact The Royal Bank of Scotland plc, Retail Direct Division -- Cards Business, Gogarburn House E, PO Box 1000, Edinburgh, EH12 1HQ, United Kingdom, Attention: Finance Securitisation.

                                   APPENDIX H

                               FORM OF FINAL TERMS

SUBJECT TO COMPLETION, DATED [__]

FINAL TERMS DATED [__]

(to the base prospectus dated [__] 2005)

ARRAN FUNDING LIMITED

(incorporated in Jersey with limited liability under registered number 88474)

Issue of [$] [[e]] [[GBP]][[__]],000,000 principal amount of Series 200[__]-
[__],
                                  Class A Notes
 [$][[e]][[GBP]][__],000,000 principal amount of Series 200[__]-[__], Class B
Notes
 [$][[e]][[GBP]][__],000,000 principal amount of Series 200[__]-[__], Class C
Notes
                    (together, the "Series [__] -- [__] Notes")

under the $[__],000,000,000 Arran Funding Medium Term Note Programme

(ultimately backed by trust property in the South Gyle Receivables Trust held by
                     South Gyle Receivables Trustee Limited)

                        [The Royal Bank of Scotland plc
                            transferor and servicer]

                         [National Westminster Bank Plc
                                   transferor]

The issuer will issue      Class [A] Notes                     Class [B] Notes
Principal amount           [$][[e]][[GBP]] [__],000,000        [$][[e]][[GBP]] [__],000,000
                           [__]% per annum plus [__] rate      [__]% per annum plus [__] rate
Interest rate              of relevant interest period         of relevant interest period
                           During the revolving period         During the revolving period
                           and the controlled                  and the controlled
                           accumulation period prior to        accumulation period prior to
                           the scheduled redemption            the scheduled redemption
                           date, the [__] day of [[__], [__],  date, the [__] day of [[__], [__],
                           [__] and [__]]/[each month],        [__] and [__]]/[each month],
                           beginning [__] and during any       beginning [__] and during any
                           amortisation period, the [__]       amortisation period, the [__]
                           day of each month, in each          day of each month, in each
                           case subject to adjustment for      case subject to adjustment for
Interest payment dates     non-business days                   non-business days
Scheduled redemption date  [__], 20[__]                        [__], 20[__]
Final redemption date      [__], 20[__]                        [__], 20[__]
                           [$][[e]][[GBP]] [__],000,000 (or    [$][[e]][[GBP]] [__],000,000 (or
Price to public            [__]%)                              [__]%)
                           [$][[e]][[GBP]][__],000,000 (or     [$][[e]][[GBP]][__],000,000 (or
Underwriting discount      [__]%)                              [__]%)
                           [$][[e]][[GBP]][__],000,000 (or     [$][[e]][[GBP]][__],000,000 (or
Proceeds to transferors    [__]%)                              [__]%)


The issuer will issue      Class [C] Notes
Principal amount           [$][[e]][[GBP]] [__],000,000
                           [__]% per annum plus [__] rate
Interest rate              of relevant interest period
                           During the revolving period
                           and the controlled
                           accumulation period prior to
                           the scheduled redemption
                           date, the [__] day of [[__], [__],
                           [__] and [__]]/[each month],
                           beginning [__] and during any
                           amortisation period, the [__]
                           day of each month, in each
                           case subject to adjustment for
Interest payment dates     non-business days
Scheduled redemption date  [__], 20[__]
Final redemption date      [__], 20[__]
                           [$][[e]][[GBP]] [__],000,000 (or
Price to public            [__]%)
                           [$][[e]][[GBP]][__],000,000 (or
Underwriting discount      [__]%)
                           [$][[e]][[GBP]][__],000,000 (or
Proceeds to transferors    [__]%)


    Payments on the class B notes are subordinated to payments on the class A notes of the same series. Payments on the class C notes are subordinated to payments on the class A and class B notes of the same series.

    PLEASE REVIEW AND CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 19 OF THE BASE PROSPECTUS AND ANY ADDITIONAL RISK FACTORS ON PAGE [__] OF THIS SET OF FINAL TERMS BEFORE YOU PURCHASE ANY NOTES.

    You should read this set of final terms and the base prospectus carefully before you invest. A note is not a deposit and neither the notes nor the underlying receivables are insured or guaranteed by The Royal Bank of Scotland plc, National Westminster Bank Plc or by any United Kingdom or United States governmental agency. The notes offered in this set of final terms and the base prospectus will be obligations of the issuer only. The issuer will only have a limited pool of assets to satisfy its obligations under the notes. The notes will not be obligations of The Royal Bank of Scotland plc, National Westminster Bank Plc or any of their affiliates.

    NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS SET OF FINAL TERMS OR THE BASE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.


                                    DEALERS

                               [To Be Inserted]

                                IMPORTANT NOTICES

    In the event that any withholding or deduction for any taxes, duties, assessments or government charges of whatever nature is imposed, levied, collected, withheld or assessed on payments of principal or interest in respect of the notes by Jersey, the United Kingdom, or any other jurisdiction or any political subdivision or any authority in or of such jurisdiction having power to tax, the issuer or the paying agents shall make such payments after such withholding or deduction and neither the issuer nor the paying agents will be required to make any additional payments to holders of notes in respect of such withholding or deduction.

    This document constitutes a set of final terms for the purposes of article
5.4 of the prospectus directive and is supplemental to and must be read in conjunction with the base prospectus. Full information on the issuer and the offer of the notes is only available on the basis of the combination of this set of final terms and the base prospectus. The base prospectus is available for viewing at www.rbsmarkets.com and www.rbos.com and copies may be obtained from the registered office of the issuer.

    The issuer has confirmed to the dealers named under "Plan of Distribution" below that this set of final terms, when read in conjunction with the base prospectus, contains all information which is (in the context of the programme, the issue, offering and sale of the notes) material; that such information is true and accurate in all material respects and is not misleading in any material respect; that any opinions, predictions or intentions expressed in this set of final terms are honestly held or made and are not misleading in any material respect; that this set of final terms does not omit to state any material fact necessary to make such information, opinions, predictions or intentions (in the context of the programme, the issue and offering and sale of the notes) not misleading in any material respect; and that all proper enquiries have been made to verify the foregoing.

    No person has been authorised to give any information or to make any representation not contained in or not consistent with this set of final terms or any other document entered into in relation to the programme or any information supplied by the issuer or such other information as is in the public domain and, if given or made, such information or representation should not be relied upon as having been authorised by the issuer or any dealer.

    No representation or warranty is made or implied by the dealers or any of their respective affiliates, and neither the dealers nor any of their respective affiliates makes any representation or warranty or accepts any responsibility as to the accuracy or completeness of the information contained in this set of final terms. Neither the delivery of this set of final terms nor the offering, sale or delivery of any note shall, in any circumstances, create any implication that the information contained in this set of final terms is true subsequent to the date hereof or the date upon which any future final terms (in relation to any future issue of other notes) is produced or that there has been no adverse change, or any event reasonably likely to involve any adverse change, in the condition (financial or otherwise) of the issuer since the date thereof or, if later, the date upon which any future final terms (in relation to any future issue of other notes) is produced or that any other information supplied in connection with the programme is correct at any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same. No request has been made for a certificate permitting public offers of the notes in other member states of the European Union.

    The distribution of this set of final terms and the offering, sale and delivery of the notes in certain jurisdictions may be restricted by law. Persons in possession of the final terms are required by the issuer and the dealers to inform themselves about and to observe any such restrictions. For a description of certain restrictions on offers, sales and deliveries of notes and on the distribution of this set of final terms and other offering material relating to the notes, see "Plan of Distribution" in the base prospectus.

    Until a date that is 90 days after the date of this set of final terms, all dealers effecting transactions in this series of notes, whether or not participating in this distribution, may be required to deliver the appropriate final terms and the base prospectus. This is in addition to the obligation of dealers to deliver a set of final terms and base prospectus when acting as the underwriter of the notes and with respect to their unsold allotment or subscription.

    An investment in the notes is only suitable for financially sophisticated investors who are capable of evaluating the merits and risks of such investment and who have sufficient resources to be able to bear any losses which may result from such investment.

    The maximum aggregate principal amount of notes outstanding at any one time under the programme will not exceed $7,500,000,000 (and for this purpose, any notes denominated in another currency shall be translated into U.S. dollars at the date of the agreement to issue such notes). The maximum aggregate principal amount of notes which may be outstanding at any one time under the programme may be increased from time to time, subject to compliance with the relevant provisions of the dealer agreement as defined under "Plan of Distribution" in the base prospectus.


    Certain figures included in this set of final terms have been subject to rounding adjustments; accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures which precede them.

                                    CONTENTS



Transaction Features.........................    208
Loan Note Supporting Series..................    209
Series Investor Interest Supporting Loan Note    210
Parties......................................    211
Other Series Issued..........................    212
Additional Risk Factors......................    213
Bank Portfolio Information...................    214
Receivables Information......................    218
Plan Of Distribution.........................    220
Listing Application..........................    222
Responsibility...............................    223
General Information..........................    224



     The information about these series 200[__]-[__] notes appears in two separate documents: a base prospectus and a set of final terms. The base prospectus provides general information about each series of notes issued under the Arran Funding Medium Term Note Programme, some of which may not apply to the series 200[__]-[__] notes described in this set of final terms. With respect to the series 200[__]-[__] notes, this set of final terms is the "relevant final terms" or the "applicable final terms" referred to in the base prospectus.

    This set of final terms may be used to offer and sell the series 200[__]- [__] notes only if accompanied by the base prospectus.

    This set of final terms may supplement the disclosure in the base prospectus. If the terms in this set of final terms differ from the terms in the base prospectus, the terms in this set of final terms will apply to the series 200[__]-[__] notes.

    You should rely only on the information in this set of final terms and the base prospectus, including information incorporated by reference. We have not authorized anyone to provide you with different information.

                              TRANSACTION FEATURES

    This set of final terms may supplement the disclosure in the base prospectus. If the terms in this set of final terms differ from the terms in the base prospectus, the terms in this set of final terms will apply to the series 200[o]-[o] notes. Unless otherwise indicated, words and expressions defined in the base prospectus shall have the same meanings below.

[CLASS/SUB-CLASS] OF NOTES  INITIAL PRINCIPAL BALANCE  $ EQUIVALENT INITIAL PRINCIPAL BALANCE  % OF TOTAL
--------------------------  -------------------------  --------------------------------------  ----------

[A/B/C] [1/2/3]...........  $ [e] [GBP][    ]                                               $
[A/B/C] [1/2/3]...........  $ [e] [GBP][    ]                                               $
[A/B/C] [1/2/3]...........  $ [e] [GBP][    ]                                               $
                                                       --------------------------------------  ----------
                                                                                            $        100%
                                                       --------------------------------------  ----------

SERIES OF NOTES ISSUED

SERIES NUMBER:                                    Series 200[o]-[o]
[CLASS/SUB-CLASS] OF NOTES:                       [A/B/C] [1/2/3]
ANTICIPATED RATINGS:                              [o]
RATING AGENCIES:                                  [o]
ISSUE DATE:                                       [o]
ISSUE PRICE:                                      [o] per cent.
NET PROCEEDS:                                     [o]
SPECIFIED CURRENCY:                               [Class/Sub-Class]  [o] notes are to be denominated in [o]
MINIMUM DENOMINATION                              [o]
FIXED OR FLOATING DESIGNATION:                    [o]
SERIES SCHEDULED REDEMPTION DATE:                 [o]
FINAL REDEMPTION DATE:                            [o]
INITIAL RATE (IF APPLICABLE):                     [o]
MARGIN:                                           [o]
[LIBOR/EURIBOR]                                   [o]
DAY COUNT FRACTION[S]:                            [o]
INTEREST COMMENCEMENT DATE:                       [o]
FLOATING RATE COMMENCEMENT DATE (IF APPLICABLE):  [o]
INTEREST PAYMENT DATES:                           [o]
FIRST INTEREST PAYMENT DATE:                      [o]
INTEREST RATE CALCULATIONS:                       [o]
LISTING                                           [o]
ADDITIONAL BUSINESS CENTRE:                       [o]
ADDITIONAL FINANCIAL CENTRE:                      [o]
ADDITIONAL INTEREST MARGIN:                       [o]


EXPENSES LOAN AMOUNT:                             [o]
ANNUAL SERIES ISSUER PROFIT AMOUNT                [o]
ADDITIONAL DETAILS OF RELATED SWAP                [o]
AGREEMENT (IF ANY):


SUBORDINATION:                                    [o]
CLEARING AND SETTLEMENT:                          [o]
BUSINESS DAY CONVENTION:                          [o]


SERIES NUMBER:
[CLASS/SUB-CLASS] OF NOTES:                       [A/B/C] [1/2/3]
ANTICIPATED RATINGS:                              [o]
RATING AGENCIES:                                  [o]
ISSUE DATE:                                       [o]
ISSUE PRICE:                                      [o] per cent.
NET PROCEEDS:                                     [o]
SPECIFIED CURRENCY:                               [Class/Sub-Class] [o] notes are to be denominated in [o]
MINIMUM DENOMINATION                              [o]
FIXED OR FLOATING DESIGNATION:                    [o]
SERIES SCHEDULED REDEMPTION DATE:                 [o]
FINAL REDEMPTION DATE:                            [o]
INITIAL RATE (IF APPLICABLE):                     [o]
MARGIN:                                           [o]
[LIBOR/EURIBOR]                                   [o]
DAY COUNT FRACTION[S]:                            [o]
INTEREST COMMENCEMENT DATE:                       [o]
FLOATING RATE COMMENCEMENT DATE (IF APPLICABLE):  [o]
INTEREST PAYMENT DATES:                           [o]
FIRST INTEREST PAYMENT DATE:                      [o]
INTEREST RATE CALCULATIONS:                       [o]
LISTING                                           [o]
ADDITIONAL BUSINESS CENTRE:                       [o]
ADDITIONAL FINANCIAL CENTRE:                      [o]
ADDITIONAL INTEREST MARGIN:                       [o]

EXPENSES LOAN AMOUNT:
ANNUAL SERIES ISSUER PROFIT AMOUNT
ADDITIONAL DETAILS OF RELATED SWAP
AGREEMENT (IF ANY):


SUBORDINATION:
CLEARING AND SETTLEMENT:
BUSINESS DAY CONVENTION:


SERIES NUMBER:
[CLASS/SUB-CLASS] OF NOTES:                       [A/B/C] [1/2/3]
ANTICIPATED RATINGS:                              [o]
RATING AGENCIES:                                  [o]
ISSUE DATE:                                       [o]
ISSUE PRICE:                                      [o] per cent.
NET PROCEEDS:                                     [o]
SPECIFIED CURRENCY:                               [Class/Sub-Class] [o] notes are to be denominated in [o]
MINIMUM DENOMINATION                              [o]
FIXED OR FLOATING DESIGNATION:                    [o]
SERIES SCHEDULED REDEMPTION DATE:                 [o]
FINAL REDEMPTION DATE:                            [o]
INITIAL RATE (IF APPLICABLE):                     [o]
MARGIN:                                           [o]
[LIBOR/EURIBOR]                                   [o]
DAY COUNT FRACTION[S]:                            [o]
INTEREST COMMENCEMENT DATE:                       [o]
FLOATING RATE COMMENCEMENT DATE (IF APPLICABLE):  [o]
INTEREST PAYMENT DATES:                           [o]
FIRST INTEREST PAYMENT DATE:                      [o]
INTEREST RATE CALCULATIONS:                       [o]
LISTING                                           [o]
ADDITIONAL BUSINESS CENTRE:                       [o]
ADDITIONAL FINANCIAL CENTRE:                      [o]
ADDITIONAL INTEREST MARGIN:                       [o]


EXPENSES LOAN AMOUNT:
ANNUAL SERIES ISSUER PROFIT AMOUNT
ADDITIONAL DETAILS OF RELATED SWAP
AGREEMENT (IF ANY):


SUBORDINATION:
CLEARING AND SETTLEMENT:
BUSINESS DAY CONVENTION:


                           LOAN NOTE SUPPORTING SERIES

    The series 200[o] -- [o] notes will be collateralised by the series 200[o] -- [o] loan note (the "RELATED LOAN NOTE") which shall have the following terms as set out in the series 200[o] -- [o] loan note supplement.

DESIGNATION FOR THE           Series 200[o] -- [o]
PURPOSES OF THE SECURITY
TRUST DEED:

ISSUANCE DATE:                [o]

INITIAL PRINCIPAL AMOUNT:     [o]

LOAN NOTE FIRST INTEREST      [o]
PAYMENT DATE:

LOAN NOTE INTEREST PAYMENT    [o]
DATE:

LOAN NOTE INTEREST PERIOD:    [o]

REQUIRED RESERVE AMOUNT:      [o]

SERIES SCHEDULED REDEMPTION   [o]
DATE:

SERIES TERMINATION DATE:      [o]

ADDITIONAL EARLY REDEMPTION   [None]/[o]
EVENTS:

LISTING                       [o]

INITIAL INVESTOR INTEREST     [o]

CLASS A INITIAL INVESTOR      [o]
INTEREST

CLASS B INITIAL INVESTOR      [o]
INTEREST

CLASS C INITIAL INVESTOR      [o]
INTEREST

                  SERIES INVESTOR INTEREST SUPPORTING LOAN NOTE

    The series 200[o] -- [o] loan note will be collateralised by the series 200[o] -- [o] investor interest (the "SERIES INVESTOR INTEREST") which shall have the following terms as set out in the series 200[o]- [o] trust supplement.

DESIGNATION FOR THE           Series 200[o] -- [o]
PURPOSES OF THE RECEIVABLES
TRUST DEED SUPPLEMENT:

ISSUANCE DATE:                [o]

INITIAL PRINCIPAL AMOUNT:     [o]

FIRST PAYMENT DATE:           [o]

CLASS A LN RATE (BLENDED IN   [o]
THE CASE OF ANY SUB-
CLASSES):

CLASS B LN RATE (BLENDED IN   [o]
THE CASE OF ANY SUB-
CLASSES):

CLASS C LN RATE (BLENDED IN   [o]
THE CASE OF ANY SUB-
CLASSES):

SERIES SCHEDULED REDEMPTION   [o]
DATE:

CONTROLLED DEPOSIT AMOUNT:    [o]

NUMBER OF MONTHS IN
CONTROLLED ACCUMULATION
PERIOD

SERIES TERMINATION DATE:      [o]

ADDITIONAL EARLY REDEMPTION

EVENTS:                       [None]/ [o]

SERIES INITIAL INVESTOR       [GBP][o]
INTEREST

    The controlled accumulation period commencement date in respect of series 200[o] -- [o] investor interest will be the first business day of [o] provided, however, that if on [o] the controlled accumulation period length is determined to be less than [o] months, the revolving period may be extended and the start of the controlled amortisation period will be postponed. The controlled amortisation period will, in any event, begin no later than [o].

    The "spread account percentage" shall be determined by the amount of quarterly excess spread percentage as set forth below:

Quarterly excess spread percentage on a given date is -
-------------------------------------------------------

o                                                        above [o] per cent.
o                                                        above [o] per cent.  but equal to or below [o] per cent.
o                                                        above [o] per cent.  but equal to or below [o] per cent.
o                                                        above [o] per cent.  but equal to or below [o] per cent.
o                                                        above [o] per cent.  but equal to or below [o] per cent.
o                                                        above [o] per cent.  but equal to or below [o] per cent.
o                                                        equal to or below [o] per cent.


Quarterly excess spread percentage on a given date is -  SPREAD ACCOUNT PERCENTAGE ON SAME DATE WILL BE
-------------------------------------------------------  ----------------------------------------------

o                                                        [o] per cent.
o                                                        [o] per cent.
o                                                        [o] per cent.
o                                                        [o] per cent.
o                                                        [o] per cent.
o                                                        [o] per cent.
o                                                        [o] per cent.

    After the spread account percentage has been increased above [o] per cent. as specified in the table above, the spread account percentage will remain at that percentage until either: (1) it is further increased to a higher required percentage as specified in the table above, or (2) the date on which the quarterly excess spread percentage has increased to a level above that for the then current spread account percentage. The spread account percentage will be decreased to the appropriate percentage as stated above.

                                     PARTIES

Lead Dealer(s):               [o]

Dealers:                      [o]

Issuer:                       Arran Funding Limited.

Note Trustee:                 Bank of New York at its specified office in
                              London. The note trustee's address in London is, at the date of this set of final terms, One
                              Canada Square, London E14 5AL.

Principal Paying Agent,       The Bank of New York at its specified office in
Paying Agent, Registrar and   New York and London.  The principal paying agent
Agent Bank for the Notes:     will make payments of interest and principal when
                              due on the notes. The agent bank will calculate the interest rates applicable to each class of notes.The Bank of New York's address in London is One Canada Square, London E14 5AL and its address in New York is 101 Barclay Street, Floor 21 West,
                              New York, New York 10286. Its telephone number in London is +44 20 7570 1784 and its telephone number in New York is +1 212 495 1784.

Receivables Trustee:          South Gyle Receivables Trustee Limited.

Loan Note Issuer:             RBS Cards Securitisation Funding Limited.

Transferor and Transferor     [RBS] [and] [NatWest].
Beneficiary:

Servicer:                     The Royal Bank of Scotland plc acting through its
                              division Retail Direct Division -- Cards
                              Business.

Security Trustee:             The Bank of New York.

Swap Counterparty:            [o]

Cash Manager:                 The Royal Bank of Scotland plc acting through its
                              division Retail Direct Division -- Cards Business and Financial Markets Business.

                               OTHER SERIES ISSUED

ARRAN FUNDING LIMITED

                                                              NOTE                        FINAL
                                       ISSUANCE  TRANCHE  INTEREST        SCHEDULED  REDEMPTION
SERIES AND [CLASS/SUB-CLASS]  RATINGS      DATE     SIZE      RATE  REDEMPTION DATE        DATE
----------------------------  -------  --------  -------  --------  ---------------  ----------

[o]                               [o]       [o]      [o]       [o]              [o]         [o]

RBS CARDS SECURITISATION FUNDING LIMITED

                                                   SCHEDULED       FINAL
           ISSUANCE                NOTE INTEREST  REDEMPTION  REDEMPTION
SERIES         DATE  TRANCHE SIZE           RATE        DATE        DATE
---------  --------  ------------  -------------  ----------  ----------

[o]             [o]           [o]            [o]         [o]         [o]


                             ADDITIONAL RISK FACTORS

                                     [NONE]

                           BANK PORTFOLIO INFORMATION

                        RECEIVABLE YIELD CONSIDERATIONS

    The following table sets forth the gross revenues from finance charges and fees billed to cardholder accounts and from interchange in the bank portfolio for each of the years ended [o], [o] and [o] and for the [o] months ended [o]. Each table has been provided by Cards Business and has not been audited. These revenues vary for each account based on the type and volume of activity for each account. The historical yield figures in these tables are calculated on the basis of amounts billed to cardholders during the periods shown. Collections of receivables included in the South Gyle Receivables Trust will be on a cash basis and may not reflect the historical yield experience in the table. For further detail, please see the base prospectus.


                             BANK PORTFOLIO YIELD

                                                        O
                                                   MONTHS
                                                    ENDED    YEAR ENDED
                                                   ------  -------------
                                                        O    O    O    O
                                                   ------  ---  ---  ---


Average Receivables Outstanding(1)...............       o    o    o    o
Finance Charges and Fees Billed(2)...............       o    o    o    o
Interchange......................................       o    o    o    o
Yield from Finance Charges and Fees(3)...........       o    o    o    o
Yield from Interchange(3)........................       o    o    o    o
Total Yield from Charges, Fees and Interchange(3)       o    o    o    o
                                                   ------  ---  ---  ---


Notes:

(1) Average Receivables Outstanding is the average of the month end balances for the period indicated.

(2) Finance Charges and Fees are comprised of monthly periodic charges and other credit card fees net of adjustments made pursuant to RBS's normal servicing procedures, including removal of incorrect or disputed monthly periodic finance charges.

(3) Yield percentages for the [o] months ending [o] are presented on an annualised basis.

    [Discussion of information presented in table to follow]


                        DELINQUENCY AND LOSS EXPERIENCE

    The following tables set forth the delinquency and loss experience for each of the periods shown for the bank portfolio of credit card accounts. Each table has been provided by Cards Business and has not been audited. The bank portfolio's delinquency and loss experience is comprised of segments which may, when taken individually, have delinquency and loss characteristics different from those of the overall bank portfolio of credit card accounts. Because the securitised portfolio is only a portion of the bank portfolio, actual delinquency and loss experience with respect to the receivables comprised therein may be different from that set forth below for the bank portfolio. There can be no assurance that the delinquency and loss experience for the securitised portfolio in the future will be similar to the historical experience of the bank portfolio set forth below. For further information, please see the base prospectus.

                             DELINQUENCY EXPERIENCE

                                 BANK PORTFOLIO

                                              O                         O                         O                  O
                                  ------------------------  ------------------------  ------------------------  -----------
                                                % OF TOTAL                % OF TOTAL                % OF TOTAL
                                  RECEIVABLES  RECEIVABLES  RECEIVABLES  RECEIVABLES  RECEIVABLES  RECEIVABLES  RECEIVABLES
                                  -----------  -----------  -----------  -----------  -----------  -----------  -----------


Receivables outstanding.........            o            o            o            o            o            o            o
Receivables delinquent
Up to 29 Days...................            o            o            o            o            o            o            o
30-59 Days......................            o            o            o            o            o            o            o
60-89 Days......................            o            o            o            o            o            o            o
90-119 Days.....................            o            o            o            o            o            o            o
120-149 Days....................            o            o            o            o            o            o            o
150-179 Days....................            o            o            o            o            o            o            o
180 Days or more................            o            o            o            o            o            o            o
Total 30 Days of more Delinquent            o            o            o            o            o            o            o
                                  -----------  -----------  -----------  -----------  -----------  -----------  -----------


                                       O
                                  -----------
                                   % OF TOTAL
                                  RECEIVABLES
                                  -----------


Receivables outstanding.........            o
Receivables delinquent
Up to 29 Days...................            o
30-59 Days......................            o
60-89 Days......................            o
90-119 Days.....................            o
120-149 Days....................            o
150-179 Days....................            o
180 Days or more................            o
Total 30 Days of more Delinquent            o
                                  -----------


Note:

The receivables outstanding on the accounts consist of all amounts due from obligors as posted to the accounts as of the date above.

    [Discussion of information presented in table to follow]

                            NET CHARGE-OFF EXPERIENCE

                                 BANK PORTFOLIO

                                                                                     O
                                                                          MONTHS ENDED    YEAR ENDED
                                                                          ------------  -------------
                                                                                          O    O    O
                                                                          ------------  ---  ---  ---


Average receivables outstanding(1)......................................             o    o    o    o
Total gross charge-offs(2)..............................................             o    o    o    o
Recoveries(3)...........................................................             o    o    o    o
Total net charge-offs...................................................             o    o    o    o
Total net charge-offs as a percentage of average receivables outstanding             o    o    o    o

Notes:

(1) Average receivables outstanding is the average of the month end balances during the period indicated.

(2) Total net charge-offs are total principal and interest charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous credit adjustments.

(3) Recoveries are payments received in respect of accounts which have been previously charged off.

(4) All percentages shown above are annualised.

    [Discussion of information presented in table to follow]

                              MATURITY ASSUMPTIONS

    The following table sets forth the highest and lowest cardholder monthly payment rate for the bank portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total opening monthly receivables outstanding during the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables and finance charge receivables with respect to the related credit card accounts.



                        CARDHOLDER MONTHLY PAYMENTS RATES

                                 BANK PORTFOLIO

                            O
                 MONTHS ENDED    YEAR ENDED
                 ------------  -------------
                            O    O    O    O
                 ------------  ---  ---  ---

Lowest Month...             o    o    o    o
Highest Month..             o    o    o    o
Monthly Average             o    o    o    o

    For further information, please see the base prospectus.

                             RECEIVABLES INFORMATION

                                   As at [o]

    The following tables summarise the securitised portfolio by various criteria as of the beginning of the day on [o]. Each table has been provided by Cards Business and has not been audited. Because the future composition of the securitised portfolio may change over time, these tables are not necessarily indicative of the composition of the securitised portfolio at any time subsequent to [o].

                        COMPOSITION BY ACCOUNT BALANCE
                              SECURITISED PORTFOLIO

                                               PERCENTAGE OF                PERCENTAGE
                                 TOTAL NUMBER   TOTAL NUMBER                  OF TOTAL
ACCOUNT BALANCE RANGE             OF ACCOUNTS    OF ACCOUNTS  RECEIVABLES  RECEIVABLES
-------------------------------  ------------  -------------  -----------  -----------

Credit Balance.................           [o]            [o]%    [GBP][o]          [o]%
No Balance.....................           [o]            [o]%    [GBP][o]          [o]%
[GBP]0.01---[GBP]5,000.00......           [o]            [o]%    [GBP][o]          [o]%
[GBP]5,000.01---[GBP] 10,000.00           [o]            [o]%    [GBP][o]          [o]%
[GBP]10,000.01---[GBP]15,000.00           [o]            [o]%    [GBP][o]          [o]%
[GBP]15,000.01---[GBP]20,000.00           [o]            [o]%    [GBP][o]          [o]%
[GBP]20,000.01---[GBP]25,000.00           [o]            [o]%    [GBP][o]          [o]%
[GBP]25,000.01 or more.........           [o]            [o]%    [GBP][o]          [o]%
                                 ------------  -------------  -----------  -----------

TOTAL..........................           [O]          100.0%    [GBP][O]        100/0%
                                 ============  =============  ===========  ===========


                          COMPOSITION BY CREDIT LIMIT
                              SECURITISED PORTFOLIO

                                                PERCENTAGE OF                PERCENTAGE
                                  TOTAL NUMBER   TOTAL NUMBER                  OF TOTAL
CREDIT LIMIT RANGE                 OF ACCOUNTS    OF ACCOUNTS  RECEIVABLES  RECEIVABLES
--------------------------------  ------------  -------------  -----------  -----------

Less than [GBP]5,000.01.........           [o]            [o]%    [GBP][o]          [o]%
[GBP]5,000.01---[GBP]10,000.00..           [o]            [o]%    [GBP][o]          [o]%
[GBP]10,000.01---[GBP] 15,000.00           [o]            [o]%    [GBP][o]          [o]%
[GBP]15,000.01---[GBP]20,000.00.           [o]            [o]%    [GBP][o]          [o]%
[GBP]20,000.01---[GBP]25,000.00.           [o]            [o]%    [GBP][o]          [o]%
[GBP]25,000.01 or more..........           [o]            [o]%    [GBP][o]          [o]%
                                  ------------  -------------  -----------  -----------

TOTAL...........................           [O]          100.0%    [GBP][O]        100.0%
                                  ============  =============  ===========  ===========



                     COMPOSITION BY PERIOD OF DELINQUENCY
                              SECURITISED PORTFOLIO

                                           PERCENTAGE OF                PERCENTAGE
PERIOD OF DELINQUENCY (DAYS  TOTAL NUMBER   TOTAL NUMBER                  OF TOTAL
  CONTRACTUALLY DELINQUENT)   OF ACCOUNTS    OF ACCOUNTS  RECEIVABLES  RECEIVABLES
---------------------------  ------------  -------------  -----------  -----------

Not Delinquent.............           [o]            [o]%    [GBP][o]          [o]%
Up to 29 Days..............           [o]            [o]%    [GBP][o]          [o]%
30 to 59 Days..............           [o]            [o]%    [GBP][o]          [o]%
60 to 89 Days..............           [o]            [o]%    [GBP][o]          [o]%
90-179 Days................           [o]            [o]%    [GBP][o]          [o]%
180 or More Days...........           [o]            [o]%    [GBP][o]          [o]%
                             ------------  -------------  -----------  -----------

TOTAL......................           [O]          100.0%    [GBP][O]        100.0%
                             ============  =============  ===========  ===========


                          COMPOSITION BY ACCOUNT AGE
                              SECURITISED PORTFOLIO

                                    PERCENTAGE OF                PERCENTAGE
                      TOTAL NUMBER   TOTAL NUMBER                  OF TOTAL
ACCOUNT AGE            OF ACCOUNTS    OF ACCOUNTS  RECEIVABLES  RECEIVABLES
--------------------  ------------  -------------  -----------  -----------

Not more than 1 year           [o]            [o]%    [GBP][o]          [o]%
Over 1 to 2 years...           [o]            [o]%    [GBP][o]          [o]%
Over 2 to 3 years...           [o]            [o]%    [GBP][o]          [o]%
Over 3 to 4 years...           [o]            [o]%    [GBP][o]          [o]%
Over 4 to 8 years...           [o]            [o]%    [GBP][o]          [o]%
Over 8 years........           [o]            [o]%    [GBP][o]          [o]%
                      ------------  -------------  -----------  -----------

TOTAL...............           [O]          100.0%    [GBP][O]        100.0%
                      ============  =============  ===========  ===========


                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                              SECURITISED PORTFOLIO

                                      PERCENTAGE OF                PERCENTAGE
                        TOTAL NUMBER   TOTAL NUMBER                  OF TOTAL
REGION                   OF ACCOUNTS    OF ACCOUNTS  RECEIVABLES  RECEIVABLES
----------------------  ------------  -------------  -----------  -----------

East Anglia...........           [o]            [o]%    [GBP][o]          [o]%
East Midlands.........           [o]            [o]%    [GBP][o]          [o]%
Greater London........           [o]            [o]%    [GBP][o]          [o]%
Northern Ireland......           [o]            [o]%    [GBP][o]          [o]%
North.................           [o]            [o]%    [GBP][o]          [o]%
North West............           [o]            [o]%    [GBP][o]          [o]%
Scotland..............           [o]            [o]%    [GBP][o]          [o]%
South East Excl London           [o]            [o]%    [GBP][o]          [o]%
South West............           [o]            [o]%    [GBP][o]          [o]%
Wales.................           [o]            [o]%    [GBP][o]          [o]%
West Midlands.........           [o]            [o]%    [GBP][o]          [o]%
Yorks and Humber......           [o]            [o]%    [GBP][o]          [o]%
Unknown...............           [o]            [o]%    [GBP][o]          [o]%
                        ------------  -------------  -----------  -----------

TOTAL.................           [O]          100.0%    [GBP][O]        100.0%
                        ============  =============  ===========  ===========



                              PLAN OF DISTRIBUTION

Names of Dealers:        [Give details]

Stabilising Dealer (if   [Give name]
any):

Additional Selling       [Give details]
Restrictions:

              CLASS A  CLASS B  CLASS C
              -------  -------  -------


CUSIP:......      [o]      [o]      [o]
COMMON CODE:      [o]      [o]      [o]

    For the purposes of the U.S. federal securities laws, dealers engaged in the distribution of these series 200[o] -- [o] notes may be deemed to be "underwriters". Subject to the terms and conditions of the dealer agreement as supplemented by the relevant subscription agreement for these Series 200[o] -- [o] notes, the issuer has agreed to sell to each of the dealers named below, and each of those dealers has severally agreed to purchase, the principal amount of these Series 200[o] -- [o] notes set forth opposite its name:

DEALERS    CLASS A  CLASS B  CLASS C  AGGREGATE AMOUNT
---------  -------  -------  -------  ----------------

[o]            [o]      [o]      [o]               [o]

[o]            [o]      [o]      [o]               [o]
           -------  -------  -------  ----------------

TOTAL                                       $ ________
                                      ================

    The several dealers have agreed, subject to the terms and conditions of the dealer agreement, to purchase all $[o] aggregate principal amount of these Series 200[o] -- [o] notes if any of these Series 200[o] -- [o] notes are purchased.

    The dealers have advised the issuer that the several dealers propose initially to offer these Series 200[o] -- [o] notes to the public at the public offering price set forth on the cover page of this set of final terms, and to certain other dealers at that public offering price less a concession not in excess of [o]% of the principal amount of these Series 200[o] -- [o] notes.
The dealers may allow, and those other dealers may re-allow to additional dealers, a concession not in excess of [o]% of the principal amount.

    After the public offering, the public offering price and other selling terms may be changed by the dealers.

    In connection with the sale of these Series 200[o] -- [o] notes, the dealers may engage in:

       o over-allotments, in which members of the syndicate selling these Series 200[o] -- [o] notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

       o stabilizing transactions, in which purchases and sales of these Series 200[o] -- [o] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

       o syndicate covering transactions, in which members of the selling syndicate purchase these Series 200[o] -- [o] notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

       o penalty bids, by which dealers reclaim a selling concession from a syndicate member when any of these Series 200[o] -- [o] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

    These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Series 200[o] -- [o] to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

    The issuer has agreed to indemnify the dealers against certain liabilities, including liabilities under applicable securities laws.

    The gross proceeds of the issue of the notes will be $[o]. The sum of the fees and commissions payable on the issue of the notes is estimated to be [o]. The fees and commissions payable on the issue of the notes will be deducted from the gross proceeds of the issue and the issuer will use its reasonable endeavours to make a drawing of at least an amount equal to such fees and commissions under the expenses loan agreement. The net proceeds of the issue of the notes after exchanging such amounts into sterling pursuant to the swap agreement referred to below will be applied by the issuer, together with the drawing under the expenses loan agreement referred to above, to purchase the Series 200[o] -- [o] Loan Note issued by the loan note issuer on the closing date. The net proceeds of the issue of the class A notes will be [o] the net proceeds of the class B notes will be [o] and the net proceeds of the class C notes will be [o].

    RBS Greenwich Capital is an affiliate of the transferors and may participate in one or more offerings of the Issuer's securities.

    This set of final terms and the base prospectus may be used by RBS Greenwich Capital and/or other affiliates of the transferor in connection with offers and sales related to market making transactions in these Series 200[o]-[o] notes. These affiliates may act as principal or agent in these market making transactions. Market making sales will be made at prices related to the prevailing market prices at the time of sale.

                               LISTING APPLICATION

    This document comprises the final terms required to list the issue of notes described herein pursuant to the Arran Funding Medium Term Note Programme of the issuer.

                                 RESPONSIBILITY

    The issuer accepts responsibility for the information contained in this set of final terms.


    Signed on behalf of the issuer:


    By:__________________________

    duly authorised

                               GENERAL INFORMATION

    The admission of the programme to listing on the Official List of the UKLA and to trading on the regulated market of the London Stock Exchange took effect on [o] 2005. The listing of the notes on the regulated market of the London Stock Exchange will be expressed as a percentage of their principal amount (exclusive of accrued interest). Each class of this series of notes intended to be admitted to listing on the Official List of the UKLA and admitted to trading on the regulated market of the London Stock Exchange will be so admitted to listing and trading upon submission to the UKLA and the regulated market of the London Stock Exchange of this set of final terms and any other information required by the UKLA and the regulated market of the London Stock Exchange, subject in each case to the issue of the relevant notes. Prior to official listing, dealings will be permitted by the regulated market of the London Stock Exchange in accordance with its rules. Transactions will normally be effected for delivery on the third working day in London after the day of the transaction.

    However, notes may be issued pursuant to the programme which will not be admitted to listing, trading and/or quotation by the UKLA or the regulated market of the London Stock Exchange or any other listing authority, stock exchange and/or quotation system or which will be admitted to listing, trading and/or quotation by such listing authority, stock exchange and/or quotation system as the issuer and the relevant dealer(s) may agree.

    The issuer confirms that the securitised assets backing the issue of this series of notes have characteristics that demonstrate capacity to produce funds to service any payments due and payable on this series of notes. However, investors are advised that this confirmation is based on the information available to the issuer at the date of the base prospectus and the relevant final terms and may be affected by future performance of such securitised assets. Consequently, investors are advised to review carefully the disclosure in the base prospectus together with any amendments or supplements thereto and other documents incorporated by reference in the base prospectus and, in relation to any series, the relevant final terms.

    An investment in the notes is only suitable for financially sophisticated investors who are capable of evaluating the merits and risks of such investment and who have sufficient resources to be able to bear any losses which may result from such investment. If you are in any doubt about the contents of this set of final terms, you should consult your stockbroker, bank manager, solicitor, accountant or other financial adviser.

    Save as disclosed in this set of final terms, there has been no significant change and no significant new matter has arisen since publication of the base prospectus.

    There are no, nor have there been any, legal or arbitration proceedings against or affecting the loan note issuer or any of its assets or revenues, nor is the loan note issuer aware of any pending or threatened proceedings of such kind, which may have or have had during the months since the base prospectus was first filed to the date of this set of final terms a significant effect on the financial position of the loan note issuer.

    There are no, nor have there been any, legal or arbitration proceedings against or affecting the receivables trustee or any of its assets or revenues, nor is the receivables trustee aware of any pending or threatened proceedings of such kind, which may have or have had during the months since the base prospectus was first filed to the date of this set of final terms a significant effect on the financial position of the receivables trustee.

    Save as disclosed in this set of final terms, there has been no significant change in the financial or trading position of the issuer and, save as disclosed in this set of final terms, there has been no material adverse change in the financial position or prospects of the issuer.

    Save as disclosed in this set of final terms, there has been no significant change in the financial or trading position of the loan note issuer and, since such date, save as disclosed in this set of final terms, there has been no material adverse change in the financial position or prospects of the loan note issuer.

    Save as disclosed in this set of final terms, there has been no significant change in the financial or trading position of the receivables trustee and, since such date, save as disclosed in this set of final terms, there has been no material adverse change in the financial position or prospects of the receivables trustee.

    A copy of this set of final terms has been provided to the Registrar of Companies for England and Wales.

A copy of this set of final terms will be delivered to the Registrar of Companies within 14 days of the date hereof in accordance with the provisions of the consent issued pursuant to Article 5 of the Companies (General Provisions) (Jersey) Order 2002 in connection with the circulation by the issuer of the final terms.

    The Jersey Financial Services Commission has given, and has not withdrawn, its consent under Article 4 of the Control of Borrowing (Jersey) Order 1958 to the issue of the notes.

    It must be distinctly understood that, in giving these consents, neither the Registrar of Companies nor the Jersey Financial Services Commission takes any responsibility for the financial soundness of the issuer or for the correctness of any statements made, or opinions expressed, with regard to it.

    It should be remembered that the price of securities and the income from them can go down as well as up.


DOCUMENTS AVAILABLE FOR INSPECTION

    For so long as the base prospectus is in effect, copies and, where appropriate, English translations of the following documents may be inspected during normal business hours at the specified office of the paying agent and from the registered office of the issuer, namely:

       (a)   the memorandum and articles of association of the issuer;

       (b)   the memorandum and articles of association of the loan note issuer;

       (c) the memorandum and articles of association of the receivables trustee;

       (d) the current listing particulars in relation to the programme, together with any amendments;

       (e)   the paying agency agreement;

       (f)   the dealer agreement and the relevant subscription agreement;

       (g) any set of final terms relating to notes which are admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system. (In the case of any notes which are not admitted to listing, trading and/or quotation by any listing authority, stock exchange and/or quotation system, copies of the relevant final terms will only be available for inspection by the relevant noteholders);

       (h)   the master framework agreement including amendments thereto;

       (i)   the receivables securitisation deed;

       (j) the receivables trust deed and trust cash management agreement and trust supplement;

       (k)   the trust section 75 indemnity;

       (l)   the beneficiaries deed;

       (m)   the beneficiaries servicing agreement;

       (n)   the expenses loan agreement;

       (o)   the security trust deed and loan note supplement;

       (p)   the Arran Funding Limited trust deed;

       (q)   the relevant series trust deed supplement;

       (r)   the Arran Funding Limited master framework agreement;

       (s)   the issuer corporate services agreement;

       (t)   the swap agreement (if any); and

       (u)   the various account bank agreements.

                                     ISSUER

                              ARRAN FUNDING LIMITED
                               22 Grenville Street
                                    St Helier
                                 Jersey JE4 8PX
                                 Channel Islands

      TRANSFEROR, SERVICER AND CASH                     TRANSFEROR
                 MANAGER
     THE ROYAL BANK OF SCOTLAND PLC            NATIONAL WESTMINSTER BANK PLC
          36 St. Andrews Square                       135 Bishopsgate
            Edinburgh EH2 2YB                         London EC2M 3UR
                Scotland


            LOAN NOTE ISSUER                        RECEIVABLES TRUSTEE
RBS CARDS SECURITISATION FUNDING LIMITED  SOUTH GYLE RECEIVABLES TRUSTEE LIMITED
             71 Bath Street                         22 Grenville Street
               St. Helier                               St. Helier
             Jersey JE4 8PJ                           Jersey JE4 8PX
             Channel Islands                          Channel Islands

            NOTE TRUSTEE AND               PRINCIPAL PAYING AGENT AND REGISTRAR
            SECURITY TRUSTEE
            BANK OF NEW YORK                         BANK OF NEW YORK
            One Canada Square                101 Barclay Street, Floor 21 West
             London E14 5AL                      New York, New York 10286
             United Kingdom                            United States


                                                LEGAL ADVISERS

                                         To the arranger and dealers,
                                              security trustee
  To the issuer, loan note issuer           and the note trustee           To the arranger and dealers as to
      and receivables trustee                 as to English Law                         US Law
    as to matters of Jersey law                CLIFFORD CHANCE                     CLIFFORD CHANCE US
       MOURANT DU FEU & JEUNE           LIMITED LIABILITY PARTNERSHIP                     LLP
        22 Grenville Street                  10 Upper Bank Street                 31 West 52nd Street
             St. Helier                         London E14 5JJ                  New York, New York 10019
           Jersey JE4 8PX                       United Kingdom                       United States
          Channel Islands

To the issuer and transferors as to  To the issuer and transferors as to  To the issuer and transferors as to
            English law                             US law                             Scots law
             LINKLATERS                           LINKLATERS                     DUNDAS & WILSON CS LLP
          One Silk Street                      One Silk Street                       Saltire Court
          London EC2Y 8HQ                      London EC2Y 8HQ                     20 Castle Terrace
           United Kingdom                       United Kingdom                     Edinburgh EH1 2EN

                                    AUDITORS

                         To the receivables trustee, the
                         loan note issuer and the issuer
                              DELOITTE & TOUCHE LLP
                                  Saltire Court
                                20 Castle Street
                                Edinburgh EH1 2DB

                      INDEX OF TERMS IN THE BASE PROSPECTUS

$.........................................................                          34
[GBP].....................................................                          34
1961 Law..................................................                         166
2000 loan notes...........................................                          11
2000 transfers............................................                          10
30/360....................................................                         130
account bank agreement....................................                         129
account bank agreements...................................                         129
acquired interchange......................................                          57
acquisition...............................................                          62
actual/360................................................                         130
actual/365................................................                         130
actual/365 (fixed)........................................                         130
actual/365 or actual/actual (ISDA)........................                         130
actual/actual (ICMA)......................................                         130
addition date.............................................                          53
additional accounts.......................................                          53
additional business centre(s).............................                         129
additional financial centre(s)............................                         129
additional interest.......................................                         144
additional interest margin................................                         129
additional selection date.................................                          53
adjusted investor interest................................                          80
administration agreement..................................                          39
administrator.............................................                          39
agency agreement..........................................                         128
agent bank................................................                         128
aggregate adjusted investor interest......................                          65
aggregate investor indemnity amount.......................                         101
aggregate investor interest...............................                      15, 64
aggregate transferor interest.............................                          65
amortisation period.......................................                         129
applicable final terms....................................                           8
applicable LIBOR rate.....................................                          84
APR.......................................................                          23
available investor principal collections..................                          93
available redemption funds................................                         147
available spread..........................................                         100
available spread account amount...........................                         104
average principal receivables.............................                         108
bank portfolio............................................                          26
basic terms modification..................................                         129
beneficiaries deed........................................                          61
book-entry note...........................................                          17
business day..............................................                     17, 129
business day convention...................................                         129
calculation agent.........................................                         129
calculation period........................................                     84, 130
cancelled account.........................................                          55
card operating accounts...................................                          66
card proceeds account.....................................                          67
Cards Business............................................                          10
cash available for acquisition............................                          68
charged-off receivables...................................                          20
class A additional finance amount.........................                          84
class A adjusted investor interest........................                          80
class A available funds...................................                          84
class A available spread..................................                          86
class A cash management fee...............................                          84
class A covered amount....................................                         102
class A debt amount.......................................                          84
class A deficiency amount.................................                          85

                                       227


class A fixed percentage..................................                          93
class A floating percentage...............................                          81
class A initial investor interest.........................                          81
class A investor charge-off...............................                      81, 98
class A investor default amount...........................                          98
class A investor interest.................................                          81
class A LN rate...........................................                          85
class A monthly distribution amount.......................                          85
class A monthly finance amount............................                          85
class A monthly principal amount..........................                          94
class A monthly required expense amount...................                          85
class A noteholder........................................                          19
class A notes.............................................                         129
class A required amount...................................                          99
class A servicing fee.....................................                          85
class A trustee payment amount............................                         105
class B additional finance amount.........................                          87
class B adjusted investor interest........................                          81
class B available funds...................................                          87
class B available spread..................................                          88
class B cash management fee...............................                          87
class B debt amount.......................................                          87
class B deficiency amount.................................                          87
class B fixed percentage..................................                          93
class B floating percentage...............................                          81
class B initial investor interest.........................                          82
class B investor charge-off...............................                      81, 99
class B investor default amount...........................                          98
class B investor interest.................................                          81
class B LN rate...........................................                          87
class B monthly distribution amount.......................                          87
class B monthly finance amount............................                          87
class B monthly principal amount..........................                          94
class B monthly required expense amount...................                          87
class B noteholder........................................                          19
class B notes.............................................                         129
class B principal commencement date.......................                          94
class B required amount...................................                          99
class B servicing fee.....................................                          87
class B trustee payment amount............................                         105
class C additional finance amount.........................                          88
class C adjusted investor interest........................                          81
class C available funds...................................                          88
class C available spread..................................                          89
class C cash management fee...............................                          88
class C debt amount.......................................                          88
class C deficiency amount.................................                          89
class C fixed percentage..................................                          93
class C floating percentage...............................                          81
class C initial investor interest.........................                          82
class C investor charge-off...............................                      81, 99
class C investor default amount...........................                          98
class C investor interest.................................                          82
class C LN rate...........................................                          89
class C monthly distribution amount.......................                         100
class C monthly finance amount............................                          89
class C monthly principal amount..........................                          95
class C monthly required expense amount...................                          89
class C noteholder........................................                          20
class C notes.............................................                         129
class C principal commencement date.......................                          94
class C release date......................................                         104
class C servicing fee.....................................                          89
class C trustee payment amount............................                         105
Clearstream...............................................                          16

                                       228


closing date..............................................                         129
collecting agent..........................................                         164
companion series..........................................                         108
conditions................................................                         128
Consumer Credit Act.......................................                          22
consumer credit bill......................................                          24
controlled accumulation period............................                     90, 129
controlled accumulation period commencement date..........                         129
controlled accumulation period length.....................                          97
controlled deposit amount.................................                          91
corporate services agreement..............................                          36
counterparty amortisation amount..........................                         158
counterparty fault swap termination amount................                         130
credit support annex......................................                         160
cut-off date..............................................                          54
daily investor principal collections......................                          95
day count fraction........................................                    130, 141
dealer....................................................                         176
dealer agreement..........................................                    130, 176
dealers...................................................                         176
default amount............................................                          98
defaulted account.........................................                          55
defaulted receivable......................................                          60
deferred interest.........................................                         144
deferred subscription price amount........................                         113
designated account........................................                          21
determination date........................................               138, 140, 142
discount option...........................................                          29
discount option receivables...............................                          56
discount percentage.......................................                          56
dispute...................................................                         156
Disqualified Persons......................................                         173
distribution date.........................................                     17, 130
distribution ledger.......................................                     85, 130
dollars...................................................                          34
DTC.......................................................                          16
DTI.......................................................                          23
eligible account..........................................                          59
eligible receivable.......................................                          59
eligible receivables pool.................................                          64
eligible servicer.........................................                          74
eligible trust cash manager...............................                          77
enforcement notice........................................                         151
enhancement provider......................................                          62
equity interest...........................................                         173
Euroclear.................................................                          16
event of default..........................................                         149
excess interest...........................................                          64
excess spread.............................................                         101
Exchange Act..............................................                         125
exempt company............................................                          32
expenses loan agreement...................................                          37
expense loan facility.....................................                          37
expense rate..............................................                         107
Experian..................................................                          47
extraordinary resolution..................................                         130
face value................................................                          58
final redemption date.....................................                         130
final terms...............................................                         128
finance charge collections ledger.........................                          68
finance charge receivables................................                          54
finance period............................................                          85
Financial Markets.........................................                          10
first currency............................................                         154
first interest payment date...............................                         131

                                       229


first person..............................................                         133
Fitch Ratings.............................................                          18
fixed investor percentage.................................                      79, 92
floating investor percentage..............................                      79, 83
floating rate commencement date...........................                         131
following business day convention.........................                         129
foreign personal holding company..........................                         172
FSMA......................................................                           1
further interest..........................................                         113
G&D.......................................................                          49
G&D contract..............................................                          49
group.....................................................                          44
highest rating category...................................                         104
holder....................................................                         134
indebtedness..............................................                         131
ineligible receivable.....................................                          60
initial investor interest.................................                          82
initial period............................................                         141
initial rate..............................................                         131
insolvency events.........................................                          69
interchange...............................................                          57
interest..................................................                         165
interest amount...........................................131, 139, 140, 141, 143, 144
interest commencement date................................                         131
interest determination date...............................                         131
interest payment date.....................................          131, 138, 141, 143
interest period........................................... 18, 138, 139, 141, 142, 143
investment grade..........................................                         179
investment proceeds.......................................                         104
investor beneficiary......................................                     10, 131
investor certificate......................................                          62
investor default amount...................................                          98
investor indemnity amount.................................                         101
investor interest.........................................                          82
investor percentage.......................................                          79
investor principal collections............................                          95
investor servicing fee....................................                          73
investor trust cash management fee........................                          76
investor trustee payment..................................                         105
IRS.......................................................                     32, 169
ISDA definitions..........................................                         131
ISIN......................................................                         185
issue date................................................                         131
issuer....................................................                     10, 128
issuer amortisation amount................................                         158
issuer costs amount.......................................                          85
issuer distribution account...............................                         131
issuer fault swap termination amount......................                         131
issuer profit amount......................................                         101
Jersey tax counsel........................................                         166
loan note.................................................                         131
loan note enforcement notice..............................                         115
loan note issuer..........................................                          10
loan note issuer costs amount.............................                          85
loan note issuer distribution account.....................                          80
loan note issuer return...................................                         101
loan notes................................................                          10
London Stock Exchange.....................................                           1
margin....................................................                         131
maximum addition amount...................................                          54
minimum aggregate principal receivables...................                         108
minimum transferor interest...............................                         108
MMF.......................................................                          26

                                       230


modified business day convention..........................                         129
modified following business day convention................                         129
monthly expenses loan amount..............................                         101
Moody's...................................................                          18
most senior class.........................................                         135
NatWest...................................................                      10, 44
NatWest deed of accession.................................                          10
NatWest securitisation operating account..................                          66
NatWest transferor interest...............................                          64
no adjustment.............................................                         129
non-conforming receivable.................................                          58
non-US holder.............................................                         169
note trustee..............................................                         128
noteholder................................................                         134
noteholders...............................................                         128
notes.....................................................                         128
notice of assignment......................................                          60
notices...................................................                         131
OFT.......................................................                          24
OID.......................................................                         170
operating business day....................................                          29
participating member state................................                         131
Parties in Interest.......................................                         173
pay out event.............................................                          69
paying agent..............................................                         164
paying agents.............................................                         128
payment business day......................................                         131
payment date..............................................                          86
permitted additional jurisdiction.........................                          60
permitted investments.....................................                          66
person....................................................                         131
PFIC......................................................                         171
Plan Asset Regulation.....................................                         173
Plans.....................................................                         173
pool selection date.......................................                          53
portfolio yield...........................................                         107
pounds....................................................                          34
preceding business day convention.........................                         129
principal amount outstanding..............................                         132
principal collections ledger..............................                          67
principal financial centre................................                         132
principal funding investment proceeds.....................                         102
principal paying agent....................................                         128
principal payment.........................................                         147
principal receivables.....................................                          54
principal shortfalls......................................                          98
proceedings...............................................                         156
programme.................................................                         128
prospectus directive......................................                           7
PTCE......................................................                         173
QEF.......................................................                          32
qualified institution.....................................                         106
quarterly excess spread percentage........................                         104
quoted Eurobonds..........................................                         164
rapid amortisation period.................................                     92, 132
rapid amortisation trigger events.........................                         107
rate of interest..........................................               132, 138, 140
rating agencies...........................................                          18
RBS.......................................................                      10, 44
RBS securitisation operating account......................                          66
RBS transferor interest...................................                          64
RBSA......................................................                          10
RBSI......................................................                          40
reallocated class B principal collections.................                          99
reallocated class C principal collections.................                          99

                                       231


receivables...............................................                          10
receivables securitisation agreement......................                          53
receivables trust.........................................                     10, 132
receivables trust deed and trust cash management agreement                          14
receivables trustee.......................................                          10
recognised stock exchange.................................                          32
record date...............................................                         149
redemption period.........................................                    142, 158
redemption period end date................................                         158
redemption rate...........................................                         142
redemption trigger........................................                         158
redenomination date.......................................                         155
redesignated account......................................                          55
reference banks...........................................                         132
register..................................................                         134
registered notes..........................................                         134
registrar.................................................                         128
regular date..............................................                    132, 141
regular interest payment dates............................                         132
regular period............................................                    132, 141
regulated amortisation period.............................                     91, 132
regulated amortisation trigger events.....................                         107
regulated market of the London Stock Exchange.............                      1, 145
reinvested investor principal collections.................                          95
related beneficiary debt..................................                          62
related documents.........................................                         137
related loan note.........................................                    132, 209
relevant date.............................................                         133
relevant documents........................................                          42
relevant final terms......................................                           8
relevant indebtedness.....................................                         133
relevant screen...........................................                         154
relevant screen page......................................                         133
removal date..............................................                          55
required reserve amount...................................                         103
required spread account amount............................                         104
reserve account funding date..............................                         103
restricted additional jurisdiction........................                          60
retained principal collections............................                          90
revolving period..........................................                     90, 133
scheduled redemption date.................................                         133
screen rate...............................................               139, 140, 142
second currency...........................................                         154
second person.............................................                         133
securitised portfolio.....................................                          23
security..................................................                         135
security interest.........................................                         133
security trust deed.......................................                          13
security trustee..........................................                          13
series....................................................                    128, 133
series collection account.................................                         105
series expense loan drawing...............................                          37
series investor interest..................................            15, 64, 133, 210
series pay-out event......................................                          69
series pay-out events.....................................                         106
series principal funding ledger...........................                         102
series reserve ledger.....................................                         103
series reserve ledger surplus.............................                    103, 104
series scheduled redemption date..........................                          91
series spread ledger......................................                         104
series termination date...................................                          92
series trust deed supplement..............................                          16
servicer..................................................                          10
servicer default..........................................                          73
servicing fee.............................................                          73

                                       232


shared principal collections..............................                          97
SO........................................................                          27
special Jersey tax counsel................................                          32
special US tax counsel....................................                          32
specified currency........................................                         133
specified denomination(s).................................                         133
specified office..........................................                         133
spread account............................................                         104
spread account percentage.................................                         104
spread account surplus....................................                         105
Standard & Poor's.........................................                          18
sterling..................................................                          34
sub-class.................................................                    128, 135
subsidiary................................................                         133
substituted issuer........................................                         153
successor servicer........................................                          73
successor trust cash manager..............................                          76
surplus investment income.................................                         102
swap agreement............................................                          15
swap counterparty.........................................                          15
swap counterparty swap event of default...................                    133, 159
TARGET settlement day.....................................                         133
teaser rates..............................................                          26
transfer..................................................                          10
transfer agent............................................                         128
transferor beneficiaries..................................                          10
transferor beneficiary....................................                          10
transferor certificate....................................                          62
transferor interest.......................................                          64
transferor percentage.....................................                          65
transferor section 75 liability...........................                    101, 161
transferor servicing fee..................................                          73
transferor trust cash management fee......................                          76
transferors...............................................                          10
transferred...............................................                          10
transfers.................................................                          10
treaty....................................................                         133
trust accounts............................................                          66
trust cash management fee.................................                          75
trust cash manager........................................                          10
trust cash manager default................................                          76
trust deed................................................                         128
trust deed supplement.....................................                    116, 128
trust pay out events......................................                          69
trustee acquisition account...............................                          66
trustee collection account................................                          66
trustee payment amount....................................                          71
TSYS......................................................                          48
TSYS contract.............................................                          48
UKLA......................................................                      1, 149
unavailable principal collection..........................                          97
underwriters..............................................                         177
US dollars................................................                          34
US holder.................................................                         169
US Trust Indenture Act....................................                         110
US$.......................................................                          34
UTCCRs....................................................                          24
utilised principal collections............................                          90
we........................................................                          10
withholding taxes.........................................                          31
zero balance account......................................                          55


                                           ISSUER
                                    ARRAN FUNDING LIMITED
                                     22 Grenville Street
                                 St. Helier, Jersey JE4 8PX

          TRANSFEROR           TRANSFEROR, SERVICER AND TRUST      RECEIVABLES TRUSTEE
                                        CASH MANAGER
NATIONAL WESTMINSTER BANK PLC  THE ROYAL BANK OF SCOTLAND PLC    SOUTH GYLE RECEIVABLES
       135 Bishopsgate               36 St Andrew Square             TRUSTEE LIMITED
       London EC2M 3UR                Edinburgh EH2 2YB            22 Grenville Street
                                                               St. Helier, Jersey JE4 8PX

NOTE TRUSTEE AND SECURITY TRUSTEE  PRINCIPAL PAYING AGENT
       THE BANK OF NEW YORK         THE BANK OF NEW YORK
        One Canada Square            101 Barclay Street
          London E14 5AL                Floor 21 West
                                          New York
                                       New York 10286

                                            LEGAL ADVISERS


   To the Arranger and Dealers,       To the Arranger and Dealers                     To the Arranger and Dealers
Security Trustee and Note Trustee            as to US law                                   as to Scots law
        as to English law               CLIFFORD CHANCE US LLP                           DUNDAS & WILSON CS LLP
       CLIFFORD CHANCE LLP                31 West 52nd Street                                Saltire Court
       10 Upper Bank Street                    New York                                      Castle Terrace
          London E14 5JJ                    New York 10019                                 Edinburgh EH1 2EN

 To the Issuer and Transferors as  To the Issuer and Transferors as  To the Issuer, Loan Note Issuer and Receivables Trustee as to
          to English law                       to US law                                       Jersey law
            LINKLATERS                        LINKLATERS                                 MOURANT DU FEU & JEUNE
         One Silk Street                    One Silk Street                               22 Grenville Street
         London EC2Y 8HQ                    London EC2Y 8HQ                            St. Helier, Jersey JE4 8PX


            AUDITORS                      LISTING AGENT
To the Issuer, Loan Note Issuer  THE ROYAL BANK OF SCOTLAND PLC
    and Receivables Trustee              135 Bishopsgate
     DELOITTE & TOUCHE LLP               London EC2M 3UR
Saltire Court, 20 Castle Street
       Edinburgh EH1 2DB
